EXHIBIT 4.1

================================================================================




                            WMC SECURED ASSETS CORP.,
                                    Company,



                               WMC MORTGAGE CORP.,
                                Master Servicer,


                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,
                                     Trustee



                     ______________________________________



                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 1998


                     ______________________________________


                       Mortgage Pass-Through Certificates

                                  Series 1998-B




================================================================================

                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01.  DEFINITIONS.................................................................... 4

                               ARTICLE II

     CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES
     Section 2.01.  CONVEYANCE OF MORTGAGE LOANS...................................................41
     Section 2.02.  ACCEPTANCE BY TRUSTEE..........................................................44
     Section 2.03.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER AND THE
                    COMPANY........................................................................45
     Section 2.04.  ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES..................................47
     Section 2.05.  RESERVED.......................................................................48
     Section 2.06.  ISSUANCE OF CERTIFICATES AND UNCERTIFICATED REMIC I REGULAR INTERESTS
                    EVIDENCING INTERESTS IN REMIC I;
                                                       CONVEYANCE OF UNCERTIFICATED REMIC I
                                                       REGULAR INTERESTS...........................48
     Section 2.07.  ISSUANCE OF CERTIFICATES AND UNCERTIFICATED REMIC II REGULAR INTERESTS
                    EVIDENCING INTERESTS IN REMIC II;
                                                       CONVEYANCE OF UNCERTIFICATED REMIC II
                                                       REGULAR INTERESTS.

                                                        ...........................................49
     Section 2.08.  ISSUANCE OF CERTIFICATES EVIDENCING INTERESTS IN REMIC II......................49
     Section 2.09   CONVEYANCE OF THE SUBSEQUENT MORTGAGE LOANS....................................50

                                                ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
     Section   3.01. MASTER SERVICER TO ASSURE SERVICING...........................................52
     Section 3.02.  SUBSERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUBSERVICER................53
     Section 3.03.  SUCCESSOR SUBSERVICERS.........................................................53
     Section 3.04.  LIABILITY OF THE MASTER SERVICER...............................................54
     Section 3.05.  ASSUMPTION OR TERMINATION OF SUBSERVICING AGREEMENTS BY TRUSTEE................54
     Section 3.06.  COLLECTION OF MORTGAGE LOAN PAYMENTS...........................................55
     Section 3.07   WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.......................................57
     Section 3.08.  COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; SERVICING ACCOUNTS
      .............................................................................................58
     Section 3.09   RESERVED.......................................................................59


                                        i




     Section 3.10   MORTGAGE IMPAIRMENT INSURANCE..................................................59
     Section 3.11   MAINTENANCE OF HAZARD INSURANCE AND FIDELITY COVERAGE..........................59
     Section 3.12   DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.....................................60
     Section 3.13   REALIZATION UPON DEFAULTED MORTGAGE LOANS......................................61
     Section 3.14   TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES................................62
     Section 3.15   SERVICING COMPENSATION.........................................................63
     Section 3.16   ANNUAL STATEMENTS OF COMPLIANCE................................................63
     Section 3.17   ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT........................63
     Section 3.18.  OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS..................................64
     Section 3.19.  INFORMATION REQUIRED BY THE INTERNAL REVENUE SERVICE GENERALLY AND
     REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY................................64
     Section 3.20.  TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY..............................64

                                   ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS
     Section 4.01.  DISTRIBUTION ACCOUNT; INVESTMENT OF ACCOUNTS...................................68
     Section 4.02.  DISTRIBUTIONS..................................................................68
     Section 4.03.  STATEMENTS TO CERTIFICATEHOLDERS...............................................73
     Section 4.04.  RESERVED.......................................................................75
     Section 4.05.  ALLOCATION OF REALIZED LOSSES..................................................75
     Section 4.06. 1934 ACT REPORTS................................................................76
     Section 4.07.  RESERVED.......................................................................77
     Section 4.08.  DISTRIBUTIONS ON THE UNCERTIFICATED REMIC I AND REMIC II REGULAR
                    INTERESTS......................................................................77
     Section 4.09   MONTHLY ADVANCES...............................................................79
     Section 4.10   COMPENSATING INTEREST PAYMENTS.................................................79
     Section 4.11   PRE-FUNDING ACCOUNT............................................................80
     Section 4.12   CAPITALIZED INTEREST ACCOUNT...................................................80
     Section 4.13   AVAILABLE FUNDS CAP CARRYOVER RESERVE ACCOUNT..................................81
     Section 4.14.  COMPLIANCE WITH WITHHOLDING....................................................82

                                    ARTICLE V

THE CERTIFICATES
     Section 5.01.  THE CERTIFICATES...............................................................83
     Section 5.02.  REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES..........................84
     Section 5.03.  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES..............................89
     Section 5.04.  PERSONS DEEMED OWNERS..........................................................90
     Section 5.05.  APPOINTMENT OF PAYING AGENT....................................................90
     Section 5.06.  ERISA DEEMED REPRESENTATION....................................................90



                                       ii



                                   ARTICLE VI

THE COMPANY AND THE MASTER SERVICER
     Section 6.01.  RESPECTIVE LIABILITIES OF THE COMPANY AND THE MASTER SERVICER.................92
     Section 6.02.  MERGER OR CONSOLIDATION OF THE COMPANY OR THE MASTER SERVICER.................92
     Section 6.03.  LIMITATION ON LIABILITY OF THE COMPANY, THE MASTER SERVICER AND OTHERS
                     .............................................................................92
     Section 6.04.  COMPANY AND MASTER SERVICER NOT TO RESIGN.....................................93

                                   ARTICLE VII

DEFAULT
     Section 7.01.  EVENTS OF DEFAULT..............................................................94
     Section 7.02   TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.......................................96
     Section 7.03   WAIVER OF EVENTS OF DEFAULT....................................................97

                                  ARTICLE VIII

 CONCERNING THE TRUSTEE
     Section 8.01.  DUTIES OF TRUSTEE..............................................................98
     Section 8.02.  CERTAIN MATTERS AFFECTING THE TRUSTEE.........................................100
     Section 8.03.  TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.........................102
     Section 8.04.  TRUSTEE MAY OWN CERTIFICATES..................................................102
     Section 8.05.  TRUSTEE'S FEES AND EXPENSES; INDEMNIFICATION..................................102
     Section 8.06.  ELIGIBILITY REQUIREMENTS FOR TRUSTEE..........................................103
     Section 8.07.  RESIGNATION AND REMOVAL OF THE TRUSTEE........................................103
     Section 8.08.  SUCCESSOR TRUSTEE.............................................................104
     Section 8.09.  MERGER OR CONSOLIDATION OF TRUSTEE............................................105
     Section 8.10.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.................................105
     Section 8.11.  APPOINTMENT OF CUSTODIANS.....................................................106
     Section 8.12.  APPOINTMENT OF OFFICE OR AGENCY...............................................106

                                   ARTICLE IX

TERMINATION
     Section 9.01.  TERMINATION UPON PURCHASE BY THE MASTER SERVICER OR THE COMPANY OR
                    LIQUIDATION OF ALL MORTGAGE LOANS.............................................107
     Section 9.02.  TERMINATION OF REMIC II AND REMIC II..........................................110
     Section 9.03.  ADDITIONAL TERMINATION REQUIREMENTS...........................................110

                                    ARTICLE X

REMIC PROVISIONS
     Section 10.01. REMIC ADMINISTRATION..........................................................112


                                       iii




     Section 10.02. MASTER SERVICER, REMIC ADMINISTRATOR AND TRUSTEE INDEMNIFICATION
                                                                                                  116

                                   ARTICLE XI

MISCELLANEOUS PROVISIONS
     Section 11.01. AMENDMENT.....................................................................117
     Section 11.02. RECORDATION OF AGREEMENT; COUNTERPARTS........................................119
     Section 11.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS....................................120
     Section 11.04. GOVERNING LAW.................................................................120
     Section 11.05. NOTICES.......................................................................121
     Section 11.06. NOTICES TO RATING AGENCIES....................................................121
     Section 11.07. SEVERABILITY OF PROVISIONS....................................................122
     Section 11.08. SUPPLEMENTAL PROVISIONS FOR RESECURITIZATION..................................122
     Section 11.09. THIRD PARTY BENEFICIARIES.....................................................123


EXHIBITS

Exhibit A-1   Form of Class A Certificates
Exhibit A-2   Form of Subordinate Certificate
Exhibit A-3   Form of Class C Certificate
Exhibit A-4   Form of Class IO Certificate
Exhibit B     Form of Class R Certificates
Exhibit C     Mortgage Loan Schedule
Exhibit D     Form of Request for Release
Exhibit E-1   Form of Initial Certification
Exhibit E-2   Form of Interim Certification
Exhibit E-3   Form of Final Certification
Exhibit F-1   Form of Transfer Affidavit and Agreement
Exhibit F-2   Form of Transferor Certificate
Exhibit G-1   Form of Investor Representation Letter
Exhibit G-2   Form of ERISA Representation Letter
Exhibit H     Form of Transferor Representation Letter
Exhibit I     Form of Rule 144A Investment Representation Letter
Exhibit J     Form of Subsequent Transfer Agreement
Exhibit K     Form of Addition Notice
Exhibit L     Form of Lost Note Affidavit

            This is a Pooling and Servicing Agreement, dated as of September 1, 1998, among WMC SECURED ASSETS CORP. (together with its permitted successors and assigns, the "Company"), WMC MORTGAGE CORP., as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and THE FIRST NATIONAL BANK OF CHICAGO, as trustee (together with its permitted successors and assigns, the "Trustee").


                             PRELIMINARY STATEMENT:

            The Company intends to sell Mortgage Pass-Through Certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund (as defined herein) created hereunder, consisting primarily of the Mortgage Loans, the Certificate Account, the Distribution Account, the Pre-Funding Account, the Capitalized Interest Account and the Available Funds Cap Carryover Reserve Account (each, as defined herein). As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets described in the definition of REMIC I (as defined herein), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC I." The Uncertificated REMIC I Regular Interests (as defined herein) will evidence the "regular interests" in REMIC I and the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein).

            The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Uncertificated REMIC I Regular Interests (as defined herein). None of the Uncertificated REMIC I Regular Interests will be certificated.



                   Uncertificated          Initial
                      REMIC-I            Uncertificated       Latest Possible
   Designation    Pass-Through Rate    Principal Balance     Maturity-Date(1)
---------------- -------------------  --------------------  -------------------
      LT-Y           Variable(2)         $720,000,000       September 20, 2031
      LT-Z           Variable(2)         $ 80,000,000       September 20, 2031
    Class R-I            N/A                  N/A                  N/A

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the thirty-sixth Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC I Pass-Through Rate" herein.

            As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets described in the definition of REMIC II (as defined herein), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC II." The Uncertificated REMIC II Regular Interests (as defined herein) will evidence the "regular interests" in REMIC II and the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions (as defined herein).

            The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial Uncertificated Principal Balance or Uncertificated Component Notional Amount and, solely for purposes of satisfying Treasury regulation section 1.860G- 1(a)(4)(iii), the "latest possible maturity date" for each of the Uncertificated REMIC II Regular Interests. None of the Uncertificated REMIC II Regular Interests will be certificated.

                                            Initial
                                         Uncertificated
                                      Principal Balance or
                  Uncertificated         Uncertificated
                    REMIC-II           Component Notional    Latest Possible
 Designation     Pass-Through Rate           Amount          Maturity-Date(1)
-------------- --------------------  ---------------------  -------------------
   LT-A-1           Variable(2)           $400,000,000       September 20, 2031
   LT-A-2           Variable(2)           $232,000,000       September 20, 2031
   LT-M-1           Variable(2)           $64,000,000        September 20, 2031
   LT-M-2           Variable(2)           $56,000,000        September 20, 2031
    LT-B            Variable(2)           $48,000,000        September 20, 2031
  LT-A-IO-A           1.5%(3)                 N/A(4)         September 20, 2031
  LT-A-IO-B           1.5%(5)                 N/A(4)         September 20, 2031
  LT-A-IO-C           2.5%(6)                 N/A(4)         September 20, 2031
  Class R-II             N/A                    N/A                  N/A

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the thrity-sixth Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC II Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC II Pass-Through Rate" herein.

(3)   For the first 12 Distribution Dates and thereafter 0.00%.
(4) Uncertificated REMIC II Regular Interest LT-A-IO-A, Uncertificated REMIC II Regular Interest LT-A-IO-B and Uncertificated REMIC II Regular Interest LT-A-IO-C will not have a Certificate Principal Balance. Rather, each will accrue interest as provided herein on an Uncertificated Component Notional Amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-Z.

(5)   For the first 24 Distirbution Dates and thereafter 0.00%.

(6)   For the first 30 Distirbution Dates and thereafter 0.00%.

            As provided herein, a segregated pool of assets consisting of the Uncertificated REMIC II Regular Interests (as defined herein) will be designated as "REMIC III," and the REMIC Administrator will make a separate REMIC election with respect thereto. The Class A-1, Class A-2, Class M-1, Class M-2, and Class B Certificates and each Class C Component and Class A-IO Component will evidence "regular interests" in REMIC III, and the Class R-III Certificates will evidence the sole class of "residual interests" therein within the meaning of the REMIC Provisions.

            The following table irrevocably sets forth the designation, Pass-Through Rate, Initial Certificate Principal Balance or Component Notional Amount, and solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates or Components representing "regular interests" in REMIC III.


                                         Aggregate Initial
                                            Certificate
                                         Principal Balance
                                            or Component
                        Pass-Through          Notional        Latest Possible
   Designation              Rate               Amount         Maturity Date(1)
   -----------          ------------     ------------------   ----------------

Class A-1               Variable(2)        $400,000,000      September 20, 2031
Class A-2               Variable(2)        $232,000,000      September 20, 2031
Class M-1               Variable(2)         $64,000,000      September 20, 2031
Class M-2               Variable(2)         $56,000,000      September 20, 2031
Class B                 Variable(2)         $48,000,000      September 20, 2031
Component C-A-1(3)      Variable(2)            N/A(4)        September 20, 2031
Component C-A-2(3)      Variable(2)            N/A(4)        September 20, 2031
Component C-M-1(3)      Variable(2)            N/A(4)        September 20, 2031
Component C-M-2(3)      Variable(2)            N/A(4)        September 20, 2031
Component C-B(3)        Variable(2)            N/A(4)        September 20, 2031
Component A-IO-A            (5)                 N/A          September 20, 2031
Component A-IO-B            (5)                 N/A          September 20, 2031
Component A-IO-C            (5)                 N/A          September 20, 2031
Class R-III                 N/A                 N/A                 N/A


(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the thirty-sixth Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC III Regular Interest.

(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

(3) Each Component constitutes a separate "regular interest" in REMIC III represented by the Class C Certificates.

(4) Component C-A-1, Component C-A-2, Component C-M-1, Component C-M-2 and Component C-B will not have a Certificate Principal Balance. Rather each will accrue interest as provided herein on a Component Notional Amount equal to: (i) in the case of Component C-A-1, the Uncertificated Principal Balance of REMIC II Regular Interest LT-A-1; (ii) in the case of Component C-A-2, the Uncertificated Principal Balance of REMIC II Regular Interest LT-A-2, (iii) in the case of Component C-M-1, the Uncertificated Principal Balance of REMIC II Regular Interest LT-M-1; (iv) in the case of Component C-M-2, the Uncertificated Principal Balance of REMIC II Regular Interest LT-M-2; and (v) in the case of Component C-B, the Uncertificated Principal Balance of REMIC II Regular Interest LT-B.

(5) Component A-IO-A will be entitled to receive 100% of the interest payable on Uncertificated REMIC II Regular Interest LT-A-IO-A; Component A-IO-B will be entitled to receive 100% of the interest payable on Uncertificated REMIC II Regular Interest LT-A-IO-B; Component A-IO-C will be entitled to 100% of the interest payable on Uncertificated REMIC II Regular Interest LT-A-IO-C.

            As of the Initial Cut-off Date, the Initial Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to approximately $642,680,490.42. The Initial Mortgage Loans are adjustable rate, closed-end, sub-prime mortgage loans secured by first lien mortgages on residential one- to four- family properties.

            In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            ACCOUNTS: Collectively, the Certificate Account, the Distribution Account, the Pre- Funding Account, the Capitalized Interest Account and the Available Funds Cap Carryover Reserve Account.

            ACCRUED CERTIFICATE INTEREST: With respect to each Distribution Date, as to the Class A-1 and Class A-2 Certificates and Subordinate Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A-IO Certificates, the aggregate of the following amounts:
(i) with respect to Component A-IO-A for such Distribution Date, 100% of the interest payable on Uncertificated REMIC II Regular Interest LT-A-IO-A, for such Distribution Date, (ii) with respect to Component A-IO-B for such Distribution Date, 100% of the interest payable on Uncertificated REMIC II Regular Interest LT-A-IO-B, and (iii) with respect to Component A-IO-C for such Distribution Date, 100% of the interest payable on Uncertificated REMIC II Regular Interest LT-A-IO-C. With respect to each Distribution Date, as to the Class C Certificates, the aggregate of the following amounts: (i) interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to Component C-A-1 for such Distribution Date on the Component Notional Amount for such Component for such Distribution Date,
(ii) interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to Component C-A-2 for such Distribution Date on the Component Notional Amount for such Component for such Distribution Date,
(iii) interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to Component C-M-1 for such Distribution Date on the Component Notional Amount for such Component for such Distribution Date,
(iv) interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to Component C-M-2 for such Distribution Date on the Component Notional Amount for such Component for such Distribution Date, and
(v) interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to Component C-B for such Distribution Date on the Component Notional Amount for such Component for such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period with respect to each Class of Offered Certificates other than the Class A-IO Certificates. With respect to the Components of the Class A-IO Certificates, Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30 day months. In each case Accrued Certificate Interest on any Class of Class A Certificates, Subordinate Certificates or Class C Certificates will be reduced by any interest that is not collectible from a Mortgagor during the related Due Period pursuant to the Relief Act or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all Classes of Class A Certificates, Subordinate Certificates and Class C Certificates in proportion to their respective amounts of Accrued Certificate Interest which would have resulted absent such reductions, to the extent, in the aggregate, of a fraction of such shortfalls, the numerator of which is equal to the Aggregate Certificate Principal Balance, and the denominator of which is equal to the Pool Principal Balance.

            ADJUSTMENT DATE: As to each Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

            AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            AGGREGATE CERTIFICATE PRINCIPAL BALANCE: As of any date of determination thereof, the sum of the then outstanding Certificate Principal Balances of the Class A-1, Class A-2, Class M-1, Class M-2 and Class B Certificates.

            APPRAISED VALUE: As to any Mortgaged Property, the lowest of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, (ii) a review appraisal and (iii) the purchase price of the Mortgaged Property at the time of origination.

            ASSIGNMENT: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

            AVAILABLE FUNDS CAP CARRYOVER AMOUNT: With respect to any Class of Offered Certificates (other than the Class A-IO Certificates) and any Distribution Date up to and including (but not after) the Distribution Date on which the Certificate Principal Balance of such Class is reduced to zero, the sum of (i) if on such Distribution Date the Pass-Through Rate on such Class is based on the Available Funds Cap Rate, the excess, if any, of (A) interest accrued during the Interest Accrual Period for the preceding Distribution Date on the Certificate Principal Balance of such Class immediately prior to such preceding Distribution Date at the LIBOR Certificate Rate for such Class for such preceding Distribution Date over (B) the interest accrued during such Interest Accrual Period on the Certificate Principal Balance of such Class immediately prior to such preceding Distribution Date at the Available Funds Cap Rate for such Class for such preceding Distribution Date, (ii) the amount of any Available Funds Cap Carryover Amount for such Class for any previous Distribution Date to the extent not distributed on such Class from amounts on deposit in the Available Funds Cap Carryover Reserve Account on such previous Distribution Dates and (iii) interest accrued on the amounts described in clauses (i) and (ii) above during the Interest Accrual Period for the current Distribution Date at the LIBOR Certificate Rate for such Class for such current Distribution Date.

            AVAILABLE FUNDS CAP CARRYOVER RESERVE ACCOUNT: The Eligible Account established and maintained by the Trustee pursuant to Section 4.13 hereunder.

            AVAILABLE FUNDS CAP RATE: For any Distribution Date, the per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the second day of the month preceding the month of such Distribution Date, weighted on the basis of the related Stated Principal Balances as of such date minus the Strip Effective Rate multiplied by a fraction equal to (i) the Component Notional Amount of the Class A-IO Components on such Distribution Date divided by (ii) the sum of the Pool Principal Balance and the Pre-Funded Amount on such Distribution Date.

            BANKRUPTCY CODE: The Bankruptcy Code of 1978, as amended.

            BOOK-ENTRY CERTIFICATE: Any Certificate registered in the name of the Depository or its nominee.

            BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of California or the State of Illinois (and such other state or states in which the Certificate Account, the Distribution Account, the Pre- Funding Account, the Capitalized Interest Account or the Available Funds Cap Carryover Reserve Account are at the time located) are required or authorized by law or executive order to be closed.

            CAPITALIZED INTEREST ACCOUNT: The Eligible Account established and maintained by the Trustee pursuant to Section 4.12 hereunder.

            CAPITALIZED INTEREST AMOUNT: The amount deposited by the Company in the Capitalized Interest Account on the Closing Date, which amount is $725,230,000.00.

            CASH LIQUIDATION: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

            CERTIFICATE: Any Class A Certificate, Subordinate Certificate, Class C Certificate or Class R Certificate.

            CERTIFICATE ACCOUNT: The custodial account or accounts created and maintained pursuant to Section 3.06 in the name of a depository institution, as custodian for the Holders of the Certificates, into which the amounts set forth in Section 3.06 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

            CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that no Disqualified Organization, Non-United States Person or "electing large partnership" within the meaning of Section 775(a) of the Code shall be a holder of a Class R Certificate and, solely for the purpose of giving any consent or direction pursuant to this Agreement (other than any consent required pursuant to Section 11.01), any Certificate registered in the name of the Company, the Master Servicer, any Subservicer or any Affiliate of the foregoing, shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; PROVIDED, HOWEVER, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            CERTIFICATE MARGIN: With respect to each Class of Offered Certificates (other than the Class A-IO Certificates), as follows:

           CLASS                    CERTIFICATE MARGIN
           -----                    ------------------
           Class A-1                0.06%(1)          0.12%(2)
           Class A-2                0.22%(1)          0.44%(2)
           Class M-1                0.34%(1)          0.51%(2)
           Class M-2                0.65%(1)          0.975%(2)
           Class B                  1.30%(1)          1.95%(2)
----------------
(1) For Interest Accrual Periods beginning on or prior to the Optional Termination Date.
(2)   For Interest Accrual Periods beginning after the Optional Termination
      Date.

            CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

            CERTIFICATE PRINCIPAL BALANCE: With respect to each Class A-1 and Class A-2 Certificate, on any date of determination, an amount equal to (i) the initial Certificate Principal Balance of such Certificate, minus the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Sections 4.02(c) and 4.02(d). With respect to each Subordinate Certificate, on any date of determination, an amount equal to (i) the initial Certificate Principal Balance of such Certificate, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(c) or 4.02(d) and
(y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. The Class A-IO Certificates, Class C Certificates, Components and Residual Certificates do not have Certificate Principal Balances.

            CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: The register maintained and the registrar appointed pursuant to Section 5.02.

            CLASS: Collectively, all of the Certificates bearing the same designation.

            CLASS A CERTIFICATE: Any one of the Class A-1 Certificates, Class A-2 Certificates and Class A-IO Certificates.

            CLASS A-1 CERTIFICATE: Any one of the Class A-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-1, senior to the Class A-2 Certificates, Subordinate Certificates, the Class C Certificates and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III within the meaning of the REMIC Provisions.

            CLASS A-2 CERTIFICATE: Any one of the Class A-2 Certificates and Class A-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-1, senior to the Subordinate Certificates, the Class C Certificates and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III within the meaning of the REMIC Provisions.

            CLASS A-IO CERTIFICATE: Any one of the Class A-IO Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-4 and evidencing three separate Class A-IO Components each designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            CLASS A-IO COMPONENT: Any one of the three components of the partial beneficial ownership interest in the Trust Fund evidenced by the Class A-IO Certificates, designated as Component A-IO-A, Component A-IO-B and Component A-IO-C respectively, each such Component constituting a separate "regular interest" in REMIC III.

            CLASS B CERTIFICATE: Any one of the Class B Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-2, senior to the Class C Certificates and the Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III within the meaning of the REMIC Provisions.

            CLASS C CERTIFICATE: Any one of the Class C Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-3, senior to the Class R Certificates with respect to distributions, and evidencing five separate "regular interests" in REMIC III for purposes of the REMIC Provisions. The Class C Certificates shall be entitled to distributions as set forth herein.

            CLASS C COMPONENT: Any one of the five components of the partial beneficial ownership interest in the Trust Fund evidenced by the Class C Certificates, designated as "Component C-A-1", "Component C-A-2", "Component C-M-1", "Component C-M-2" and "Component C-B", respectively, each such component constituting a separate "regular interest" in REMIC III.

            CLASS C INTEREST CARRY FORWARD AMOUNT: With respect to the Class C Certificates and any Distribution Date subsequent to the first Distribution Date, the excess, if any, of the Class C Interest Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of interest made in respect of the Class C Certificates pursuant to Section 4.02(e) on such immediately preceding Distribution Date. Class C Interest Carry Forward Amounts shall not bear interest.

            CLASS C INTEREST DISTRIBUTION AMOUNT: With respect to the Class C Certificates and any Distribution Date, the sum of (i) Accrued Certificate Interest for such Class and such Distribution Date and (ii) the Class C Interest Carry Forward Amount for such Distribution Date.

            CLASS M CERTIFICATE: Any one of the Class M-1 Certificates and Class M-2 Certificates.

            CLASS M-1 CERTIFICATE: Any one of the Class M-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-2, senior to the Class M-2 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III within the meaning of the REMIC Provisions.

            CLASS M-2 CERTIFICATE: Any one of the Class M-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-2, senior to the Class B Certificates, the Class C Certificates and the Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III within the meaning of the REMIC Provisions.

            CLASS R CERTIFICATE: Any one of the Class R-I Certificates, Class R-II Certificates or Class R-III Certificates.

            CLASS R-I CERTIFICATE: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "residual interest" in REMIC I within the meaning of the REMIC Provisions.

            CLASS R-II CERTIFICATE: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "residual interest" in REMIC II within the meaning of the REMIC Provisions.

            CLASS R-III CERTIFICATE: Any one of the Class R-III Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "residual interest" in REMIC III within the meaning of the REMIC Provisions.

            CLOSING DATE: September 4, 1998.

            CODE: The Internal Revenue Code of 1986, as amended.

            COMPENSATING INTEREST: With respect to any Mortgage Loan for which a Principal Prepayment in Full has been received by the Master Servicer during a Due Period, an amount equal to the lesser of (a) the difference between (x) 30 days' interest at the Net Mortgage Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Relief Act, or as a result of any Debt Service Reduction) on the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period and (y) to the extent not previously advanced, the interest paid by the related Mortgagor with respect to the Mortgage Loan during such Due Period, and (b) the aggregate Servicing Fee received by the Master Servicer for such Due Period.

            COMPONENT: Any one of the Class A-IO Components and Class C Components.

            COMPONENT A-IO-A: With respect to the Class A-IO Certificates, the component thereof entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions. The Component A-IO-A shall be entitled to receive 100% of the interest payable on Uncertificated REMIC II Regular Interest LT- A-IO-A but shall not be entitled to any distributions of principal.

            COMPONENT A-IO-B: With respect to the Class A-IO Certificates, the component thereof entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions. The Component A-IO-B shall be entitled to receive 100% of the interest payable on Uncertificated REMIC II Regular Interest LT- A-IO-B but shall not be entitled to any distributions of principal.

            COMPONENT A-IO-C: With respect to the Class A-IO Certificates, the component thereof entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions. The Component A-IO-C shall be entitled to receive 100% of the interest payable on Uncertificated REMIC II Regular Interest LT- A-IO-C but shall not be entitled to any distributions of principal.

            COMPONENT C-A-1: With respect to the Class C Certificates, the component thereof having a Component Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions. Component C-A-1 shall accrue interest at the related Pass-Through Rate on its related Component Notional Amount but shall not be entitled to any distributions of principal.

            COMPONENT C-A-2: With respect to the Class C Certificates, the component thereof having a Component Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions. Component C-A-2 shall accrue interest at the related Pass-Through Rate on its related Component Notional Amount but shall not be entitled to any distributions of principal.

            COMPONENT C-M-1: With respect to the Class C Certificates, the component thereof having a Component Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions. Component C-M-1 shall accrue interest at the related Pass-Through Rate on its related Component Notional Amount but shall not be entitled to any distributions of principal.

            COMPONENT C-M-2: With respect to the Class C Certificates, the component thereof having a Component Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions. Component C-M-2 shall accrue interest at the related Pass-Through Rate on its related Component Notional Amount but shall not be entitled to any distributions of principal.

            COMPONENT C-B: With respect to the Class C Certificates, the component thereof having a Component Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions. Component C-B shall accrue interest at the related Pass-Through Rate on its related Component Notional Amount but shall not be entitled to any distributions of principal.

            COMPONENT NOTIONAL AMOUNT: The hypothetical or notional principal amount on which any of the following Components accrues interest equal to:(1) in the case of Component C- A-1, the Uncertificated Principal Balance of Uncertificated REMIC II Regular Interest LT-A-1; (2) in the case of Component C-A-2, the Uncertificated Principal Balance of Uncertificated REMIC II Regular Interest LT-A-2; (3) in the case of Component C-M-1, the Uncertificated Principal Balance of Uncertificated REMIC II Regular Interest LT-M-1; (4) in the case of Component C-M-2, the Uncertificated Principal Balance of Uncertificated REMIC II Regular Interest LT-M-2; and (5) in the case of Component C-B, the Uncertificated Principal Balance of Uncertificated REMIC II Regular Interest LT-B outstanding from time to time.

            CORPORATE TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: WMC Mortgage Corp. Series 1998-B.

            CPR: The Constant Prepayment Rate, which represents an assumed constant rate of prepayment each month, expressed as a per annum percentage principal balance of the pool of Mortgage Loans for that month.

            CUMULATIVE NET LOSSES: As of any date of determination, the aggregate of the Liquidation Loan Losses incurred from the Cut-Off Date through the end of the calendar month preceding such date of determination.

            CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

            CUSTODIAL AGREEMENT: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian providing for the retention of the Mortgage Files by such Custodian on behalf of the Trustee.

            CUSTODIAN: A custodian appointed pursuant to a Custodial Agreement.

            CUT-OFF DATE: With respect to (i) each Initial Mortgage Loan, the Initial Cut-off Date, (ii) each Subsequent Mortgage Loan, the related Subsequent Cut-off Date and (iii) any Qualified Substitute Mortgage Loan, the Replacement Cut-off Date.

            CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the original principal balance thereof minus the principal portion of all payments due on such Mortgage Loan on or before the related Cut-off Date and minus all other payments applied to reduce such original principal amount on or before such Cut-off Date.

            DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            DEFINITIVE CERTIFICATE: Any definitive, fully registered
Certificate.

            DELETED MORTGAGE LOAN: A Mortgage Loan replaced or designated to be replaced with a Qualified Substitute Mortgage Loan.

            DELINQUENT: A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due. Similarly for "60 days Delinquent," "90 days or more Delinquent" and so on.

            DEPOSITORY: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

            DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            DETERMINATION DATE: The second Business Day prior to the related Distribution Date.

            DIRECTLY OPERATE: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; PROVIDED, HOWEVER, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            DISQUALIFIED ORGANIZATION: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause REMIC I, REMIC II or REMIC III or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            DISTRIBUTION ACCOUNT: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "The First National Bank of Chicago, as trustee, in trust for the registered holders of WMC Secured Assets Corp., Mortgage Pass-Through Certificates, Series 1998-B" which account shall be held for the benefit of the Certificateholders and which must be an Eligible Account.

            DISTRIBUTION DATE: The 20th day of any month, beginning in October 1998, or, if such 20th day is not a Business Day, the Business Day immediately following such 20th day.

            DUE DATE: With respect to any Mortgage Loan, the day of the month the Monthly Payment is due as set forth in the related Mortgage Note and which date is during the Due Period related to such Distribution Date.

            DUE PERIOD: With respect to any Distribution Date, the period commencing on and including the second day of the month preceding the month of such Distribution Date to and including the first day of the month of such Distribution Date.

            ELIGIBLE ACCOUNT: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago, or (iv) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Certificate Account or the Distribution Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

            ELIGIBLE INVESTMENTS: One or more of the following:

            (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

            (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

            (vi) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

PROVIDED, HOWEVER, that no instrument shall be an Eligible Investment if it represents either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            EVENT OF DEFAULT: As defined in Section 7.01.

            EXTRA PRINCIPAL DISTRIBUTION AMOUNT: As of any Distribution Date, the lesser of (x) the Net Monthly Excess Interest Amount for such Distribution Date and (y) the excess, if any, of (i) the Required Overcollateralization Amount for such Distribution Date over (ii) the Overcollateralization Amount for such Distribution Date.

            FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

            FINAL CERTIFICATION: As defined in Section 2.02.

            FINAL DISTRIBUTION DATE: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

            FNMA: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

            FORECLOSURE PROFITS: As to any Distribution Date or related Determination Date, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.07)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Due Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.13) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the related Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

            GROSS MARGIN: With respect to each Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the Index to determine the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule.

            INDEPENDENT: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer, the Seller and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer, the Seller or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer, the Seller or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            INDEX: With respect to any Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

            INDIRECT DEPOSITORY PARTICIPANT: An institution that is not a Depository Participant but clears through or maintains a custodial relationship with Depository Participants and has access to the Depository's clearing system.

            INDEPENDENT CONTRACTOR: Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856- 4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of the Trust Fund or the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            INITIAL CERTIFICATE PRINCIPAL BALANCE: With respect to each Class of Offered Certificates (other than the Class A-IO Certificates), the Certificate Principal Balance of such Class of Certificates as of the Closing Date as set forth in the Preliminary Statement hereto.

            INITIAL CERTIFICATION: As defined in Section 2.02.

            INITIAL CUT-OFF DATE: September 1, 1998.

            INITIAL MORTGAGE LOAN: A Mortgage Loan assigned and transferred to the Trust Fund by the Company on the Closing Date, as listed on the Initial Mortgage Loan Schedule.

            INITIAL MORTGAGE LOAN SCHEDULE: The schedule of Initial Mortgage Loans attached hereto as Exhibit C.

            INITIAL RESERVE ACCOUNT DEPOSIT: The amount deposited by the Company in the Available Funds Cap Carryover Reserve Account, which amount is $10,000.

            INSURANCE PROCEEDS: Proceeds paid in respect of a Mortgage Loan pursuant to any related insurance policy covering such Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the related Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.



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



            INTEREST ACCRUAL PERIOD: With respect to any Distribution Date and
(a) each Class of Certificates (other than the Class A-IO Certificates) and each Class C Component, the period from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day before such Distribution Date and
(b) each Class A-IO Component, the calendar month preceding such Distribution Date.

            INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of (i) the Interest Remittance Amount and (ii) the amount to pay interest withdrawn by the Trustee from the Capitalized Interest Account pursuant to Section 4.12 hereof.

            INTEREST REMITTANCE AMOUNT: With respect to any Determination Date, the sum, without duplication, of the following:

                  (i) the interest portion of each Monthly Payment received
            during the related Due Period (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period in which they are due) on each Outstanding Mortgage Loan (less the related Servicing Fees);

                  (ii) Monthly Advances and Compensating Interest paid by the
            Master Servicer with respect to such Due Period;

                  (iii) the interest portion of all other unscheduled
            collections (including, without limitation, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Due Period to the extent applied by the Master Servicer as recoveries of interest on any Mortgage Loan at the related Net Mortgage Rate;

                  (iv) the interest portion of any Substitution Adjustment
            Amount or Repurchase Price received with respect to the related Due Period.

            LATE COLLECTIONS: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

            LATEST POSSIBLE MATURITY DATE: September 20, 2031.

            LIBOR: With respect to any Distribution Date, will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Accrual Period or, in the case of the first Distribution Date, the second LIBOR Business Day prior to the Closing Date. "TELERATE PAGE 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "REFERENCE BANK RATE" will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Aggregate Certificate Principal Balance of the Offered Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Aggregate Certificate Principal Balance of the Offered Certificates. If no such quotations can be obtained, the rate will be equal to LIBOR for the prior Distribution Date; provided that if LIBOR for an Interest Accrual Period would be based on LIBOR for the previous Interest Accrual Period for three consecutive Interest Accrual Periods, then the Trustee shall select a comparable alternative index (over which the Trustee has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

            LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of New York or in the City of London, England are required or authorized by law to be closed.

            LIBOR CERTIFICATE RATE: With respect to any Class of Offered Certificates, for any Distribution Date, LIBOR plus the related Certificate Margin.

            LIQUIDATED MORTGAGE LOAN: With respect to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in this Agreement, as of the end of the related Due Period, that substantially all Liquidation Proceeds which it reasonably expects to recover with respect to the disposition of the related Mortgaged Property or REO Property have been recovered.

            LIQUIDATION EXPENSES: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

            LIQUIDATED LOAN LOSSES: For each Liquidated Mortgage Loan, the amount, if any, by which the sum of the Stated Principal Balance thereof plus accrued and unpaid interest thereon plus unreimbursed Servicing Advances is in excess of the Net Liquidation Proceeds realized thereon.

            LIQUIDATION PROCEEDS: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

            LOAN-TO-VALUE RATIO: As of any date, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan as of the date of the origination of such Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

            MAXIMUM MORTGAGE RATE: With respect to each Mortgage Loan, the maximum Mortgage Rate permitted over the life of such Mortgage Loan under the related Mortgage Note.

            MINIMUM MORTGAGE RATE: With respect to each Mortgage Loan, the minimum Mortgage Rate permitted over the life of such Mortgage Loan under the related Mortgage Note.

            MONTHLY ADVANCE: With respect to any Determination Date, an advance of delinquent interest made by the Master Servicer pursuant to Section 4.09.

            MONTHLY PAYMENT: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

            MOODY'S: Moody's Investors Service, Inc., or its successor in interest.

            MORTGAGE: With respect to each Mortgage Note related to a Mortgage Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple interest in real property securing a Mortgage Note.

            MORTGAGE FILE: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            MORTGAGE LOAN PURCHASE AGREEMENT: The mortgage loan purchase agreement, dated as of September 1, 1998, by and between the Company, as purchaser, and the Seller, as seller.

            MORTGAGE LOANS: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 hereof and each Subsequent Transfer Agreement, together with any Qualified Substitute Mortgage Loans, as from time to time are held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the Initial Mortgage Loan Schedule, and including each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

            MORTGAGE LOAN SCHEDULE: As of any date, the schedule(s) of Mortgage Loans included in the Trust Fund as of such date, including the Initial Mortgage Loan Schedule, any Subsequent Mortgage Loan Schedule and any amended Mortgage Loan Schedule with respect to the addition of Qualified Substitute Mortgage Loans, if any. The Mortgage Loan Schedule shall set forth at a minimum the following information as to each Mortgage Loan:

            (i)    the Mortgage Loan identifying number;

            (ii) the street address of the Mortgaged Property including state and zip code;

            (iii)  the maturity date of the Mortgage Note;

            (iv)   the Mortgage Rate as of the related Cut-off Date;

            (v)    the original principal balance;

            (vi)   the date the first monthly payment thereon is due;

            (vii) the scheduled monthly payment of principal and interest as of the related Cut-off Date;

            (viii) the Cut-off Date Principal Balance;

            (ix)   the Maximum Mortgage Rate;

            (x)    the Minimum Mortgage Rate;

            (xi)   the Index and Gross Margin;

            (xii)  the Appraised Value of the related Mortgaged Property;

            (xiii) the original term to maturity;

            (xiv)  the remaining number of months to maturity;

            (xv)   the property type and occupancy status; and

            (xvi)  the next Adjustment Date after the related Cut-off Date.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

              MORTGAGE NOTE: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modifications thereto.

              MORTGAGE RATE: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note calculated on the basis of a 360-day year and 12 30-day months elapsed in the related period for which interest thereon accrues.

              MORTGAGED PROPERTY: The underlying real property securing a Mortgage Loan.

              MORTGAGOR: The obligor on a Mortgage Note.

              NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

              NET MONTHLY EXCESS CASH FLOW: For any Distribution Date, the sum of (i) the Net Monthly Excess Interest Amount as determined pursuant to Section 4.02(b)(vi), (ii) the Net Monthly Excess Principal Amount for such Distribution Date as determined pursuant to Section 4.02(c)(vi) or 4.02(d)(vi) and (iii) the Overcollateralization Reduction Amount for such Distribution Date. Net Monthly Excess Cash Flow shall be allocated on each Distribution Date in accordance with the priorities set forth in Section 4.02(e).

              NET MONTHLY EXCESS INTEREST AMOUNT: For any Distribution Date, the amount as defined in Section 4.02(b)(vi).

              NET MONTHLY EXCESS PRINCIPAL AMOUNT: With respect to any Distribution Date prior to the Stepdown Date or for which a Trigger Event is in effect, the amount as defined in Section 4.02(c)(vi). With respect to any Distribution Date on or after the Stepdown Date for which a Trigger Event is not in effect, the amount as defined in Section 4.02(d)(vi).

              NET MORTGAGE RATE: As to each Mortgage Loan, a per annum rate of interest equal to the Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

              NEW LEASE: Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

              NON-OFFERED CERTIFICATE: Any Class C, Class R-I, Class R-II or Class R-III Certificate.

              NONRECOVERABLE ADVANCES: With respect to any Mortgage Loan, (i) any Servicing Advance or Monthly Advance previously made and not reimbursed pursuant to Section 3.07(a)(iv), or (ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Master Servicer would not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property.

              NON-UNITED STATES PERSON: Any Person other than a United States Person.

              OFFERED CERTIFICATES: Collectively, the Class A Certificates, the Class M Certificates and the Class B Certificates.

              OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the President, a Vice President or Assistant Vice President, a Managing Director or Director, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

              OPINION OF COUNSEL: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be in-house counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Permitted Transferee", (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions or (iii) pursuant to Section 6.04 must, unless otherwise specified, be an opinion of Independent counsel.

              OPTIONAL TERMINATION DATE: As defined in Section 9.01 hereof.

              ORIGINAL PRE-FUNDED AMOUNT: The amount remitted to the Trustee by the Company for deposit in the Pre-Funding Account on the Closing Date, which amount is $157,319,509.58.

              OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.04 or 3.18.

              OVERCOLLATERALIZATION AMOUNT: As of any Distribution Date, the excess, if any, of (a) the sum of the aggregate Stated Principal Balances of the Mortgage Loans as of the last day of the immediately preceding Due Period and the Pre-Funded Amount, if any, over (b) the Aggregate Certificate Principal Balance as of such Distribution Date (after taking into account the payment to the Offered Certificates of the Principal Distribution Amount on such Distribution Date but prior to taking into account any allocation of Realized Losses on such Distribution Date).

            OVERCOLLATERALIZATION REDUCTION AMOUNT: As of any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount for such Distribution Date, over (y) the Required Overcollateralization Amount for such Distribution Date.

            OWNERSHIP INTEREST: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            PTCE 95-60: The Prohibited Transaction Class Exemption issued by the United States Department of Labor and set forth in 60 Federal Register 35925.

            PASS-THROUGH RATE: For any Distribution Date and with respect to:

            (i) Component C-A-1, the excess, if any, of the Uncertificated REMIC II Pass- Through Rate for Uncertificated REMIC II Regular Interest LT-A-1 for such Distribution Date, over the Pass-Through Rate for the Class A-1 Certificates;

            (ii) Component C-A-2, the excess, if any, of the Uncertificated REMIC II Pass- Through Rate for Uncertificated REMIC II Regular Interest LT-A-2 for such Distribution Date, over the Pass-Through Rate for the Class A-2 Certificates;

            (iii) Component C-M-1, the excess, if any, of the Uncertificated REMIC II Pass- Through Rate for Uncertificated REMIC II Regular Interest LT-M-1 for such Distribution Date, over the Pass-Through Rate for the Class M-1 Certificates;

            (iv) Component C-M-2, the excess, if any, of the Uncertificated REMIC II Pass- Through Rate for Uncertificated REMIC II Regular Interest LT-M-2 for such Distribution Date, over the Pass-Through Rate for the Class M-2 Certificates;

            (v) Component C-B, the excess, if any, of the Uncertificated REMIC II Pass- Through Rate for Uncertificated REMIC II Regular Interest LT-B for such Distribution Date, over the Pass-Through Rate for the Class B Certificates;

            (vi) the Class A-1, Class A-2, Class M-1, Class M-2 and Class B Certificates, the lesser of (x) the related LIBOR Certificate Rate and,
      (y) the Available Funds Cap Rate;

            PAYING AGENT: The First National Bank of Chicago or any successor Paying Agent appointed by the Trustee.

            PERCENTAGE INTEREST: With respect to any Class A Certificate (other than the Class A-IO Certificates) and Subordinate Certificate, the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate

Principal Balance of all of the Certificates of the same Class. The Percentage Interest with respect to a Class A-IO, C or Class R Certificate shall be stated on the face thereof.

            PERIODIC RATE CAP: With respect to any Mortgage Loan, the maximum rate, if any, by which the Mortgage Rate on such Mortgage Loan can adjust on any Adjustment Date, as stated in the related Mortgage Note or Mortgage.

            PERMITTED TRANSFEREE: Any Transferee of a Class R Certificate, other than a Disqualified Organization, any "electing large partnership" within the meaning of Section 775(a) of the Code, or Non-United States Person.

            PERSON: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            PLAN: Any employee benefit plan within the meaning of section 3(3) of ERISA or a plan within the meaning of section 4975(e)(1) of the Code.

            POOL PRINCIPAL BALANCE: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on such date of determination.

            PRE-FUNDING ACCOUNT: The Pre-Funding Account established pursuant to
Section 4.11 of this Agreement. The Pre-Funding Account shall be an Eligible Account.

            PRE-FUNDING PERIOD: The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $50,000, (ii) the date on which an Event of Default occurs under this Agreement and (iii) December 3, 1998.

            PRE-FUNDED AMOUNT: With respect to any Distribution Date, the amount remaining on deposit in the Pre-Funding Account.

            PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of (i) the Principal Remittance Amount for such Distribution Date, minus, on any Distribution Date occurring on or after the Stepdown Date, the Overcollateralization Reduction Amount for such Distribution Date, (ii) the Extra Principal Distribution Amount for such Distribution Date and (iii) the Pre-Funded Amount with respect to the Distribution Date following the termination of the Pre- Funding Period, that amount, if any, remaining on deposit in the Pre-Funding Account.

            PRINCIPAL PREPAYMENT: Any payment of principal or other recovery on a Mortgage Loan, including Liquidation Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

            PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            PRINCIPAL REMITTANCE AMOUNT: With respect to any Distribution Date, the sum of the following:

            (i) the principal portion of each Monthly Payment received by the Master Servicer during the related Due Period (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period in which they are due) on each Outstanding Mortgage Loan;

            (ii) the principal portion of the Repurchase Price of any Mortgage Loan repurchased during the related Due Period pursuant to Section 2.02,
      2.04 or 3.18 and the principal portion of any Substitution Adjustment Amounts deposited into the Certificate Account on or prior to such Determination Date; and

            (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments in Full, Curtailments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Due Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan;

      MINUS

            (iv) expenses incurred by and reimbursable to the Master Servicer or the Company pursuant to Sections 3.07, 3.13, 6.03, 10.02 or otherwise under this Agreement.

            PURCHASE PRICE: As defined in Section 2.09.

            QUALIFIED SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Seller or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the Monthly Payment received in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any Substitution Adjustment Amount to be deposited by the Seller in the Certificate Account in the month of substitution); (ii) have a Mortgage Rate, Net Mortgage Rate, Gross Margin and Maximum Mortgage Rate no lower than the Mortgage Rate, Net Mortgage Rate, Gross Margin and Maximum Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) shall be of the same or higher credit quality classification (determined in accordance with the

Seller's underwriting guidelines) as the Deleted Mortgage Loan; (vi) be a first lien adjustable rate Mortgage Loan having the same Index as the Deleted Mortgage Loan and (vii) satisfy the criteria set forth from time to time in the definition of "qualified mortgage" as defined in Section 860G(a)(3) of the Code (or any successor statute thereto and applicable to the Trust Fund).

            RATING AGENCY: With respect to the Offered Certificates, Standard & Poor's and Moody's. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

            REALIZED LOSS: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or value of the REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer with respect to related expenses as to which the Master Servicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has delivered to the Trustee an Officer's Certificate stating that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and such Mortgage Loan is not in default with regard to payments due thereunder.

            RECORD DATE: With respect to each Distribution Date, the close of business on the last Business Day of the month preceding the month in which the related Distribution Date occurs.

            REGULAR CERTIFICATE: Any Class A Certificate, Subordinate Certificate or Class C Certificate.

            RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            REO ACCOUNT: The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.20.



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



            REO ACQUISITION: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.13.

            REO DISPOSITION: As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

            REO IMPUTED INTEREST: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the related Mortgage Loan as of the date of acquisition thereof for such period.

            REO PROCEEDS: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of such REO Property) which proceeds are required to be deposited into the Certificate Account pursuant to Section 3.20(d).

            REO PROPERTY: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC ADMINISTRATOR: The Master Servicer. If the Master Servicer is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement, the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

            REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

            (i)   the Mortgage Loans and the related Mortgage Files;

            (ii) all payments and collections in respect of the Mortgage Loans of interest due and principal received after the related Cut-off Date as shall be on deposit in the Certificate Account or in the Distribution Account and identified as belonging to the Trust Fund;

            (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure;

            (iv)  any insurance policies relating to the Mortgage Loans;

            (v) the Company's rights under the Mortgage Loan Purchase Agreement; and

            (vi)  all proceeds of clauses (i) through (v) above.

The Pre-Funding Account, Capitalized Interest Account and Available Funds Cap Carryover Reserve Account shall not be assets of REMIC I.

            REMIC I CERTIFICATES: The Class R-I Certificates.

            REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the REMIC II Certificates and the Uncertificated REMIC II Regular Interests, with respect to which a separate REMIC election is to be made. The Pre-Funding Account, Capitalized Interest Account and Available Funds Cap Carryover Reserve Account shall not be assets of REMIC II.

            REMIC II CERTIFICATES: The Class R-II Certificates.

            REMIC III: The segregated pool of assets consisting of the Uncertificated REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the REMIC III Certificates with respect to which a separate REMIC election is to be made. The Pre-Funding Account, the Capitalized Interest Account and Available Funds Cap Carryover Reserve Account shall not be assets of REMIC III.

            REMIC III CERTIFICATES: Any one of the Class A-1, Class A-2, Class A-IO, Class M-1, Class M-2, Class B and Class R-III Certificates.

            REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            RENTS FROM REAL PROPERTY: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

            REPLACEMENT CUT-OFF DATE: With respect to any Qualified Substitute Mortgage Loan, the later of (i) the first day of the calendar month in which such Qualified Substitute Mortgage Loan is conveyed to the Trust Fund and (ii) the date of origination thereof, if any such Qualified Substitute Mortgage Loan is originated in the month in which such Qualified Substitute Mortgage Loan is conveyed to the Trust Fund.



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



            REPURCHASE PRICE: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.04 or 3.18, an amount equal to the sum, without duplication, of (i) 100% of the principal balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate (or at the Net Mortgage Rate in case of a purchase by the Master Servicer) on the principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase plus (iii) the amount of any unreimbursed Servicing Advances made with respect to such Mortgage Loan plus (iv) any other amounts owed to the Master Servicer pursuant to Section 3.07 and not included in clause (iii) of this definition.

            REQUEST FOR RELEASE: A request for release, the form of which is attached as Exhibit D hereto.

            REQUIRED OVERCOLLATERALIZATION AMOUNT: With respect to any Distribution Date (i) on or prior to the Stepdown Date, $30,800,000, and (ii) after the Stepdown Date, so long as no Trigger Event is in effect, the greater of (x) the lesser of (a) 3.85% of the sum of the Pool Principal Balance as of the Cut-off Date and the Original Pre-Funded Amount, and (b) 7.70% of the then current Pool Principal Balance as of the end of the related Due Period and (y) $4,000,000; provided, however, that if a Trigger Event has occurred and is continuing, the Required Overcollateralization Amount with respect to such Distribution Date will remain equal to the amount required as of the Distribution Date immediately preceding the date on which such Trigger Event occurred; and provided, further, that if the Certificate Principal Balance of each Class of Offered Certificates has been reduced to zero, the Required Overcollateralization Amount shall be zero.

            RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee to whom, with respect to a particular matter, such matter is referred.

            SELLER: WMC Mortgage Corp., a California corporation.

            SENIOR ENHANCEMENT PERCENTAGE: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date (or if the Certificate Principal Balance of the Class A-1 and Class A-2 Certificates has been reduced to zero, the aggregate Certificate Principal Balance of each Class of Subordinate Certificates other than the most senior Class of Subordinate Certificates then outstanding), and (ii) the Overcollateralization Amount for such Distribution Date, by (y) the Pool Principal Balance as of the last day of the related Due Period.

            SENIOR SPECIFIED ENHANCEMENT PERCENTAGE: On any date of determination thereof, 49.70%.



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



            SERVICER TERMINATION EVENT: With respect to any Distribution Date, the Servicer Termination Event has occurred (i) with respect to a Distribution Date occurring between the Initial Cut-off Date and the fifth anniversary of the Cut-off Date if on such Distribution Date (X) the sum of (a) the product of (1) the percentage obtained by dividing the balance of 30 day Delinquent Mortgage Loans by the sum of the Cut-off Date Pool Principal Balance and the aggregate Stated Principal Balances of the Subsequent Mortgage Loans as of the related Cut-off Date, and (2) 12.41%; plus (b) the product of (1) the percentage obtained by dividing the balance of 60 day Delinquent Mortgage Loans by the sum of the Cut-off Date Pool Principal Balance and the aggregate Stated Principal Balances of the Subsequent Mortgage Loans as of the related Cut-off Date, and
(2) 24.82%; plus (c) the product of (1) the percentage obtained by dividing the balance of 90 days or more Delinquent Mortgage Loans by the sum of the Cut-off Date Pool Principal Balance and the aggregate Stated Principal Balances of the Subsequent Mortgage Loans as of the related Cut-off Date, and (2) 49.64%; plus
(d) the percentage obtained by dividing Cumulative Net Losses by the sum of the Cut-off Date Pool Principal Balance and the aggregate Stated Principal Balances of the Subsequent Mortgage Loans as of the related Cut-off Date, in each case as of the last day of the calendar month preceding such Distribution Date, exceeds
(Y) 14.75% and (ii) with respect to a Distribution Date ocurring after the fifth anniversary of the Cut-off Date if on such Distribution Date the sum set forth in (X) above, in each case as of the last day of the calendar month preceding such Distribution Date, exceeds 22.25%.

            SERVICING ACCOUNTS: The account or accounts created and maintained pursuant to Section 3.08.

            SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.11(c), 3.20 and 3.13, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

            SERVICING FEE: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate of 0.5075% on the principal balance on which interest accrues on such Mortgage Loan as of the first day of the related Due Period.

            SERVICING OFFICER: Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.



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



            STANDARD & POOR'S: Standard & Poor's, a division of the McGraw-Hill Companies, Inc. or its successor in interest.

            STATED PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property, at any given time, the unpaid principal balance thereof at the close of business on the related Cut-off Date, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan, and as further reduced to the extent of any Realized Loss incurred with respect to such Mortgage Loan on or before the last day of the most recently ended Due Period.

            STEPDOWN DATE: The later to occur of (x) the Distribution Date in October 2001 and (y) the first Distribution Date on which the Senior Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

            STRIP EFFECTIVE RATE: With respect to the first 12 Distribution Dates, 5.50%. With Respect to the 13th through 24th Distribution Date following the Closing Date, 4.00%. With respect to the 25th through 30th Distribution Date following the Closing Date, 2.50%. With respect to any Distribution Date after the 30th Distribution Date following the Closing Date, 0.00%.

            SUBORDINATE CERTIFICATES: Any one of the Class M Certificates or Class B Certificates.

            SUBSEQUENT CUT-OFF DATE: With respect to any Subsequent Mortgage Loan, the later of (x) the close of business of the first day of the month in which such Subsequent Mortgage Loan is transferred by the Seller to the Company and from the Company to the Trust Fund and (y) the date of origination thereof, if any such Subsequent Mortgage Loan is originated in the month of the related Subsequent Transfer Date.

            SUBSEQUENT MORTGAGE LOAN: Each Mortgage Loan sold and assigned by the Seller to the Company and from the Company to the Trust Fund pursuant to a Subsequent Transfer Agreement.

            SUBSEQUENT MORTGAGE LOAN SCHEDULE: The schedule(s) listing the Subsequent Mortgage Loans sold and conveyed to the Trust Fund on any Subsequent Transfer Date pursuant to the related Subsequent Transfer Agreement.

            SUBSEQUENT TRANSFER AGREEMENT: Each subsequent transfer agreement dated as of a Subsequent Transfer Date by which Subsequent Mortgage Loans are sold and assigned to the Trust Fund, in the form of Exhibit J hereto.

            SUBSEQUENT TRANSFER DATE: The date specified in each Subsequent Transfer Agreement as the date on which Subsequent Mortgage Loans described therein are to be sold, transferred and assigned to the Trust Fund.

            SUBSERVICER: Any Person with whom the Master Servicer has entered into a Subservicing Agreement.

            SUBSERVICING AGREEMENT: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans specified therein as permitted in Section 3.02 hereof.

            SUBSTITUTION ADJUSTMENT AMOUNT: As defined in Section 2.04 hereof.

            TAX RETURNS: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I and REMIC II due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

            TRANSFER: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

            TRANSFEREE: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            TRANSFEROR: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

            TRIGGER EVENT: A Trigger Event has occurred with respect to a Distribution Date if, on such Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest as of the last day of the preceding calendar month (including Mortgage Loans in foreclosure and REO Mortgage Loans), by (y) the Pool Principal Balance as of the last day of the preceding calendar month, equals or exceeds 35% of the Senior Enhancement Percentage.

            TRUST FUND: REMIC I, REMIC II, REMIC III, the Pre-Funding Account, the Capitalized Interest Account and the Available Funds Cap Carryover Reserve Account.

            UNAFFILIATED SELLER: Bear Stearns Mortgage Capital Corporation, a Delaware corporation.

            UNCERTIFICATED CLASS A-IO COMPONENT NOTIONAL AMOUNT: The hypothetical or notional principal amount on which any of the following Class A-IO Components accrues interest, equal to the Uncertificated Principal Balance of the Uncertificated REMIC I Regular Interest LT-Z.

            UNAFFILIATED SELLER AGREEMENT: The mortgage loan purchase agreement, dated as of September 1, 1998, by and between the Company, as purchaser, and the Unaffiliated Seller, as seller.

            UNCERTIFICATED PRINCIPAL BALANCE: With respect to each Uncertificated REMIC I Regular Interest on any date of determination, an amount equal to (i) $720,000,0000 with respect to Uncertificated REMIC I Regular Interest LT-Y and $80,000,000 with respect to Uncertificated REMIC I Regular Interest LT-Z minus (ii) the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 4.08(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 4.08(d). With respect to each Uncertificated REMIC II Regular Interest on any date of determination, an amount equal to (i) 400,000,000 with respect to Uncertificated REMIC II Regular Interest LT-A-1, $232,000,000 with respect to Uncertificated REMIC II Regular Interest LT-A-2, $64,000,000 with respect to Uncertificated REMIC II Regular Interest LT-M-1, $56,000,000 with respect to Uncertificated REMIC II Regular Interest LT-M-2, $48,000,000 with respect to Uncertificated REMIC II Regular Interest LT-B minus (ii) the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 4.08(e)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC II Regular Interest pursuant to Section 4.08(h).

            UNCERTIFICATED REMIC I ACCRUED INTEREST: With respect to each Uncertificated REMIC I Regular Interest on each Distribution Date, an amount equal to interest accrued during the related Interest Accrual Period at the Uncertificated REMIC I Pass-Through Rate on the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest immediately prior to such Distribution Date. Uncertificated REMIC I Accrued Interest will be calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period. In each case, Uncertificated REMIC I Accrued Interest will be reduced by the amount of all shortfalls in respect of interest deemed allocated to the related Uncertificated REMIC I Regular Interest pursuant to Section 4.08.

            UNCERTIFICATED REMIC II ACCRUED INTEREST: With respect to each Uncertificated REMIC II Regular Interest on each Distribution Date, an amount equal to interest accrued during the related Interest Accrual Period at the Uncertificated REMIC II Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Class A-IO Component Notional Amount, as the case may be, of such Uncertificated REMIC II Regular Interest immediately prior to such Distribution Date. Uncertificated REMIC II Accrued Interest will be calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period with respect to each Uncertificated REMIC II Regular Interest other than Uncertificated REMIC


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



II Regular Interest LT-A-IO-A, Uncertificated REMIC II Regular Interest LT-A-IO-B, and Uncertificated REMIC II Regular Interest LT-A-IO-C. With respect to Uncertificated REMIC II Regular Interest LT-A-IO-A, Uncertificated REMIC II Regular Interest LT-A-IO-B, and Uncertificated REMIC II Regular Interest LT-A-IO-C, Uncertificated REMIC II Accrued Interest will be calculated on the basis of a 360-day year consisting of twelve 30 day months. In each case, Uncertificated REMIC II Accrued Interest will be reduced by the amount of all shortfalls in respect of interest deemed allocated to the related Uncertificated REMIC II Regular Interest pursuant to Section 4.08.

            UNCERTIFICATED REMIC I PASS-THROUGH RATE: With respect to each of the Uncertificated REMIC I Regular Interests and any Distribution Date, the weighted average of the Net Mortgage Rates as of the second day of the month preceding the month of such Distribution Date, weighted on the basis of the related Stated Principal Balances as of such date.

            UNCERTIFICATED REMIC II PASS-THROUGH RATE: With respect to each of the Uncertificated REMIC II Regular Interests (other than Uncertificated REMIC II Regular Interest LT-A-IO-A, Uncertificated REMIC II Regular Interest LT-A-IO-B and Uncertificated REMIC II Regular Interest LT-A-IO-C) and (a) for the first 12 Distribution Dates, a rate equal to the weighted average of the Uncertificated REMIC I Pass-Through Rate, weighted on the basis of the Uncertificated REMIC I Regular LT-Y and the Uncertificated REMIC I Pass-Through Rate less 5.5%, weighted on the basis of Uncertificated REMIC I Regular LT-Z;
(b) for the next 12 Distribution Dates thereafter, a rate equal to the weighted average of the Uncertificated REMIC I Pass-Through Rate, weighted on the basis of the Uncertificated REMIC I Regular LT-Y and the Uncertificated REMIC I Pass-Through Rate less 4.00%, weighted on the basis of Uncertificated REMIC I Regular LT-Z; (c) for the next 6 Distribution Dates thereafter, a rate equal to the weighted average of the Uncertificated REMIC I Pass-Through Rate, weighted on the basis of the Uncertificated REMIC I Regular LT-Y and the Uncertificated REMIC I Pass-Through Rate less 2.5%, weighted on the basis of Uncertificated REMIC I Regular LT-Z; and (d) for each Distribution Date thereafter, a rate equal to the weighted average of the Uncertificated REMIC I Pass-Through Rate, weighted on the basis of Uncertificated REMIC I Regular LT-Y and the Uncertificated REMIC I Pass-Through Rate, weighted on the basis of Uncertificated REMIC I Regular LT-Z. With respect to Uncertificated REMIC II Regular Interest LT-A-IO-A, 1.5% for the first 12 Distribution Dates following the Closing Date and 0.00% thereafter. With respect to Uncertificated REMIC II Regular Interest LT-A-IO-B, 1.5% for the first 24 Distribution Dates following the Closing Date and 0.00% thereafter. With respect to Uncertificated REMIC II Regular Interest LT-A-IO-C, 2.5% for the first 30 Distribution Dates following the Closing Date and 0.00% thereafter.

                  UNCERTIFICATED REMIC I REGULAR INTEREST: Any of the two separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

            UNCERTIFICATED REMIC I REGULAR INTEREST LT-Y: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I which shall accrue interest at the Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            UNCERTIFICATED REMIC I REGULAR INTEREST LT-Z: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I which shall accrue interest at the Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            UNCERTIFICATED REMIC II REGULAR INTEREST: Any of the eight separate non-certificated beneficial ownership interests in REMIC II issued hereunder designated as a "regular interest" in REMIC II, and designated as Uncertificated REMIC II Regular Interest LT-A-IO-A, Uncertificated REMIC II Regular Interest LT-A-IO-B, Uncertificated REMIC II Regular Interest LT-A-IO-C, Uncertificated REMIC II Regular Interest LT-A-1, Uncertificated REMIC II Regular Interest LT-A-2, Uncertificated REMIC II Regular Interest LT-M-1, Uncertificated REMIC II Regular Interest LT-M-2 and Uncertificated REMIC II Regular Interest LT-B. Each Uncertificated REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and each Uncertificated REMIC II Regular Interest (other than Uncertificated REMIC II Regular Interest LT-A-IO-A, Uncertificated REMIC II Regular Interest LT-A-IO-B and Uncertificated REMIC II Regular Interest LT-A-IO-C) shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its related initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective Uncertificated REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-A-IO-A: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate on its Uncertificated Component Notional Amount in effect from time to time, but shall not be entitled to receive distributions of principal.

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-A-IO-B: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate on its Uncertificated Component Notional Amount in effect from time to time, but shall not be entitled to receive distributions of principal.

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-A-IO-C: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate on its Uncertificated Component Notional Amount in effect from time to time, but shall not be entitled to receive distributions of principal.

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-A-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-A-2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-M-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary statement hereto.

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-M-2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary statement hereto.

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-B: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary statement hereto.

            UNCERTIFICATED REMIC I REGULAR INTEREST LT-Y DISTRIBUTION AMOUNT:
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest LT-Y for such Distribution Date pursuant to Section 4.08(a).



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



            UNCERTIFICATED REMIC I REGULAR INTEREST LT-Z DISTRIBUTION AMOUNT:
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest LT-Z for such Distribution Date pursuant to Section 4.08(a).

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-A-IO-A DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the amount deemed to be distributed on the Uncertificated REMIC II Regular Interest LT-A-IO-A for such Distribution Date pursuant to Section 4.08(e).

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-A-IO-B DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the amount deemed to be distributed on the Uncertificated REMIC II Regular Interest LT-A-IO-B for such Distribution Date pursuant to Section 4.08(e).

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-A-IO-C DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the amount deemed to be distributed on the Uncertificated REMIC II Regular Interest LT-A-IO-C for such Distribution Date pursuant to Section 4.08(e).

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-A-1 DISTRIBUTION AMOUNT:
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC II Regular Interest LT-A-1 for such Distribution Date pursuant to Section 4.08(e).

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-A-2 DISTRIBUTION AMOUNT:
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC II Regular Interest LT-A-2 for such Distribution Date pursuant to Section 4.08(e).

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-M-1 DISTRIBUTION AMOUNT:
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC II Regular Interest LT-M-1 for such Distribution Date pursuant to Section 4.08(e).

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-M-2 DISTRIBUTION AMOUNT:
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC II Regular Interest LT-M-2 for such Distribution Date pursuant to Section 4.08(e).

            UNCERTIFICATED REMIC II REGULAR INTEREST LT-B DISTRIBUTION AMOUNT:
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC II Regular Interest LT-B for such Distribution Date pursuant to Section 4.08(e).

            UNCERTIFICATED REMIC I REGULAR INTEREST DISTRIBUTION AMOUNTS: The Uncertificated REMIC II Regular Interest LT-Y Distribution Amount and Uncertificated REMIC I Regular Interest LT-Z Distribution Amount.

            UNCERTIFICATED REMIC II REGULAR INTEREST DISTRIBUTION AMOUNTS: The Uncertificated REMIC II Regular Interest LT-A-IO-A Distribution Amount, the Uncertificated REMIC II Regular Interest LT-A-IO-B Distribution Amount, the Uncertificated REMIC II Regular Interest LT-A-IO-C Distribution Amount, the Uncertificated REMIC II Regular Interest LT-A-1 Distribution Amount, Uncertificated REMIC II Regular Interest LT-A-2 Distribution Amount, Uncertificated REMIC II Regular Interest LT-M-1 Distribution Amount, Uncertificated REMIC II Regular Interest LT-M-2 Distribution Amount and Uncertificated REMIC II Regular Interest LT-B Distribution Amount.

            UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

            UNITED STATES PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

            UNPAID INTEREST SHORTFALL: With respect to each Class of Offered Certificates and each Distribution Date, any Accrued Certificate Interest remaining unpaid as to such Class of Offered Certificates as a result of the insufficiency of the Interest Distribution Amount to pay Accrued Certificate Interest to such Certificates pursuant to the priority of payment provisions of
Section 4.02(b) for such Distribution Date (other than shortfalls caused in connection with the application of the Relief Act), plus any such shortfall for all prior Distribution Dates, and plus interest thereon at the related Pass-Through Rate immediately prior to such Distribution Date.

            VOTING RIGHTS: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights will be allocated among the holders of the Offered Certificates in proportion to the Initial Certificate Principal Balances of the respective Classes. The Holders of the Class C Certificates and the Residual Certificates will have no Voting Rights.



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                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01. CONVEYANCE OF MORTGAGE LOANS.

            (a) The Company, concurrently with the execution and delivery of this Agreement, does hereby assign to the Trustee, for the benefit of the Certificateholders, without recourse all the right, title and interest of the Company in, to and under the Initial Mortgage Loans, including all interest due and principal received, with respect to the Initial Mortgage Loans, after the Initial Cut-off Date and all other assets constituting the Trust Fund.

            The Company, concurrently with the execution and delivery of this Agreement, does hereby assign to the Trustee all of its rights and interest under (i) the Mortgage Loan Purchase Agreement, including without limitation, the rights of the Company to enforce the obligations of the Seller with respect to the representations and warranties set forth therein and (ii) the Unaffiliated Seller Agreement, including without limitation, the rights of the Company to enforce the obligations of the Unaffiliated Seller with respect to the representations and warranties set forth therein.

            (b) In connection with such assignment, the Company shall cause to be delivered to, and deposited with, the Trustee the following documents or instruments (or copies thereof as permitted by this Section):

                  (i) The original Mortgage Note, endorsed "Pay to the order of
            The First National Bank of Chicago, as Trustee under the Pooling and Servicing Agreement, dated September 1, 1998, WMC Series 1998-B without recourse" and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Mortgage Loan as to which the original Mortgage Note has been lost, misplaced or destroyed, a lost note affidavit in the form attached hereto as Exhibit L;

                  (ii) the original Mortgage with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage certified by the Seller, Seller's agent or the public recording office in which such original Mortgage has been submitted for recording;

                  (iii) an Assignment of the Mortgage from the Seller to "The
            First National Bank of Chicago, as Trustee under the Pooling and Servicing Agreement, dated September 1, 1998, WMC Series 1998-B, without recourse" which shall be in form and substance acceptable for recording other than recording information not yet returned from the recorder's office, which shall be provided promptly upon receipt thereof by the Seller;



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



                  (iv) originals of any intervening assignments of the Mortgage, with evidence of recording thereon, or, if the original of any such intervening assignment has not yet been returned from the public recording office, a copy of such original intervening assignment certified by the Seller, Seller's agent or the public recording office in which such original intervening assignment has been submitted for recording;

                  (v) the original policy of title insurance (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage or has otherwise not yet been received by the title company); and

                  (vi) a true and correct copy of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan.

            Promptly after the Closing Date (or after the date of transfer of any Qualified Substitute Mortgage Loan or Subsequent Mortgage Loan), the Seller at its own expense shall complete in the name of the Trustee and submit for recording in the appropriate public recording office for real property records each of the Assignments referred to in clause (iii) above except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Seller or the originator of such Mortgage Loan, and the Trustee shall retain a photocopy of each such Assignment. If any Assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Seller shall prepare a substitute Assignment or cure such defect, as the case may be, and the Seller shall cause such substitute Assignment to be recorded in accordance with this paragraph.

            In instances where an original Mortgage or any original intervening assignment of the Mortgage was not, in accordance with clause (iii) or (iv) above, delivered by the Seller to the Trustee on or prior to the Closing Date (or the date of transfer of any Qualified Substitute Mortgage Loan or Subsequent Mortgage Loan), the Seller shall deliver or cause to be delivered the originals of such documents to the Trustee promptly upon receipt thereof.

            The Trustee hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to the Trust Fund pursuant to this Section 2.01.

            (c) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 and the Uncertified REMIC I Regular Interests provided for in Section 2.06 and the Uncertificated REMIC II Regular Interests provided for in Section 2.07 be construed as a sale by the Company to the Trustee of the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the Uncertificated REMIC II Regular Interests for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans, the Uncertificated REMIC I Regular Interests and


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



the Uncertificated REMIC II Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the Uncertificated REMIC II Regular Interests are held to be property of the Company, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the Uncertificated REMIC II Regular Interests, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in this Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) the Uncertificated REMIC I Regular Interests, (D) the Uncertificated REMIC II Regular Interests and
(E) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, the Distribution Account, the Pre-Funding Account, the Capitalized Interest Account and the Available Funds Cap Carryover Reserve Account whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C), (D) and
(E) granted by the Seller to the Company pursuant to the Mortgage Loan Purchase Agreement; (c) the possession by the Trustee, or any agent of the Trustee of Mortgage Notes or such other items of property constituting instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the California Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

                  The Company and, at the Company's direction, the Seller and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC II Regular Interests and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date, and the Trustee


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



shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the Uncertificated REMIC II Regular Interests, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by
(1) any change of name of the Seller, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), or (2) any change of location of the place of business or the chief executive office of the Seller or the Company.

            Section 2.02. ACCEPTANCE BY TRUSTEE.

            The Trustee acknowledges receipt of the documents referred to in
Section 2.01(b)(i) through (vi) above, declares that it, or its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it and all such other assets included in the definition of Trust Fund in trust for the use and benefit of all present and future Certificateholders and agrees to execute and deliver on the Closing Date an acknowledgement of receipt in the form of Exhibit E-1 hereto (the "Initial Certification"). The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date (or, with respect to any Subsequent Mortgage Loan or Qualified Substitute Mortgage Loan, within 45 days after the conveyance and assignment thereof) to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it and shall deliver to the Company, the Seller and the Master Servicer a certification in the form of Exhibit E-2 hereto (the "Interim Certification").

            If within such 45 day period the Trustee finds any document or documents constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, or if in the course of its review the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly so notify the Master Servicer, the Seller and the Company. The Seller shall correct or cure such omission or defect within 90 days from the date the Seller was notified of such omission or defect and, if it does not correct or cure such omission or defect within such period, the Seller shall purchase such Mortgage Loan from REMIC I at its Repurchase Price, in either case within 90 days from the date it was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Repurchase Price for any such Mortgage Loan purchased by the Seller shall be deposited or caused to be deposited by the Master Servicer in the Certificate Account maintained by it pursuant to Section 3.06 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the

Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, ownership of any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Certificateholders or the Trustee on behalf of Certificateholders.

            In addition to the foregoing, the Trustee also agrees to conduct a review during the 18 months after the Closing Date indicating the current status of the exceptions previously indicated on the Initial Certification and deliver a certification with respect thereto in the form attached hereto as Exhibit E-3 (the "Final Certification"). After delivery of the Final Certification, the Trustee and the Master Servicer shall monitor no less frequently than monthly the status of the exceptions, if any, and deliver updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

            Section 2.03. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                          MASTER SERVICER AND THE COMPANY.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders, as of the Closing Date and each Subsequent Cut-off Date, that:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer or the validity or enforceability of the Mortgage Loans;

                  (ii) The Master Servicer has the power and authority to execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (iii) The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

                  (iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the certificate of incorporation or bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

                  (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Agreement which, to the knowledge of the Master Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

      The foregoing representations and warranties shall survive any termination of the Master Servicer hereunder.

            (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders, as of the Closing Date and each Subsequent Cut-off Date, that:

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company or the validity or enforceability of the Mortgage Loans;

                  (ii) The Company has the power and authority to execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (iii) The Company is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

                  (iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Company will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Company or any provision of the certificate of incorporation or bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound; and

                  (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement which, to the knowledge of the Company, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

            Section 2.04. ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES. The Master Servicer, on behalf of and subject to the direction of the Trustee, shall enforce the representations and warranties and related obligations for breaches thereof of the Seller pursuant to the Mortgage Loan Purchase Agreement. Upon the discovery by the Seller, the Master Servicer, the Trustee or the Company of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan, which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the Seller of such breach and request that, pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller either cure such breach in all material respects or purchase such Mortgage Loan within 90 days from the date the Seller was notified of such breach, in each instance in accordance with the Mortgage Loan Purchase Agreement; PROVIDED that the Seller shall, subject to the conditions set forth in the Mortgage Loan Purchase Agreement, have the option to substitute a Qualified Substitute Mortgage Loan or Qualified Substitute Mortgage Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and shall be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Distribution Date. For the month of substitution, remittance to the Distribution Account pursuant to this Agreement shall include the Monthly Payment received on a Deleted Mortgage Loan for such month, and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loans, and the Master Servicer shall promptly deliver the amended Mortgage Loan Schedule to the Trustee.

            In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer shall determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans together with accrued and unpaid interest thereon at the related Mortgage Rates (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be remitted to the Distribution Account in the month of substitution). The Seller shall pay the Substitution Adjustment Amount to the Master Servicer and the Master Servicer shall deposit such Substitution Adjustment Amount into the Certificate Account upon receipt.

            Upon receipt by the Trustee of written notification, signed by a Servicing Officer, of the deposit of such Repurchase Price or of such substitution of a Qualified Substitute Mortgage Loan and deposit of any applicable Substitution Adjustment Amount as provided above, the Trustee on behalf of the Trust Fund shall release to the Seller the related Mortgage File for the Mortgage Loan being repurchased or substituted for and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee ownership of such Mortgage Loan released pursuant hereto, and thereafter such Mortgage Loan shall not be an asset of the Trust Fund.

            It is understood and agreed that the obligation of the Seller to cure any breach with respect to or to repurchase or substitute for, any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Company, the Trust Fund or the Certificateholders (or the Trustee on behalf of the Certificateholders) against the Seller.

            Section 2.05. RESERVED.

            Section2.06. ISSUANCE OF CERTIFICATES AND UNCERTIFICATED REMIC I
                         REGULAR INTERESTS EVIDENCING INTERESTS IN REMIC I; CONVEYANCE OF UNCERTIFICATED REMIC I REGULAR INTERESTS.

            (a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted in the Initial Certification, together with the assignment to it of all other assets included in REMIC I, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which, together with the Uncertificated REMIC I Regular Interests, evidence ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the Uncertificated REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the Uncertificated REMIC I Regular Interests, and all ownership interests of the Class R-I Certificateholders and REMIC II (as holder of the Uncertificated REMIC I Regular Interests) in such distributions, are as set forth in this Agreement.

            (b) The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests for the benefit of the holders of the Uncertificated REMIC II Regular Interests and the Class R-II Certificateholders.

                  Section 2.07.  ISSUANCE OF CERTIFICATES AND
                                 UNCERTIFICATED REMIC II REGULAR INTERESTS
                                 EVIDENCING INTERESTS IN REMIC II; CONVEYANCE
                                 OF UNCERTIFICATED REMIC II REGULAR
                                 INTERESTS.

            (a) The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future holders of the Uncertificated REMIC II Regular Interests and the Class R-II Certificateholders. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-II Certificates in authorized denominations which, together with the Uncertificated REMIC II Regular Interests, evidence ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC III (as holder of the Uncertificated REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the Uncertificated REMIC II Regular Interests, and all ownership interests of the Class R-II Certificateholders and REMIC III (as holder of the Uncertificated REMIC II Regular Interests) in such distributions, are as set forth in this Agreement.

            (b) The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC II Regular Interests for the benefit of the Class A-1, Class A-2, Class A-IO, Class M-1, Class M-2, Class B, Class C and Class R-III Certificateholders.

            Section 2.08.  ISSUANCE OF CERTIFICATES EVIDENCING
                           INTERESTS IN REMIC III.

            The Trustee acknowledges receipt of the Uncertificated REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future holders of the Class A-1, Class A-2, Class A-IO, Class M-1, Class M-2, Class B, Class C and Class R-III Certificates. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Class A-1, Class A-2, Class A-IO, Class M-1, Class M-2, Class B, Class C and Class R-III Certificates in authorized denominations, which evidence ownership of the entire REMIC III. The rights of the REMIC III Certificateholders to receive distributions from the proceeds of REMIC III in respect of the REMIC III Certificates, and all ownership interests of the REMIC III Certificateholders in such distributions, are as set forth in this Agreement.

            Section 2.09 CONVEYANCE OF THE SUBSEQUENT MORTGAGE LOANS.

            (a) Subject to the conditions set forth in Section 2.1(c) of the Mortgage Loan Purchase Agreement, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates, during the Pre-Funding Period, in accordance with the terms of the related Subsequent Transfer Agreement, of all or a portion of the balance of funds in the Pre-Funding Account equal to the Purchase Price of each Subsequent Mortgage Loan, the Company shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trustee but subject to the terms and provisions of this Agreement all of the right, title and interest of the Company in and to (i) the Subsequent Mortgage Loans identified on the related Mortgage Loan Schedule attached to the related Subsequent Transfer Agreement, delivered by the Company on such Subsequent Transfer Date, (ii) principal received and interest due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date and
(iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 above; PROVIDED, HOWEVER, that the Company reserves and retains all right, title and interest in and to principal (including Principal Prepayments) received and interest due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The transfer to the Trustee by the Company of the Subsequent Mortgage Loans identified on the related Mortgage Loan Schedule shall be absolute and is intended by the Company, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Company to the Trust Fund.

            The "Purchase Price" to be paid by the Trustee from amounts released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate unpaid principal balances of the Subsequent Mortgage Loans so transferred as of the close of business on the related Subsequent Transfer Dates. This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

            (b) Following the transfer to the Trust Fund of the Subsequent Mortgage Loans and other property and rights related thereto described in
Section 2.09(a) above, all Mortgage Loans and obligations in the Trust Fund, as a whole, will have a weighted average annual percentage interest rate not more than 100 basis points lower than the average annual percentage interest rate for the obligations which were transferred to the Trust Fund as of the Closing Date. No transfer of the Subsequent Mortgage Loans and property and rights related thereto described in Section 2.09(a) above shall be made to the Trust Fund during the Pre-Funding Period if it would result in the Certificates receiving a lower credit rating from the Rating Agencies upon termination of the Pre-Funding Period than the rating that was obtained as of the Closing Date. All


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Subsequent Mortgage Loans shall meet the same terms and conditions for eligibility as those Mortgage Loans transferred to the Trust Fund as of the Closing Date, which terms and conditions shall have been approved by the Rating Agencies and which terms and conditions may be changed if such changes receive prior approval either by a vote of the Certificateholders of at least a majority of the Offered Certificates or by the Rating Agencies. In order to ensure that the characteristics of the Subsequent Mortgage Loans are substantially similar to Mortgage Loans which were acquired as of the Closing Date, the characteristics of the Subsequent Mortgage Loans will either be monitored by a credit support provider or other insurance provider which is independent of the Seller and the Company or an independent accountant retained by the sponsor will provide the Seller and the Company with a letter (with copies provided to the Rating Agencies, the underwriters of the Certificates and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics of such obligations described in the Company's Prospectus, dated August 10, 1998, and the Prospectus Supplement, dated August 28, 1998, relating to the Offered Certificates and this Agreement, and, in preparing such letter, the independent accountant will use the same type of procedures as were applicable to the Initial Mortgage Loans.



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                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 3.01. MASTER SERVICER TO ASSURE SERVICING. (a) The Master Servicer shall take such actions as are necessary to ensure the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Agreement and its normal servicing practices, which generally shall conform to the standards of an institution prudently servicing mortgage loans similar to the Mortgage Loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as Master Servicer, and any Subservicer acting on its behalf, shall include, without limitation, the power to (i) consult with and advise any Subservicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Subservicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any insurance policy and any other matter pertaining to a Delinquent Mortgage Loan. The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee or either of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Loans (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Master Servicer and any Subservicer acting on its behalf may, and is hereby authorized and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders, the Trustee or either of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans, any related insurance policies and the accounts related thereto, and the Mortgaged Properties. The Master Servicer may exercise this power in its own name or in the name of a Subservicer.

            (b) Notwithstanding the provisions of Subsection 3.01(a), the Master Servicer shall not take any action adverse to the rights and interests of the Trustee or the Certificateholders under this Agreement.

            (c) The Trustee shall furnish the Master Servicer with any powers of attorney and other documents in the form provided by it which are necessary or appropriate to enable the Master Servicer to service and administer the related Mortgage Loans and REO Property.



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            (d) Notwithstanding anything in this Agreement to the contrary, subject to Section 3.06(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code (and any proposed, temporary or final regulations promulgated thereunder) and cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code.

            Section 3.02. SUBSERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUBSERVICER. (a) The Master Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the Mortgage Loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement. Any Subservicing Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder or (y) without cause in which case the Master Servicer shall be responsible for any termination fee or penalty resulting therefrom. In addition, each Subservicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.

            (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loan. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees from the party against whom such enforcement is directed.

            Section 3.03. SUCCESSOR SUBSERVICERS. The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; PROVIDED, HOWEVER, that upon termination, the Master Servicer shall either assume the duties of the Subservicer in respect of the related Mortgage Loans or enter into a contract with a successor Subservicer meeting the requirements of Section 3.02(a), pursuant to which such successor Subservicer will be bound by all relevant terms of the related Subservicing Agreement pertaining to the servicing of such Mortgage Loans.



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            Section 3.04. LIABILITY OF THE MASTER SERVICER. (a) Notwithstanding
any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or any other agent or independent contractor or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Agreement. The obligations and liability of the Master Servicer shall not be diminished by virtue of Subservicing Agreements or by virtue of indemnification of the Master Servicer by any Subservicer, or any other Person. The obligations and liability of the Master Servicer shall remain of the same nature and under the same terms and conditions as if the Master Servicer alone were servicing and administering the related Mortgage Loans. The Master Servicer shall, however, be entitled to enter into indemnification agreements with any Subservicer or other Person and nothing in this Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Agreement, the Master Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Subservicer received such payment; PROVIDED, HOWEVER, that this sentence shall not apply to the Trustee acting as the Master Servicer; PROVIDED, FURTHER, however, that the foregoing provision shall not affect the obligation of the Master Servicer if it is also the Trustee to advance amounts which are not Nonrecoverable Advances.

            (b) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Master Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.05.

            Section 3.05. ASSUMPTION OR TERMINATION OF SUBSERVICING AGREEMENTS BY TRUSTEE. (a) If the Trustee or its designee shall assume the servicing obligations of the Master Servicer in accordance with Section 7.02 below, the Trustee, to the extent necessary to permit the Trustee to carry out the provisions of Section 7.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Master Servicer under each of the Subservicing Agreements. In such event, the Trustee or its designee as the successor Master Servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Subservicing Agreements to the same extent as if such Subservicing Agreements had been assigned to the Trustee or its designee as a successor Master Servicer, except that the Trustee or its designee as a successor Master Servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption (other than the obligation to make any Monthly Advances) and the Master Servicer shall not thereby be relieved of any liability or obligations under such Subservicing Agreements arising prior to such assumption. The Trustee shall be entitled as successor Master Servicer to receive the servicing compensation provided under
Section 3.15, accruing after its assumption of the servicing, as the Master Servicer would be entitled to receive.



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            (b) In the event that the Trustee or its designee as successor
Master Servicer for the Trustee assumes the servicing obligations of the Master Servicer under Section 7.02, upon the reasonable request of the Trustee or such designee as successor Master Servicer, the Master Servicer shall at its own expense deliver to the Trustee, or at its written request to such designee, photocopies of all documents, files and records, electronic or otherwise, relating to the Subservicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by the Master Servicer, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements and responsibilities hereunder to the Trustee, or at its written request to such designee as successor Master Servicer.

            Section 3.06. COLLECTION OF MORTGAGE LOAN PAYMENTS. (a) The Master Servicer shall use reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow collection procedures generally comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans similar to the Mortgage Loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest or similar charge or fee in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies; PROVIDED, HOWEVER, that the Master Servicer may permit the foregoing only if it believes, in good faith, that such action or actions will be in the best interest of the Certificateholders. In the event the Master Servicer shall consent to the deferment of the Due Dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make a Monthly Advance to the same extent as if such installment were due, owing and delinquent and had not been deferred; PROVIDED, HOWEVER, that the obligation of the Master Servicer to make a Monthly Advance shall apply only to the extent that the Master Servicer believes that such Monthly Advance is not a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders; PROVIDED, HOWEVER, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (other than in connection with the liquidation of the related Mortgage Loan or with prepayments to the extent any related reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the Mortgage Rate on a Mortgage Loan below the sum of the weighted average Pass-Through Rate of the Offered Certificates as of the preceding Distribution Date and 0.5075%.



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



            (b) The Master Servicer shall establish a segregated account in the name of the Trustee (the "Certificate Account"), which shall be an Eligible Account, in which the Master Servicer shall deposit or cause to be deposited any amounts representing interest payments due and principal collections received by it subsequent to the related Cut-off Date (other than in respect of the payments referred to in the following paragraph), within one Business Day of receipt of good funds in respect thereof, including the following payments and collections received or made by it (without duplication):

                  (i) the aggregate Repurchase Price of the Mortgage Loans purchased pursuant to Section 3.18;

                  (ii) Insurance Proceeds and Net Liquidation Proceeds;

                  (iii) the aggregate Repurchase Price of any Mortgage Loans repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement;

                  (iv) amounts required to be paid pursuant to Section 3.10 in respect of a blanket insurance policy deductible, Section 10.02 in respect of indemnification of the Trust Fund or Section 9.01 in respect of the Termination Price;

                  (v) any Monthly Advances and any Compensating Interest payments; and

                  (vi) any amounts required to be deposited pursuant to Section
3.20 in connection with any REO Property.

PROVIDED, HOWEVER, that with respect to each Due Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans the Servicing Fee for such Due Period. The foregoing requirements respecting deposits into the Certificate Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Certificate Account assumption and modification fees, late charges or prepayment penalties payable by Mortgagors, or Foreclosure Profits, each as further described in Section 3.15, or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Certificate Account is so deposited, the Master Servicer may at any time (prior to being terminated under this Agreement) withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall keep records that accurately reflect the funds on deposit in the Certificate Account that have been identified by it as being attributable to the Mortgage Loans and shall hold all collections in the Certificate Account for the benefit of the Trustee and the Certificateholders, as their interests may appear.



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            Any interest or investment earnings on funds held in the Certificate
Account shall be for the account of the Master Servicer and may only be withdrawn from the Certificate Account by the Master Servicer immediately following its monthly remittance of the amount required to be remitted pursuant to Section 4.01 to the Trustee. Any reference herein to amounts on deposit in the Certificate Account shall refer to amounts net of such interest or investment earnings.

            Section 3.07 WITHDRAWALS FROM THE CERTIFICATE ACCOUNT. (a) The Master Servicer shall, from time to time as provided herein, make withdrawals from the Certificate Account of amounts on deposit therein pursuant to Section
3.06 for the following purposes (without duplication):

                  (i) to deposit in the Distribution Account, by the Determination Date prior to each Distribution Date, the amount required to be distributed pursuant to Section 4.01 for such Distribution Date;

                  (ii) to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by Section 3.15, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.06);

                  (iii) to pay to itself, the Seller or other entity entitled thereto, with respect to any Mortgage Loan or REO Property that has been purchased or otherwise transferred to the Seller, the Master Servicer or such other entity, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Repurchase Price is determined;

                  (iv) to reimburse the Master Servicer for any Monthly Advance or Servicing Advance of its own funds, the right of the Master Servicer to reimbursement pursuant to this subclause (iv) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or Servicing Advance was made;

                  (v) to reimburse the Master Servicer for any Nonrecoverable Advance previously made, and not reimbursed pursuant to Subsection 3.07(a)(iv);

                  (vi) to pay to itself interest or investment earnings in respect of Eligible Investments or on funds deposited in the Certificate Account;

                  (vii) to pay to the Person entitled thereto any amounts reimbursable from the Trust Fund pursuant to Section 6.03 or 8.05;

                  (viii) to withdraw any other amount deposited in the Certificate Account that was not required to be deposited therein pursuant to Section 3.06; and



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                  (ix) to clear and terminate the Certificate Account pursuant to Section 9.01.

In connection with withdrawals pursuant to clauses (ii), (iii) and (iv), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, and the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clauses.

            (b) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, the funds held in the Certificate Account may be invested by the Master Servicer (to the extent practicable) in Eligible Investments, as directed in writing to the Trustee by the Master Servicer. Funds in the Certificate Account must be available for withdrawal without penalty, and any Eligible Investments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if any of such Eligible Investments is an obligation of the institution that maintains the related Certificate Account, then such Eligible Investments shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Eligible Investments in which funds in the related Certificate Account are invested must be held by or registered in the name of the Trustee in trust for the Certificateholders. All interest or other earnings from funds on deposit in the related Certificate Account (or any Eligible Investments thereof) shall be the exclusive property of the Master Servicer, and may be withdrawn from the related Certificate Account pursuant to clause (vi) above and the last sentence of Section 3.06(b) above. The amount of any net losses incurred in connection with the investment of funds in the Certificate Account in Eligible Investments shall be deposited in the related Certificate Account by the Master Servicer from its own funds immediately as realized without reimbursement therefor.

            Section 3.08. COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; SERVICING ACCOUNTS.

            (a) The Master Servicer shall establish and maintain one or more Servicing Accounts. The Master Servicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums or comparable items.

            (b) The deposits in the Servicing Accounts shall be held in trust by the Master Servicer (and its successors and assigns) in the name of the Trustee. Such Servicing Accounts shall be Eligible Accounts and if permitted by applicable law, invested in Eligible Investments held in trust by the Master Servicer as described above and maturing, or subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums or comparable items, to reimburse the Master Servicer for any Servicing Advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages,


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to pay interest, if required, to Mortgagors on balances in the Servicing
Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement. Any advances of such payments shall constitute Servicing Advances.

            Section 3.09 RESERVED.

            Section 3.10 MORTGAGE IMPAIRMENT INSURANCE. In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 3.11 below, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 3.11 below, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.11 below, and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the difference, if any, between the amount that would have been payable under a policy complying with Section 3.11 below and the amount paid under such blanket policy.

            Section 3.11 MAINTENANCE OF HAZARD INSURANCE AND FIDELITY COVERAGE.
(a) The Master Servicer shall maintain, or cause each Subservicer to maintain, with respect to each Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to the least of the principal balance of the Mortgage Loan, the current replacement cost of the Mortgaged Property and the full insurable value of the Mortgaged Property, and containing a standard mortgagee clause, PROVIDED, HOWEVER, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy.

            (b) All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Master Servicer. Any amounts collected by the Master Servicer or a Subservicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's or a Subservicer's normal servicing procedures, the Mortgage Note, the Mortgage or applicable law) shall be deposited into the Certificate Account, for transmittal to the Distribution Account, subject to withdrawal pursuant to Section 3.07.

            (c) Any cost incurred by a Master Servicer in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall constitute Servicing Advances and shall be recoverable by the Master Servicer in accordance with Section 3.07.



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            (d) No earthquake or other additional insurance shall be required of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and require such additional insurance. If, at the time of origination of the Mortgage Loan or at any subsequent time, the Mortgaged Property or REO Property is located in a federally designated special flood hazard area, the Master Servicer shall use reasonable efforts to cause flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained thereon. Such flood insurance shall be in an amount equal to the lesser of (i) the principal balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property or REO Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property or REO Property is located is participating in such program).

            (e) If insurance has not been maintained and should have been maintained in accordance with the limitations set forth in Subsections 3.11 (a) and (d), and there shall have been a loss which would have been covered by such insurance had it been maintained, the Master Servicer shall pay for any resulting loss.

            (f) The Master Servicer shall present, or cause the related Subservicer to present, claims under any related hazard insurance or flood insurance policy.

            (g) The Master Servicer shall obtain and maintain at its own expense and for the duration of this Agreement a blanket fidelity bond and errors and omissions insurance policy acceptable to FNMA or FHLMC covering such Master Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The Master Servicer shall promptly notify the Trustee of any material change in the terms of such bond or policy. Upon the request of the Trustee, the Master Servicer shall provide to the Trustee a certified true copy of such fidelity bond and insurance policy. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days' notice prior to any such cessation and shall use reasonable efforts to obtain a comparable replacement bond or policy, as the case may be.

            Section 3.12 DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. (a) If the Master Servicer is notified by any Mortgagor that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Master Servicer shall enforce any due-on-sale clause contained in the related Mortgage to the extent permitted under the terms of the related Mortgage Note and by applicable law. If the Master Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Master Servicer is authorized to consent to a conveyance subject to the lien of the Mortgage, and to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable law, such Mortgagor remains liable thereon. In connection with any such assumption, no material term of


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the related Mortgage Note may be changed. The Master Servicer shall notify the
Trustee, whenever practicable, before the completion of such assumption agreement, and shall forward to the Trustee the original of such assumption agreement, which shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee or additional interest collected by the Master Servicer for consenting to any such conveyance or entering into any such assumption agreement may be retained by the Master Servicer as additional servicing compensation.

            (b) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Master Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy.

            Section 3.13 REALIZATION UPON DEFAULTED MORTGAGE LOANS. (a) The Master Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which the Master Servicer has decided in its good faith judgment that such action is in the best interest of the Trust Fund, except that the Master Servicer shall not foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of toxic waste or other environmental hazards thereon, unless the Master Servicer follows the procedures in Subsection 3.13(c) below. In connection with such foreclosure or other conversion, the Master Servicer shall use reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such a manner as to maximize the receipt of principal and interest by the Certificateholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.13(b). The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase Net Liquidation Proceeds, and (ii) that such expenses will constitute Servicing Advances and will be recoverable to it pursuant to Section 3.07. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that it shall be entitled to receive Foreclosure Profits as additional servicing compensation.

            (b) The Trust Fund shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or imminent default of a Mortgage Loan. In the event that the Trust Fund acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Trustee on behalf of the Trust Fund in accordance with Section 3.20.



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            (c) With respect to any Mortgage Loan as to which the Master
Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Master Servicer shall promptly notify the Trustee and shall act in accordance with any directions provided by the Trustee. Notwithstanding the preceding sentence of this Section 3.13(c), with respect to any Mortgage Loan described by such sentence, the Master Servicer shall, if requested by the Trustee, obtain and deliver to the Trustee an environmental audit report prepared by a Person who regularly conducts environmental audits using customary industry standards. The Master Servicer shall be entitled to reimbursement for such report pursuant to
Section 3.07. If the Trustee has not provided directions to the Master Servicer in connection with any such Mortgage Loan within 30 days of a request by the Master Servicer for such directions and instructions, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund, including the release of such Mortgaged Property from the lien of the related Mortgage. The parties hereto acknowledge that the Master Servicer shall not acquire possession of or title to, or commence any proceedings to acquire possession of or title to, or take any other action with respect to, any Mortgaged Property, if the Trustee could reasonably be considered to be a responsible party for any liability arising from the presence of any toxic or hazardous substance on the Mortgaged Property, unless the Trustee has been indemnified to its reasonable satisfaction against such liability.

            Section 3.14 TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES. (a) Upon payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by a certification signed by a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited) and shall request delivery to the Master Servicer of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer and execute and deliver to the Master Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage (furnished by the Master Servicer), together with the Mortgage Note with written evidence of cancellation thereon.

            (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan or collection under an insurance policy, the Master Servicer may deliver to the Trustee a Request for Release signed by a Servicing Officer on behalf of the Master Servicer in substantially the form attached as Exhibit D hereto. Upon receipt of the Request for Release, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer as bailee for the Trustee.

            (c) The Master Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.14(b) to be returned to the Trustee when the need therefor no longer exists, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account. Prior to return of a Mortgage File or any document to the Trustee, the Master Servicer


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shall retain such file or document in its constructive control as bailee for the
Trustee. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master
Servicer upon deposit of the related Net Liquidation
Proceeds in the Certificate Account.

            (d) The Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents presented to it by the Master Servicer necessary to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity. Together with such documents or pleadings, the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute the pleadings or documents.

            Section 3.15 SERVICING COMPENSATION. (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan.

            (b) The Master Servicer may retain additional servicing compensation in the form of prepayment charges, if any, tax service fees, fees for statement of account or payoff, late payment charges, bad check charges, assumption fees, modification fees or any other servicing- related fees, to the extent such fees are collected from the related Mortgagors, and Foreclosure Profits. The Master Servicer shall be required to pay all expenses it incurs in connection with its servicing activities under this Agreement and shall not be entitled in connection with its servicing activities under this Agreement to reimbursement except as provided in this Agreement.

            Section 3.16 ANNUAL STATEMENTS OF COMPLIANCE. Within 120 days after December 31 of each year, commencing in December 1998, the Master Servicer at its own expense shall deliver to the Trustee, with a copy to the Rating Agencies, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the most recently completed calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default.

            Section 3.17 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. (a) Within 120 days after December 31 of each year, commencing in December 1998, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan


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servicing standards identified in the Uniform Single Attestation Program for
Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by a Subservicer, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to such Subservicer. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee and the Rating Agencies.

            Section 3.18. OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS. The Master Servicer may repurchase any Mortgage Loan that is 90 days or more Delinquent for a price equal to the Repurchase Price. The Repurchase Price for any Mortgage Loan purchased hereunder shall be deposited by the Master Servicer in the Certificate Account and the Trustee, upon receipt of a Request for Release and confirmation of such deposit from the Master Servicer in the form of Exhibit D, shall release or cause to be released to the Master Servicer or its designee, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer or its designee, in each case without recourse, representation or warranty, as shall be necessary to vest in the Master Servicer or its designee ownership of such Mortgage Loan released pursuant hereto.

            Section 3.19. INFORMATION REQUIRED BY THE INTERNAL REVENUE SERVICE GENERALLY AND REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY. The Master Servicer shall prepare and deliver all federal and state information reports when and as required by Section 6050J (reports of foreclosures and abandonments), Section 6050H (reports relating to mortgage interest received) and Section 6050P of the Code (reports relating to cancellation of indebtedness).

            Section 3.20. TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

            (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property before the close of the third taxable year following the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, more than 60 days before the day on which the three-year grace period would otherwise expire an extension of the grace period, unless the Master Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Company, which Opinion of Counsel shall not be at the expense of the Trust Fund or the Trustee, to the effect that the holding by REMIC I of such REO Property subsequent to such period after its acquisition will not result in the imposition on REMIC I, REMIC II or REMIC III of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause REMIC I, REMIC II or REMIC III to fail to


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qualify as a REMIC under federal tax law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by REMIC I, REMIC II or REMIC III of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

            (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Certificate Account to serve as the REO Account, subject to separate ledgers or subaccounts for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited or Eligible Investments in the REO Account.

            (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited, on a daily basis in the REO Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                        (i) all insurance premiums due and payable in respect of
            such REO Property;

                        (ii) all real estate taxes and assessments in respect of
            such REO Property that may result in the imposition of a lien thereon; and

                        (iii) all costs and expenses necessary to maintain such
            REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes, but only if the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's reasonable good faith judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.



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            Notwithstanding the foregoing, the Master Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of the Trust Fund or Trustee, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC I, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

            The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                        (i) the terms and conditions of any such contract shall
            not be inconsistent herewith;

                        (ii) any such contract shall require, or shall be
            administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                        (iii) none of the provisions of this Section 3.20(c)
            relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and



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                        (iv) the Master Servicer shall be obligated with respect
            thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) In addition to the withdrawals permitted under Section 3.20(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself for unreimbursed Servicing Advances and Monthly Advances made in respect of such REO Property or the related Mortgage Loan. On the Determination Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Certificate Account in accordance with Section 3.06(b)(vi), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.20(c) or this Section 3.20(d).

            (e) Subject to the time constraints set forth in Section 3.20(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Closing Date allow a sale for other consideration).



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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01. DISTRIBUTION ACCOUNT; INVESTMENT OF ACCOUNTS.

            (a) The Trustee shall establish and maintain a segregated account in its name (the "Distribution Account"), which shall be an Eligible Account, into which the Master Servicer shall deposit on or before each Determination Date by wire transfer of immediately available funds an amount equal to the sum of the Interest Remittance Amount and Principal Remittance Amount for the immediately succeeding Distribution Date.

            (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Accounts in Eligible Investments designated in the name of the Trustee, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Distribution Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Accounts in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer. The amount of any net losses incurred in respect of any such investments shall be deposited in the related Account by the Master Servicer.

            Section 4.02. DISTRIBUTIONS.

            (a) On each Distribution Date, the Trustee shall make, subject to available funds, the distributions described below, to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Trustee, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Trustee by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. Each Certificateholder's share of the distributions described below shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder.

            (b) On each Distribution Date, the Trustee shall withdraw from the Distribution Account and, if necessary, in the case of the first three Distribution Dates, the Capitalized Interest Account, the Interest Distribution Amount for such Distribution Date and distribute such amount as follows, in each case to the extent of the Interest Distribution Amount:



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                  (i) to the holders of each Component of the Class A-IO
      Certificates, pro rata, an amount equal to the Accrued Certificate Interest thereon for such Distribution Date, plus any Unpaid Interest Shortfalls thereon;

                  (ii) to the Class A-1 and the Class A-2 Certificateholders, pro rata, an amount equal to the Accrued Certificate Interest thereon for such Distribution Date, plus any Unpaid Interest Shortfalls thereon;

                  (iii) to the Class M-1 Certificateholders, an amount equal to the Accrued Certificate Interest thereon for such Distribution Date;

                  (iv) to the Class M-2 Certificateholders, an amount equal to the Accrued Certificate Interest thereon for such Distribution Date;

                  (v) to the Class B Certificateholders, an amount equal to the Accrued Certificate Interest thereon for such Distribution Date; and

                  (vi) any amount remaining (such amount, the "Net Monthly Excess Interest Amount") for such Distribution Date shall be included in the Net Monthly Excess Cash Flow and distributed as described in 4.02(e).

            (c) On each Distribution Date prior to the Stepdown Date and on or after the Stepdown Date if a Trigger Event is in effect, the Trustee shall withdraw from the Distribution Account the Principal Distribution Amount for such Distribution Date and distribute such amount as follows, in each case to the extent of the Principal Distribution Amount:

                  (i) first, to the Class A-1 Certificateholders, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

                  (ii) second, to the Class A-2 Certificateholders, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

                  (iii) third, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                  (iv) fourth, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

                  (v) fifth, to the Class B Certificates, until the Certificate Principal Balance of the Class B Certificates has been reduced to zero;

                  (vi) any Principal Remittance Amount remaining (such amount, the "Net Monthly Excess Principal Amount") shall be included in the Net Monthly Excess Cash Flow and distributed as described in Section 4.02(e).


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            (d) On each Distribution Date after the Stepdown Date, so long as no
Trigger Event is in effect, the Trustee shall withdraw from the Distribution Account the Principal Distribution Amount for such Distribution Date and shall distribute such amount as follows, in each case to the extent of the Principal Distribution Amount:

                  (i) first, to the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero, an amount equal to the excess, if any, of (x) the sum of the Certificate Principal Balance of the Class A-1 Certificates and Class A-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 50.30% and (2) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus $4,000,000;

                  (ii) second, and only if the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero, from the balance, if any, remaining of the Principal Distribution Amount after the distribution described in clause (i) above, to the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero, an amount equal to the excess, if any, of (x) the Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of
      (1) 50.30% and (2) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus $4,000,000;

                  (iii) third, from the balance, if any, remaining of the Principal Distribution Amount after the distribution described in clauses
      (i) and (ii) above, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, the excess, if any, of (x) the sum of (a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions pursuant to clauses (i) and (ii) above on such Distribution
      Date) and (b) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 66.30% and (2) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus $4,000,000.

                  (iv) fourth, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses
      (i) through (iii) above, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, the excess, if any, of (x) the sum of (a) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account distributions pursuant to clauses
      (i) through (iii) above on such Distribution Date) and (b) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of
      (1) 80.30% and (2) the Pool Principal Balance as of the last day of the related


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      Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus $ 4,000,000;

                  (v) fifth, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses
      (i) through (iv) above, to the Class B Certificates, until the Certificate Principal Balance of the Class B Certificates has been reduced to zero, the excess, if any, of (x) the sum of (a) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates (after taking into account distributions pursuant to clauses (i) though
      (iv) above on such Distribution Date) and (b) the aggregate Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 92.30% and
      (2) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus $4,000,000; and

                  (vi) sixth, any Principal Remittance Amount remaining (such amount, the "Net Monthly Excess Principal Amount") shall be included in the Net Monthly Excess Cash Flow as described in Section 4.02(e) and applied as described therein.

            (e) On each Distribution Date, the Net Monthly Excess Cash Flow will be distributed by the Trustee as follows, in each case to the extent of the Net Monthly Excess Cash Flow:

                  (i) first, to pay any Unpaid Interest Shortfall on the Class A
            Certificates, pro rata;

                  (ii) second, to fund the Extra Principal Distribution Amount for such Distribution Date to be distributed to the Offered Certificateholders in the manner and priority set forth in Section 4.02(c) or 4.02(d) above;

                  (iii) third, to pay any Unpaid Interest Shortfall on the Class
            M-1 Certificates until such Unpaid Interest Shortfall is reduced to zero;

                  (iv) fourth, to reimburse the Class M-1 Certificates for any
            Realized Losses previously allocated thereto pursuant to Section
            4.05 until fully reimbursed;

                  (v) fifth, to pay any Unpaid Interest Shortfall on the Class
            M-2 Certificates until such Unpaid Interest Shortfall is reduced to zero;

                  (vi) sixth, to reimburse the Class M-2 Certificates for any
            Realized Losses previously allocated thereto pursuant to Section
            4.05 until fully reimbursed;

                  (vii) seventh, to pay any Unpaid Interest Shortfall on the
            Class B Certificates until such Unpaid Interest Shortfall is reduced to zero;



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                  (viii) eighth, to reimburse the Class B Certificates for any
            Realized Losses previously allocated thereto pursuant to Section
            4.05 until fully reimbursed;

                  (ix) ninth, to the Available Funds Cap Carryover Reserve
            Account, the amount necessary to bring the amount on deposit therein up to the Available Funds Cap Carryover Amount for each of the Class A-1, Class A-2, Class M-1, Class M- 2 and Class B Certificates;

                  (x) tenth, to the Class C Certificateholders, an amount equal to (A) the Class C Interest Distribution Amount for such Distribution Date reduced, but not below zero, by (B) the amount, if any, distributed pursuant to clause (ix) hereof on such Distribution Date; and

                  (xi) eleventh, any remaining amounts will be distributed to the Class R- III Certificates.

            (f) If any funds that would have been distributed to the Class C Certificateholders pursuant to Section 4.02(e)(x) hereof but for Section 4.02(e)(ix) hereof, are instead distributed to the Available Funds Cap Carryover Reserve Account pursuant to Section 4.02(e)(ix) hereof , such funds shall be treated as having been distributed to the Class C Certificateholders pursuant to
Section 4.02(e)(x) hereof and thereafter contributed by the Class Certificateholders to the Available Funds Cap Carryover Reserve Account. If any funds that would have been distributed to the Class R-III Certificates pursuant to Section 4.02(e)(xi) hereof but for Section 4.02(e)(ix) hereof, are instead distributed to the Available Funds Cap Carryover Reserve Account pursuant to
Section 4.02(e)(ix) hereof , such funds shall be treated as having been distributed to the Class R-III Certificateholders pursuant to Section 4.02(e)(xi) hereof and thereafter advanced by the Class R-III Certificateholders to the Available Funds Cap Carryover Reserve Account. To the extent that any funds are subsequently distributed to the Class C Certificateholders pursuant to
Section 4.02(e)(x) hereof, the Class C Certificateholders agree to reimburse the Class R-III Certificateholders for any such advance.

            (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (h) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the


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next Distribution Date, the Master Servicer shall, no later than the
Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Distribution Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

            Section 4.03. STATEMENTS TO CERTIFICATEHOLDERS.

            (a) No later than 12:00 noon (Illinois time) on each Determination Date, the Master Servicer shall deliver to the Trustee a computer tape (or such other report in a form and format mutually agreeable to the Master Servicer and the Trustee) containing the information set forth in Exhibit C hereto as to each Mortgage Loan as of the end of the preceding Due Period and such other information as the Trustee shall reasonably require. On each Distribution Date, the Trustee shall forward by telecopy to the Master Servicer and the Company and mail to each Holder, a statement setting forth the following information (based on the information contained on the computer tape) as to each Class of Certificates to the extent applicable:

                  (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                  (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

                  (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

                  (iv) the number and Pool Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

                  (v) the aggregate Certificate Principal Balance or Component Notional Amount, as applicable, of each Class of the Certificates or Component, as the case may be, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;



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                  (vi) the number and aggregate principal balances of Mortgage
      Loans that are, as of the last day of the preceding calendar month, Delinquent (A) one month, (B) two months and (C) three or more months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

                  (vii) the number and aggregate principal balance of any REO Properties;

                  (viii) the aggregate Unpaid Interest Shortfall remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                  (ix) the Required Overcollateralization Amount and Overcollateralization Amount, after giving effect to distributions made on such Distribution Date;

                  (x) the aggregate amount of Realized Losses for such Distribution Date and the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date;

                  (xi) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

                  (xii) the weighted average Net Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

                  (xiii) the Pass-Through Rate on each of the Class A-1 and Class A-2 Certificates, the Subordinate Certificates and each Component for such Distribution Date;

                  (xiv) the Senior Enhancement Percentage for such Distribution Date;

                  (xv) the Servicing Fee for the related Due Period; and

                  (xvi) the Available Funds Cap Carryover Amount for each Class of Offered Certificates (other than the Class A-IO Certificates) for such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            The determination by the Master Servicer of the amounts set forth in the Master Servicer's computer tape shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent verification.

            (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of


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a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee pursuant to any requirements of the Code as are in force from time to time.

            (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee pursuant to any requirements of the Code as are in force from time to time.

            (d) The Trustee shall furnish to each Certificateholder during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Certificateholder, may reasonably require; PROVIDED that the Master Servicer (to the extent that the Trustee in connection with the foregoing has requested from the Master Servicer information not generally produced) and the Trustee shall be entitled to be reimbursed by such Certificateholder, for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

            (e) Reports and computer tapes furnished by the Master Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to (i) the extent provided in this Agreement or required by law, (ii) the Rating Agencies or the Company,
(iii) the extent the Seller instructs the Trustee in writing to furnish information regarding the Trust Fund or the Mortgage Loans to third-party information providers. No Person entitled to receive copies of such reports or tapes or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

            Section 4.04. RESERVED.

            Section 4.05. ALLOCATION OF REALIZED LOSSES.

            Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Due Period.


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The amount of each Realized Loss shall be included in the report to the Trustee provided pursuant to Section 4.03(a).

            On each Distribution Date following the application of all amounts distributable on such date, to the extent the Pool Principal Balance is less than the aggregate Certificate Principal Balances of the Regular Certificates (other than the Class A-IO Certificates) due to Realized Losses on the Mortgage Loans, the Certificate Principal Balances of the Offered Certificates (other than the Class A-IO Certificates) shall be reduced as follows, until such deficiency is fully allocated: first, the Certificate Principal Balance of the Class B Certificates shall be reduced, until the Certificate Principal Balance thereof has been reduced to zero; second, the Certificate Principal Balance of the Class M-2 Certificates shall be reduced, until the Certificate Principal Balance thereof has been reduced to zero; and third, the Certificate Principal Balance of the Class M-1 Certificates shall be reduced, until the Certificate Principal Balance thereof has been reduced to zero. The Certificate Principal Balances of the Class A-1 and Class A-2 Certificates will not be so reduced and will continue to receive Accrued Certificate Interest thereon in accordance with
Section 4.02(b).

            Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(b). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Sections 4.02(c) and (d). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

            Section 4.06. 1934 ACT REPORTS.

            The Trustee shall prepare or cause to be prepared for filing and file with the Securities and Exchange Commission (the "Commission"), with a copy to the Company, any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed (other than the current information on Form 8-K to be filed in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Company in connection with the issuance of the Certificates). Such reports shall include, but are not necessarily limited to, the following (which are subject to any changes in procedures required by the Commission): (i) within 15 days after each Distribution Date, the Trustee shall file with the Commission a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto, (ii) within 15 days of each Subsequent Transfer Date, the Trustee shall file with the Commission a Form 8-K with a copy of the Subsequent Transfer Agreement, (iii) not later than March 30 of the first year commencing after the date of the initial issuance of the Certificates, and each March 30 thereafter if such reporting obligation has not been suspended, the Trustee shall file a Form 10-K in substance conforming to industry standard reporting protocols permitted by the Commission for similar securities (or otherwise in accordance with


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instructions provided by the Company), and (iv) not later than January 30 of the first year for which the Company's reporting obligations have been automatically suspended (which shall not be earlier than the first year commencing after the date of the initial issuance of the Certificates) the Trustee shall file a Form 15D, notifying the Commission of such suspension with respect to the Trust Fund. The Company hereby grants to the Trustee a limited power of attorney to execute and file each such report on behalf of the Company. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Company of written termination of such power of attorney and (ii) the termination of the Trust Fund. Fees and expenses incurred by the Trustee in connection with the foregoing shall be paid by the Trustee in connection with the foregoing from the Trustee's fees and shall not be paid by the Trust Fund. The Company, the Master Servicer and the Seller hereby agree to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within their possession related to this Agreement and the Mortgage Loans as the Trustee reasonably requires to prepare and file all necessary reports with the Commission.

            Section 4.07. RESERVED.

            Section 4.08. DISTRIBUTIONS ON THE UNCERTIFICATED REMIC I AND REMIC
                          II REGULAR INTERESTS.

            (a) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority, in each case to the extent of available funds reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02:

                  (i) Uncertificated REMIC I Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated REMIC I Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

                  (ii) In accordance with the priority set forth in Section 4.08(b), an amount equal to the sum of the amounts in respect of the Principal Distribution Amount (exclusive of the Extra Principal Distribution Amount) distributable on the Class A-1, Class A-2, Class M-1, Class M-2 and Class B Certificates under Section 4.02(c) or 4.02(d), as allocated thereto pursuant to Section 4.02(c) or 4.02(d).

            (b) The amount described in Section 4.08(a)(ii) shall be deemed distributed (i) to Uncertificated REMIC I Regular Interest LT-Y until the Uncertificated Principal Balance thereof is reduced to zero, and (ii) thereafter to Uncertificated REMIC I Regular Interest LT-Z until the Uncertificated Principal Balance thereof is reduced to zero.

            (c) Reserved.



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            (d) In determining from time to time the Uncertificated REMIC I
Regular Interest LT-Y Distribution Amount and Uncertificated REMIC I Regular Interest LT-Z Distribution Amount, Realized Losses allocated to the Class M-1, Class M-2 and Class B Certificates under Section 4.05 shall be deemed allocated first to Uncertificated REMIC I Regular Interest LT-Y and thereafter to Uncertificated REMIC I Regular Interest LT-Z.

            (e) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC II Regular Interests, the Uncertificated REMIC II Regular Interest Distribution Amounts in the following order of priority, in each case to the extent of available funds reduced by distributions made to the Class R-II Certificates pursuant to Section 4.02:

                  (i) Uncertificated REMIC II Accrued Interest on the Uncertificated REMIC II Regular Interests for such Distribution Date, plus any Uncertificated REMIC II Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

                  (ii) In accordance with the priority set forth in Section 4.08(f), an amount equal to the sum of the amounts in respect of the Principal Distribution Amount (exclusive of the Extra Principal Distribution Amount) distributable on the Class A-1, Class A-2, Class M-1, Class M-2 and Class B Certificates under Section 4.02(c) or 4.02(d), as allocated thereto pursuant to Section 4.02(c) or 4.02(d). This Section 4.08(e)(ii) shall not apply to Uncertificated REMIC II Regular Interest LT-A-IO-A, Uncertificated REMIC II Regular Interest LT-A-IO-B and Uncertificated REMIC II Regular Interest LT-A-IO-C.

            (f) The amount described in Section 4.08(e)(ii) shall be deemed distributed to (i) Uncertificated REMIC II Regular Interest LT-A-1, (ii) Uncertificated REMIC II Regular Interest LT-A-2, (iii) Uncertificated REMIC II Regular Interest LT-M-1, (iv) Uncertificated REMIC II Regular Interest LT-M-2 and (v) Uncertificated REMIC II Regular Interest LT-B, respectively, with the amount to be distributed allocated among such interests in accordance with the amounts allocated to the (i) Class A-1 Certificates, (ii) Class A-2 Certificates, (iii) Class M-1 Certificates, (iv) Class M-2 Certificates and (v) Class B Certificates, respectively, under Sections 4.02(c) and 4.02(d) until the Uncertificated Principal Balance of each such interest is reduced to zero.

            (g) Reserved.

            (h) In determining from time to time the Uncertificated REMIC II Regular Interest LT-A-IO-A Distribution Amount, Uncertificated REMIC II Regular Interest LT-A-IO-B Distribution Amount, Uncertificated REMIC II Regular Interest LT-A-IO-C Distribution Amount, the Uncertificated REMIC II Regular Interest LT-A-1 Distribution Amount, Uncertificated REMIC II Regular Interest LT-A-2 Distribution Amount, Uncertificated REMIC I Regular Interest LT-M-1 Distribution Amount, Uncertificated REMIC I Regular Interest LT-M-2 Distribution Amount and Uncertificated REMIC I Regular Interest LT-B Distribution Amount, Realized Losses allocated to the Class M-1, Class M-2 and Class B Certificates under
Section 4.05 shall be deemed


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allocated to Uncertificated REMIC I Regular Interest LT-M-1, Uncertificated
REMIC I Regular Interest LT-M-2 and Uncertificated REMIC I Regular Interest LT-B, respectively.

            (i) On each Distribution Date the Trustee shall be deemed to distribute from REMIC III, in the priority set forth in Sections 4.02(a) and
(b), to the Class A-1, Class A-2, Class A-IO, Class M-1, Class M-2, Class B, Class C and Class R-III Certificates the amounts distributable thereon, from the Uncertificated REMIC II Regular Interest Distribution Amounts deemed to have been received by REMIC III from REMIC II under this Section 4.08.

            (j) Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests and Uncertificated REMIC II Regular Interests described in this Section 4.08, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

            Section 4.09 MONTHLY ADVANCES.

            If any Monthly Payment on a Mortgage Loan that was due on the immediately preceding Due Date and delinquent on the Determination Date is delinquent other than as a result of application of the Relief Act or Debt Service Reduction, the Master Servicer on such Determination Date will deposit in the Certificate Account an amount equal to the interest portion (net of the Servicing Fee) of the scheduled Monthly Payment for such Mortgage Loan, except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing and in the absence of such a determination, the Master Servicer shall continue to make such advances through the date that the related Mortgage Loan has, in the judgment of the Master Servicer, become a Liquidated Mortgage Loan. If applicable, prior to each Determination Date, the Master Servicer shall deliver an Officer's Certificate to the Trustee stating that the Master Servicer elects not to make a Monthly Advance in a stated amount or that a Monthly Advance previously made has become a Nonrecoverable Advance. In lieu of making all or a portion of such Monthly Advance from its own funds, the Master Servicer may (i) cause to be made an appropriate entry in its records relating to the Certificate Account that any amount held in the Certificate Account and not required for distribution on the immediately succeeding Distribution Date has been used by the Master Servicer in discharge of its obligation to make any such Monthly Advance and (ii) transfer such funds from the Certificate Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the Determination Date immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to Section 4.01.

            Section 4.10 COMPENSATING INTEREST PAYMENTS.

            The Master Servicer shall deposit in the Certificate Account not later than the Determination Date an amount equal to the Compensating Interest related to such Determination Date. The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest payment.


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            Section 4.11 PRE-FUNDING ACCOUNT.

            (a) No later than the Closing Date, the Trustee shall establish a segregated trust account that is an Eligible Account, which shall be titled, "Pre-Funding Account, The First National Bank of Chicago, as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 1998-B". The Trustee shall, promptly upon receipt, deposit in the Pre- Funding Account and retain therein the Original Pre-Funded Amount remitted on the Closing Date to the Trustee by the Company. Prior to end of the Pre-Funding Period, the Pre-Funding Account will be part of the Trust Fund.

            (b) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Trustee as follows:

                  (i) On any Subsequent Transfer Date, the Trustee, pursuant to the related Subsequent Transfer Agreement, shall withdraw from the Pre-Funding Account an amount equal to the Purchase Price for each Subsequent Mortgage Loan transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to the Seller upon satisfaction of the conditions with respect to such transfer and assignment set forth in Section 2.09 above;

                  (ii) Prior to each Distribution Date, the Trustee shall
            withdraw the amount of any reinvestment income on funds in the Pre-Funding Account and deposit such amount in the Capitalized Interest Account;

                  (iii) The Trustee shall withdraw any amount not required to be deposited in the Pre-Funding Account or deposited therein in error; and

                  (iv) The Trustee shall clear and terminate the Pre-Funding
            Account upon the earliest to occur of (A) the Distribution Date following the end of the Pre- Funding Period, (B) the termination of this Agreement and (C) the termination of the Trust Fund, with any amounts remaining on deposit therein being deposited into the Distribution Account for payment to the Class A-1 Certificateholders on the Distribution Date following the end of the Pre-Funding Period pursuant to Section 4.02(c) or 4.02(d).

            Amounts on deposit in the Pre-Funding Account shall be invested by the Trustee in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account shall be deposited in the Capitalized Interest Account prior to each Distribution Date. The Pre-Funding Account will not be an asset of any REMIC and, solely for Federal income tax purposes, will be treated as owned by the Seller.

            Section 4.12 CAPITALIZED INTEREST ACCOUNT.



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            No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account, which shall be an Eligible Account, titled "Capitalized Interest Account, The First National Bank of Chicago, as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 1998-B". The Trustee shall, promptly upon receipt, deposit in the Capitalized Interest Account and retain therein the Capitalized Interest Amount remitted on the Closing Date to the Trustee by the Company. Funds deposited in the Capitalized Interest Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein. On Distribution Dates occurring in October, November and December, 1998, the Trustee shall withdraw from the Capitalized Interest Account an amount equal to the excess, if any, of the sum of the amount of interest accruing at the weighted average applicable Pass-Through Rates on the amount by which the Aggregate Certificate Principal Balance exceeds the Pool Principal Balance for such Distribution Date, and distribute such amount pursuant to Section 4.02(b) as a component of the Interest Distribution Amount for such Distribution Date. Any amounts remaining in the Capitalized Interest Account on the Distribution Date following the end of the Pre-Funding Period will be paid to the Seller and will not thereafter be available for distribution pursuant to Section 4.02. Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be an asset of any REMIC and, solely for Federal income tax purposes, will be treated as owned by the Seller.

            Section 4.13 AVAILABLE FUNDS CAP CARRYOVER RESERVE ACCOUNT.

            (a) No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled, "Available Funds Cap Carryover Reserve Account, The First National Bank of Chicago, as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 1998-B". The Trustee shall, promptly upon receipt, deposit in the Available Funds Cap Carryover Reserve Account and retain therein the Initial Reserve Account Deposit remitted on the Closing Date to the Trustee by the Company. Notwithstanding anything to the contrary herein, the Available Funds Cap Carryover Reserve Account shall be treated as an outside reserve fund within the meaning of Treas. Reg. section 1.860G-2(h) and shall not be treated as an asset of any REMIC created in this Agreement. The Available Funds Cap Carryover Reserve Account (including any investment earnings thereon) shall be treated as owned by the holder of the Class C Certificates, initially the Company, and any earnings on such account shall be taxable to such holder. The Trustee shall, promptly upon receipt, deposit into the Available Funds Cap Carryover Reserve Account on each Distribution Date, that portion of the Net Monthly Excess Cash Flow described in Section 4.02(e)(ix). For all federal income tax purposes, amounts transferred by the REMIC to the Available Funds Cap Carryover Reserve Account shall be treated as amounts distributed by REMIC III to the Class C Certificateholders.

            On each Distribution Date, the Trustee shall withdraw, to the extent of available funds, the aggregated Available Funds Cap Carryover Amount for all Class A-1, Class A-2, Class M-1, Class M-2 and Class B Certificates and distribute such amount in the following order of priority:



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            (i) to the Class A-1, Class A-2, Class M-1, Class M-2 and Class B
      Certificateholders, in that order, the related Available Funds Cap Carryover Amount outstanding on such Distribution Date; and

            (ii) to invest amounts on deposit in the Available Funds Cap Carryover Reserve Account in Eligible Investments as directed by the Seller.

            On the Distribution Date in which all amounts due have been paid to the Class A-1, Class A-2, Class M-1, Class M-2 and Class B Certificateholders, the Trustee, after making any withdrawals from the Available Funds Cap Carryover Reserve Account required pursuant to the preceding paragraph, shall clear and terminate the Available Funds Cap Carryover Reserve Account, liquidate any investments therein and pay any uninvested funds therein or the proceeds of such liquidation to the Seller.

            Section 4.14. COMPLIANCE WITH WITHHOLDING.

            Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.




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                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01. THE CERTIFICATES.

            (a) The Class A Certificates, the Subordinate Certificates, the Class C Certificates and Class R Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4 and B and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee of the documents specified in Section 2.01. The Class A-1, Class A-2, Class M-1, Class M-2, Class B and Class C Certificates shall be initially evidenced by one or more certificates representing a fraction of the initial Certificate Principal Balance for each Class and shall be issuable in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. The Class A-IO Certificates shall be issuable in minimum percentage interests of 20.0% and integral multiples of 0.01% in excess thereof. The Class R Certificates shall be issuable in minimum percentage interests of 20.0% and integral multiples of 0.01% in excess thereof; PROVIDED, HOWEVER, that one Class R-I Certificate, one Class R-II Certificate and one Class R-III Certificate may be issued to the Trustee as "tax matters person" pursuant to Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

            The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            (b) The Class A-IO, Class A-1, Class A-2, Class M-1, Class M-2 and Class B Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of such Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the


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Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            If (i)(A) the Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee is unable to locate a qualified successor or (ii) the Trustee elects to terminate the book-entry system through the Depository, or (iii) after the occurrence of an Event of Default the Holders of the Book-Entry Certificates (other than the Class A-IO Certificates) having Percentage Interests aggregating at least a majority of the Certificate Principal Balance of such Book-Entry Certificates advise the Depository in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of the Holders of the Book-Entry Certificates, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this
Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            Section 5.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates


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and transfers and exchanges of Certificates as herein provided. The Certificate
Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

            (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

            (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (d) No transfer, sale, pledge or other disposition of a Class C or Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 5.02(d), in the event that a transfer of a Class C or Class R Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer; provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit G-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit H hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be written representation) from the Company of the status, of such transferee as an Affiliate of the Company or (ii) the prospective


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transferee of such a Certificate shall be required to provide the Trustee, the
Company and the Master Servicer with an investment letter substantially in the form of Exhibit G-1 attached hereto, which investment letter shall not be an expense of the Trustee, the Company, or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of any such Class C or Class R Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

            (e) Notwithstanding the provisions of Section 5.06, transfers of Subordinate Certificates in the form of Definitive Certificates, as well as transfers of Class C or Class R Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the assets of any Plan will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement. In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Subordinate Certificates or Class C or Class R Certificates by or on behalf of such Plan is permissible under applicable law will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, and the following statements are correct: (i) the transferee is an insurance company and the source of funds used to purchase such Subordinate Certificates or Class C or Class R Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60),
(ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general accounts reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Subordinate Certificates or Class C or Class R Certificates.

            (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause
(iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The


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rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                      (A) Each Person holding or acquiring any Ownership
            Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                      (B) In connection with any proposed Transfer of any
            Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit F-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit F-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                      (C) Notwithstanding the delivery of a Transfer Affidavit
            and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                      (D) Each Person holding or acquiring any Ownership
            Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit F-2.

                      (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."


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                           (ii) The Trustee will register the Transfer of any
         Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit F-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

                           (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulation Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                      (B) If any purported Transferee shall become a Holder of a
            Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                  (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate


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      to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

                  (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                      (A) written notification from each Rating Agency to the
            effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A Certificates or Subordinate Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                      (B) subject to Section 10.01(f), a certificate of the
            Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause REMIC I, REMIC II or REMIC III to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

            (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar


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such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04. PERSONS DEEMED OWNERS.

            Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

            Section 5.05. APPOINTMENT OF PAYING AGENT.

            The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

            The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

            Section 5.06. ERISA DEEMED REPRESENTATION.

            Any purchaser of a Subordinate Certificate or a Class C or Class R Certificate (or interest therein) not issued or transferred as a Definitive Certificate will be deemed to have


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represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Certificate (or interest therein) on behalf of, or with assets of, any Plan or (b) the purchase of any such Certificate (or interest therein) by or on behalf of, or with Plan assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement.



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                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

            Section 6.01. RESPECTIVE LIABILITIES OF THE COMPANY AND THE MASTER
                          SERVICER.

            The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Sections 7.01 or 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 6.02. MERGER OR CONSOLIDATION OF THE COMPANY OR THE MASTER
                          SERVICER.

            (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 6.03. LIMITATION ON LIABILITY OF THE COMPANY, THE MASTER
                          SERVICER AND OTHERS.

            Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund, the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Company, the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising


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hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including any amount paid to the Trustee pursuant to Section 8.05, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

            Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor. The Master Servicer's and the Company's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Master Servicer or the Company pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination) out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.07.

            Section 6.04. COMPANY AND MASTER SERVICER NOT TO RESIGN.

            Subject to the provisions of Section 3.02 and Section 6.02, neither the Master Servicer nor the Company shall resign from its respective obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law which cannot be cured without unreasonable cost, as evidenced by an Opinion of Counsel to such effect delivered to the Trustee or
(ii) with respect to the Master Servicer, upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is, in the reasonable judgment of the Trustee, acceptable; and (b) each Rating Agency shall have confirmed in writing that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the qualification, reduction or withdrawal of the then current rating of the Certificates; PROVIDED, HOWEVER, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee, shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section
7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer.


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                                   ARTICLE VII

                                     DEFAULT

            Section 7.01. EVENTS OF DEFAULT.

            Event of Default, wherever used herein, means the occurrence and continuance of any one of the following events:

            (i) any failure by the Master Servicer to deposit in the Certificate Account or Distribution Account any deposit required to be made under the terms of this Agreement, including any Monthly Advances and Compensating Interest, which failure continues un remedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing at least 25% of the aggregate Voting Rights; or

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements of the Master Servicer set forth in this Agreement, which failure, in each case, materially and adversely affects the interests of Certificateholders and which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a notice of default, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing at least 25% of the aggregate Voting Rights; or

            (iii) the entry against the Master Servicer of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivorship, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed for a period of 90 consecutive days; or

            (iv) the Master Servicer shall commence a voluntary case in bankruptcy, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or



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            (v) so long as the Seller is the Master Servicer and subject to the limitations set forth in the Mortgage Loan Purchase Agreement, any failure of the Seller to repurchase or substitute Qualified Substitute Mortgage Loans for Deleted Mortgage Loans as required pursuant to the Mortgage Loan Purchase Agreement and this Agreement; or

            (vi) a Servicer Termination Event has occurred and is continuing.

So long as an Event of Default shall not have been remedied by the Master Servicer, either the Trustee or the holders of at least 51% of the aggregate Voting Rights, by notice then given in writing to the Master Servicer (and to the Trustee, as applicable) may, by notice to the Master Servicer, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement other than its right to receive servicing compensation and reimbursement for expenses for servicing the Mortgage Loans hereunder during any period prior to the date of such termina tion and the Trustee may exercise any and all other remedies available at law or equity. Any such notice to the Master Servicer shall also be given to each Rating Agency. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement shall pass to and be vested in the Trustee, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accom plish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts relating to the Mortgage Loans that shall at the time be held by the Master Servicer and required to be deposited by it in the Certificate Account, or that have been deposited by the Master Servicer in the Certificate Account or thereafter received by the Master Servicer with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive all amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. No termination of the Master Servicer shall affect any obligation of the Seller.

            Notwithstanding the foregoing, a delay in or failure of performance under Section 7.01(i) or Section 7.01(ii) after the applicable grace periods specified in such Sections shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Master Servicer shall provide the Trustee and the Certificateholders with notice of such failure or delay by it, together


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with a description of its efforts to so perform its obligations. The Master
Servicer shall immedi ately notify the Trustee in writing of any Event of Default.

            Section 7.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the time the Master Servicer receives a notice of termination pursuant to
Section 7.01 or sends a notice pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof, including but not limited to the provisions of Article III. Nothing in this Agreement shall be construed to permit or require the Trustee to
(i) succeed to the responsibilities, duties and liabilities of the Master Servicer in its capacity as the Seller under the Mortgage Loan Purchase Agreement or under this Agreement, (ii) be responsible or accountable for any act or omission of the Master Servicer prior to the issuance of a notice of termination hereunder, (iii) require or obli gate the Trustee, in its capacity as successor Master Servicer, to purchase, repurchase or substitute any Mortgage Loan, (iv) fund any losses on any Eligible Investment directed by any other Master Servicer, or (v) be responsible for the representations and warranties of the Master Servicer; PROVIDED, HOWEVER, that the Trustee, as successor Master Servicer, shall be required to make any Monthly Advances to the extent that the Master Servicer failed to make such Monthly Advances. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given (other than compensation accruing prior to the notice of termination). Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee on behalf of the Certificateholders may (in the situation described in clause
(i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $15,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, that each Rating Agency shall have confirmed in writing that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.15 (or such lesser compensation as the Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.



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            (b) Any successor Master Servicer, including the Trustee on behalf of the Certificateholders, shall not be deemed to be in default or to have breached its duties hereunder if the predecessor Master Servicer shall fail to deliver any required deposit to the Certificate Account or otherwise cooperate with any required servicing transfer or succession hereunder.

            Section 7.03 WAIVER OF EVENTS OF DEFAULT. The Trustee shall transmit by mail to all Certificateholders, promptly after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of at least 66% of the aggregate Voting Rights may waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default under Section 7.01(i), which shall require the waiver of all Certificateholders affected by such Event of Default; provided, that no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting Certificateholder. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies.



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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01. DUTIES OF TRUSTEE.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs, unless the Trustee is acting as Master Servicer pursuant to Section 7.02, in which case it shall use the same degree of care and skill as is required of the Master Servicer under this Agreement.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of each of REMIC I, REMIC II and REMIC III as REMICs under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on any of REMIC I, REMIC II or REMIC III to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the


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      statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates of any Class affected thereby which evidence, as to such Class, Percentage Interests aggregating not less than 51% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses
      (iii), (iv), (v) and (vi) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

                  (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (other than expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses of its employees, agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement), if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.



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            Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund from funds available in the Certificate Account or (B) to confirm or verify the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Section 8.02. CERTAIN MATTERS AFFECTING THE TRUSTEE.

            (a)   Except as otherwise provided in Section 8.01:

                  (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby has given its consent; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the


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      Holders of Certificates of any Class evidencing, as to such Class,
      Percentage Interests, aggregating not less than 51%; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through Affiliates, agents or attorneys provided that the Trustee shall remain liable for any acts of such Affiliates, agents or attorneys; and

                  (vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

            (b) It is intended that the Trust Fund formed hereunder shall constitute, and that the affairs of the Trust Fund shall be conducted so as to qualify the Trust Fund as three REMICs as defined in and in accordance with the REMIC Provisions. In furtherance of such intention the Trustee shall:

                  (i) to the extent that the affairs of the Trust are within its control, conduct such affairs of the Trust at all times that any Certificates are outstanding so as to maintain the status of the Trust as three REMICs under the REMIC Provisions and any other applicable federal, state and local laws;

                  (ii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC I, REMIC II or REMIC III;

                  (iii) pay the amount of any and all federal, state and local taxes, prohibited transaction taxes as defined in Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of Section 5.02(f), imposed on REMIC I, REMIC II or REMIC III when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee shall be entitled to reimbursement in accordance with Section 8.05; and

                  (iv) Following the Closing Date, and except as otherwise provided in this Agreement, the Trustee shall not knowingly accept any contribution of assets to the Trust


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      unless it shall have been provided with an Opinion of Counsel at the expense of the party delivering such assets acceptable to it to the effect that the inclusion of such assets in the Trust will not cause the Trust to fail to qualify as three REMICs at any time that any Certificates are outstanding or subject the Trust to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            Section 8.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from any of the Accounts by the Company or the Master Servicer.

            Section 8.04. TRUSTEE MAY OWN CERTIFICATES.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise transact business with the Company, Master Servicer with the same rights it would have if it were not Trustee.

            Section 8.05. TRUSTEE'S FEES AND EXPENSES; INDEMNIFICATION.

            (a) The Master Servicer shall pay to the Trustee a fee as compensation for its services rendered hereunder and reimburse the Trustee's expenses each, as separately agreed. When the Trustee incurs expenses or renders services in connection with an Event of Default described in Sections 7.01(iii) or 7.01(iv) such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors' rights generally. In addition, the Master Servicer covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee (including without limitation any loss, liability or expense relating to environmental law) in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee pursuant to this Agreement or (ii) incurred by reason of the Trustee's


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negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of the Trustee's reckless disregard of obligations and duties hereunder. Notwithstanding the foregoing, except in the event that any such loss, liability or expense of the Trustee is incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of the Master Servicer's reckless disregard of its obligations and duties hereunder, the Master Servicer shall be liable for any such loss, liability or expense of the Trustee only upon and to the extent of the reimbursement to the Master Servicer therefor pursuant to Section 3.07 hereof. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

            Section 8.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

            The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

            Section 8.07. RESIGNATION AND REMOVAL OF THE TRUSTEE.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be


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distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

            Section 8.08. SUCCESSOR TRUSTEE.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

            (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.



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            (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

            Section 8.09. MERGER OR CONSOLIDATION OF TRUSTEE.

            Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

            Section 8.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. All fees and expenses of any co-trustee so appointed shall be paid by the Trustee out of its own funds. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the


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holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11. APPOINTMENT OF CUSTODIANS.

            The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian pursuant to this Section 8.11.

            Section 8.12. APPOINTMENT OF OFFICE OR AGENCY.

            The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 14 Wall Street, 8th Floor, New York, New York 10005 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


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                                   ARTICLE IX

                                   TERMINATION

            Section 9.01. TERMINATION UPON PURCHASE BY THE MASTER SERVICER OR
                          THE COMPANY OR LIQUIDATION OF ALL MORTGAGE LOANS.

            (a) Subject to Sections 9.02 and 9.03 hereof, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

                  (i) the Distribution Date on which the Aggregate Certificate Principal Balance has been reduced to zero;

                  (ii) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund or the disposition of all REO Property, or

                  (iii) the optional purchase by the Master Servicer or the Class C or Class R Certificateholders of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund as described below; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof; and provided further that the purchase price set forth below shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any of REMIC I, REMIC II or REMIC III as a REMIC; PROVIDED, FURTHER, that, if the amount due under any Regular Certificate shall not have been reduced to zero prior to the Latest Possible Maturity Date, the Holders of the Class R Certificates shall be required to terminate this Agreement in the same manner as provided for the Master Servicer in the succeeding sentence.

            The Master Servicer may, at its option, terminate this Agreement by purchasing all of the assets of the Trust Fund (including any REO Property) pursuant to clause (iii) above on any Distribution Date when the Pool Principal Balance is less than ten percent of the sum of the Pool Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount (the "Optional Termination Date") at a price equal to the sum of the outstanding Pool Principal Balance (or, with respect to any REO Property, the lesser of the fair market value of such property and the Stated Principal Balance of the related Mortgage Loan, the fair market value of such property) and accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the Final Distribution Date (the "Termination Price"). In addition, if the Master Servicer does not exercise its option to terminate this Agreement within two Distribution Dates after which such option vests, the Holders of the Class


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C or Class R Certificates may at their option, terminate this Agreement in the same manner as provided for the Master Servicer in the previous sentence.

            (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Holders of the Class C or Class R Certificates of their right to purchase the assets of the Trust Fund, the Holders of the Class C or Class R Certificates, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution specifying:

                  (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

                  (ii) the amount of any such final payment, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

In the event such notice is given by the Master Servicer, the Class C or Class R Certificateholders, the Master Servicer or the Class C or Class R
Certificateholders, as the case may be, shall deposit in the Distribution Account before the Final Distribution Date in immediately available funds the Termination Price.

            (c) Upon presentation and surrender of the Certificates by the Certificateholders, (i) if not in connection with the Master Servicer's or the Class C or Class R Certificateholders, as the case may be, election to repurchase, the Trustee shall distribute to the Certificateholders the amount otherwise distributable on such Distribution Date, or (ii) if the Master Servicer or the Class C or Class R Certificateholders elected to so repurchase, the Trustee shall distribute to the Certificateholders the Termination Price as follows:

                  (i) first, to the Class A Certificates, pro rata, one month's
            Accrued Certificate Interest thereon,

                  (ii) second, the balance, if any, of the Termination Price remaining after the distribution pursuant to clause (i) above, to the Class A Certificates, pro rata, in respect of any Unpaid Interest Shortfalls thereon;


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                  (iii) third, the balance, if any, of the Termination Price remaining after the distributions pursuant to clauses (i) and (ii) above, to the Class A Certificates (other than the Class A-IO Certificates), pro rata, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) fourth, the balance, if any, of the Termination Price remaining after the distributions pursuant to clauses (i) through
            (iii) above, to the Subordinate Certificates, in order of priority, first in respect of one month's Accrued Certificate Interest thereon, and second, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

                  (v) fifth, the balance, if any, of the Termination Price
            remaining after the distributions pursuant to clauses (i) through
            (iv) above, to the Subordinate Certificates, in order of priority, first in respect of Unpaid Interest Shortfalls thereon and second, in respect of unreimbursed Realized Losses thereon;

                  (vi) sixth, the balance, if any, of the Termination Price
            remaining after distributions pursuant to clauses (i) through (v) above to the Class C Certificates in respect of the Class C Interest Distribution Amount;

                  (vii) seventh, the balance, if any, of the Termination Price remaining after the distributions pursuant to clauses (i) through
            (vi) above, to the Class C Certificates in respect of unreimbursed Realized Losses thereon; and

                  (viii) eighth, the amount remaining shall be distributed to the Class R-III Certificates.

            (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such


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holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01 and the Certificateholders shall look only to the Master Servicer for such payment.

            Section 9.02. TERMINATION OF REMIC II AND REMIC III.

            REMIC II and REMIC III shall be terminated on the earlier of the Final Distribution Date and the date on which each is deemed to receive the last deemed distributions on the Uncertificated REMIC I Regular Interests and Uncertificated REMIC II Regular Interests, respectively, and the date on which the last distribution on the Offered Certificates and the Class C and Class R-III Certificates is made.

            Section 9.03. ADDITIONAL TERMINATION REQUIREMENTS.

            (a) REMIC I, REMIC II or REMIC III, as the case may be, shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of REMIC I, REMIC II or REMIC III, as the case may be, to comply with the requirements of this Section 9.03 will not
(i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                  (i) The Master Servicer shall establish a 90-day liquidation period for REMIC I, REMIC II, and REMIC III and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund under Section 860F of the Code and the Treasury regulations thereunder;

                  (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                  (iii) If the Master Servicer or the Class C or Class R Certificateholders is exercising its right to purchase the assets of the Trust Fund, the Master Servicer, Class C or Class R Certificateholders shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; PROVIDED, HOWEVER, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, neither the Master Servicer nor the Class C or Class R Certificateholders shall purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.


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            (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for REMIC I, REMIC II and REMIC III at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.




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                                    ARTICLE X

                                REMIC PROVISIONS

            Section 10.01. REMIC ADMINISTRATION.

            (a) The REMIC Administrator shall make elections to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For purposes of the REMIC I election in respect of the Trust Fund, the Uncertificated REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interest" in REMIC I. For purposes of the REMIC II election in respect of the Trust Fund and the Uncertificated REMIC II Regular Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interest" in REMIC II. For purposes of the REMIC III election in respect of the Trust Fund, each of the Offered Certificates (other than the Class A-IO Certificates), the Class A-IO Components and the Class C Components shall be designated as the "regular interests" and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I, REMIC II or REMIC III other than the Uncertificated REMIC I Regular Interests and the Class R-I Certificates, the Uncertificated REMIC II Regular Interests and the Class R-II Certificates and the Offered Certificates (other than the Class A-IO Components), Class A-IO Components, Class C Components and the Class R-III Certificates, respectively.

            (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

            (c) The REMIC Administrator shall hold a Class R-I Certificate, a Class R-II Certificate and a Class R-III Certificate representing a 0.01% Percentage Interest of the Class R-I Certificates, a 0.01% Percentage Interest of the Class R-II Certificates and a 0.01% Percentage Interest of the Class R-III Certificates respectively, and shall be designated as "the tax matters person" with respect to REMIC I, REMIC II and REMIC III in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1. The REMIC Administrator, as tax matters person, shall (i) act on behalf of REMIC I, REMIC II and REMIC III in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.07 unless such


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legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

            (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to any of REMIC I, REMIC II or REMIC III created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information, within their respective control, as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

            (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium based upon 25% CPR and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

            (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each of REMIC I, REMIC II and REMIC III created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as REMICs under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause each of REMIC I, REMIC II or REMIC III to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I , REMIC II or REMIC III as a REMIC or (ii) result in the imposition of a tax upon each of REMIC I, REMIC II or REMIC III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master


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Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each of REMIC I, REMIC II or REMIC III created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III or their assets, or causing REMIC I, REMIC II or REMIC III to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I, REMIC II or REMIC III, and the Trustee shall not take any such action or cause REMIC I, REMIC II or REMIC III to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of REMIC I, REMIC II or REMIC III as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any tax is imposed on "prohibited transactions" of REMIC I, REMIC II or REMIC III created hereunder as defined in
Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I, REMIC II or REMIC III as defined in Section 860G(c) of the Code, on any contributions to REMIC I, REMIC II or REMIC III after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article VIII or this Article X, or (iii) otherwise against amounts on deposit in the Certificate Account as provided by Section 3.07.


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            (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to REMIC I, REMIC II or REMIC III unless (subject to 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in REMIC I, REMIC II or REMIC III will not cause REMIC I, REMIC II or REMIC III to fail to qualify as REMICs at any time that any Certificates are outstanding or subject REMIC I, REMIC II or REMIC III to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) Neither the Master Servicer nor the Trustee shall (subject to
Section 10.01(f)) enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates or each Component representing a regular interest in REMIC III, the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest and the Uncertificated Principal Balance of each Uncertificated REMIC II Regular Interest would be reduced to zero is September 20, 2031, which is the thirty-sixth Distribution Date following the latest scheduled maturity of any Mortgage Loan.

            (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for REMIC I, REMIC II and REMIC III.

            (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of Trust Fund, (iii) the termination of REMIC I, REMIC II or REMIC III pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for REMIC I, REMIC II or REMIC III, nor sell or dispose of any investments in the Certificate Account or the Certificate Account for gain nor accept any contributions to REMIC I, REMIC II or REMIC III after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I, REMIC II or REMIC III as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause


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REMIC I, REMIC II or REMIC III to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

            Section 10.02. MASTER SERVICER, REMIC ADMINISTRATOR AND TRUSTEE
                           INDEMNIFICATION.

            (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X. In the event that WMC Mortgage Corp. is no longer the Master Servicer, the Trustee shall indemnify WMC Mortgage Corp. for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by WMC Mortgage Corp. as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

            (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

            (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.




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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01. AMENDMENT.

            (a) This Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

            (i) to cure any ambiguity,

            (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of REMIC I, REMIC II or REMIC III as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

            (iv) to change the timing and/or nature of deposits into the Certificate Account or the Distribution Account or to change the name in which the Distribution Account is maintained, provided that (A) the Determination Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

            (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R-I, Class R-II and Class III Certificates by virtue of their being the "residual interests" in REMIC I, REMIC II and REMIC III, respectively; provided that
      (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause REMIC I, REMIC II or REMIC III or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or


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



            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and is authorized or permitted under the terms of this Agreement.

            (b) This Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or

                  (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

                  (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding. The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise; provided however, such consent shall not be unreasonably withheld.

            (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class R Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class R Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury regulations Section 1.860G-2(h) in effect as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company and such related insurer but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            Section 11.02. RECORDATION OF AGREEMENT; COUNTERPARTS.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

            (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby shall have given its written consent, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04. GOVERNING LAW.

            This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law provisions, the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 11.05. NOTICES.

            All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 6320 Canoga Avenue, Woodland Hills, California 91367, Attention:
President, with a copy to the same address, Attention: Jules Vogel, Esq., Legal Department or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, Servicing Department, 6320 Canoga Avenue, Woodland Hills, California 91367, Attention: Terry Wright, Senior Vice President, Loan Servicing with a copy to the same address, Attention: Jules Vogel, Esq., Legal Department or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: WMC Secured Assets Corp. Series 1998-B or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Standard & Poor's, 25 Broadway, New York, New York 10004
Attention: Mortgage Surveillance or such other address as may be hereafter furnished to the Company, the Trustee and the Master Servicer by Standard & Poor's and (e) in the case of Moody's, 99 Church Street, New York, New York 10007. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06. NOTICES TO RATING AGENCIES.

            The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and each Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or
(j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

            (a) a material change or amendment to this Agreement,

            (b) the occurrence of an Event of Default,

            (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

            (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by
      Section 3.11 or the cancellation or modification of coverage under any such instrument,

            (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

            (f) the statements required to be delivered pursuant to Sections
      3.18 and 3.19,

            (g) a change in the location of the Certificate Account or the Distribution Account,

            (h) the occurrence of the Final Distribution Date, and

            (i) the repurchase of or substitution for any Mortgage Loan,

PROVIDED, HOWEVER, that with respect to notice of the occurrence of the events described in clause (d) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

            Section 11.07. SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.08. SUPPLEMENTAL PROVISIONS FOR RESECURITIZATION.

            (a) This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

            Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of REMIC I, REMIC II or REMIC III as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

            Section 11.09. THIRD PARTY BENEFICIARIES.

            This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder. The Trustee shall have the right to exercise all rights of the Trust Fund under this Agreement.

            IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the date and year first above written.

                                      WMC SECURED ASSETS CORP.,
                                      as Company



                                      By:______________________________________
                                          Name:
                                          Title:



                                      WMC MORTGAGE CORP.,
                                      as Master Servicer


                                      By:______________________________________
                                          Name:
                                          Title:



                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                      as Trustee


                                      By:______________________________________
                                          Name:
                                          Title:

STATE OF NEW YORK              )
                               ) ss.:
COUNTY OF NEW YORK             )

            On the ___ day of September, 1998 before me, a notary public in and for said State, personally appeared _______________, known to me to be a ________________ of WMC Secured Assets Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         ______________________________________
                                                     Notary Public


[Notarial Seal]

STATE OF NEW YORK              )
                               ) ss.:
COUNTY OF NEW YORK             )


                  On the ___ day of September, 1998 before me, a notary public in and for said State, personally appeared __________________, known to me to be a _____________________ of WMC Mortgage Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         ______________________________________
                                                      Notary Public

[Notarial Seal]

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )


            On the ____ day of September, 1998 before me, a notary public in and for said State, personally appeared ___________, known to me to be a ______________________, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         ______________________________________
                                                      Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                      FORM OF CLASS [A-1][A-2] CERTIFICATE


            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.


Certificate No. ___                     Variable  Pass-Through Rate

Class A[-1][-2]

Date of Pooling and Servicing
Agreement:                              Percentage Interest: ______%
September 1, 1998
                                        Initial Certificate Principal Balance
First Distribution Date:                of Class A[-1][-2] Certificates
October 20, 1998                                  $_____________________


Master Servicer:                        Initial Certificate Principal
WMC Mortgage Corp.                      Balance of this Certificate
                                        $_____________________

CUSIP: [92928SAE4][92928SAF1]


                      WMC MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 1998-B

            evidencing a percentage interest in any distributions allocable to the Class A[-1][-2] Certificates with respect to the Trust Fund consisting primarily of a pool of closed end, adjustable rate, one- to four-family, first lien, sub-prime mortgage loans sold by WMC SECURED ASSETS CORP.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in WMC Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by WMC Secured Assets Corp., the Master Servicer, the Trustee or any of their Affiliates. None of WMC Secured Assets Corp., the Master Servicer or any of their Affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class A[-1][-2] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of closed end, adjustable rate, one- to four-family, first lien, sub-prime mortgage loans (the "Mortgage Loans") sold to the Trust Fund by WMC Secured Assets Corp. (hereinafter called the "Company", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Interest Distribution Amount and the Principal Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal required to be distributed to Holders of Class A[-1][-2] Certificates on such Distribution Date.

            Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.



                                      A-1-2

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as WMC Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.


            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of certain expenses incurred by either of them.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made thereon. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.



                                      A-1-3

            The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Aggregate Certificate Principal Balance has been reduced to zero, (ii) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iii) the purchase by the Master Servicer or the Class C or Class R Certificateholders from the Trust Fund of all remaining Mortgage Loans and all REO Property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer and the Class C and Class R Certificateholders to purchase at a price determined as provided in the Agreement all remaining assets of the Trust Fund; provided, that any such option may only be exercised on any Distribution Date when the Pool Principal Balance is less than ten percent of the sum of the Pool Principal Balance as of the Initial Cut-off Date and the Original Pre-Funded Amount.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-1-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                    THE FIRST NATIONAL BANK OF
                                          CHICAGO, as Trustee


                                          By:__________________________________
                                                   Authorized Signatory



                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A Certificates referred to in the within-mentioned Agreement.

                                           THE FIRST NATIONAL BANK OF
                                           CHICAGO, as Certificate Registrar


                                           By:_________________________________
                                                   Authorized Signatory


                                      A-1-5

                                   ASSIGNMENT
                                   ----------


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within WMC Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ____________________________

_______________________________________________________________________________




Dated:                                  ______________________________________
                                        Signature by or on behalf of assignor



                                        _______________________________________
                                        Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________________ account number _________________ , or, if mailed by check, to __________________________________________ Applicable
statements should be mailed to __________________________________________.

            This information is provided by _________________________________ , the assignee named above, or __________________________________________ , as its
agent.

                                   EXHIBIT A-2

                     FORM OF CLASS [M-1][M-2][B] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES[,] [AND] [CLASS M-1 CERTIFICATES] [AND] [CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

IN THE CASE OF TRANSFER OF THIS CERTIFICATE (OR ANY INTEREST HEREIN) OTHER THAN IN THE FORM OF A DEFINITIVE CERTIFICATE, THE TRANSFEREE SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (A) SUCH PURCHASER IS NOT A PLAN AND IS NOT PURCHASING SUCH CERTIFICATE (OR INTEREST THEREIN) ON BEHALF OF, OR WITH ASSETS OF, ANY PLAN OR (B) THE PURCHASE OF ANY SUCH CERTIFICATE (OR INTEREST THEREIN) BY OR ON BEHALF OF, OR WITH PLAN ASSETS OF, ANY PLAN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE COMPANY, THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No. ___                     Variable Pass-Through Rate

Class [M-1][M-2][B]
Subordinate

Date of Pooling and Servicing           Aggregate Initial Certificate Principal
Agreement:                              Balance of the Class [M-1][M-2][B]
September 1, 1998                       Certificates:
                                        $----------------------

First Distribution Date:                Initial Certificate Principal
October 20, 1998                                 Balance of this Certificate:
                                        $----------------------

Master Servicer:                        Percentage Interest: 100.00%
WMC Mortgage Corp.
                                        CUSIP:[92928SAH7]       [92928SAJ3]
                                        [92928SAK0]



                      WMC MORTGAGE PASS-THROUGH CERTIFICATE
                                  Series 1998-B

            evidencing a percentage interest in any distributions allocable to the Class [M- 1][M-2][B] Certificates with respect to the Trust Fund consisting primarily of a pool of closed end, adjustable rate, fully-amortizing, one- to four-family, first lien sub-prime mortgage loans sold by WMC SECURED ASSETS CORP.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in WMC Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by WMC Secured Assets Corp., the Master Servicer or the Trustee or any of their Affiliates. None of the Company, the Master Servicer or any of their Affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class [M-1][M-2][B] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of closed end, adjustable rate, one- to four-family, first


                                      A-2-2
lien, sub-prime mortgage loans (the "Mortgage Loans") sold to the Trust Fund by WMC Secured Assets Corp. (hereinafter called the "Company", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Principal Distribution Amount and the Interest Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class [M-1][M-2][B] Certificates on such Distribution Date.

            Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

            Any purchaser of this Certificate (or interest therein) not issued or transferred as a Definitive Certificate will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Certificate (or interest therein) on behalf of, or with assets of, any Plan or (b) the purchase of any such Certificate (or interest therein) by or on behalf of, or with Plan assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement.



                                      A-2-3

            Transfers of this Certificate to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the assets of any Plan in the form of Definitive Certificates, will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement. In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of this Certificate by or on behalf of such Plan is permissible under applicable law, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, and the following statements are correct:
(i) the transferee is an insurance company and the source of funds used to purchase this Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60), (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general accounts reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of this Certificate.

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as WMC Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.


            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of certain expenses incurred by either of them.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made thereon. The Agreement also permits the amendment thereof in


                                      A-2-4
certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Aggregate Certificate Principal Balance has been reduced to zero, (ii) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iii) the purchase by the Master Servicer or the Class C or Class R Certificateholders from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer and the Class C and Class R Certificateholders to purchase at a price determined as provided in the Agreement all remaining assets of the Trust Fund; provided, that any such option may only be exercised on any Distribution


                                      A-2-5

Date when the Pool Principal Balance as of the Cut-off Date is less than ten percent of the sum of the Pool Principal Balance as of the Initial Cut-off Date and the Original Pre-Funded
Amount.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-2-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                            THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Trustee


                                  By:__________________________________________
                                             Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Class [M-1][M-2][B] Certificates referred to in the within-mentioned Agreement.

                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Certificate Registrar


                                  By:__________________________________________
                                               Authorized Signatory



                                      A-2-7

                                   ASSIGNMENT
                                   ----------


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within WMC Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ____________________________

_______________________________________________________________________________




Dated:                             ____________________________________________
                                    Signature by or on behalf of assignor



                                          _____________________________________
                                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________ for the account of __________________________________________ account number __________________ , or, if mailed by check, to __________________________________________ Applicable
statements should be mailed to __________________________________________.


            This information is provided by _________________________________ , the assignee named above, or __________________________________ , as its agent.


                                      A-2-8

                                   EXHIBIT A-3

                           FORM OF CLASS C CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, CLASS M CERTIFICATES AND CLASS B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES, EQUAL TO A CONSTANT PREPAYMENT RATE OF ____% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______________ OF OID PER $__________ OF INITIAL COMPONENT NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ______% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $__________ PER $___________ OF INITIAL COMPONENT NOTIONAL AMOUNT, COMPUTED USING THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No. ___                            Variable Pass-Through Rate

Class C                                        Percentage Interest: 100.00%
Subordinate

Date of Pooling and Servicing
September 1, 1998

First Distribution Date:
October 20, 1998


Master Servicer:
WMC Mortgage Corp.



                      WMC MORTGAGE PASS-THROUGH CERTIFICATE
                                  Series 1998-B

      evidencing a percentage interest in any distributions allocable to the Class C Certificates with respect to the Trust Fund consisting primarily of a pool of closed end, adjustable rate, fully-amortizing, one- to four-family, first lien, sub-prime mortgage loans sold by WMC SECURED ASSETS CORP.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in WMC Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by WMC Secured Assets Corp., the Master Servicer or the Trustee or any of their Affiliates. None of the Company, the Master Servicer or any of their Affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of closed end, adjustable rate, one- to four-family, first lien, sub-prime mortgage loans (the "Mortgage Loans"), sold to the Trust Fund by WMC Secured Assets Corp. (hereinafter called the "Company", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the


                                      A-3-2
capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Net Monthly Excess Cash Flow in an amount equal to the Class C Interest Distribution Amount, if any, required to be distributed to Holders of Class C Certificates on such Distribution Date.

            Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York.

            No transfer of this Class C Certificate will be made unless the Trustee has received either (i) an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement or (ii) a representation letter, in the form as described by the Agreement, substantially to the effect that the purchase of Subordinate Certificates or Class C or Class R Certificates by or on behalf of such Plan is permissible under applicable law will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, and the following statements are correct: (i) the transferee is an insurance company and the source of funds used to purchase such Subordinate Certificates or Class C or Class R Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60), (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general accounts reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general


                                      A-3-3
account (as determined under PTCE 95-60) as of the date of the acquisition of such Subordinate Certificates or Class C or Class R Certificates.

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as WMC Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.


            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of certain expenses incurred by either of them.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made thereon. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.



                                      A-3-4

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Aggregate Certificate Principal Balance has been reduced to zero, (ii) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iii) the purchase by the Master Servicer or the Class C or Class R Certificateholders from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer and the Class C and Class R Certificateholders to purchase at a price determined as provided in the Agreement all remaining assets of the Trust Fund; provided, that any such option may only be exercised on any Distribution Date when the Pool Principal Balance as of the Cut-off Date is less than ten percent of the sum of the Pool Principal Balance as of the Initial Cut-off Date and the Original Pre-Funded Amount.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-3-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                          as Trustee


                                         By:___________________________________
                                                    Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.

                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                          as Certificate Registrar


                                         By:___________________________________
                                                     Authorized Signatory



                                                       A-3-6

                                   ASSIGNMENT
                                   ----------


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within WMC Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ____________________________

_______________________________________________________________________________





Dated:                         ________________________________________________
                               Signature by or on behalf of assignor



                                             __________________________________
                                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of ____________________________________ account number _____________________ , or, if mailed by check, to __________________________________________ Applicable
statements should be mailed to __________________________________________.


            This information is provided by _________________________________ , the assignee named above, or ________________________________ , as its agent.





                                      A-3-7

                                   EXHIBIT A-4

                         FORM OF CLASS A-IO CERTIFICATE


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES, EQUAL TO A CONSTANT PREPAYMENT RATE OF ____% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______________ OF OID PER $__________ OF INITIAL COMPONENT NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ______% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $--------- PER $___________ OF INITIAL COMPONENT NOTIONAL AMOUNT, COMPUTED USING THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.




                                      A-4-1

Certificate No. ___                     Variable  Pass-Through Rate

Class A-IO
Interest Only

Date of Pooling and Servicing
Agreement:                              Percentage Interest: ______%
September 1, 1998
                                        Initial Component Notional Amount
First Distribution Date:                of Class A-IO Components
October 20, 1998                        $80,000,000


Master Servicer:                        CUSIP:
WMC Mortgage Corp.




                      WMC MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 1998-B

      evidencing a percentage interest in any distributions allocable to the Class A-IO Certificates with respect to the Trust Fund consisting primarily of a pool of closed end, adjustable rate, one- to four-family, first lien, sub-prime mortgage loans sold by WMC SECURED ASSETS CORP.

      This Certificate is payable solely from the assets of the Trust
Fund, and does not represent an obligation of or interest in WMC Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by WMC Secured Assets Corp., the Master Servicer, the Trustee or any of their Affiliates. None of WMC Secured Assets Corp., the Master Servicer or any of their Affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of closed end, adjustable rate, one- to four-family, first lien, sub-prime mortgage loans (the "Mortgage Loans") sold to the Trust Fund by WMC Secured Assets Corp. (hereinafter called the "Company", which term includes any successor entity under


                                      A-4-2
the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Interest Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest required to be distributed to Holders of Class A-IO Certificates on such Distribution Date.

            Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The initial Component Notional Amount of the Class A-IO Components is set forth above. The Component Notional Amount hereof will be reduced to the extent described in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as WMC Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.


            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of certain expenses incurred by either of them.


                                      A-4-3

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made thereon. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Aggregate Certificate Principal


                                      A-4-4

Balance has been reduced to zero, (ii) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iii) the purchase by the Master Servicer or the Class C or Class R Certificateholders from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer and the Class C and Class R Certificateholders to purchase at a price determined as provided in the Agreement all remaining assets of the Trust Fund; provided, that any such option may only be exercised on any Distribution Date when the Pool Principal Balance is less than ten percent of the sum of the Pool Principal Balance as of the Initial Cut-off Date and the Original Pre-Funded Amount.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-4-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                    THE FIRST NATIONAL BANK OF
                                          CHICAGO, as Trustee


                                          By:__________________________________
                                                    Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class A-IO Certificates referred to in the within-mentioned Agreement.

                                           THE FIRST NATIONAL BANK OF
                                           CHICAGO, as Certificate Registrar


                                           By:_________________________________
                                                    Authorized Signatory


                                      A-4-6

                                   ASSIGNMENT
                                   ----------


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within WMC Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ____________________________

_______________________________________________________________________________





Dated:                                   ______________________________________
                                         Signature by or on behalf of assignor



                                         ______________________________________
                                         Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of ____________________________________ account number _____________________ , or, if mailed by check, to __________________________________________ Applicable
statements should be mailed to __________________________________________.

            This information is provided by _________________________________ , the assignee named above, or __________________________________ , as its agent.



                                      A-4-7

                                    EXHIBIT B

                  FORM OF CLASS [R-I][R-II][R-III] CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON- EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A

CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Class [R-I][R-II][R-III]                              Certificate No. ___
Residual

Date of Pooling and Servicing            Percentage Interest: ________%
Agreement and Cut-off Date:
September 1, 1998

First Distribution Date:
October 20, 1998

Master Servicer:
WMC Mortgage Corp.



                      WMC MORTGAGE PASS-THROUGH CERTIFICATE
                                  Series 1998-B

      evidencing a percentage interest in any distributions allocable to the Class [R-I][R- II][R-III] Certificates with respect to the Trust Fund consisting primarily of a pool of closed end, adjustable rate, one- to four-family, first lien, sub-prime mortgage loans sold by WMC SECURED ASSETS CORP.

            This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in WMC Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by WMC Secured Assets Corp., the Master Servicer, the Trustee or any of their Affiliates. None of the Company, the Master Servicer or any of their Affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that WMC Secured Assets Corp. is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of closed end, adjustable rate, one- to four-family, first lien, sub-prime mortgage loans (the "Mortgage Loans") sold to the Trust Fund by WMC Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Net Monthly Excess Cash Flow in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class [R-I][R-II][R-III] Certificates on such Distribution Date.

            Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Holder of this Certificate may have additional obligations with respect to this Certificate, including tax liabilities.

            No transfer of this Class [R-I][R-II][R-III] Certificate will be made unless the Trustee has received either (i) an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement or (ii) a representation letter, in the form as described by the Agreement, substantially to the effect that the purchase of Subordinate Certificates or Class C or Class R Certificates by or on behalf of such Plan is permissible under applicable law will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, and the following statements are correct:
(i) the transferee is an insurance company and the source of funds used to purchase such Subordinate Certificates or Class C or Class R Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60),
(ii) the conditions set forth in Sections I and

III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general accounts reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Subordinate Certificates or Class C or Class R Certificates stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as WMC Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.


            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of certain expenses incurred by either of them.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made thereon. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Aggregate Certificate Principal Balance has been reduced to zero, (ii) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (iii) the purchase by the Master Servicer or the Class C or Class R Certificateholders from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer and the Class C and Class R Certificateholders to purchase, at a price determined as provided in the Agreement, all remaining assets of the Trust Fund; provided, that any such option may only be exercised on any Distribution Date when the Pool Principal Balance as of the Cut-off Date is less than ten percent of the sum of the Pool Principal Balance as of the Initial Cut-off Date and the Original Pre- Funded Amount.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                                   THE FIRST NATIONAL BANK OF
                                                   CHICAGO, as Trustee


                                          By:_______________________
                                               Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [R-I][R-II][R-III] Certificates referred to in the within-mentioned Agreement.

                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Certificate Registrar


                                       By:_____________________________________
                                                   Authorized Signatory

                                   ASSIGNMENT
                                   ----------


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________(Please print or typewrite name and address including postal zip code of assignee) __________________________________________ the beneficial interest evidenced by the within WMC Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________


Dated:                                    _____________________________________
                                          Signature by or on behalf of assignor



                                          _________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________ for the account of ______________________________________ account number _____________________ , or, if mailed by check, to __________________________________________ Applicable
statements should be mailed to __________________________________________.

            This information is provided by ________________________________ , the assignee named above, or ________________________________ , as its agent.

                                    EXHIBIT C

                             MORTGAGE LOAN SCHEDULE

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

     1 662422                   TODACHEENEY RIETTA                  69700         69,225.09      970428
     2 10045510                 SCOTT RICHARD G                    104000        104,000.00      980827
     3 10061198                 CRAMER PAULA LEE                    97600         97,180.53      970910
     4 10062193                 PROKLEVICH ALISA                    54400         54,161.50      970808
     5 10067774                 ERICKSON JAMES P.                   48750         48,567.78      970904
     6 10078726                 PEPPER DAVID A.                    147050        146,541.65      971205
     7 10089772                 BASARICH ROGERS J                   51000         50,842.86      971201
     8 10098809                 LAFLEUR CARL W.                     97200         97,200.00      980820
     9 10104529                 KIDD LAURA                         157500        157,202.47      980316
    10 10109354                 WALKER CHARLES A.                   73200         73,173.89      980605
    11 10113964                 GIBBS JUDY M                        63000         62,913.03      980416
    12 10114371                 JACKSON BOBBY J.                   127500        127,258.53      980331
    13 10125913                 OTTO MARK A.                        42000         41,939.20      980330
    14 10126835                 DIVRIS PETER                       141000        141,000.00      980825
    15 10127662                 ILAOA JAY                          156105        156,105.00      980826
    16 10129807                 OLVERA ANASTACIO M.                 40000         40,000.00      980727
    17 10129945                 BUTCHER TERRY                       67750         67,750.00      980826
    18 10135740                 EVANS BARBARA                      100000        100,000.00      980825
    19 10137291                 KAYE TERRANCE                      393000        393,000.00      980824
    20 10137310                 RICHARDSON LINDA                    71550         71,550.00      980814
    21 10137344                 MOSCOWITZ MENACHEM                  88000         88,000.00      980821
    22 10137966                 PAC HECO JOSE PRIETO                29400         29,383.87      980506
    23 10140687                 MCGIBBONEY TANYNIA                  39000         38,945.09      980317
    24 10141035                 CAUDLE KATHRINE                  56727.31         56,727.31      980825
    25 10141746                 TIPTON HERMAN L.                    60000         59,892.27      980324
    26 10141935                 ROSSI JOHN J.                       83725         83,663.36      980527
    27 10145713                 PRIEBE JEROME R                    131750        131,647.63      980608
    28 10145735                 MILLER MINDY J                      48000         47,981.92      980727
    29 10145874                 ALZNER ROY                         101600        101,600.00      980825
    30 10146603                 SIGNORELLA ROBERT                  315000        314,575.87      980528
    31 10147473                 MADRID JOSE                        260000        260,000.00      980824
    32 10147644                 WHITE JAMES B.                     139500        139,500.00      980820
    33 10154641                 MCLENDON WANDA                      39650         39,606.97      980527
    34 10155321                 KRAKER KRISTINA                    157320        157,320.00      980824
    35 10156005                 JONES MALCOLM B                     70200         70,173.56      980729
    36 10161461                 LEONARD TOMMY                      125800        125,800.00      980821
    37 10162486                 JOHNSON RUSSELL                    181600        181,600.00      980824
    38 10162692                 SMITH PAUL D                        49500         49,500.00      980825
    39 10162843                 RICE MICHAEL                        47000         46,983.93      980626
    40 10163186                 PHAN LOC                           135000        135,000.00      980826
    41 10163212                 GRIFFITTS MICHAEL                  105000        105,000.00      980821
    42 10163213                 BOOT DEBORAH                        48750         48,750.00      980821
    43 10163214                 REYES DANIEL                       127500        127,500.00      980824
    44 10163217                 ALEXANDER MARY                     250000        250,000.00      980824
    45 10163932                 CARILLON JENNIFER                   89850         89,850.00      980825
    46 10165236                 SLOANE EUGENE                      159800        159,800.00      980820
    47 10166998                 GRAHAM ANDREW                      256000        256,000.00      980825
    48 10167583                 TRULEY STEPHANIE                    88500         88,412.59      980529
    49 10172611                 BLACKWELL FRANCES                   48000         47,980.92      980630
    50 10173565                 MARTIN ROSA                         37600         37,600.00      980625
    51 10174811                 MARYN FRANK M.                  246822.67        246,822.67      980826
    52 10174849                 BAXTER NICOLE                       37050         37,016.47      980526
    53 10174901                 RONE RONALD                         99200         99,090.98      980515
    54 10174996                 GUTIERREZ RODOLFO                   30100         30,100.00      980624
    55 10178003                 HASHIMOTO SHIGEO                   258300        258,300.00      980821
    56 10178032                 LEJA KEN                           207000        207,000.00      980825
    57 10178049                 JR. DUNN THOMAS                     67200         67,200.00      980821
    58 10178298                 CAMPBELL JEANETTE                   82500         82,500.00      980826
    59 10179682                 CRUSE DONALD                        19500         19,500.00      980820
    60 10179959                 JANES JOHN C                       124500        124,453.12      980727
    61 10181364                 MALLOUS NICHOLAS                   139500        139,500.00      980727
    62 10181657                 DALLAS GWENDA                      121500        121,500.00      980630
    63 10181836                 BELL TOBIAS                        121500        121,500.00      980811
    64 10181856                 MARCONI LOIS                        45750         45,750.00      980824
    65 10181923                 RORK RAY                            52000         52,000.00      980824
    66 10181939                 PETTIBONE VALERIE                   38500         38,500.00      980720
    67 10181942                 CAPPIELLO CARLO                  251644.5        251,644.50      980820
    68 10182089                 HOLT ROBERT                        200000        200,000.00      980824
    69 10182238                 WASHINTON SHAWN                     61520         61,445.14      980529
    70 10182501                 ROSENBURG ALFRED                247631.13        247,631.13      980723

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

    71 10184335                 CARRAS DAVID                    448749.86        448,749.86      980820
    72 10184499                 THOMPSON CURTIS                     38500         38,468.94      980528
    73 10184542                 ROMO SUSAN                         136466        136,466.00      980821
    74 10184969                 TREVINO MANUEL                     125910        125,910.00      980821
    75 10185318                 GERMANY PHILLIP                    278250        278,161.07      980623
    76 10185500                 CLAY CINDY M.                       39920         39,920.00      980727
    77 10185563                 CARR DARRYLL D.                     26975         26,975.00      980729
    78 10185572                 LEVANT LORETHA                      44910         44,910.00      980827
    79 10185671                 WARTCHOW MICHAEL                   115600        115,600.00      980824
    80 10185796                 HAFERS LOU                         147900        147,900.00      980826
    81 10185888                 SOCOSKI JR. JOHN                   169150        169,150.00      980821
    82 10186066                 RUSSELL ANDREW R.                  238000        238,000.00      980821
    83 10186290                 RODRIGUEZ JOSE                      97250         97,172.20      980528
    84 10187150                 MCKINNEY BRUCE A.                  198000        198,000.00      980804
    85 10187458                 JONES LENARD                     33660.88         33,660.88      980821
    86 10187705                 CLAYTON JR CLIFF                    88500         88,500.00      980826
    87 10189418                 HERMAN TRENT M                     102000        101,964.60      980630
    88 10190711                 LILLY VICTOR S.                     74250         74,250.00      980827
    89 10190720                 SZAFRANSKI JAMES                    78400         78,400.00      980727
    90 10190778                 GARNER SHARON                       28125         28,125.00      980826
    91 10191151                 RONDINI GENO                        84000         84,000.00      980826
    92 10191238                 FORD-RADCLIFFE SUSAN               108900        108,900.00      980827
    93 10191296                 BAIRD PAUL                          58650         58,650.00      980824
    94 10191528                 HASSAN MALIK                        67150         67,150.00      980825
    95 10191571                 RHUE RONALD                         52000         52,000.00      980825
    96 10191601                 WEAVER GERALD                       63750         63,750.00      980826
    97 10191810                 PARKER TERRY L.                    144000        144,000.00      980824
    98 10192068                 SHAH RABIAH                        122400        122,400.00      980824
    99 10192087                 ROBERSON JEFFREY SCOTT             127415        127,415.00      980827
   100 10192232                 ALI ALI M.                          87975         87,975.00      980827
   101 10192369                 NORTON RAY                      346383.02        346,383.02      980821
   102 10192662                 MINCH MICHAEL                      105400        105,400.00      980827
   103 10193420                 YOAKUM JR. RICHARD                  17500         17,500.00      980821
   104 10193618                 NORMAN III ALVIN                   164000        164,000.00      980821
   105 10193916                 HORVATH DEBRA                      228000        228,000.00      980819
   106 10193967                 SAU TOLU                           267750        267,750.00      980826
   107 10194046                 BAUMANN GREGORY                    207900        207,900.00      980826
   108 10194056                 TREMBLAY VIRGINIA                  168300        168,300.00      980821
   109 10194074                 RIZZI JAMES                        145600        145,600.00      980827
   110 10194088                 MAYHUGH DAVID                      185250        185,250.00      980826
   111 10194091                 BAMBO AGNES                        144000        144,000.00      980825
   112 10194109                 VANGESSEL GERALD                    46500         46,500.00      980825
   113 10194116                 BENSON ROBERT J                    114325        114,325.00      980729
   114 10194208                 SMITH LETRIANNA R.                  21375         21,375.00      980827
   115 10194340                 WILLIAMS DONNA S                    33000         33,000.00      980824
   116 10194372                 HAMMOCK WAYNE M.                    50000         50,000.00      980826
   117 10194376                 KNAPP SR. BRUCE A.                  89250         89,250.00      980727
   118 10194463                 CANTRELL LINDA K.                   22750         22,750.00      980727
   119 10194514                 GATES GLORIA A                      29750         29,750.00      980729
   120 10194548                 SMITH BEULAH G.                     35000         35,000.00      980824
   121 10194572                 HARDEN TROY L                       48750         48,750.00      980824
   122 10194583                 BUSS WALTER E.                      35250         35,250.00      980828
   123 10194667                 ROCHELL RANDOLPH                    45500         45,500.00      980821
   124 10195799                 KIRK DEBORAH                       117000        117,000.00      980824
   125 10195950                 HARMON GARY E.                      61685         61,685.00      980821
   126 10196742                 VILLA MICHAEL T.                 39984.94         39,984.94      980821
   127 10197233                 MOLINA JOSE                        321500        321,500.00      980824
   128 10197323                 HOLTON JAMES                        32900         32,900.00      980820
   129 10197489                 HALE TIM                           125250        125,250.00      980826
   130 10197563                 MATTHEWS SHIRLEY J.                266000        266,000.00      980827
   131 10197768                 PAVLOVICH JANIS L.                 157250        157,250.00      980826
   132 10197801                 KEMP PAUL B.                       475000        475,000.00      980820
   133 10197841                 MOORE KATHLEEN A.                  151000        151,000.00      980827
   134 10197854                 SMITH GARY A.                      204705        204,705.00      980820
   135 10197865                 ZIELINSKI VERNON                    56000         56,000.00      980824
   136 10197947                 LARSEN DANNIE A.                    76000         76,000.00      980826
   137 10197966                 TAYE DANIEL                        136500        136,500.00      980814
   138 10197987                 PALMA JOSE                         136000        136,000.00      980826
   139 10198026                 ALBRIGHT RICHARD L.                200000        200,000.00      980814
   140 10198041                 KENNER SARA                        227500        227,500.00      980821

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   141 10198048                 FLETCHER GARY R.                    81500         81,500.00      980820
   142 10198052                 BOYCE BRION                        166500        166,500.00      980820
   143 10198089                 MARTINEZ FRANCISCO S.              132000        132,000.00      980826
   144 10200777                 MAYNARD ROBERT                      87500         87,500.00      980824
   145 10200791                 BROWN THELMA                        45750         45,750.00      980821
   146 10200793                 MCDUFFIE WILLIE                    111750        111,750.00      980827
   147 10200946                 ALLARD III ROYAL L.                 96750         96,750.00      980826
   148 10201061                 DAVIS JR. WILLIAM J.               153000        153,000.00      980820
   149 10201072                 MINICHINI MICHAEL                  146700        146,700.00      980824
   150 10201107                 STONELAKE TODD                      71920         71,920.00      980731
   151 10201553                 ROSS BRANDLY SCOTT                  89165         89,165.00      980824
   152 10201694                 TUCKER JANICE                    53159.76         53,159.76      980826
   153 10201865                 DELIPHOSE FREDERICK J.              21000         21,000.00      980821
   154 10201975                 LUMAR JIM W.                        34000         34,000.00      980814
   155 10201993                 BAGBY VERNA L.                      80000         80,000.00      980826
   156 10202030                 BOOKER DYWALA                       42978         42,978.00      980827
   157 10203642                 CASSELS CHRISTINA                  108000        108,000.00      980820
   158 10203650                 HUMPHREY TINA                       68800         68,800.00      980826
   159 10203710                 HINCHCLIFFE VIRGINIA D.             75225         75,225.00      980826
   160 10203780                 TRACY SAMUEL                        75000         75,000.00      980827
   161 10203867                 CLAY BEN                            64000         64,000.00      980821
   162 10203930                 KOTIS WILLIAM                       58000         58,000.00      980820
   163 10203969                 TAYLOR ERIC                         70550         70,550.00      980827
   164 10205608                 EMERY WILLIAM                       43600         43,600.00      980724
   165 10205903                 REPINE KATHY J.                  84970.16         84,970.16      980827
   166 10205965                 STOCKING KAREN                      48750         48,750.00      980826
   167 10206025                 GAMEZ JUAN                          82800         82,800.00      980827
   168 10206086                 RAYMOND JANINE L.                   46200         46,200.00      980820
   169 10206172                 THOMAS ARIZONA                     123250        123,250.00      980821
   170 10206286                 EVANS MELVIN                        42800         42,800.00      980824
   171 10206293                 WATKINS CHARLES                     62050         62,050.00      980821
   172 10206311                 MITCHELL TIMOTHY                    52000         52,000.00      980825
   173 10206315                 WILLIAMS VEDA                       83300         83,300.00      980826
   174 10206348                 BLEDSOE TOMMIE                      46800         46,800.00      980824
   175 10206379                 BECK DONALD                         59360         59,360.00      980824
   176 10206406                 CRUIKSHANK CEPHAS                   52500         52,500.00      980825
   177 10206427                 BARRETT MARY                        59415         59,415.00      980824
   178 10206428                 MUDD SAMUEL                         47250         47,250.00      980821
   179 10206433                 MILLER CAROLYN                     372000        372,000.00      980812
   180 10206453                 BROWN SHARON                        53465         53,465.00      980824
   181 10206477                 HODGES RICKIE                       68000         68,000.00      980826
   182 10206492                 YOUNG PAMELA                        33750         33,750.00      980820
   183 10206497                 HARDNETTE YVONNE                    51300         51,300.00      980820
   184 10206536                 HESTER ROBERT                       78750         78,750.00      980820
   185 10206549                 CAIN JAMES                          71700         71,700.00      980825
   186 10206554                 SANTIAGO MIGUEL                     73950         73,950.00      980824
   187 10206559                 OLSEN STANLEY                      114800        114,800.00      980824
   188 10206565                 STANCLIFF MARJORIE                  99900         99,900.00      980826
   189 10206569                 BLANCHARD STEPHANIE                135150        135,150.00      980826
   190 10206579                 MANDEVILLE TERRELL                  67920         67,920.00      980824
   191 10206596                 LAMOUR ELISSOIR                     42375         42,375.00      980820
   192 10206656                 MATSON JOE                          35000         35,000.00      980727
   193 10206722                 WARE TYRONE                        243750        243,750.00      980731
   194 10206767                 BEELER KEVIN L.                     38500         38,500.00      980727
   195 10206810                 BURLEW III JAMES R.                129000        129,000.00      980826
   196 10206947                 HAYNES RUTH M.                      27000         27,000.00      980826
   197 10206970                 HUNLEY MICHAEL                      35700         35,700.00      980826
   198 10206972                 LA VIOLA JAMES                      55800         55,800.00      980727
   199 10207061                 GREENE KIVIA                        85000         85,000.00      980727
   200 10207126                 ROSS JR WARREN                      44800         44,800.00      980805
   201 10207191                 LONG JAMES C.                      110500        110,500.00      980824
   202 10207258                 GREENHOUSE BILLY                    48750         48,750.00      980826
   203 10207283                 LATIMER DANIEL                      54250         54,250.00      980825
   204 10207286                 YBARRA YOLANDA                      19600         19,600.00      980827
   205 10207332                 VAN LIZZEN DWAYNE C                114000        114,000.00      980821
   206 10207510                 CAREY NANCY                        138400        138,400.00      980821
   207 10207533                 GOODMAN ELIZABETH                   43500         43,500.00      980824
   208 10207607                 COLLINS AUDREY L                   102000        101,952.41      980728
   209 10207626                 MARTIN RENONA                       49300         49,300.00      980827

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   210 10207629                 MAYNARD LARRY K.                    62400         62,371.48      980727
   211 10207644                 MAYNARD CARL                        35000         35,000.00      980824
   212 10207670                 JONES RONALD                        67500         67,500.00      980821
   213 10207705                 MIMS THOMAS E                      104000        104,000.00      980729
   214 10207712                 CEPHAS DEITRA                      114000        114,000.00      980820
   215 10207728                 FRAZIN ROBERTA M.                   84500         84,500.00      980825
   216 10207736                 EDWARDS GREGORY                     55000         55,000.00      980729
   217 10207799                 WILLIAMSON TIMOTHY J                34000         34,000.00      980827
   218 10207837                 DOMAN DAVID M.                      38400         38,400.00      980821
   219 10207899                 AGUIRRE SR JOSEPH A                132300        132,300.00      980825
   220 10207934                 BILLALOBOS JOSEFINA                 24500         24,500.00      980827
   221 10207961                 BOYD-REED CAROLYN J.                52000         52,000.00      980827
   222 10207969                 OVERHOLTZ DAVID                     56225         56,225.00      980826
   223 10207992                 VAIL AUTUMN M.                      24000         24,000.00      980825
   224 10208031                 JENKINS KEVIN L.                    24500         24,500.00      980825
   225 10208036                 MCCOMBS ERNEST L.                   40800         40,800.00      980828
   226 10208062                 PALMER KENT A.                      67150         67,150.00      980821
   227 10208081                 DEAN HAZEL                          48800         48,800.00      980824
   228 10208111                 HIGH HUGH W.                        75000         75,000.00      980824
   229 10208120                 WHITE JOAN                       48713.13         48,713.13      980824
   230 10208122                 HUDSON PAUL                        148000        148,000.00      980731
   231 10208185                 MAVENCAMP ROBERT                100763.98        100,763.98      980826
   232 10208199                 AUSTIN DAMION E.                    54400         54,374.62      980814
   233 10208276                 DRIVER CHARLES                   45482.87         45,482.87      980821
   234 10208385                 LEE IVAN                        139941.28        139,941.28      980820
   235 10208386                 ZOUGHEB CHARLES                  54379.52         54,379.52      980825
   236 10208396                 HARE PATRICIA                   166413.69        166,413.69      980825
   237 10208515                 ROBINSON ARTHUR                    114750        114,750.00      980826
   238 10208523                 ELLIS KENNETH                      108000        108,000.00      980814
   239 10208548                 CHASE DAVID                         63750         63,750.00      980825
   240 10208651                 HARWICK KATHY R.                 37438.04         37,396.82      980824
   241 10208722                 WYSE SR. RAYMOND L.                 80955         80,955.00      980827
   242 10208765                 DARWISH ASHRAF H                    98400         98,400.00      980825
   243 10208790                 ROQUEMORE JERRY                     39000         39,000.00      980825
   244 10208797                 RATLEFF LISA                       345000        345,000.00      980826
   245 10208843                 BOLAND KEVIN                        38000         38,000.00      980826
   246 10208884                 PUMPHREY LLYOD                      62000         61,950.00      980821
   247 10208902                 EISMAN ROY H.                      181029        181,029.00      980824
   248 10208948                 DAVILA MARIA                        31500         31,483.67      980825
   249 10208974                 ROBERTS JOSE                        62000         62,000.00      980821
   250 10208997                 CORCORAN KENNETH                   125250        125,250.00      980826
   251 10209094                 MOORE HAROLD                       255000        255,000.00      980825
   252 10209201                 PLACENCIO WILLIAM T.                49600         49,600.00      980821
   253 10209202                 FORAN WALTER                       411000        411,000.00      980826
   254 10209320                 MILLER MARC                        141300        141,300.00      980820
   255 10209378                 HARTMAN RONALD                      71900         71,900.00      980820
   256 10209403                 STOCK VINCE                        146800        146,800.00      980824
   257 10209429                 SUGGS JOHNNY                        39600         39,600.00      980818
   258 10209537                 BITAR JESSIE                        95400         95,400.00      980824
   259 10209637                 MCLEAN WILLIAM J.                   40875         40,875.00      980820
   260 10209813                 SAGDIC JOSEF                       114300        114,300.00      980825
   261 10209822                 ROBBINS SCOTT E.                    40050         40,050.00      980821
   262 10209824                 SMITH GENE L.                       52290         52,290.00      980825
   263 10209841                 BATCHELDER PATRICK D.              224000        224,000.00      980826
   264 10209929                 PARKS MELONY                        49120         49,120.00      980820
   265 10210177                 LYNCHARD JOSEPH J.                  69550         69,550.00      980821
   266 10210197                 AUSTIN SANDRA                       64000         64,000.00      980821
   267 10210208                 PALMER LENNA                       119000        119,000.00      980824
   268 10210256                 KADLUBOWSKI BRIAN                   46750         46,750.00      980820
   269 10210262                 SHOEMAKER ERIC                     104650        104,650.00      980821
   270 10210310                 STAINBROOK JEFFREY L.              182400        182,400.00      980826
   271 10210374                 MILLER THOMAS                       44100         44,084.27      980727
   272 10210398                 BROWN DELROY EMANUEL               176000        176,000.00      980727
   273 10210442                 MCDONALD MICHAEL V.                 28000         28,000.00      980827
   274 10210453                 GENT SHERI                          46000         46,000.00      980820
   275 10210564                 DENNISON III ROSCOE G.              93000         93,000.00      980824
   276 10210579                 CHARBONNEAU KATHLEEN                57600         57,600.00      980820
   277 10211167                 FERNANDEZ ALEJANDRO                 62400         62,400.00      980825
   278 10211220                 BRAVO FIDEL                        105000        105,000.00      980820
   279 10211231                 ALEXANDER EARNIE F.                 70000         70,000.00      980825

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   280 10211239                 DIXON JAMES W.                      90000         90,000.00      980824
   281 10211242                 LUSK CHARLES                        62250         62,250.00      980821
   282 10211269                 WOMACK ELEASA                       45150         45,150.00      980826
   283 10211360                 JIMENEZ GEORGE                     112500        112,500.00      980820
   284 10211474                 GALLIHER TERRY A.                   73950         73,950.00      980820
   285 10211475                 BOLOTIN DMITRY                     306000        306,000.00      980824
   286 10211564                 VOGEL JACQUE                        78200         78,200.00      980825
   287 10211573                 TESSLER DIANE H.                   144075        144,075.00      980825
   288 10211599                 PHARR PAUL                          60300         60,300.00      980820
   289 10211603                 BALDWIN BRENDA S.                   63750         63,750.00      980827
   290 10211629                 HAYNES MELVIN A.                   156000        156,000.00      980820
   291 10211632                 CHANDLER III SID                    94500         94,500.00      980827
   292 10211658                 SANDER STEPHEN J.                  109900        109,900.00      980825
   293 10211661                 RAUSCH KENNETH A.                  100000        100,000.00      980824
   294 10211670                 BRIODY NOEL                         92000         92,000.00      980820
   295 10211695                 STUDER ROBERT L.                   244000        244,000.00      980820
   296 10211699                 TANTOCO ROLANDO D.                 140400        140,400.00      980825
   297 10211702                 KING FREDDI S.                      59430         59,430.00      980824
   298 10211707                 BONNY JR. LOUIS W.                  73350         73,350.00      980824
   299 10211709                 COOK PERRY                         284850        284,850.00      980824
   300 10211714                 CORREA LEROY E.                    264000        264,000.00      980825
   301 10211720                 LEWIS DOMINIC F.                   269950        269,950.00      980825
   302 10211722                 MAVROS ROBIN S.                     72000         72,000.00      980824
   303 10211728                 BAYLON GERARD S.                   105600        105,600.00      980827
   304 10211742                 BAKER KIM D.                        20000         20,000.00      980825
   305 10211780                 EASTMAN MARGARET A.                 56340         56,340.00      980821
   306 10211790                 NELSON CARLA J.                     65250         65,250.00      980824
   307 10212221                 RIGGS JONATHAN S.                   48600         48,600.00      980820
   308 10212313                 LEWIS GARY L.                      113890        113,890.00      980824
   309 10212364                 TALLMAN MICHAEL E.                  50400         50,400.00      980727
   310 10212410                 ECKLEY ARLEN T                      62930         62,930.00      980820
   311 10212445                 KNIGHT III CARL                     56250         56,250.00      980821
   312 10212477                 SORENSON PAULA                      64000         64,000.00      980826
   313 10212478                 CASH JACK L.                       103700        103,700.00      980821
   314 10212489                 MENNECKE WALTER H.                  48450         48,450.00      980827
   315 10212504                 LLOYD CHRISTINE D.                  35625         35,625.00      980818
   316 10212590                 MONTGOMERY DENNIS JR.               92000         92,000.00      980825
   317 10212628                 CROW ALLEN K                        95625         95,625.00      980826
   318 10212680                 ADRIHAN ROBIN G.                   134725        134,725.00      980821
   319 10212683                 FERRY MARGARET                      35250         35,250.00      980821
   320 10212699                 LONG DAVID B.                      224000        224,000.00      980821
   321 10212706                 OFFENBERG SCOTT H                   59200         59,200.00      980820
   322 10212740                 MENDOZA HECTOR                     142800        142,800.00      980824
   323 10212757                 MARSHALL OMAR T                     64000         64,000.00      980824
   324 10212758                 KUROWSKI CHRISTIE                   50400         50,400.00      980827
   325 10212945                 TIPPETTS JAMES N.                  104985        104,985.00      980825
   326 10212947                 FRYE LINDA                         107910        107,910.00      980825
   327 10212950                 TENNEY MARK D                       94500         94,500.00      980825
   328 10212978                 BAEZ JR. SEBASTIAN R.               94400         94,400.00      980825
   329 10213646                 KEITH DARRELL                       74700         74,700.00      980821
   330 10213742                 PIPER ALONZO                        40500         40,500.00      980814
   331 10213756                 THOMAS STEPHEN                      25000         25,000.00      980821
   332 10213797                 SEMINARA ROBERT                    227150        227,150.00      980827
   333 10213808                 ARMIJO JEANETTE                     94350         94,350.00      980826
   334 10213877                 KANE ANDY                           30000         30,000.00      980826
   335 10213891                 SKINNER KEVIN                      108000        108,000.00      980731
   336 10213934                 JONES PHYLLIS                       32900         32,900.00      980826
   337 10213946                 RINALDI MARY L.                     39780         39,780.00      980821
   338 10214024                 FALCON GUILLERMO                    97500         97,500.00      980825
   339 10214045                 RIDDLE RONNIE                       38625         38,625.00      980826
   340 10214074                 HERBST DANIEL                      207000        207,000.00      980825
   341 10214097                 COX CEDRIC                          63750         63,750.00      980824
   342 10215125                 ADAMS BRENDA M                      46750         46,750.00      980825
   343 10215133                 SEXTON CHAD E.                      32400         32,400.00      980820
   344 10215164                 JAMES SR KENNETH E                  44000         44,000.00      980824
   345 10215190                 HILL DAVID                          70400         70,400.00      980825
   346 10215192                 MINAFEE CONSWAYLA                   36000         36,000.00      980824
   347 10215226                 WILSON VICKI M.                     29900         29,900.00      980821
   348 10215242                 CHERRY LINDA                        59500         59,500.00      980825
   349 10215320                 GIVENS LARITA                       60000         60,000.00      980825

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                  name                      origamt                   cur_bal origdate
========================================================================================================

   350 10215647                 RITCHIE MICHAEL W.                 209900        209,900.00      980820
   351 10215655                 MULLER HENRY                       102000        102,000.00      980826
   352 10215703                 VON BLON BRETT                      90400         90,400.00      980824
   353 10215744                 HENRICHES BILL G                    78000         78,000.00      980824
   354 10215822                 TA HOANG                           127050        127,050.00      980820
   355 10215826                 MILLER JAMES MICHAEL               175000        175,000.00      980825
   356 10215884                 EARL PHILLIP                        42000         42,000.00      980826
   357 10215924                 RADACK CHARLES  E.                 126750        126,750.00      980826
   358 10215949                 MULLER THOMAS L.                    59600         59,600.00      980821
   359 10215961                 CHEVEZ JOSE                         64000         64,000.00      980827
   360 10215974                 JOHNSON PHILLIS                     62800         62,800.00      980812
   361 10216009                 HENDERSON KENNETH R.                51850         51,850.00      980821
   362 10216035                 LINDSAY JUANA G.                    89250         89,250.00      980826
   363 10216039                 GARCIA JOE                          39000         39,000.00      980826
   364 10216045                 TORRES JOE A                        87550         87,550.00      980820
   365 10216059                 HAYS MACHELLE R                     90000         90,000.00      980826
   366 10216060                 PAUL RICK                           71825         71,825.00      980820
   367 10216069                 NUNEZ MAGDALENO                     33500         33,500.00      980825
   368 10216076                 SAMUELS LEE                         52275         52,275.00      980827
   369 10216122                 DEDEAUX TONYA R.                    32000         32,000.00      980818
   370 10216129                 BERRY LATUNIJA R.                   41200         41,200.00      980820
   371 10216219                 ANDERSON ILEANA                    182000        182,000.00      980824
   372 10216281                 ABBOTT WARREN L.                    36550         36,550.00      980824
   373 10216360                 DENNING MICHAEL                     84500         84,500.00      980826
   374 10216385                 BOATWRIGHT JAMES                    35700         35,700.00      980820
   375 10216399                 WORDLAW CONNIE                      30175         30,175.00      980826
   376 10216466                 DAGUE MONTE L.                      53900         53,900.00      980818
   377 10216573                 SONNE CURTISS                      128000        128,000.00      980821
   378 10216579                 AMPONSAH PAUL                       30400         30,400.00      980821
   379 10216584                 STAMPS JR. ALERNON                  43125         43,125.00      980825
   380 10216597                 BARTON II ELMER                     94941         94,941.00      980824
   381 10219609                 DENT EDDIE                          22750         22,750.00      980824
   382 10219616                 DOLES JOSEPHINE                    105000        105,000.00      980821
   383 10219625                 MANGUM JOHN                        315200        315,200.00      980825
   384 10219627                 MOON SIV                            31600         31,600.00      980821
   385 10219640                 JENNINGS DOROTHY                    67600         67,600.00      980821
   386 10219654                 BURKHART RICHARD                   266500        266,500.00      980820
   387 10219688                 SANDERS DAVID                       63750         63,750.00      980825
   388 10219690                 BRATT SARAH                         80000         80,000.00      980824
   389 10219719                 NISTICO MARGARET                   220500        220,500.00      980826
   390 10219722                 MARTIN MARGARET                     61000         61,000.00      980826
   391 10219754                 ALSTON BONNIE                       81250         81,250.00      980824
   392 10219755                 ALLEN DEMETRIOUS                    46400         46,400.00      980825
   393 10219763                 MCDOWELL JOEL                       62300         62,300.00      980825
   394 10219785                 FREITAG KATHLEEN                    48450         48,450.00      980826
   395 10219830                 OSWALD MARION                       48100         48,100.00      980826
   396 10219838                 BAILEY PRESTON                      22500         22,500.00      980821
   397 10220247                 UNGURATH PHYLLIS                    66950         66,950.00      980824
   398 10220274                 SUTTON DOUGLAS                      29250         29,250.00      980821
   399 10220307                 HATCHETT MARJORIE                   84500         84,500.00      980824
   400 10220319                 STEEVES CARLYN                      38887         38,887.00      980824
   401 10220320                 ZADOK ARNON                        188000        188,000.00      980819
   402 10220337                 LOCKHART GERALDINE                 349900        349,900.00      980824
   403 10220338                 JOHNSON DEIDRE R.                  104000        104,000.00      980824
   404 10220363                 HAUSER JOSEPH L.                    40000         40,000.00      980824
   405 10220369                 HOUDYSHELT JEFF                     77350         77,350.00      980826
   407 10220674                 SMITH BETTY M.                      59925         59,925.00      980821
   408 10220678                 STENNIS PAMELA J.                   60705         60,705.00      980824
   409 10220683                 BARKSDALE WILLIAM                   78200         78,200.00      980819
   410 10220689                 WYNKOOP CLYDE A.                    54375         54,375.00      980825
   411 10220749                 KAMINSKI KENNETH S.                 52000         52,000.00      980824
   412 10220751                 LAUGHLIN RONALD D.                  84000         84,000.00      980814
   413 10220757                 FLETCHER VICTORIA                   29250         29,250.00      980803
   414 10220772                 HAWKINS JEWELL                      57715         57,715.00      980820
   415 10220804                 MCCLURE JEFF L.                     18750         18,750.00      980825
   416 10220837                 REIMERS CHERYL                      32500         32,500.00      980825
   417 10220842                 HENNING STEVEN                     127500        127,500.00      980821
   418 10220850                 ANDERSON CONZELLA                   39920         39,920.00      980824
   419 10220854                 NAGY NORMAN                         88490         88,490.00      980825
   420 10220861                 RICHTER THOMAS E.                   79990         79,990.00      980824

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   421 10220878                 BLANTON TERRY                       59500         59,500.00      980824
   422 10220881                 JOHNSON DARYL                       93750         93,750.00      980827
   423 10220887                 HERPICH RONALD                      45000         45,000.00      980826
   424 10220895                 KING KATHLEEN V                    100750        100,750.00      980821
   425 10220897                 SWAN TAMARA                         61750         61,750.00      980825
   426 10220910                 DEAN NANETTE D                      92600         92,600.00      980825
   427 10220911                 MYRON SHIRLEY M.                   112000        112,000.00      980826
   428 10220935                 WILLIAMS ADRIENNE C.                78000         78,000.00      980821
   429 10220946                 GARRETT HOLLY                       43125         43,125.00      980820
   430 10220961                 MCDOWELL RONALD P.                  87500         87,500.00      980824
   431 10220965                 DAVES FRANCES C.                    57600         57,600.00      980821
   432 10220980                 PERRY JACKIE                        80000         80,000.00      980826
   433 10221007                 WOLFE, SR. RONALD                   45900         45,900.00      980826
   434 10221044                 RODRIGUEZ JOSE                      38625         38,625.00      980821
   435 10221080                 HARRIS CHARLES E.                   54000         54,000.00      980827
   436 10221290                 DEAN PATRICIA                      167850        167,850.00      980820
   437 10221346                 MASKKARZADEH FARID                 164700        164,700.00      980826
   438 10221452                 DALE MARK                          129115        129,115.00      980827
   439 10221601                 MINNE LOWELL                        92000         92,000.00      980825
   440 10221633                 PUREWAL MUKHTIAR                    90300         90,300.00      980827
   441 10221635                 SIMPSON KEVIN E.                    88725         88,725.00      980821
   442 10221642                 MOULTHROP JERRY                     81900         81,900.00      980819
   443 10221643                 RICE CAROL                       64968.02         64,935.79      980820
   444 10221735                 CECI SHIRLEY J.                     70000         70,000.00      980827
   445 10221745                 ROBERTSON DALE                      72150         72,150.00      980821
   446 10221765                 PALUMBO ALICE                       66500         66,500.00      980825
   447 10221871                 MCLENDON SUSIE                      67620         67,620.00      980826
   448 10222116                 BLACKSON JOYCE R.                  350000        350,000.00      980825
   449 10222150                 MACIELAG BRIAN                     101150        101,150.00      980824
   450 10222179                 WESTMORELAND EARL                  140000        140,000.00      980825
   451 10222240                 TYREE CONNIE                        22750         22,750.00      980824
   452 10222278                 PHILLIPS WINDY L.                   57000         57,000.00      980827
   453 10222306                 WHETSTONE PAUL                     339500        339,500.00      980825
   454 10222380                 FARIAS REYNOLDO                     54000         54,000.00      980826
   455 10223606                 COOPER TONI                         40000         40,000.00      980824
   456 10223613                 JOHNSON DOCKHAVEN                   56250         56,250.00      980826
   457 10223642                 EVANS GARY K.                      125250        125,250.00      980824
   458 10223652                 CLARK LONNIE                       222300        222,300.00      980824
   459 10223667                 MOSER GAIL                          29400         29,400.00      980821
   460 10223675                 TRANT JAY M.                       123500        123,500.00      980825
   461 10223694                 WNEK STANLEY                       184000        184,000.00      980825
   462 10223704                 BROWN RALPH                         77000         77,000.00      980825
   463 10223762                 STALBIRD MALVERN                    60000         60,000.00      980825
   464 10223774                 DRAPALA TARA                       112500        112,500.00      980827
   465 10223777                 HENRY AGNES                         39000         39,000.00      980824
   466 10223779                 ELLIS VIVIAN                        86450         86,450.00      980821
   467 10223781                 WHITE, JR. CHARLES                  87500         87,500.00      980826
   468 10223804                 KERNS JONATHAN                      29250         29,250.00      980826
   469 10223808                 STONE HEATHER                       56000         56,000.00      980821
   470 10223857                 WOODSON HAROLD                     360000        360,000.00      980825
   471 10223882                 FALLER WILLIAM                      71500         71,500.00      980826
   472 10223898                 KRAMER BEVERLY                      47775         47,775.00      980821
   473 10223913                 PISANI ROBERT                       65000         65,000.00      980826
   474 10223975                 WEIDNER GARY                        59800         59,800.00      980824
   475 10223979                 BASSAR JOANN                        34450         34,450.00      980824
   476 10224000                 PATEL ASHISH                       425000        425,000.00      980824
   477 10224034                 CLAY LESTER                        175000        175,000.00      980821
   478 10224091                 TRAINELLO KAREN                     32500         32,500.00      980826
   479 10224117                 LEVERETTE KATHERINE                157203        157,203.00      980821
   480 10224129                 SOUSA STEVE                        158140        158,140.00      980825
   481 10224139                 SHEFTS JEFFREY                     332000        332,000.00      980827
   482 10224160                 JAQUITH MARY LOU                   144000        144,000.00      980827
   483 10224172                 COLOA RODRIGO                      134190        134,190.00      980825
   484 10224188                 CUMMINGS JOHN                      103500        103,500.00      980826
   485 10224258                 MITCHELL VIRGINIA                  174000        174,000.00      980826
   486 10224337                 ZUNIGA RICHARD                     168972        168,972.00      980827
   487 10224387                 GIBBS LARRY                        123300        123,300.00      980826
   488 10224404                 RABOURN MICHAEL                    229600        229,600.00      980821
   489 10224422                 ABU JOHN                           244000        244,000.00      980826
   490 10224425                 POWELL MARGARET                    180000        180,000.00      980827
   491 10224648                 WHITEHILL RICHARD K.                58125         58,125.00      980824
   492 10224649                 HILL LORI                           30000         30,000.00      980825
   493 10224650                 GLENN JESSIE                        65000         65,000.00      980824
   494 10228174                 LOCKLAIR DAWN                       54925         54,925.00      980824
   495 10228196                 STERNLIEB DAVID                    156400        156,400.00      980827

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================


========================================================================================================
       WMC Warehouse            INV 15                      49,276,485.76     49,272,060.79
========================================================================================================

     1 10113207                 RINGEL FREDRICK D.                 119960        114,837.35      980603
     2 10152023                 MALEK STEVEN                        78325         78,181.62      980611
     3 10152077                 MONDRAGON BELL                     136000        135,850.56      980608
     4 10155171                 WILLIAMS JACK                      173700        173,467.04      980609
     5 10155309                 FERNANDES ANTONIO                  130800        130,344.24      980608
     6 10163812                 WILLIAMS CHRISTOPHER E.            193500        193,327.70      980615
     7 10165537                 HASSETT MICHAEL                     45500         45,470.70      980612
     8 10167121                 BUSCH JR. ROY M.                    78000         77,857.37      980605
     9 10167283                 SCHAEFER FRANCIS                   160000        159,841.97      980616
    10 10167522                 WIGGERS JR. DAN A.                 118500        118,371.78      980612
    11 10172793                 GREER EVELYN J.                     30000         29,980.69      980615
    12 10176826                 MOSCHGAT HELEN                      27650         27,625.37      980616
    13 10177660                 JACOBO MARTIN                       84500         84,420.82      980615
    14 10177674                 TODD ANTONYO                        97500         97,417.87      980611
    15 10178423                 GILL RONALD                         75000         74,946.25      980611
    16 10179264                 PIKE MICHAEL                       113600        113,504.29      980603
    17 10179910                 GAVIN FRANCES M                     61425         61,383.32      980605
    18 10180053                 MALEC BRIAN                         99900         99,580.89      980605
    19 10180278                 WATERS THOMAS                       73490         73,374.34      980605
    20 10180800                 BARBETTI DEBORAH                   256000        255,633.86      980616
    21 10180846                 ANTEAU RICHARD                     112425        112,324.90      980609
    22 10184208                 MUCKELROY CHARLOTTE                 56800         56,757.03      980615
    23 10184548                 KOTWITZ JERRY                      129500        129,390.69      980605
    24 10184609                 GARDNER CLIFFORD N.                105000        104,850.53      980609
    25 10186136                 WEBSTER MARTHA                     114750        114,674.25      980609
    26 10187186                 NELSON CHARLES                      55200         55,160.36      980616
    27 10187245                 BROUSSARD F. J.                     45300         45,269.25      980615
    28 10187535                 DRURY JENNIFER                      59200         59,159.83      980615
    29 10189277                 NIELSON REBECCA L.                 121861        121,720.25      980612
    30 10190672                 FONZI ANTHONY                       43200         43,170.68      980616
    31 10190774                 HUFF PRISCILLA A.                   37500         37,377.65      980615
    32 10193586                 LANNING DONNA                      107100        107,014.50      980612
    33 10162865                 SHACK SR. ANTHONY G.                36000         35,879.82      980604
    34 10182268                 COSTON CHARLES                      55000         54,872.01      980609
    35 10141018                 THOMPSON BARBARA                   101500        101,192.16      980414
    36 10160882                 RAWLINS ERNEST                     127500        126,716.23      980422
    37 10180130                 HALE CRAIG                         120000        119,944.01      980622
    38 10165407                 ROWLETT TONY                       104000        103,907.40      980617
    39 10167369                 LINCOLN HAROLD                      90000         89,919.87      980619
    40 10177728                 PIERCE KEITH                       229500        229,295.65      980617
    41 10179697                 FELICIANO SERAFIN                   58500         58,460.31      980617
    42 10181209                 LANDRY CHRISTOPER                  101250        101,181.30      980622
    43 10181380                 EMANUEL BARTHOLOMEW                 26600         26,587.05      980619
    44 10182370                 NORMAN DANIEL L.                   116000        115,852.81      980615
    45 10184470                 WISE JR. REO A.                  27990.02         27,969.78      980617
    46 10184874                 STENNIS ANNIE L.                    24050         24,026.20      980619
    47 10190707                 SWABY SANDRA E.                    168000        167,850.72      980618
    48 10190943                 MAZUR JOSEPH                        46875         46,831.08      980622
    49 10190992                 ROBERTS CORAL                       45200         45,159.83      980622
    50 10157414                 OLDROYD STEVEN                     440300        440,071.74      980630
    51 10161133                 SMITH ARTHUR                        56000         55,731.69      980629
    52 10163865                 COTTLE CRAIG M.                    112500        112,376.36      980630
    53 10164046                 LAMB SCOTT                          53061         53,018.64      980630
    54 10172925                 CERVANTES TEODORO M.                48000         47,951.59      980629
    55 10174851                 PETERSEN THOMAS                  77961.63         77,643.90      980626
    56 10174857                 KUO HUEI LI                        130050        129,946.19      980626
    57 10176085                 CHAMBLESS MICHAEL J.               114480        114,354.45      980626
    58 10177816                 MAUFUALU LEKINI                    166050        165,835.29      980629
    59 10177867                 RODRIGUEZ ROSALIND                  75600         75,532.68      980630
    60 10177978                 FREGGIARO ERNEST                   108000        107,893.32      980630
    61 10178034                 GARCIA JOSE                         73500         73,419.40      980630
    62 10180025                 GASS MARIE A                       105625        105,545.11      980629
    63 10180647                 VILLAS LAWRENCE                    205000        204,737.66      980626
    64 10181640                 SIMMONS ANNETTE                     79680         79,587.67      980630
    65 10182545                 SABA SHAHRAM                        44100         44,054.10      980629
    66 10185767                 SETLIFF III REUBEN                 306000        305,755.19      980623
    67 10189391                 LIEBER MARK J.                      56240         56,184.33      980626
    68 10189401                 JENNINGS BONNIE J.                 107233        106,976.18      980626
    69 10189467                 GUEVIN THOMAS W.                   164484        164,425.22      980626
    70 10189585                 SILVA RAUL                         108000        107,881.32      980629

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

    71 10190630                 CAPPELLA PAUL                       78000         77,941.00      980629
    72 10190848                 LEWIS THEODORE S.                  150000        149,797.61      980630
    73 10191168                 BEOUGHER JERRY                     108800        108,708.35      980630
    74 10191733                 DANG TRANG L.                      104450        104,341.28      980625
    75 10193354                 PECK GORDEN                        167930        167,802.98      980623
    76 10193496                 DYRDAL MICHAEL                     119700        119,590.80      980625
    77 10196781                 DEVORE JR. ROBERT                   30400         30,372.97      980623
    78 10196827                 LOGAN SHELLY                        60000         59,961.46      980625
    79 10197220                 BROWN WILLIAM R.                    52425         52,387.79      980625
    80 10200917                 WILLIAMS ALFONDA                    82500         82,409.32      980630
    81 10201095                 DEFEO MARK D.                      113100        112,993.57      980630
    82 10201202                 WEAVER RICHARD                      56550         56,507.21      980630
    83 10201245                 ARNESON DAN                         45750         45,715.39      980630
    84 10201607                 BRADSHAW LOREE A.                76724.14         76,646.85      980624
    85 10201836                 SCHMEITS KELLY ROHAN                72000         71,931.13      980629
    86 10205710                 WINSKI EUGENE                       80000         79,916.72      980630
    87 10123125                 FRALIN PAUL L.                      47250         47,231.17      980707
    88 10165467                 LAMONICA ROBERT                    124000        123,856.80      980707
    89 10173160                 MCGUIRE JODIE                       68000         67,978.27      980706
    90 10177673                 GRINDELAND JEAN                     84000         83,735.56      980713
    91 10177763                 TIJIBOY LUIS                       162000        161,812.90      980701
    92 10177850                 MARTINEZ SALVADOR                  223000        222,742.45      980624
    93 10181247                 LUCARINO GARY F.                    74000         73,972.14      980713
    94 10185174                 WILLIAMS LINDA D                    32000         31,985.07      980713
    95 10186017                 LUNSFORD SCOTT                     116250        116,146.71      980710
    96 10189345                 KATO THAMAR                        100000         98,812.50      980708
    97 10190706                 CARTER, JR. RONALD L.               33750         33,738.60      980709
    98 10191026                 MCLAIN MATTIE                       88000         87,970.00      980710
    99 10191857                 DITCHOFF DEAN                      128000        127,120.00      980710
   100 10192015                 HUGHES BERT                        128000        127,929.93      980714
   101 10193346                 FELKINS MERLE L                    180400        180,255.99      980624
   102 10194383                 WRZESINSKI LAURA                    92400         92,296.23      980710
   103 10195733                 HOLMES KAREN                        40800         40,699.50      980713
   104 10197074                 LARSEN ORRIN K                     120587        120,587.00      980710
   105 10197086                 TREMPER LES                        125581        125,581.00      980710
   106 10197315                 ALMAZAN JOSE J.                     48000         47,886.73      980713
   107 10197358                 TAYLOR MICHAEL D.                   68250         68,224.30      980707
   108 10197438                 GILLILAND CLIFFORD R.               77600         77,559.77      980708
   109 10197664                 ROSENBERGER KEITH                  206100        205,529.20      980713
   110 10200718                 PROUGH ARTHUR                       53250         53,229.95      980708
   111 10200898                 REED JOHN                          133250        133,199.83      980713
   112 10201129                 SMITH ANGELA                        25900         25,882.02      980710
   113 10201233                 CONNER MARTIN B                    111340        111,340.00      980710
   114 10201411                 FARRAR PERRY                       106250        106,175.91      980708
   115 10201503                 WIGGINS TWAYNE R.                   60350         60,334.98      980708
   116 10201582                 FLOREZ FRACISA                      36365         36,338.88      980708
   117 10201759                 DOLPH RAMONA                        47000         46,982.30      980706
   118 10201964                 BRUNETTE DANNY T.                  119920        119,864.05      980709
   119 10205636                 PEDERSON ERIC                       25500         25,490.41      980709
   120 10205660                 FRONABARGER STEPHEN                 72250         72,212.03      980706
   121 10205675                 LARSON KAREN                        64750         64,732.47      980710
   122 10206896                 SILVER JUANITA                     116000        115,958.55      980714
   123 10210269                 BOVEE CHERYL                       120000        119,949.67      980713
   124 10087137                 DRIVER JODY                         96000         95,947.45      980717
   125 10152032                 BIG JOE JR ROCKER                   76320         76,320.00      980717
   126 10155463                 TRAN SANDY                         160000        159,925.35      980717
   127 10161072                 LANGE ALANA                         94775         94,775.00      980717
   128 10163142                 RAGSDALE MYRON                     114750        114,714.32      980717
   129 10166417                 SCOTT HARRIET                      112651        112,651.00      980717
   130 10167314                 WHEELER MICHAEL R.                 124000        124,000.00      980717
   131 10174565                 TAYLOR YVONNE                       51750         51,750.00      980717
   132 10177689                 AARON ANITA                         90750         90,750.00      980717
   133 10177917                 TSANG LESLIE                       114800        114,748.12      980717
   134 10177981                 BEHBAHANY ARDESHIR                 296650        296,650.00      980717
   135 10178083                 ZEULI JERAMIAS                     191200        191,200.00      980717
   136 10179399                 MAGOWN KENNETH                     136000        135,944.47      980717
   137 10179471                 COSTON ALBERT                       72000         72,000.00      980717
   138 10181693                 TAYLOR ANGELA                       84000         84,000.00      980717
   139 10181786                 JOHNSON DONALD                      86400         86,400.00      980717
   140 10181800                 EDWARDS DIANE                       25200         25,200.00      980717

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   141 10181862                 RUFFIN OSCAR                        45000         45,000.00      980717
   142 10181892                 GALLMAN RICHARD                    240000        240,000.00      980717
   143 10181924                 CABRERA RAFAEL                     134100        134,100.00      980717
   144 10183718                 CRAVELLO MARGARET M.               119700        119,700.00      980717
   145 10184105                 NICKERSON DAVE                  125538.22        125,538.22      980717
   146 10184338                 BRAY RONALD L.                   25893.37         25,893.37      980717
   147 10185363                 ANDREWS MARK E                      56700         56,700.00      980717
   148 10185707                 JONES MICHAEL R.                   125600        125,534.88      980717
   149 10185899                 COVA ELLA                          337500        337,325.03      980717
   150 10186038                 BURKETT JUNE V.                     39920         39,904.97      980717
   151 10186402                 CHAFIN HASKELL T.                  101400        101,361.81      980717
   152 10186494                 DESIMONE ROBERT D.                  50000         49,981.17      980717
   153 10187179                 ISBELL JAMES W.                     72000         72,000.00      980717
   154 10191007                 BECKEY ROSE                         30550         30,538.50      980717
   155 10155503                 BATCHELDER CLIFTON                 116250        116,192.81      980717
   156 10173437                 PITTMAN TYRONE                      69700         69,659.89      980714
   157 10178171                 MANGLER LONNIE                      18400         18,393.06      980710
   158 10183974                 MOONEY, III F. MICHAEL             151300        151,244.56      980717
   159 10184639                 HENRY CAROL A.                      50800         50,763.59      980710
   160 10185381                 KETCHUM SR. RONALD L                27200         27,191.06      980717
   161 10191067                 MALONEY THOMAS                     151300        151,251.54      980713
   162 10191843                 NICHOLAS JAMES R                    50320         50,296.52      980713
   163 10194151                 SHABAZZ TONYA                       72250         72,223.53      980713
   164 10194181                 GLASGOW WILLIAM H                   84000         83,947.50      980710
   165 10196920                 LEWISTON PATRICIA J.                60300         60,267.53      980714
   166 10205920                 TAYLOR SUSAN                        59000         58,977.78      980714
   167 10045462                 LOWE VERNON W.                      85000         84,971.30      980724
   168 10045469                 RABARA DALE R.                     165000        164,922.85      980724
   169 10045476                 LIU ELLA K.                        322500        322,321.63      980723
   170 10109838                 RAIA SALVATORE                      76700         76,700.00      980722
   171 10118989                 LOPEZ CALIXTRO                      63337         63,314.36      980722
   172 10129847                 HAMMOND RICHARD                     32000         32,000.00      980717
   173 10133091                 BRITZMAN ALAN                      135148        135,077.94      980723
   174 10135892                 SIMPSON YVONNE                      63700         63,700.00      980720
   175 10137210                 PARKINSON MICHAEL                   38250         38,250.00      980717
   176 10142542                 CHRISTOFFER JEROLD                 180000        179,901.47      980724
   177 10145160                 SANDERS JESSIE                     103275        103,275.00      980723
   178 10145982                 OSBORN NANCY S                      39325         39,306.65      980722
   179 10146357                 GUTIERREZ, JR. FRANK I.            104000        103,953.89      980722
   180 10148701                 MURPHY JOHN                         84350         84,350.00      980723
   181 10151608                 STUDEY DAVID                        76415         76,415.00      980722
   182 10151692                 TORREZ ROBERTO                     100800        100,800.00      980724
   183 10155442                 LOVATO MARK                        228000        228,000.00      980722
   184 10155758                 HERNANDEZ GUADALUPE                 55900         55,900.00      980721
   185 10155867                 SIETING JEFFERY                     68765         68,738.32      980717
   186 10155885                 RINCON DIMAS                        48000         48,000.00      980718
   187 10158434                 CARTER GERALDINE                   100000        100,000.00      980723
   188 10160550                 HORGAN HOWARD J.                   109200        109,158.25      980722
   189 10161012                 TURNER CHRISTINA LYNN              126650        126,602.31      980721
   190 10162282                 SMITH JEFF                         135000        135,000.00      980724
   191 10162424                 LAI MARTIN                         160000        159,936.41      980722
   192 10162896                 WHITE DEBORAH                       36750         36,750.00      980720
   193 10163081                 ROE HANNA V.                        96000         96,000.00      980724
   194 10163892                 FISTNER EDWARD                      55250         55,250.00      980721
   195 10164083                 BIRDSONG RAYMOND                   104800        104,748.45      980720
   196 10165422                 ALEXANDER GWENDOLYN                 35200         35,200.00      980720
   197 10166358                 OWENS JAMES                         35750         35,750.00      980722
   198 10166736                 PALUMBO ANTHONY                    352750        352,750.00      980717
   199 10167259                 FAUST KENNETH A.                   123250        123,192.50      980724
   200 10167438                 BERNARD CHRISTOPHER                 46900         46,900.00      980722
   201 10167456                 QUIFUNAS PETER                      78075         78,075.00      980720
   202 10168348                 MALDONADO STEVE H.                  46500         46,500.00      980720
   203 10173024                 DRYDEN JAMES L.                    175200        175,200.00      980728
   204 10173513                 MORIARITY ANN S                     43200         43,200.00      980720
   205 10176734                 JEWELL CYNTHIA                     108000        108,000.00      980721
   206 10177661                 PALLOTTINO JOSEPH                   71200         71,163.08      980720
   207 10177692                 GARCIA JOEL                         67500         67,500.00      980724
   208 10177719                 SUON VUTHY                         138400        138,320.37      980720
   209 10177774                 BARKSDALE RICHARD                  114750        114,750.00      980723
   210 10177778                 KLEIN UDO                          113250        113,194.29      980721

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   211 10177922                 OATES PATRICIA                     163006        162,937.64      980721
   212 10178077                 RAMIREZ ROBERTO                     70200         70,200.00      980722
   213 10178093                 SIERRA HECTOR                      208000        208,000.00      980723
   214 10178184                 MCCADAM JERRY                      130400        130,349.55      980722
   215 10178409                 SHAW ROBERT F.                      56925         56,925.00      980722
   216 10178413                 HESTER KENNETH H.                  105000        105,000.00      980721
   217 10178482                 MEKAVONG KHAMSITH                  165000        164,918.84      980721
   218 10178489                 SAUNDERS MARC                      187500        187,500.00      980724
   219 10178516                 MUSGROVE DRUCILLA OLIVE            180000        180,000.00      980721
   220 10179201                 DAVIS JANET                         52500         52,500.00      980720
   221 10179475                 WEIR ELDOLLA                       166600        166,600.00      980721
   222 10179520                 ARREOLA CARLOS                      96000         95,963.85      980720
   223 10179525                 KINSAKA PETO                        69550         69,550.00      980717
   224 10179528                 WATSON PAMELA                       65450         65,450.00      980720
   225 10179687                 WEIANDT DAVID                       60750         60,727.13      980722
   226 10179753                 BELL WALTER                         64000         64,000.00      980724
   227 10179915                 POWELL JAMES R                      23200         23,192.98      980717
   228 10180007                 WALLS LAURENCE R                    24650         24,650.00      980721
   229 10180398                 COCKAYNE DONALD S.                  72000         71,966.40      980720
   230 10180484                 LOGUE BARBARA G.                    72000         71,972.83      980722
   231 10180777                 MILLER GLORIA                       55875         55,875.00      980722
   232 10180815                 FONTENOT KENNETH                   117900        117,900.00      980724
   233 10180832                 PEDERSON BJORN                     260000        260,000.00      980721
   234 10180841                 NOWAK LARRY                         81750         81,717.51      980722
   235 10180895                 GROVER KEVIN                        49200         49,200.00      980724
   236 10180908                 BAXTER STEVEN                      181345        181,345.00      980720
   237 10180921                 SARNA JOHN                         200000        199,884.92      980721
   238 10180995                 MARTINEZ RICHARD                   298875        298,703.04      980723
   239 10181668                 MONTGOMERY CHARLES                  71315         71,315.00      980720
   240 10181705                 MARTINEZ LUIS                      131750        131,750.00      980721
   241 10181748                 SMITH GEORGE                       115600        115,600.00      980723
   242 10181773                 HOGG WENDY                          64350         64,350.00      980720
   243 10181785                 RHODES RONALD                       39900         39,900.00      980721
   244 10181794                 BENCOMO DAWN                        78000         78,000.00      980720
   245 10181873                 LEWELLEN CHARLES                    51750         51,750.00      980722
   246 10181877                 BRYANT JENNIFER                     43200         43,200.00      980720
   247 10181879                 NOGALES SUSANN                     113600        113,600.00      980717
   248 10181889                 BRUTUS RAYMOND                      72250         72,250.00      980720
   249 10181896                 JOHNSON YOLANDA                     52700         52,676.63      980720
   250 10181898                 GREEN KIMBERLY                      39200         39,200.00      980720
   251 10181918                 CHESTNUT ROBERT                     59040         59,040.00      980720
   252 10181932                 DE ANGELIS ARMAND                  416500        416,500.00      980720
   253 10181945                 GASTON ANNIE                        81600         81,567.57      980720
   254 10181952                 BELK CLAUDE                        232000        232,000.00      980721
   255 10181970                 DINOMIDIS FRANCES                   30000         29,988.70      980721
   256 10181977                 CANNON MICHAEL                      80100         80,100.00      980720
   257 10181978                 YOUNG TERRY                         48000         48,000.00      980723
   258 10181986                 YANG SYVILAIPHONE                  112500        112,500.00      980720
   259 10181991                 SCHWANDER CAMILLE                  212500        212,430.19      980720
   260 10182013                 DAVIS JANET                        111930        111,887.86      980721
   261 10182026                 HART MICHAEL                       118150        118,103.04      980722
   262 10182029                 CLIATT SOPHEIA                      65450         65,450.00      980721
   263 10182036                 MARTIN MARGIE                       31040         31,028.29      980722
   264 10182037                 DAVIS MARY                          20250         20,250.00      980721
   265 10182038                 DUMINUCO SUSAN                      60000         59,977.41      980721
   266 10182053                 BAFFUTO EMILIO                      96900         96,900.00      980717
   267 10182056                 WORD JAMES                          34500         34,500.00      980720
   268 10182059                 DILLENSCHNEIDER EDWARD              60000         59,973.40      980722
   269 10182077                 HAMMON JOHN                        236000        236,000.00      980724
   270 10182139                 PILANT STEVEN                       53680         53,659.78      980720
   271 10182264                 HAVKIN STELLA                      287200        287,200.00      980723
   272 10183130                 KELLER BRIAN                       106250        106,185.50      980720
   273 10183170                 AKEMANN ANTHONY J                   67500         66,858.00      980720
   274 10183316                 KING DARLENE                        44000         43,978.33      980720
   275 10183330                 THOMPSON DEBBIE LOU              33579.58         33,569.22      980723
   276 10183430                 SMITH TIMOTHY                      126000        126,000.00      980720
   277 10183559                 KENISON RICHARD                     72000         72,000.00      980723
   278 10184484                 WIGGINS KERRY                       20000         19,991.60      980720
   279 10184554                 BATES GREGORY                       42250         42,250.00      980723
   280 10185096                 STEPHENS CAROL S.                  113400        113,400.00      980720

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   281 10185129                 BLACK BARBARA                       56250         56,250.00      980721
   282 10185471                 BARTLETT JACQUE                     63200         63,174.88      980721
   283 10185689                 JENNINGS SR. JAMES D.              121600        121,600.00      980720
   284 10185694                 CHASE JAMES                        154000        153,944.96      980720
   285 10185853                 PURCELLA MARTIN                    106250        106,250.00      980720
   286 10185902                 HALVORSON CHAD                      43400         43,400.00      980722
   287 10185913                 URIETA EDWARD P.                    84000         83,956.45      980722
   288 10185977                 KIMBERLING THOMAS E.                62000         62,000.00      980723
   289 10185986                 WILLINGHAM NANCY LEE                67500         67,500.00      980720
   290 10186022                 STOWELL MICHAEL                    112000        112,000.00      980722
   291 10186035                 TWOMBLY PERCY                      242250        242,250.00      980722
   292 10186048                 SWEETSER-CHADDH MARY J.             40000         40,000.00      980717
   293 10186068                 PEDERSON LAWRENCE EDWARD            95200         95,200.00      980724
   294 10186154                 BILLINGS JULIE                      91000         90,957.54      980721
   295 10186254                 NWANKWO FESTUS                      65000         65,000.00      980724
   296 10186257                 METZLER STEPHEN                  92973.39         92,946.51      980722
   297 10186489                 STEPHENS PEGGY                      35000         35,000.00      980721
   298 10187303                 RICHARDSON ALBERTINE                62050         62,027.82      980720
   299 10187510                 GARRIOTT CLYTIE                     52500         52,500.00      980721
   300 10187543                 CUNNINGHAM GLORIA A                 40300         40,300.00      980724
   301 10189240                 TURMAN STEPHEN                      50150         50,132.59      980724
   302 10190728                 GEARY THOMAS J.                     54000         53,956.25      980721
   303 10190766                 RANKIN WILLIAM J.                   60000         59,970.48      980720
   304 10190852                 GOODE LANTAGELA                     50400         50,400.00      980722
   305 10190879                 SCOTT CARMEN                        57750         57,750.00      980724
   306 10190891                 GROMAN RICHARD B.                   56250         56,231.00      980722
   307 10190902                 REYES DAMIAN                        86250         86,250.00      980720
   308 10191010                 PERKINS DONALD                      72250         72,250.00      980723
   309 10191041                 HAYDEN ANDREW M.                    90000         89,962.25      980724
   310 10191283                 SACHLY VICTOR                      328500        328,500.00      980720
   311 10191350                 KHALID SAMEERA                     424500        424,500.00      980720
   312 10191371                 GAMBLIN MARQUARD                    68800         68,800.00      980721
   313 10191729                 BEYALE ANTHONY                      87550         87,550.00      980720
   314 10191739                 HENDERSON KIMBERLY A.               74400         74,365.28      980723
   315 10191797                 KELLNER KENNETH N.                  82500         82,500.00      980724
   316 10191854                 SILVA JUAN                          85000         84,949.86      980720
   317 10191906                 GRAHAM BILLY                       256000        256,000.00      980723
   318 10191907                 BUCY KENNETH R.                     74700         74,674.77      980720
   319 10191965                 WINZER CHARLES                      39200         39,200.00      980720
   320 10191974                 SCHMIDT EDWARD                      53000         53,000.00      980723
   321 10192023                 PARDO NELLY                         78000         78,000.00      980720
   322 10192034                 DE JESUS LAURA                      48750         48,728.38      980724
   323 10192035                 DAVIS MARVIN                       256500        256,500.00      980724
   324 10192060                 GUTIERREZ TOMAS                    130009        129,941.59      980724
   325 10192067                 AGEE MICHAEL                        63000         62,952.07      980720
   326 10192346                 PIERCE EDWARD                       44000         44,000.00      980721
   327 10192431                 SALINAS OSCAR                       46400         46,400.00      980723
   328 10192444                 DHINGRA RAJ                        115000        115,000.00      980720
   329 10192484                 LIGON KEVIN W.                      31500         31,487.48      980722
   330 10193334                 SHELDON HEATHER D.                  49725         49,706.27      980720
   331 10193361                 YANG MEE X.                         39200         39,200.00      980720
   332 10193392                 JONES JAMES R.                     123250        123,250.00      980723
   333 10193418                 FREDRICKSON KATINA                 120000        120,000.00      980721
   334 10193441                 GRUPP MARTIN D.                    124800        124,728.19      980722
   335 10193491                 BELL JAMES R.                       56250         56,250.00      980720
   336 10193694                 DAVIES JAMES                       156240        156,159.00      980721
   337 10193730                 CORRALES ROLANDO                   144900        144,835.75      980723
   338 10193750                 MENDEZ MOISES                      124000        123,874.87      980721
   339 10193751                 MENDEZ MOISES                      225000        224,863.69      980724
   340 10193758                 LOPEZ JAIME                        176000        175,893.38      980723
   341 10193949                 CAPEHART KHALIL                    191700        191,700.00      980724
   342 10194146                 HARRIS-REED NANCY                   35750         35,736.54      980722
   343 10194149                 PETTIS JR. BARNETT                  72250         72,250.00      980721
   344 10194211                 POWELL SUNNI A.                     80250         80,210.52      980723
   345 10194278                 MORRIS FRANK H                      59250         59,250.00      980722
   346 10194294                 VILLALPANDO JAMES                   53000         53,000.00      980721
   347 10194322                 HITE EVERETT E.                     40050         40,031.75      980723
   348 10194362                 CLAY AVERY L                        48400         48,400.00      980720
   349 10194366                 RAKARIC NIKOLA                     247500        247,500.00      980720
   350 10194394                 ROSILOWICZ ROBERT                  104250        104,250.00      980720

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   351 10194418                 NEWCOMB TERRY                       48750         48,731.64      980724
   352 10194466                 RICHARDSON LONNI D                 105300        105,300.00      980720
   353 10194471                 ELSBURY JULIE J.                    37600         37,600.00      980720
   354 10194473                 LYONS TIMOTHY L                     24850         24,843.63      980722
   355 10194480                 TABER DAVID R                       54750         54,750.00      980721
   356 10194507                 DYE DEBRA A                         35250         35,250.00      980720
   357 10194510                 TUCKER DEBORAH A.                   54900         54,900.00      980722
   358 10194517                 HAYNES ARTHUR                       39000         39,000.00      980720
   359 10194526                 MURRAY JR. CHARLES E.               63700         63,670.65      980721
   360 10194536                 THOMAS CORRINE A.                   23000         22,991.33      980720
   361 10194544                 HICKS TOMMY J.                      61530         61,530.00      980721
   362 10195855                 MEIGGS STEPHEN                      78500         78,471.94      980722
   363 10195969                 MOSENSON MICHAEL                   309400        309,400.00      980722
   364 10195979                 MCGOVERN THOMAS                    155000        154,941.64      980720
   365 10196028                 TALBOT RICHARD                      50800         50,779.81      980723
   366 10196033                 MOORE PAMELA                        45600         45,600.00      980722
   367 10196049                 HODGSON BRENT                       58650         58,650.00      980720
   368 10196634                 MCHATTIE STEVEN R.                  86000         85,952.92      980721
   369 10196657                 STROH THOMAS                        48750         48,727.25      980721
   370 10196945                 JORDAN LONNIE                       42500         42,500.00      980723
   371 10196969                 VILLARREAL STELLA M.                60000         60,000.00      980721
   372 10197111                 OLIVAS WALDO                        71200         71,200.00      980720
   373 10197184                 SANCHEZ RICHARD A.                  45000         44,979.01      980721
   374 10197216                 JONES NATHAN                        94400         94,360.41      980722
   375 10197366                 SMITH PAMELA D.                     85500         85,500.00      980721
   376 10197367                 COX RICHARD                         53680         53,680.00      980721
   377 10197426                 SCHOENFELDT KENNETH                 91900         91,706.31      980724
   378 10197462                 RUBIN DARLENE                      155400        155,314.94      980722
   379 10197615                 DUNGEY RICHARD A.                  140000        139,937.93      980723
   380 10197619                 JENKINS CARL                       108720        108,681.14      980720
   381 10197628                 CASTILLO-ZAMORA JAIME              114300        114,249.33      980724
   382 10197629                 YOON TAE HEUNG                     228000        227,904.38      980721
   383 10197649                 CHAPIN OPAL F.                     157500        157,443.75      980723
   384 10197698                 SOLANO ABNER                        79200         79,200.00      980723
   385 10197701                 TURNER JAIME A.                    154000        153,938.67      980720
   386 10197707                 LEE KYONG S.                       200000        199,924.54      980720
   387 10197713                 COMMON JOHN                        372750        372,617.09      980724
   388 10197748                 KABRICK BARBARA J.                  61600         61,600.00      980720
   389 10197756                 BYERS TODD                         125100        125,050.29      980721
   390 10197759                 JACKSON IRA L.                      68000         68,000.00      980720
   391 10197771                 ARGANDA ANNA                       188000        188,000.00      980723
   392 10197784                 PERNULA ROBERT A.                  178200        178,200.00      980724
   393 10197785                 QUINN CAROL                        142500        142,449.07      980722
   394 10197799                 LINDBERG DALE LEE                   74400         74,400.00      980721
   395 10200616                 NEELY JEAN                         102400        102,363.40      980722
   396 10200666                 MARKOFF DOUGLAS                    179000        179,000.00      980722
   397 10200713                 FLEMING BERNARD                     95540         95,540.00      980720
   398 10200744                 MURANO NICHOLAS                     58500         58,477.97      980722
   399 10200868                 HYLAND MARY A.                     112000        111,966.13      980722
   400 10200869                 BERGAMI CHARLES                     34400         34,400.00      980722
   401 10200951                 RIDGE BENJAMIN D.                   24800         24,800.00      980721
   402 10200996                 HOCHHAUSER HAL                     144000        143,942.77      980723
   403 10201077                 PIERRE GINETTE                     137600        137,600.00      980721
   404 10201256                 SANTANA EMILY N.                    81250         81,209.94      980720
   405 10201269                 DOCKHAM NICHOLE                    102000        102,000.00      980722
   406 10201280                 BELL PATRICIA A.                   146400        146,400.00      980722
   407 10201396                 COMBS WILLIAM T.                    59250         59,222.36      980720
   408 10201417                 LOUDER ROBERT D.                    52700         52,681.71      980724
   409 10201482                 JOHNSON JAMES                       42320         42,295.58      980721
   410 10201506                 EDWARDS JAMES G.                    40000         39,982.28      980720
   411 10201595                 RIPPBERGER JOHN                     60750         60,750.00      980720
   412 10201749                 MAHON LEVI                          37600         37,600.00      980723
   413 10201820                 ASBORN STEVEN                      105000        105,000.00      980720
   414 10201889                 RAMIREZ RAUL                        23400         23,400.00      980720
   415 10201935                 STECKLER GREG A                    240000        239,868.63      980721
   416 10201972                 MONTES SR MANUEL                    67500         67,500.00      980723
   417 10201973                 ELLIS BARTON J                     440000        439,834.35      980722
   418 10202060                 NELSON PATRICIA A.                  35750         35,750.00      980722
   419 10202070                 HUDSON BARBARA                     127500        127,235.94      980721
   420 10202077                 BROCK ROSE                          46800         46,800.00      980721

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   421 10202079                 BUCHANAN EVELYN                    350000        349,875.19      980724
   422 10203635                 WOLFE SANDRA ANN                    90900         90,900.00      980721
   423 10203656                 WALKER RONNY JOE                    75000         74,954.56      980722
   424 10203668                 SINANOVIC MIKE                      50000         49,977.83      980721
   425 10203670                 LEWIS BEVERLY                       57800         57,800.00      980720
   426 10203733                 KRUER BRIAN L.                     140000        139,937.93      980723
   427 10203770                 LENON KATHY                        153600        153,600.00      980721
   428 10203851                 LOUTTIT THOMAS JESSE               153078        153,010.13      980724
   429 10203965                 DAVIS BRIAN                        263846        263,846.00      980722
   430 10205672                 HILL ARLY                           57750         57,727.04      980724
   431 10205732                 HOUSLEY ALAN L.                     72000         72,000.00      980722
   432 10205774                 MILLS ANITA                        114400        114,356.92      980720
   433 10205882                 GARZA CONSTANCE                     75000         74,914.50      980721
   434 10205902                 HILL DONNA E.                       45200         45,200.00      980722
   435 10205915                 MOSLEY MICHAEL                      29900         29,887.85      980722
   436 10205939                 MCGRATH THOMAS E.                   94800         94,800.00      980722
   437 10205995                 HOFIUS STEPHEN                      85837         85,837.00      980721
   438 10206022                 CURSON STACEY                      159200        159,200.00      980722
   439 10206036                 WILLIS PRESTON                      24000         23,991.42      980721
   440 10206064                 FITTS GORDON G.                    137700        137,646.73      980722
   441 10206074                 BARRON MICHAEL                      43000         42,980.94      980722
   442 10206081                 HAMAN SANDY                         85500         85,461.15      980722
   443 10206093                 KROEGER CHARLES D.                 210000        209,939.78      980720
   444 10206105                 HICKS GREGORY                      157600        157,552.34      980724
   445 10206653                 BECKER LORNA A.                    144000        143,945.78      980721
   446 10206669                 MICKLON RICHARD                     95200         95,153.17      980722
   447 10206704                 THOMPSON JOHN A.                    28600         28,586.66      980720
   448 10206744                 MARTINEZ RAMON L.                   71250         71,250.00      980722
   449 10206761                 MALONE PEGGY                        45850         45,850.00      980724
   450 10206783                 REID MICHAEL                        99450         99,450.00      980722
   451 10206790                 AMICO ROBERT M.                    393250        393,250.00      980721
   452 10206834                 SECHLER SCOTT                       62900         62,900.00      980721
   453 10206845                 CLARY GWENDOLYN                    111000        111,000.00      980721
   454 10206860                 LOVELACE TERRENCE                   51200         51,200.00      980721
   455 10206868                 CANTWELL JAMES                      66300         66,300.00      980720
   456 10206908                 FORTIN ALBERT                      240000        240,000.00      980720
   457 10206919                 FAVA ANN                           127500        127,443.59      980720
   458 10206921                 LIBBY ROBERT C.                     27750         27,740.63      980723
   459 10206984                 HALE CHESTER                       131750        131,691.59      980720
   460 10207088                 COOTE WILLIAM J.                    63700         63,700.00      980720
   461 10207171                 LOUIE PETER E.                     233750        233,750.00      980720
   462 10207195                 BURPO THEODORE E.                   35000         35,000.00      980720
   463 10207223                 MARTINEZ MARY KATHERINE            108800        108,800.00      980722
   464 10207230                 TOLENTINO SALVADOR Q.              101250        101,250.00      980723
   465 10207235                 COX CHARLES A                       72800         72,766.03      980721
   466 10207287                 MARTIN CAROL S.                     91700         91,700.00      980722
   467 10207302                 SIMS THEODORE                       84000         84,000.00      980721
   468 10207318                 BROWN RONALD                       134100        134,049.51      980722
   469 10207371                 EASTMAN CLAUDE L.                  144900        144,900.00      980722
   470 10207376                 MARKHAM BRADLEY D.                  61750         61,750.00      980720
   471 10207392                 THOMAS MARGARET M.                  75000         74,958.95      980720
   472 10207402                 RUSSELL KEVIN                       95200         95,200.00      980724
   473 10207424                 JAMES MARK A.                       67500         67,500.00      980721
   474 10207447                 VELA LUIS                          112800        112,749.99      980723
   475 10207453                 MARTINEZ JORGE L.                   64600         64,600.00      980721
   476 10207513                 ZEBIAN WALLY                       208800        208,800.00      980722
   477 10207554                 SHEETS THOMAS                       74400         74,400.00      980722
   478 10207621                 MCELROY ROGER L.                    42250         42,234.09      980721
   479 10207692                 BOOKER JUNE M                       72800         72,800.00      980722
   480 10208143                 VALLE JOHN                         189000        188,902.01      980723
   481 10208234                 SARID MOSHE                        232200        232,097.06      980721
   482 10208244                 TAYLOR JOE L.                       73950         73,950.00      980723
   483 10208318                 MILES GORDON                       146200        146,131.79      980721
   484 10208326                 WALTER MANETTE                      85950         85,911.89      980724
   485 10208349                 MASTERS DENNIS S.                   45000         45,000.00      980722
   486 10208350                 JEVICA MILENA                      125100        125,035.14      980723
   487 10208415                 PEDROZA MICHAEL                    152000        152,000.00      980722
   488 10208440                 WENTZ JR. MARCELLUS              75968.13         75,968.13      980722
   489 10208487                 MILLER THOMAS                   126374.79        126,374.79      980723
   490 10209601                 MARION JAMES                       105000        104,906.69      980724

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   491 10209621                 CAMARILLO DAVID                     65000         64,962.60      980722
   492 10209630                 NIELSEN JACQUELYN B.               114000        114,000.00      980720
   493 10209674                 LESSEL JOEY L.                      44200         44,200.00      980722
   494 10209748                 HAUTZINGER JOE                     150000        150,000.00      980721
   495 10209790                 DRAKE JEROME                        39900         39,900.00      980722
   496 10209795                 BROWN KEVIN                        127500        127,449.33      980722
   497 10209796                 HYDE KATHY                          31687         31,674.40      980721
   498 10209804                 BAHENA ISMAEL                       42000         41,984.65      980723
   499 10209814                 REKART JAMES E.                     48450         48,450.00      980720
   500 10209820                 LEONARD AYESHA Z.                   75000         75,000.00      980720
   501 10209823                 DOUGLAS MICHAEL R.                 187000        187,000.00      980723
   502 10209870                 GALLOWAY RHONDA                     50250         50,217.72      980721
   503 10209897                 CARTER STEVE                       110700        110,625.57      980722
   504 10209944                 MULLEN SHARON                       45000         44,983.05      980723
   505 10209971                 MAYES JOSEPH L.                     50250         50,250.00      980723
   506 10210013                 PICH PHANNA                        104000        103,956.38      980722
   507 10210020                 CHACON MATTHEW P.                   92000         91,952.30      980721
   508 10210035                 BREIVIK JOHN                       112800        112,800.00      980720
   509 10210058                 RUSH JIMMY                          34500         34,500.00      980724
   510 10210076                 WALKER BONNIE J.                    36000         35,987.84      980722
   511 10210087                 SHIELDS VANESSA                     71200         71,170.14      980723
   512 10210175                 MARTIN ELIZABETH                   142400        142,400.00      980721
   513 10210189                 PAUL ROBERT                         89100         89,062.63      980722
   514 10210205                 COLE, SR. EDWARD L.                 92000         91,892.71      980721
   515 10210211                 BLY SHARON                         350000        350,000.00      980720
   516 10210222                 JORDON THELMA                      110500        110,500.00      980720
   517 10210292                 WERTZ SR. BARRY                     73600         73,570.75      980724
   518 10210302                 FRANCESCONI CHARLOTTE              100500        100,500.00      980722
   519 10210309                 CRYSTAL JOYCE                      241150        241,150.00      980722
   520 10210358                 SMALL DANNY                        114400        114,400.00      980722
   521 10210359                 NICHOLS SHIRLEY                     26250         26,240.12      980722
   522 10210432                 ENNELS KENNETH                      69000         69,000.00      980722
   523 10210472                 EPPERSON ROBIN SUZETTE              65250         65,250.00      980722
   524 10210504                 ANCHETA MARIA                       99200         99,200.00      980724
   525 10210565                 BUCKLEY THOMAS                     137250        137,198.32      980724
   526 10211120                 MC KAY ELIZABETH S.                100000         99,958.06      980722
   527 10211144                 IBRAHIM PAVUOUTY                    60800         60,800.00      980721
   528 10211221                 O'BURKE RANDY                      225000        225,000.00      980720
   529 10212106                 SHAFFER GREGORY A.                  94320         94,275.99      980722
   530 10212132                 JOHNSTONE WADE                     215200        215,200.00      980722
   531 10212156                 REINHART MICHAEL                   365500        365,358.62      980720
   532 10212212                 VAIT BENJAMIN E                     65000         64,975.52      980721
   533 10212235                 SCHUTZ MICHELLE                     75650         75,618.27      980723
   534 10212242                 MARSHALL JAMES E.                   99000         99,000.00      980724
   535 10212412                 VOGEL RA-NA                        102000        102,000.00      980722
   536 10212451                 WELCH JACK                          22200         22,200.00      980724
   537 10213633                 MCMAHON SHAWN                      192000        191,911.40      980720
   538 10213738                 COMERFORD MICHAEL R.                70000         70,000.00      980722
   539 10166489                 APUZZO ANTHONY                      99999         99,949.71      980722
   540 10167099                 MAENZA GINA B.                     109500        109,468.66      980721
   541 10174669                 BEATTIE VALERIE M.              132965.96        132,931.56      980721
   542 10179049                 CLAYBURN RAY W                      39200         39,126.34      980722
   543 10187178                 SMITH EDWARD                        72000         71,966.40      980722
   544 10187271                 IVERSON TAMEKA                   45485.42         45,470.70      980721
   545 10189553                 FOWLER BRUCE W.                     70000         69,967.34      980721
   546 10191351                 NIIDE MARGARET A.                  204000        203,909.56      980721
   547 10193756                 CADIZ MARIAN                       172000        171,919.75      980722
   548 10194159                 ALLEN JOHN D.                       57375         57,354.49      980722
   549 10194386                 GROSS DOROTHY J                     49200         49,181.43      980720
   550 10194561                 BEVAS CARMEN I                     167450        167,383.45      980720
   551 10201033                 NEVILLE MICHELLE A.                178100        178,032.94      980722
   552 10201241                 LUTZ RICHARD                        43350         43,333.23      980720
   553 10201744                 COVELLO GINA                       294400        294,262.00      980722
   554 10203788                 FICKAS CHRISTINE                   229500        229,367.96      980722
   555 10205872                 DIESE LARRY E.                     140250        140,199.88      980720
   556 10206730                 GASH GEORGE ANN                     22300         22,291.60      980724
   557 10206793                 NORDSTROM WALTER                    37450         37,435.90      980723
   558 10206876                 FILLERS CLIFFORD                    45000         44,976.25      980722
   559 10207288                 SAXTON JANELLA                      40800         40,747.89      980720
   560 10208134                 MONTANO JR. CLEMENTE A.            187500        187,412.53      980720

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   561 10209815                 KIBBE GARY S.                      166500        166,426.18      980723
   562 10209835                 NOWAK RICHARD                       70000         69,961.68      980720
   563 10210179                 GALANTE DONALD                      59500         59,467.49      980720
   564 10211205                 DU TRINH                            62000         61,962.44      980720
   565 10021808                 TODD CHARLES W                     164000        163,742.96      980420
   566 10044841                 DILEONARDO SALVATORE F.            141750        141,080.66      971203
   567 10045448                 KOVALOFF JOSEPH                    133000        132,931.05      980804
   568 10047287                 BOYER SAM                          196000        194,954.92      971022
   569 10062361                 LIPSCOMB JODY                       35805         35,682.59      970825
   570 10069155                 ROSS PHYLLIS                        27200         27,082.13      980128
   571 10071836                 PARKS GEORGE                        42000         41,870.94      980330
   572 10085576                 SEIDEL WILLIAM                      51000         50,913.18      980420
   573 10091168                 RACLI SEVERINO                      77000         76,782.11      971231
   574 10094134                 NEAL WILLIAM                        63600         63,482.42      971211
   575 10096101                 BRUNSON NANCY B.                    76000         75,794.22      971208
   576 10101471                 MCHALE EDWARD                       60750         60,571.03      971210
   577 10103363                 MCCOY MIKE                          84000         83,835.87      971218
   578 10104696                 JOHNSON BRIDGETTTE                  56550         56,325.09      971223
   579 10113393                 AARON PHILLIP                      256000        255,795.21      980527
   580 10113420                 ADAMS NEIL                         164500        164,042.92      980401
   581 10121322                 BRODHURST WINSTON                  123750        123,750.00      980731
   582 10121363                 SAUNDERS SHIRLEY D.                161250        161,146.43      980526
   583 10123931                 RODRIGUEZ PEDRO                    161250        161,023.03      980331
   584 10124435                 DEESCH LUCILLE                     292500        292,389.87      980630
   585 10126790                 GOMEZ ARTURO                       250750        250,750.00      980731
   586 10126801                 NUNEZ ENRIQUE                      123750        123,750.00      980803
   587 10127149                 HINES III FLOYD                    143100        142,908.09      980601
   588 10128366                 FORD MELZINA                        18000         18,000.00      980727
   589 10130041                 KHATIB WAEL                         49000         48,499.24      980423
   590 10130119                 AMMONS ANDREW J.                    72500         72,500.00      980806
   591 10131042                 MOSLEY JUEL                         71500         71,500.00      980803
   592 10132905                 SHEPPARD CHESTER                    67200         67,200.00      980731
   593 10132913                 SWAGERTY CHARLES                   175000        174,882.58      980804
   594 10134662                 WATKINS WILLIAM  C.                 76000         75,877.57      980409
   595 10135899                 JONES BRENDA                       112000        112,000.00      980731
   596 10135909                 HILL ELONZO                         74400         74,387.93      980731
   597 10135937                 WILLIAMS EVERETT                    87500         87,478.83      980731
   598 10136427                 CALDERON RENE                       73125         73,066.61      980518
   599 10136863                 POTTER DONALD L.                    73600         73,474.92      980316
   600 10137266                 KRAMER KAREN                        84000         84,000.00      980731
   601 10137277                 COACHMAN HAROLD                     39000         39,000.00      980731
   602 10137703                 HILL EDWARD                         56800         56,800.00      980731
   603 10139402                 SCHNEIDER DAVID                     29250         29,250.00      980731
   604 10142583                 SLOAN LINDA                        117300        117,300.00      980731
   605 10145260                 GRIEBEL, JR DELMAR                  98400         98,400.00      980805
   606 10145646                 HASKETT RICHARD                   30375.5         30,334.84      980401
   607 10147446                 CARHARTT LARRY                     369750        369,750.00      980803
   608 10148878                 BELL ROBERT                        192000        191,919.48      980731
   609 10149084                 PFEIFER DENNIS                      56700         56,700.00      980731
   610 10149253                 KANDRALYAN SHOGHIK                 117900        117,900.00      980807
   611 10149591                 CASTILLO LUIS FERNANDO              32500         32,500.00      980731
   612 10151883                 RAMIREZ JESUS J.                    82705         82,705.00      980810
   613 10152721                 STEELE WILLIAM D.                   53940         53,899.20      980630
   614 10155095                 RILEY GLORIA D                      31200         31,126.51      980527
   615 10155243                 DONALDSON STEPHEN                  102000        101,887.88      980630
   616 10155315                 TORRES ANGEL                       184000        183,909.49      980630
   617 10155410                 BONASERA ROBERTA                   272000        271,701.11      980629
   618 10155444                 RUSH-TALAMANTE YOLANDA              95000         94,884.49      980529
   619 10155459                 HINKLE JAN                         157500        157,500.00      980813
   620 10155546                 DAVIS LOURDES                      216000        215,875.72      980630
   621 10155553                 LARRACAS ERNANI                    141300        141,236.32      980723
   622 10155922                 WILEY JEFF A.                       40000         39,987.90      980623
   623 10155974                 HALDEMAN JON                        43500         43,407.69      980513
   624 10156950                 THEROS JAMES                       148000        147,755.14      980410
   625 10157523                 MURPHY DENNIS                      134400        134,400.00      980731
   626 10158600                 NEILL-HEMP SHAROL                  100000        100,000.00      980805
   627 10158823                 LOPEZ BRENDA J.                     42500         42,500.00      980805
   628 10160270                 SMITH NANCY E.                      87750         87,716.96      980706
   629 10160994                 VELEZ IVAN AMAURY                  140165        140,165.00      980730
   630 10162338                 SMITH CHARLEEN                     115500        115,500.00      980731

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   631 10162435                 FORBES STEPHEN                     112000        111,954.00      980811
   632 10162778                 HERMANN PAUL A                      71200         71,121.76      980521
   633 10163196                 PITTS PAMELA                        78000         77,952.65      980731
   634 10163845                 GARCIA GILBERT G                    90000         89,951.85      980731
   635 10163928                 BECERRA ROSA M.                    213600        213,600.00      980728
   636 10164072                 FRINK MICHAEL                      221400        221,301.85      980731
   637 10164173                 SOWERS, BRENDA G.                   72150         72,150.00      980803
   638 10165144                 SPIVEY JOHN                         83180         83,139.08      980804
   639 10165228                 ROGERS RANDALL                     105500        105,428.45      980806
   640 10165262                 HELGIN LEXI L.                     104000        103,906.60      980528
   641 10165488                 OLIVAREZ BENJAMIN S.               119650        119,541.73      980529
   642 10166177                 KUCERA JOHN                        100000        100,000.00      980804
   643 10166223                 JOHNSON KEITH D.                    44000         44,000.00      980731
   644 10166345                 MUSE JERRY                         100800        100,800.00      980731
   645 10166871                 BRODZINSKI PAULA                   110000        109,891.35      980515
   646 10167154                 HERRING C. DAVID                   360000        359,832.04      980804
   647 10167318                 DARDEN EDWARD E.                    50250         50,216.55      980610
   648 10167535                 MOTT DONALD                        297000        297,000.00      980731
   649 10168192                 SCHELD LYNN P.                      84750         84,648.05      980515
   650 10168331                 MARABLE BERNICE                     95424         95,324.68      980630
   651 10168337                 KILARCYAN AZADUHI                  297000        296,661.54      980529
   652 10168592                 BROWN    JR. BILLY   G.            155726        155,726.00      980731
   653 10173266                 LEPPEN RICKY                        75750         72,993.17      980731
   654 10173547                 DAMEIER MARILYN                     84500         84,474.44      980630
   655 10174201                 SKINNER NETTIE                     217750        217,668.02      980624
   656 10174624                 NEJAD KIAN                         432000        431,341.64      980520
   657 10174745                 HOWARD WILLIE ANN                   41650         41,638.41      980625
   658 10175622                 HOLLABAUGH LYNNE                    25500         25,464.95      980528
   659 10175660                 GOSHERN ANDREW S.                   67200         67,149.05      980518
   660 10175733                 SOSNA RON                          123300        123,211.46      980520
   661 10175874                 GAINES PHILLIP                     128350        128,350.00      980805
   662 10176624                 KNIAZENA NATALIA                   188000        188,000.00      980731
   663 10176948                 KAVEY WILLIAM                      150000        149,954.63      980731
   664 10177613                 CHAVARRIA JOSE                     175000        175,000.00      980806
   665 10177716                 PEREZ ENRIQUE                      392000        392,000.00      980806
   666 10177914                 FIGUEROA RAUL                      240000        240,000.00      980807
   667 10177980                 ELLIS JEAN                         200000        199,911.33      980814
   668 10178072                 LESKY SHELLY                        50000         49,971.22      980805
   669 10178177                 DEHN MICHAEL                        40500         40,462.05      980630
   670 10178335                 EDWARDS JAMES                       29560         29,548.87      980609
   671 10178477                 MASHTARE II RICHARD A.              58800         58,800.00      980803
   672 10179367                 JODAT HORST                         49500         49,500.00      980804
   673 10179543                 KEARNS GARY                         86850         86,850.00      980731
   674 10179720                 HOPKINS RANDY G                     56250         56,227.64      980731
   675 10179782                 MCGREGOR KIRTIS A.                  45900         45,900.00      980804
   676 10179866                 GOODLOE ROBERT K                    26000         25,990.21      980610
   677 10180040                 SMITH JON                           57600         57,600.00      980730
   678 10180675                 VELASQUEZ OPHELIA                   48875         48,875.00      980717
   679 10180973                 GOLDSMITH MARGE                     45500         45,415.12      980630
   680 10181251                 PURITIS JEFF                       100000         99,962.34      980731
   681 10181609                 MARTIN RONALD                       64000         63,973.16      980710
   682 10181638                 ROTHUS PAMELA                       91650         91,617.24      980626
   683 10181659                 FIGUEROA RAYMOND                    78400         78,363.42      980730
   684 10181662                 HUBBS RUTH                          66300         66,300.00      980731
   685 10181666                 CLARKE BURTHAN                      55200         55,200.00      980803
   686 10181726                 CREECH DANIEL                      105750        105,750.00      980731
   687 10181778                 JOHNSON LASHETTA                    39975         39,975.00      980728
   688 10181807                 HOUSTON REGINALD                    47920         47,920.00      980729
   689 10181913                 HERNANDEZ CLAUDIT                   70550         70,521.19      980720
   690 10181917                 CRAWFORD RANAYE                     60000         59,937.00      980731
   691 10181944                 MACK CECIL                          53600         53,600.00      980720
   692 10181946                 ALLEN MICHAEL                       49600         49,600.00      980715
   693 10181964                 ROBINSON CAROLINE                   51000         51,000.00      980730
   694 10181971                 WHITE ADRIAN                        49600         49,600.00      980731
   695 10181988                 POMPA LEONARD                      120000        120,000.00      980731
   696 10182001                 AUSTIN BRENDA                       25800         25,800.00      980803
   697 10182019                 GIORDANY DEBORAH                   350000        350,000.00      980731
   698 10182024                 DUBIQUE ROSALVA                     81600         81,600.00      980728
   699 10182040                 BLOOM MARLENE                      130000        130,000.00      980805
   700 10182096                 DOMBROWSKI FRANK                   233750        233,750.00      980803

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   701 10182097                 WOOTEN WALTER                       64350         64,350.00      980803
   702 10182468                 BELLACETIN BOBBIE J.               136000        136,000.00      980731
   703 10183350                 COCHRAN HILDA                       54400         54,400.00      980731
   704 10183389                 KENDALL KENNETH                    193500        193,430.85      980723
   705 10183596                 HALL JAMIE L.                       21000         20,984.83      980630
   706 10183677                 MCKINNON FRANCIS                    84000         83,956.78      980623
   707 10183981                 GROSSMAN DEBRA                     198750        198,563.79      980630
   708 10184274                 RAABE SUSAN                        185000        184,573.97      980529
   709 10184291                 SAVALA BEVERLY                      57800         57,800.00      980729
   710 10184361                 SINGLETON PATRICIA                  45200         45,142.75      980527
   711 10184665                 OUELLETTE ROBERT L.                 72030         71,999.79      980625
   712 10184711                 PETTIT ELWOOD                       85000         85,000.00      980807
   713 10184935                 DEL MONICO SUSAN                   144000        144,000.00      980804
   714 10185027                 MURPHY PRISCILLA B.                 53200         53,200.00      980806
   715 10185111                 MITCHNER HELEN R                    21600         21,591.85      980622
   716 10185151                 ORLOV ALEXANDER                    267000        266,899.47      980619
   717 10185337                 OWENS TRENT J.                      58400         58,374.10      980729
   718 10185358                 CRAWFORD BENITA M                   48000         47,961.67      980623
   719 10185368                 PARKER EDWARD M                     33600         33,600.00      980731
   720 10185395                 LEWIS RICHARD A                     56000         55,984.84      980630
   721 10185491                 LEE DONNA L.                        65450         65,425.35      980630
   722 10185503                 WASHINGTON GLENN                    28900         28,900.00      980731
   723 10185506                 THREATT MARSHA                      45500         45,500.00      980630
   724 10185521                 HICKEY KAREN M                     116000        115,948.68      980629
   725 10185524                 PRESTWOOD JULIA A.                 135000        134,951.75      980630
   726 10185639                 MENJIVAR MAYRA                      68000         68,000.00      980804
   727 10185734                 SANTEE JON S.                      108700        108,700.00      980731
   728 10185791                 MCMANNUS GARY T.                    96000         96,000.00      980731
   729 10185982                 MITROVICH CHRIS                    510000        510,000.00      980731
   730 10186069                 NAIDU JOE V.                       195000        195,000.00      980731
   731 10186070                 SISSON THOMAS A.                    64650         64,624.31      980731
   732 10186084                 GRANBERG SYDNEY GEORGE             132000        132,000.00      980805
   733 10186159                 BAUER JOHN                          67900         67,874.43      980803
   734 10186262                 MESSER MELISSA                      74750         74,721.86      980630
   735 10186388                 GIFFORD FRANK                       30000         29,987.75      980803
   736 10186533                 AHMED NASIM                        406000        405,675.20      980626
   737 10186535                 DESROCHERS JOHN                  78359.35         78,318.39      980810
   738 10187432                 MITCHELL SHARON                     36000         36,000.00      980804
   739 10187628                 WOJCIK TERESA                       58650         58,650.00      980803
   740 10189106                 WILLIAMS THOMAS S.                 119000        119,000.00      980804
   741 10189293                 WILLIS ISABELLE                     31600         31,600.00      980730
   742 10189303                 SHEEHY SHARON                      100800        100,750.00      980619
   743 10189310                 WAKEFIELD BARBARA J.                85600         85,564.10      980731
   744 10189359                 HARRISON WAYNE                     107100        107,053.87      980730
   745 10189392                 SMITH BRANDON B.                   126000        125,949.92      980630
   746 10189464                 KUSAL EDWARD                       189000        188,911.82      980630
   747 10189494                 KINNAMAN DANNY                   71979.35         71,958.49      980731
   748 10190120                 BRAUTIGAM WADE                     116250        116,214.84      980630
   749 10190641                 MURRAY ANDERSON                     30000         30,000.00      980803
   750 10190647                 AJODHI SAHADEO                      59400         59,381.01      980731
   751 10190962                 YINGER KATHY M.                     55500         55,472.64      980729
   752 10190969                 WOOD MARC                           60000         60,000.00      980731
   753 10191162                 OTERO RUBEN                         32200         32,187.20      980804
   754 10191211                 CHIADO ANGELO                       68000         67,978.27      980730
   755 10191290                 COHEN TERRANCE                     159200        159,200.00      980731
   756 10191320                 TAXIN HAL                          138400        138,400.00      980730
   757 10191323                 LYNCH DEE M.                        38400         38,400.00      980730
   758 10191343                 ZOLFAGHARI HOSSEIN                 215000        214,858.64      980731
   759 10191372                 REINES PHILIP                      220000        219,873.42      980727
   760 10191411                 BEAN NORMA                          72250         72,212.54      980811
   761 10191460                 HANSON JR. ALLEN S.                 99875         99,875.00      980731
   762 10191480                 JABARRA GARY                       465000        465,000.00      980731
   763 10191578                 STAMP JAMES                        106250        106,200.48      980807
   764 10191662                 NOTAR GREGORY                       92000         92,000.00      980807
   765 10191746                 CAMACHO DONALD                     102400        102,400.00      980807
   766 10191787                 PALMER TERRI                        65000         64,962.60      980810
   767 10191905                 CORMIER LAURIE                     100000         99,850.81      980803
   768 10191947                 STEPHAN JARO                       136000        135,936.55      980630
   769 10191948                 ARVIZO ARMANDO                     105000        103,948.35      980803
   770 10191959                 KING CARL                           88400         88,400.00      980731

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   771 10191964                 POH ALAN                            81200         81,169.43      980731
   772 10191989                 FELIX JASON D.                      81000         80,962.21      980731
   773 10192032                 TARVIN CLINTON                     155400        155,400.00      980813
   774 10192036                 LEANDER THOMAS                      68800         68,767.90      980810
   775 10192042                 HISEY EDWARD                       124100        124,100.00      980804
   776 10192066                 ROBLEDO WAYNE                       67900         67,900.00      980730
   777 10192216                 CADET NISSAGE                      204000        203,924.40      980806
   778 10192227                 ANDERSON JR. GEORGE H.             483750        483,499.22      980730
   779 10192446                 GOLDMAN MENDEL                     378000        378,000.00      980806
   780 10192504                 WICK DAVID                          48875         48,875.00      980731
   781 10192506                 DELARA MARGARITA                    90000         89,958.01      980731
   782 10192553                 BROOME DESIRE                      180200        180,200.00      980807
   783 10193119                 GODWIN KENNETH W.                  105600        105,550.73      980729
   784 10193207                 JACKSON PRESTON                     66000         66,000.00      980731
   785 10193308                 HARRINGTON MARY L.                  76457         76,430.47      980629
   786 10193343                 ALEXANDRIA VINCENT                  81000         81,000.00      980731
   787 10193351                 POOL LINDA C.                       39920         39,920.00      980724
   788 10193380                 SIKORSKI LISA A.                   127800        127,800.00      980710
   789 10193390                 TUVERSON LESLIE L.                 360000        360,000.00      980805
   790 10193428                 DILLEY JAMES                        49600         49,553.51      980629
   791 10193430                 GEE PAULA L.                       228750        228,618.39      980630
   792 10193488                 LOVINGS RODNEY                      22000         21,994.37      980626
   793 10193509                 PIERCE VERA                        112000        111,863.80      980630
   794 10193528                 LIVINGSTON JAMES J.                120847        120,793.42      980630
   795 10193567                 SULLY CURTIS                       120400        120,340.78      980807
   796 10193579                 DUKE AARON                         157950        157,950.00      980714
   797 10193609                 NAAFU SUAESI                       232000        232,000.00      980814
   798 10193622                 LUNA SHIRLEY                       181000        181,000.00      980731
   799 10193661                 WILBER WILLIAM                     107250        107,177.89      980805
   800 10193673                 MONTOYA GENE                       101200        101,200.00      980731
   801 10193733                 MEREDITH MICHAEL                    92000         92,000.00      980804
   802 10193735                 SALGADO FERMIN                      80325         80,286.51      980731
   803 10193737                 TORRES JOE                         207000        207,000.00      980804
   804 10193763                 SALDANA BENJAMIN                   148500        148,500.00      980807
   805 10193792                 PEREZ PEDRO                        170000        170,000.00      980811
   806 10193811                 BRAITHWAITE HENRY                  195400        195,400.00      980803
   807 10193851                 SCHOETTGEN JOHN                     95500         95,500.00      980731
   808 10193853                 DOMBROSKI JAMES                    499000        499,000.00      980803
   809 10193898                 SANDERS LEO                        148750        148,750.00      980803
   810 10193924                 SINHA SUNIL                        333000        333,000.00      980804
   811 10193927                 MACDULA HERNAH                     306000        306,000.00      980731
   812 10193973                 LOPEZ JESSIE                       166000        166,000.00      980805
   813 10193984                 ESPOSO EILEEN                      147500        147,500.00      980805
   814 10193992                 FAAVESI TUKIA                      100000        100,000.00      980812
   815 10194168                 SABAJ PATRICK D                     53550         53,550.00      980731
   816 10194222                 HARPER LINDA M.                     61200         61,200.00      980803
   817 10194251                 HOLMES NANCY RIDDLE                 50400         50,383.85      980728
   818 10194314                 RIMMER GWENDOLYN                    33675         33,675.00      980804
   819 10194384                 BONE JR. SOLOMON H.                 27200         27,190.28      980731
   820 10194425                 HARRISON DELBERT                   123250        123,250.00      980731
   821 10194472                 MCCASLIN BILLY                      31500         31,401.61      980731
   822 10194486                 BAILEY MICHAEL L                   120250        120,250.00      980805
   823 10194488                 BAILEY MICHAEL L                    42000         42,000.00      980731
   824 10194581                 GARCIA ALENDA                       18200         18,193.14      980731
   825 10194588                 LEWIS BRIAN E.                      42700         42,700.00      980731
   826 10194642                 MURPHY RUTHANNE                     95200         95,164.15      980803
   827 10195637                 ROSA VITAL                         128000        128,000.00      980731
   828 10195644                 COMEAU RICHARD F.                   43000         43,000.00      980731
   829 10195660                 WALLACE ANTHONY                     41300         41,300.00      980803
   830 10195760                 DIPIETRO NINO                      215900        215,804.28      980731
   831 10195951                 CASTILLO THOMAS                     41600         41,600.00      980731
   832 10196635                 LUCAS MARY                          76800         76,776.77      980630
   833 10196689                 HEDBERG WILLIAM L.                 224000        224,000.00      980731
   834 10196769                 VENEGAS JUAN                       227500        227,500.00      980731
   835 10196776                 MCFARLAND MICHAEL S.                56000         56,000.00      980731
   836 10196857                 BASILEVAC JAMES                     84000         84,000.00      980805
   837 10196876                 PIERCE GRADY L                      63750         63,699.10      980630
   838 10196925                 MACON GENA                          50000         49,981.17      980731
   839 10196931                 MARK MICHAEL G                      91000         90,963.75      980804
   840 10196990                 PERKINS THERESA                     57800         57,800.00      980805

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   841 10196996                 BOLIAN CYNTHIA D.                   76500         76,466.08      980630
   842 10197011                 MILLER ANNETTE                      66000         65,970.80      980630
   843 10197014                 OUSLEY FREDERICK                    24750         24,750.00      980804
   844 10197025                 PARKER DAVID L.                    101250        101,202.76      980630
   845 10197040                 PECK CRISTIAN                      157500        157,422.53      980731
   846 10197054                 HINSHAW SCOTT W.                   130900        130,900.00      980731
   847 10197091                 MADSEN EILEEN B.                    45750         45,750.00      980731
   848 10197225                 PRUITT JAMES W.                     62800         62,776.35      980630
   849 10197258                 WHITNEY ROBERT  M.                  50400         50,379.97      980625
   850 10197495                 SCOVILL TED C.                      54350         54,515.24      980708
   851 10197496                 GRIFFIN PAUL                        49000         49,000.00      980731
   852 10197578                 RIVERA GUADALUPE                    63750         63,750.00      980811
   853 10197591                 KENYON TERRY                       281250        281,250.00      980803
   854 10197602                 EVANS LULA                          49875         49,875.00      980810
   855 10197610                 ALLEN SHARON F.                     76500         76,458.12      980716
   856 10197658                 ROGERS JIMMY                       106250        106,250.00      980813
   857 10197662                 WILLIAMS TROY D.                    57600         57,600.00      980731
   858 10197663                 CHAN YU CHEN                       120000        119,937.78      980810
   859 10197674                 DUNGCA MARIETTA                    211500        211,424.42      980814
   860 10197676                 MORRIS TIMOTHY J.                  208000        208,000.00      980805
   861 10197688                 HENERY TROY                         67275         67,245.17      980803
   862 10197694                 SAENZ ALEX J.                      259250        259,119.07      980729
   863 10197708                 DICKERSON MARK D.                  128000        128,000.00      980811
   864 10197717                 WATERS CHARLES H.                  180000        180,000.00      980810
   865 10197725                 LEONARD CRAIG C.                   211650        211,650.00      980804
   866 10197726                 JAMISON BILLY J.                    90000         90,000.00      980806
   867 10197732                 RASMUSSON LEROY D.                 153850        153,774.32      980803
   868 10197745                 GRAY DEBORAH A.                     44000         44,000.00      980731
   869 10197779                 BOMBINO JAMES                       56100         56,066.00      980810
   870 10197791                 RODRIGUES DARYL A.                  58225         58,225.00      980804
   871 10197796                 WIER KEVIN                          89200         89,200.00      980731
   872 10197809                 MASSEY FRANKLIN S.                  35700         35,700.00      980731
   873 10197823                 MARTIN GREG C.                     148000        147,910.33      980731
   874 10197828                 WETTLIN HERBERT B.                 156000        156,000.00      980805
   875 10197832                 GOLDSACK GARRETT S.                100000         99,936.10      980811
   876 10197835                 RUPAN RONICA                       129600        129,600.00      980806
   877 10197837                 DEASY MICHAEL D.                    57600         57,600.00      980811
   878 10197838                 MAZUR WILLIAM                       79200         79,200.00      980812
   879 10197873                 LEASURE WILMA L.                   119200        119,147.15      980731
   880 10197875                 HUDSON THOMAS                       24500         24,491.24      980811
   881 10197877                 STUCKEL PHILIP M.                   83200         83,200.00      980803
   882 10197886                 THOMPSON RAYMOND L.                 36750         36,750.00      980810
   883 10197889                 HERNANDEZ HECTOR                   196000        195,887.23      980731
   884 10197895                 VELIZ PEDRO R.                      62400         62,400.00      980731
   885 10197900                 GRAY RHONDA F.                      47000         47,000.00      980804
   886 10197908                 MCCOLLUM MICHAEL                   173700        173,622.99      980731
   887 10197912                 TRAVIS JAMES A.                     76500         76,500.00      980731
   888 10197919                 HELD NANCY L.                      328500        328,500.00      980731
   889 10197920                 ENG DON K.                         193500        193,500.00      980805
   890 10197922                 SPURGEON SR. EDDIE D.               88075         88,075.00      980803
   891 10197927                 BENSAN SAMUEL                       97600         97,600.00      980810
   892 10197937                 HALLOWELL BRENT E.                 190800        190,800.00      980731
   893 10197952                 TREDINNICK DENNIS L.               144000        143,743.13      980811
   894 10197955                 GRAHAM BOBBY L.                    100000         99,964.34      980803
   895 10197957                 SWELLAND DAVID R.                  145350        145,350.00      980731
   896 10197958                 TRAMPUSH JOE                       184500        184,500.00      980731
   897 10197959                 MARSHALL STEVEN W.                 300000        300,000.00      980731
   898 10197962                 QUINTEIRO RAMON L.                 123000        123,000.00      980731
   899 10197973                 BROWN TODD A.                      125800        125,800.00      980807
   900 10197982                 HETTINGER KENNETH A.                41250         41,250.00      980806
   901 10197993                 OROSCO ELSIE M.                    120000        120,000.00      980806
   902 10198000                 GEMMELL BRUCE                      208000        208,000.00      980805
   903 10198011                 MARTIN JOYCE                       169200        169,200.00      980811
   904 10198013                 SEATON CARL C.                      50250         50,250.00      980803
   905 10198024                 VALENZUELA RAY ANTHONY             198000        198,000.00      980805
   906 10198034                 WASHBURN BYRON L.                  293250        293,250.00      980804
   907 10198038                 THOMAS DUANE J.                    202500        202,500.00      980806
   908 10198056                 TURLEY TOMMY M.                    130500        130,500.00      980807
   909 10198058                 WAGNER ALONZO S.                   166455        166,395.51      980810
   910 10200688                 FFREIEND IVANHOE                   550000        550,000.00      980731

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   911 10200724                 GRILLO FRANK                       121465        121,421.59      980731
   912 10200812                 TAYLOR KAREN S.                     84000         84,000.00      980803
   913 10200863                 VAN ORDEN ROBERT C.                 75750         75,724.42      980731
   914 10200925                 RUSSO FRANK                         78000         78,000.00      980803
   915 10200958                 MELENDEZ MARCIAL                   120700        120,656.86      980731
   916 10201042                 HWANG-GRIFFIN LISA                 142700        142,646.27      980731
   917 10201105                 MCGEE TOM A.                        95000         94,936.12      980625
   918 10201136                 SIEGEL DON                         271500        271,379.63      980630
   919 10201159                 GODSEY DAVID E.                    123300        123,132.50      980629
   920 10201205                 ZUMWALT DIANE                      119000        119,000.00      980810
   921 10201216                 MCDONOUGH APRIL                     40375         40,344.45      980630
   922 10201225                 SANDERS KENNETH                     28700         28,693.80      980803
   923 10201320                 THATE LORI ELLEN                    32000         32,000.00      980804
   924 10201321                 BECK EULA D.                       112500        112,500.00      980804
   925 10201363                 WATTS JUSTIN                        31525         31,389.22      980630
   926 10201393                 FIELDS CARLA                        58125         58,099.28      980730
   927 10201404                 ALEXANDER CHARLES                   48750         48,750.00      980731
   928 10201442                 HUMPHREYS JENNIFER L.               61020         60,998.19      980727
   929 10201454                 HOFMANN MONIKA G                    60000         60,000.00      980731
   930 10201460                 HERBST TERRY L.                     90100         90,064.19      980804
   931 10201469                 SHEA JOSEPH W.                      45000         45,000.00      980803
   932 10201495                 BRYANT LAUNDREAN R.                 51920         51,904.29      980630
   933 10201538                 BOATNER BURNECE                     29250         29,250.00      980731
   934 10201540                 VELASQUEZ CHARLENE C.               96300         96,259.61      980630
   935 10201577                 JEROME SHELLEY                     244800        244,800.00      980731
   936 10201587                 WAGNER WILLIAM                      65700         65,676.52      980630
   937 10201656                 HANSEN MATHEW T.                 78267.16         78,234.04      980731
   938 10201710                 STINSON DEWAYNE                     42400         42,400.00      980731
   939 10201804                 TURNER CHRIS                        96475         96,429.99      980804
   940 10201961                 WILBORN MICHAEL                     90000         89,927.99      980630
   941 10202010                 AMOS NICHOLE  H.                    55125         55,097.34      980731
   942 10202024                 DE ANGELIS JOE                      63000         63,000.00      980803
   943 10202073                 CARROLL MICHAEL  L.                105600        105,600.00      980729
   944 10203604                 CARRANZA CARMEN                     79200         79,200.00      980731
   945 10203665                 RHOADES DAVID                      209700        209,616.67      980805
   946 10203680                 LEAVITT CATHERINE                  201600        201,600.00      980731
   947 10203685                 DEAGUERO JOE                       131950        131,950.00      980731
   948 10203730                 EGGER KENNETH W.                   229500        229,500.00      980803
   949 10203773                 VASQUEZ LINDA                       65000         65,000.00      980806
   950 10203790                 MCIVER DON W.                      144000        144,000.00      980731
   951 10203856                 MALMER RON                         212500        212,500.00      980731
   952 10203862                 TRAN ANTHONY                       129200        129,200.00      980731
   953 10203874                 HAM MICHAEL                         55000         54,969.89      980803
   954 10203876                 LINDSEY DAVID C                     92000         92,000.00      980731
   955 10203884                 STEIN VINCENT                       81600         81,600.00      980731
   956 10203895                 KILBOURNE RANDALL L.               215000        214,894.24      980806
   957 10203960                 GRAHAM RORY                        262500        262,500.00      980807
   958 10203979                 NAVARRO LIZA A.                    189599        189,523.65      980807
   959 10203996                 MANN RODNEY                         68000         68,000.00      980731
   960 10204018                 LOGUE PATRICK                      409500        409,500.00      980731
   961 10204034                 FULLER LOREN                        89600         89,600.00      980811
   962 10204038                 GIACOBBE ROSE ANN                   68000         68,000.00      980731
   963 10204057                 PRESTON LAWRENCE                    66300         66,226.99      980804
   964 10204079                 MCKNIGHT SCOT                      128000        128,000.00      980731
   965 10205719                 CAMDEN JAMES                        21675         21,667.48      980804
   966 10205727                 MARTINEZ GILBERT C                  35000         35,000.00      980804
   967 10205751                 RODRIGUEZ FRANK A.                 174950        174,890.16      980804
   968 10205832                 HAFNER LESTER                       68000         67,968.27      980803
   969 10205847                 TOMISON DAVID R                     71400         71,400.00      980731
   970 10205850                 MUSSELMAN KARY                     118400        118,400.00      980731
   971 10205858                 WHITWORTH ELAINE A.                 65000         64,971.18      980731
   972 10205879                 POWELL VINCENT                     226550        226,550.00      980731
   973 10205922                 BENNER PATTY                       123300        123,231.94      980729
   974 10205969                 MOORE JEFFREY A.                    42585         42,585.00      980731
   975 10206000                 ARNOLD LINDA L.                     76500         76,473.45      980731
   976 10206012                 WILSON BARBARA J.                   16000         16,000.00      980804
   977 10206018                 DUFFEY MICHAEL P                   123250        123,250.00      980805
   978 10206023                 AKIN KIMBERLEY                     139950        139,950.00      980812
   979 10206030                 FERRA STEVEN W.                    128950        128,950.00      980729
   980 10206042                 MARTIN SHERRY M.                    65000         64,966.30      980717

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   981 10206104                 UTRERA DIONICIO                     55165         55,165.00      980731
   982 10206113                 REED JAMES                          39600         39,600.00      980731
   983 10206116                 RAVELO PEDRO                        99450         99,450.00      980731
   984 10206127                 STEVENS LAVERN                      46800         46,800.00      980803
   985 10206129                 PAGAN VALERIE                       60000         60,000.00      980728
   986 10206152                 TABOR WILLIAM                       73100         73,100.00      980731
   987 10206153                 KOPPISCH ROBERT                     55250         55,231.84      980803
   988 10206171                 GOODEN ROOSEVELT                   117600        117,600.00      980731
   989 10206196                 FLAGLER LEWIS                       73950         73,927.58      980730
   990 10206203                 EMANUEL THEO                        72250         72,250.00      980731
   991 10206208                 RIVERA RAMON                        94400         94,362.48      980730
   992 10206211                 KIMBLE FRED                         96800         96,765.41      980731
   993 10206215                 DANFORTH DAN                        74700         74,700.00      980731
   994 10206216                 JONES MARCELLA                      59500         59,480.45      980805
   995 10206219                 SOLANO PLABOO                       38350         38,350.00      980731
   996 10206227                 BAPTIST JOHN                        59500         59,500.00      980731
   997 10206232                 RAMSAY ROBERT                      134000        133,929.92      980731
   998 10206239                 GILES ROBERT                       130800        130,800.00      980731
   999 10206251                 GIBSON DONNA                       117300        117,300.00      980805
  1000 10206253                 MASSEY NANCY                        96900         96,900.00      980803
  1001 10206269                 LOMAX DEREK                         76500         76,500.00      980731
  1002 10206279                 IVES VARESHA                       193600        193,600.00      980731
  1003 10206282                 SKAGGS MARY                         76000         75,939.32      980803
  1004 10206290                 KNOUSE AUTUMN                       62400         62,381.08      980803
  1005 10206325                 SPRALDING BARBARA                  104400        104,400.00      980731
  1006 10206326                 WEIL GARY                          172000        172,000.00      980804
  1007 10206329                 STEWART MARLENE                     34000         33,972.29      980731
  1008 10206330                 CARTA THOMAS                        35750         35,750.00      980803
  1009 10206331                 WHITE JEFFREY                      220500        220,402.24      980731
  1010 10206342                 KIRK ROBERT                         80750         80,718.76      980803
  1011 10206361                 HOLT LISA                           35000         34,986.09      980805
  1012 10206396                 FOSTER ANTHONY                      40600         40,600.00      980805
  1013 10206403                 WYNN DAVID                          30875         30,860.59      980805
  1014 10206613                 REDDING AUDREY                      97500         97,500.00      980731
  1015 10206693                 MARSH DENNIS                        44000         44,000.00      980731
  1016 10206707                 PINEDA SUSAN                       168168        168,168.00      980810
  1017 10206807                 FALAISE OSNEL                      108800        108,764.25      980731
  1018 10206848                 STRICKLER JOHN R.                   76000         76,000.00      980731
  1019 10206863                 JONES TORRER                        24050         24,050.00      980731
  1020 10206988                 MECIONIS CECELIA                    78000         77,970.63      980731
  1021 10207002                 BARNES MONIQUE J.                   28000         28,000.00      980731
  1022 10207053                 GERSON PAUL                         55200         55,200.00      980731
  1023 10207077                 FLETCHER DAVID                      47625         47,625.00      980731
  1024 10207186                 WARDY YVETTE  M.                    69000         69,000.00      980730
  1025 10207190                 PETE RUSSEL J                       42500         42,485.25      980731
  1026 10207226                 FREGOSO JOAQUIN                     53600         53,600.00      980805
  1027 10207290                 GILL MICHAEL S.                     72450         72,424.10      980731
  1028 10207297                 MC NUTT SHERRY LYN                 148500        148,500.00      980731
  1029 10207299                 GONZALES ERNIE                      39200         39,200.00      980730
  1030 10207350                 STRONG DERRICK W                    69300         69,225.00      980731
  1031 10207406                 PHILIPS 111 ALBERT M.               80500         80,500.00      980731
  1032 10207456                 BRIM RICHARD                        34400         34,400.00      980804
  1033 10207480                 MARUHNICH MICHAEL D.               267300        267,300.00      980731
  1034 10207481                 RIVERA CANDELARIA G.                62000         62,000.00      980804
  1035 10207523                 GOLAN ILAN L                       244000        243,859.62      980803
  1036 10207570                 GRIFFIN BETTY H.                    25500         25,489.84      980803
  1037 10207620                 SMIALEK PIOTR                      157360        157,360.00      980731
  1038 10207625                 SIMON GREG                         102400        102,400.00      980731
  1039 10207630                 WALTON KAREN L.                     39100         39,100.00      980731
  1040 10207658                 DEVLIN SEAN V.                      25500         25,492.69      980805
  1041 10207676                 HARRIS RUSSELL W.                   30550         30,538.50      980731
  1042 10207753                 LUCAS DARRYL E.                     52500         52,500.00      980807
  1043 10207780                 NEVILL LEONIDES B.                  88492         88,492.00      980731
  1044 10207782                 LEWIS III MELVIN                    96000         96,000.00      980731
  1045 10207797                 JOHNSON HERBERT G                   93600         93,600.00      980731
  1046 10207835                 DUNN DEBORAH                        49200         49,200.00      980804
  1047 10207840                 WILSON BRIAN                        89700         89,648.38      980804
  1048 10207841                 JONES PAULA K.                      39750         39,750.00      980731
  1049 10207842                 ROCCO THOMAS S                      95200         95,200.00      980731
  1050 10207914                 GARDNER GEORGINA                   170900        170,900.00      980803

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1051 10207951                 O'NEAL ANNETTE D.                   36000         36,000.00      980804
  1052 10207953                 MILLER ANGELA                       39600         39,600.00      980805
  1053 10207966                 SALADINO GARY V.                    33000         33,000.00      980731
  1054 10208123                 BRIMMERMAN JAMES E.                 82800         82,800.00      980807
  1055 10208140                 MCKEE JEFF                          56250         56,250.00      980731
  1056 10208157                 TALBERT LEE                        104000        104,000.00      980731
  1057 10208179                 STEVENS ROBERT W.                  101400        101,400.00      980804
  1058 10208210                 FRIEDMAN ALYNN R.                  152590        152,590.00      980807
  1059 10208225                 MINER WARREN                        71200         71,200.00      980812
  1060 10208231                 RICE JEANETTE A.                 69965.57         69,965.57      980731
  1061 10208346                 BARNABY LINDA                       64500         64,500.00      980813
  1062 10208354                 SKACHENKO RICKY                    122250        122,175.94      980807
  1063 10208373                 SOUTHER JOE H.                      63750         63,750.00      980731
  1064 10208421                 CURTISS JOHN                        84000         84,000.00      980813
  1065 10208445                 LUCAS KEVIN                      32690.08         32,690.08      980731
  1066 10208484                 TSUI MING YU                        42250         42,250.00      980814
  1067 10208580                 MAPLES RONNIE L                     52800         52,800.00      980812
  1068 10208582                 SCHWANEBECK ARLENE K                51100         51,100.00      980812
  1069 10208662                 DEGROAT WILLIAM R                   64890         64,890.00      980804
  1070 10208667                 BRAGER SANDRA                       60000         60,000.00      980811
  1071 10208705                 FREIMAN SHARON G.                  130800        130,800.00      980812
  1072 10208748                 WITTWER KARL G.                     84000         83,951.67      980812
  1073 10208896                 STEINFURTH GEORGE               441804.46        441,804.46      980812
  1074 10209132                 FENNEY MICHAEL                     125100        125,100.00      980807
  1075 10209158                 GARRETT WANDA                      100000         99,697.84      980805
  1076 10209175                 BOWEN JAMES E.                      89600         89,600.00      980730
  1077 10209243                 BROCKUNIER KRISTA                  105300        105,088.87      980730
  1078 10209275                 HALLEY REBEKAH J.                   72800         72,269.03      980731
  1079 10209351                 ROBINSON TIM L.                     80910         80,872.17      980731
  1080 10209603                 FIELDS JAMES B.                     46500         46,500.00      980805
  1081 10209662                 WEEDEN SR. GEORGE                   42700         42,685.58      980731
  1082 10209669                 FRANKS MICHAEL                      50400         50,400.00      980804
  1083 10209709                 DAVIS JAMES E.                      33675         33,675.00      980731
  1084 10209714                 MOORE DANNY C.                      57200         57,200.00      980803
  1085 10209732                 WHITTLES WILMA                      22320         22,320.00      980730
  1086 10209752                 FINCH GLORIA                        49000         49,000.00      980731
  1087 10209765                 MERRILL DAN                        133000        133,000.00      980731
  1088 10209784                 BROWN LOUIS                         35840         35,840.00      980729
  1089 10209787                 MUDD MICHAEL                        28425         28,425.00      980730
  1090 10209800                 WILLIAMS VERA                       25500         25,500.00      980728
  1091 10209801                 ARCHDALE RICHARD E.                 51200         51,168.91      980731
  1092 10209807                 BROWN EDITH                         60000         59,976.15      980731
  1093 10209825                 STOBIE JANE K.                      99000         98,933.43      980806
  1094 10209846                 ANDERSON FOREST L                   72000         72,000.00      980731
  1095 10209865                 NEFF DANIEL R.                      55250         55,250.00      980731
  1096 10209895                 JARQUIO LEON-ADLIA                  59925         59,925.00      980731
  1097 10209928                 CARROLL WILLIE                     351000        351,000.00      980724
  1098 10209930                 RODGERS GLENN                       71250         71,230.71      980731
  1099 10209935                 SINES TONI L.                       71200         71,200.00      980729
  1100 10209972                 DAY JOY                             55500         55,500.00      980729
  1101 10209977                 SMITH DAVID                         53950         53,950.00      980728
  1102 10210014                 COBB JOHN H.                       110415        110,364.83      980804
  1103 10210045                 CAMPBELL DAVID B.                   57400         57,400.00      980805
  1104 10210059                 WELSH AMBER                         37600         37,600.00      980727
  1105 10210069                 ARRINGTON JOHN D.                   42000         42,000.00      980803
  1106 10210134                 RAMSEY ANTHONY                      31850         31,850.00      980803
  1107 10210155                 WRIGHT MELVIN J.                    33750         33,750.00      980727
  1108 10210174                 PAGE MAXINE                         39000         39,000.00      980731
  1109 10210212                 HIGHTER JUNIUS                      68800         68,800.00      980805
  1110 10210229                 BENDUCCI MICHAEL                   275000        274,815.10      980804
  1111 10210267                 HART RICHARD P.                    125100        125,100.00      980731
  1112 10210382                 REIFSTECK WAYNE C.                  81130         81,099.45      980805
  1113 10210434                 LEE KYE                            156000        155,941.26      980803
  1114 10210436                 VALENTE JEFF                        63200         63,173.49      980731
  1115 10210439                 COTTON KATHY R.                     59200         59,200.00      980731
  1116 10210482                 RISTON ELLEN L.                     92000         92,000.00      980729
  1117 10210515                 SAVRINE DAVID                       88000         88,000.00      980807
  1118 10210526                 MESKERS THEODORE                   131250        131,250.00      980805
  1119 10210548                 MARZARELLA MICHAEL                 368000        368,000.00      980731
  1120 10210558                 IRELAND PAUL N.                     69800         69,800.00      980731

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1121 10210580                 ORTIZ LUCILA                        33750         33,750.00      980803
  1122 10210584                 JOHNSON JOHN                        65000         65,000.00      980803
  1123 10210588                 OUELLETTE DANIEL M.                 53250         53,250.00      980731
  1124 10210599                 TURNBULL DAVID B.                  180625        180,625.00      980804
  1125 10211111                 MENDOZA GUADELUPE                   79702         79,702.00      980731
  1126 10211112                 PORTER ALBERT C                     40000         40,000.00      980804
  1127 10211135                 LAMBERT KARLA A.                   131750        131,750.00      980731
  1128 10211215                 PEREZ  JR. RENE                    139920        139,854.72      980730
  1129 10211226                 COOK EVA A.                         33150         33,150.00      980805
  1130 10211243                 HOFF OREN                           86250         86,250.00      980731
  1131 10211265                 BARRIOS ARMANDO                     58800         58,714.50      980731
  1132 10211277                 MUELLER JOHN T.                     95000         94,953.17      980807
  1133 10211387                 MILLER TERESA L.                    36000         35,982.29      980804
  1134 10211423                 SALEM GAREEB                       113900        113,900.00      980730
  1135 10211468                 BROWN MARIO                         51800         51,800.00      980803
  1136 10211476                 VILORIA JR ROMEO                   148000        147,930.95      980731
  1137 10211480                 NUNNALLY RODERICK                  164000        164,000.00      980804
  1138 10211505                 PEREZ ARTURO                        39000         38,986.04      980805
  1139 10211510                 OSBORN ERMA  L.                    105600        105,600.00      980729
  1140 10211513                 SCHREIBER SALLO                    420000        420,000.00      980805
  1141 10211521                 PRINCE DARRELL W                   123120        123,062.55      980731
  1142 10211524                 VILLANUEVA LEONARDO D.              26800         26,789.90      980807
  1143 10211558                 SARGENT ALVIN  J.                   53200         53,200.00      980731
  1144 10211585                 HAN HAI                            145000        144,902.51      980810
  1145 10212111                 MELI SINAMA                        102000        102,000.00      980805
  1146 10212118                 WALLACE GARY C.                     44200         44,184.66      980731
  1147 10212125                 HARRIS GERALD E.                    31200         31,200.00      980728
  1148 10212130                 DELOACH ANTHONY Q.                 115200        115,200.00      980731
  1149 10212171                 BROWN SAMUEL                        46000         46,000.00      980731
  1150 10212173                 WELLS MARTIN                        76000         76,000.00      980731
  1151 10212176                 MIERA CARMEN T.                     56000         56,000.00      980806
  1152 10212190                 KINERMAN SHERLEY                   119000        119,000.00      980731
  1153 10212230                 STROUD JOSHUA                      131250        131,250.00      980731
  1154 10212271                 CULP LEE ANN                        83300         83,300.00      980731
  1155 10212282                 LA PERCHE DAVID J.                 224000        223,883.87      980806
  1156 10212301                 FINGER KIRK                         33800         33,787.27      980803
  1157 10212307                 GRAHAM PETER D.                     34450         34,450.00      980731
  1158 10212310                 HICKMAN ROBERT                     116250        116,250.00      980731
  1159 10212319                 BYARS JAMES                         54400         54,400.00      980803
  1160 10212336                 JONES DONALD                        75000         74,971.75      980805
  1161 10212344                 KENNEDY PETER                       80750         80,750.00      980731
  1162 10212345                 FORBES MATTHEW H.                  108000        107,952.12      980804
  1163 10212348                 LIPNICK GERI                        70975         70,936.14      980730
  1164 10212358                 LANE SHERIE L.                     104000        103,962.91      980731
  1165 10212359                 JOKINEN HELEN                      148000        148,000.00      980731
  1166 10212373                 MONHEISER DAVID W.                 171439        171,439.00      980731
  1167 10212391                 WRIGHT FRANK L. III                303000        303,000.00      980728
  1168 10212404                 JOHNSON DARRELL K.                 111200        111,153.36      980805
  1169 10212411                 MAIN EARL F.                        28000         27,991.53      980730
  1170 10212446                 COOK ROBERT E.                      52000         51,971.54      980724
  1171 10212447                 CRIDER HAROLD                       19000         19,000.00      980803
  1172 10212450                 CRAWFORD JOHNNY                    104000        103,956.38      980731
  1173 10212455                 KEYES M.H.                          76800         76,800.00      980731
  1174 10212463                 GLENN EDWARD                        28000         28,000.00      980803
  1175 10212464                 LOVE MICHAEL J.                     92000         92,000.00      980731
  1176 10212510                 DAVIS ANGIE                        101700        101,663.65      980731
  1177 10212511                 ROCKWELL JAMES L.                   89100         89,056.17      980731
  1178 10212534                 WATKINS JOHN                       108715        108,715.00      980730
  1179 10212537                 DOYLE WANDA S.                      92000         91,959.21      980731
  1180 10212555                 STRAWN MARTY                       186300        186,300.00      980806
  1181 10212559                 ARPS CHRISTOPHER R.                 26600         26,600.00      980730
  1182 10212582                 ALLIGOOD JULES                      62910         62,890.93      980731
  1183 10212586                 NELSON DAVID M.                     35700         35,700.00      980730
  1184 10212587                 JOHNSON JAMES                       41200         41,200.00      980730
  1185 10212602                 HURST JAMES T.                     276000        276,000.00      980804
  1186 10212612                 JOHNSON LEO I.                     308000        308,000.00      980807
  1187 10212644                 JONES LARRY                        106250        106,209.99      980731
  1188 10212650                 FEULNER ROBERT                      54000         53,983.66      980803
  1189 10212709                 POSEN JOHN                          74750         74,723.29      980806
  1190 10213615                 LEVESQUE MONIQUE                    97750         97,701.91      980731

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1191 10213617                 MITCHELL FERNANDO A.               152000        152,000.00      980731
  1192 10213624                 MOKUMOBI AUSTIN                     37800         37,800.00      980731
  1193 10213649                 MOORE WILLIAM J.                    80000         80,000.00      980804
  1194 10213652                 PESCHKA LAURIE                      59500         59,444.92      980731
  1195 10213662                 WESTED SADIE                        63000         63,000.00      980731
  1196 10213671                 TAYLOR SUSAN                        99750         99,750.00      980803
  1197 10213673                 ROYAL CATHY                        135145        135,145.00      980731
  1198 10213692                 HARRIS CHYRAL                      120000        120,000.00      980731
  1199 10213709                 WALKER SR. KEVIN L.                120000        120,000.00      980803
  1200 10213739                 JACKSON DEUWAYNE                   111650        111,612.30      980731
  1201 10213794                 DUTTON JOAN M.                      90000         90,000.00      980731
  1202 10213823                 ERVIN KIMBERLY                      97500         97,500.00      980731
  1203 10213861                 CRUZ FANNY                         180000        180,000.00      980803
  1204 10213892                 COTHRON VYOYEN                     168000        168,000.00      980805
  1205 10213901                 WELSCH TERRI                        51100         51,100.00      980731
  1206 10213926                 WILSON WILLIAM                      83200         83,171.91      980731
  1207 10213982                 HUNTER JIMMY                       100800        100,800.00      980731
  1208 10214053                 KETTERMAN LARRY                     22750         22,750.00      980803
  1209 10214065                 LINDENMUTH DAVID                    29925         29,914.90      980806
  1210 10215607                 LAZAREV VARTAN                     161100        161,100.00      980731
  1211 10215611                 BASSETT JEFFERY                    110500        110,500.00      980731
  1212 10215627                 REYES MICHAEL P                    300000        300,000.00      980805
  1213 10215720                 THOMPSON CLAUDE K.                 183000        182,894.71      980731
  1214 10215741                 RAMOS ROSENDO                       85500         85,500.00      980807
  1215 10215796                 ELLIS JAMES E.                      54750         54,750.00      980731
  1216 10215842                 CANNATELLA LEON  F.                 97750         97,715.07      980731
  1217 10216115                 WATKINS JANICE                      52000         52,000.00      980731
  1218 10216147                 LYNCH ROBERT W.                    110500        110,500.00      980731
  1219 10216154                 LINSSEN TODD M.                     88500         88,500.00      980731
  1220 10216157                 HADDEN MIKE K.                     119700        119,700.00      980731
  1221 10216174                 FRANKLIN KENNETH                    68327         68,327.00      980729
  1222 10216178                 BURIANEK DANIEL T.                  82800         82,800.00      980729
  1223 10216218                 SHIELDS MIKE                        46425         46,425.00      980731
  1224 10216238                 ALVEY JAN J.                       104000        104,000.00      980731
  1225 10216264                 COLE SHARON L.                      39000         38,877.56      980804
  1226 10216272                 SHAVER JOE J.                       42000         41,984.99      980804
  1227 10216277                 NELSON JEFFREY A.                   95400         95,362.08      980731
  1228 10216285                 SZUCS EMMA                         205000        205,000.00      980731
  1229 10216317                 MILLER KATHLEEN                     64500         64,500.00      980730
  1230 10216325                 CRENSHAW GWENDOLYN                 106312        106,312.00      980806
  1231 10216335                 HORN JR. KENNITH E.                108000        107,952.12      980804
  1232 10216349                 CAMAHALAN WILFREDO                 364500        364,500.00      980806
  1233 10216351                 GREINER RONALD E.                   21000         21,000.00      980804
  1234 10216367                 FREEMAN JAMES                       76000         76,000.00      980731
  1235 10216381                 COOK TERRY                          40950         40,950.00      980731
  1236 10216410                 LINDSAY SHARON                      46425         46,425.00      980803
  1237 10216421                 WARD JAMES                          56000         55,978.92      980805
  1238 10216428                 PEARCE EZEKIEL                      57000         56,976.10      980805
  1239 10216435                 WEILER DAVID H.                     99200         99,200.00      980807
  1240 10216461                 VIRGIL VANESSA                      43875         43,857.56      980731
  1241 10216464                 CONNER GLORIA A.                    30375         30,375.00      980731
  1242 10216547                 NOSKO PATRICK                      150000        149,926.21      980731
  1243 10216551                 HJORT CHRIS A.                      44000         44,000.00      980805
  1244 10216561                 SMITH DARRYL                        43778         43,778.00      980731
  1245 10220120                 FLAHERTY JR. MARTIN C.             108000        108,000.00      980803
  1246 10220150                 ALAMO JORGE                         41600         41,600.00      980804
  1247 10220223                 HANSEN DENNIS E.                   112500        112,435.27      980731
  1248 10220255                 BENTON JERMAIN                     200000        200,000.00      980803
  1249 10220354                 GARCES BONIFACIO                   152000        152,000.00      980731
  1250 10220616                 BORGES JOSH G                       94775         94,748.62      980807
  1251 10220732                 CHAVEZ ANTHONY                     126000        126,000.00      980807
  1252 10220761                 PURCELL JAMES                      136000        135,929.49      980805
  1253 10220826                 WALKER KIP                         135000        134,946.24      980731
  1254 10087863                 SYNDER HELEN R.                     95390         94,751.67      971126
  1255 10109224                 DAVIDSON ROBERT M.                 345950        345,950.00      980819
  1256 10121313                 NELSON THEODORE                     44800         44,800.00      980818
  1257 10136986                 WILLIAMS ANTHONY C.                 56000         56,000.00      980814
  1258 10137317                 COPLEA JERRY                        89250         89,250.00      980814
  1259 10145234                 NEAL ANDREW TODD                   108750        108,750.00      980811
  1260 10145773                 WALKER DAVID                        51200         51,200.00      980807

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1261 10147658                 WOODARD DANIEL J                   103200        103,200.00      980813
  1262 10149405                 ZAPATA EDWARD S.                   300000        300,000.00      980818
  1263 10152216                 SHRUM JESS                          87920         87,920.00      980813
  1264 10153104                 ULMER DORIS                        184000        184,000.00      980804
  1265 10153204                 AVELDSON STEVEN                     79200         79,166.79      980731
  1266 10155796                 HILL KAREN                          25350         25,350.00      980803
  1267 10156744                 RYAN SUSAN                          71250         71,250.00      980818
  1268 10158836                 GUTIERREZ MARINA                    57200         57,200.00      980818
  1269 10160505                 SOUCIE CHRISTIAN J.                 46150         46,150.00      980813
  1270 10160883                 DAY SALLY A.                        29400         29,400.00      980814
  1271 10162467                 SWEIGERT JONATHAN                  167450        167,450.00      980817
  1272 10162872                 KORNIBE PETER                       40000         38,750.81      980526
  1273 10162996                 GEE RUSSEL L.                       78400         78,400.00      980807
  1274 10163940                 KOUBA DAVID                         81900         81,900.00      980819
  1275 10164024                 GARNER STEVE                       141000        141,000.00      980812
  1276 10164025                 BURNETT JULIAN DAVID                21000         21,000.00      980731
  1277 10166284                 HURLEY JEFFREY S.                   34000         33,984.13      980804
  1278 10166644                 STERNLIEB LAURIE M.                120000        120,000.00      980814
  1279 10167225                 TRUEBLOOD SHARON K.                117600        117,600.00      980817
  1280 10168573                 WHEELER JOANN                      120000        120,000.00      980819
  1281 10173127                 HAUS JEFFERY                        83200         83,200.00      980803
  1282 10173332                 HALBOTH SUZANNE                     78000         78,000.00      980807
  1283 10173481                 LIDY RONALD                         47200         47,200.00      980812
  1284 10175891                 PYRON JONATHON K.                   19500         19,500.00      980805
  1285 10176042                 KANG EUN HO                        183750        183,568.14      980629
  1286 10176972                 LANE RALPH                          47600         47,600.00      980817
  1287 10177624                 OBAZUAYE HECTOR                    240000        240,000.00      980811
  1288 10177735                 RUPE RICK                          183600        183,600.00      980818
  1289 10177849                 WHITE JOHN                         165820        165,820.00      980814
  1290 10177920                 BELL MICHAEL                       175200        175,200.00      980814
  1291 10178346                 BACH HEATHER                        59250         59,250.00      980817
  1292 10179160                 ASKLIPIOUS SABRINA                  75430         75,430.00      980810
  1293 10179307                 LANGFORD HERBERT                    75000         75,000.00      980819
  1294 10179652                 DURANT BARBARA J                    45500         45,500.00      980812
  1295 10179677                 CAMPBELL QUINCY                     48750         48,750.00      980814
  1296 10179738                 BOZAI RAFIA                        182400        182,334.82      980803
  1297 10179890                 NOWAK JULIE A.                     137000        137,000.00      980817
  1298 10179900                 OBERHEIM ORRIE                      89000         89,000.00      980814
  1299 10179944                 PRYOR RENEE                         64000         64,000.00      980807
  1300 10180045                 GAGNON DOUGLAS L                    62730         62,730.00      980810
  1301 10180301                 ERVIN KAREN                         59200         59,138.37      980630
  1302 10180414                 FRAZIER DEREK W.                   107950        107,950.00      980806
  1303 10180770                 GERSON BARRY J.                    162000        161,821.98      980629
  1304 10180942                 CANDLER JEFFERY                    151300        151,300.00      980807
  1305 10180999                 WATKINS JAMES                       52500         52,500.00      980812
  1306 10181304                 FRAGNER WILLIAM K.                  59925         59,925.00      980804
  1307 10181749                 CEPERO EUTIMIO                      67150         67,150.00      980812
  1308 10181792                 TURNER LARRY                       167400        167,400.00      980810
  1309 10181870                 SAGINARIO JONATHAN                  87500         87,500.00      980814
  1310 10181885                 TORRES GABRIEL                      34450         34,450.00      980806
  1311 10181935                 NABOZNY DENNIS                      93000         93,000.00      980819
  1312 10181962                 PACHE BARBARA                       50400         50,400.00      980807
  1313 10181997                 SMITH BOBBY                         96750         96,750.00      980819
  1314 10182004                 BELL LARRY                         140550        140,550.00      980810
  1315 10182015                 LUKE FLORENCE                      134280        134,223.69      980729
  1316 10182046                 WOOLEY PAUL                         49215         49,215.00      980806
  1317 10182082                 HARRIS GEORGE                       52500         52,500.00      980814
  1318 10182411                 RIGGLE LISA                         77850         77,850.00      980805
  1319 10182530                 RAMSEY CURTIS                       37125         37,125.00      980806
  1320 10184027                 MOORE JAMES                         39000         39,000.00      980812
  1321 10184081                 GUTHRIE NIMON                       35925         35,911.47      980731
  1322 10184308                 TOPCHIAN LEVON                     153600        153,600.00      980817
  1323 10184520                 FINELY ARLEEN H.                    65450         65,450.00      980819
  1324 10184628                 NICKS KAWANA                     62981.94         62,963.69      980731
  1325 10185102                 STRILCO MARK B                      84750         84,725.75      980731
  1326 10185134                 TRICE SHELLY M                      15050         15,050.00      980812
  1327 10185243                 POWELL LITTIE                       37500         37,500.00      980803
  1328 10185256                 REEL DWIGHT H                       26000         26,000.00      980803
  1329 10185309                 MAXSON DAVID M                      39200         39,200.00      980817
  1330 10185375                 COPELAN EDWARD                      49500         49,500.00      980807

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1331 10185416                 SMITH LUCINDA I                     29200         29,200.00      980812
  1332 10185417                 RUTHERFORD LYNISE                   18850         18,850.00      980804
  1333 10185426                 DIMITROPOULOS PANAYIOTES           200000        200,000.00      980811
  1334 10186202                 BUSH MICHAEL J.                    108750        108,750.00      980814
  1335 10186450                 HOPKINS MARY                        23000         23,000.00      980811
  1336 10186470                 STEARNS B.D.                        44200         44,200.00      980804
  1337 10186477                 RAVINS STEPHEN S.                  489300        489,300.00      980819
  1338 10187114                 BUCHANAN MARLON                  90961.84         90,845.41      980626
  1339 10187248                 EL DIANE L.                         31460         31,460.00      980807
  1340 10187284                 WARD JAMES E                        28050         28,050.00      980806
  1341 10187304                 STEEN DOROTHY M                     46800         46,800.00      980811
  1342 10187350                 WHITE JR. ROBERT D                  30000         30,000.00      980818
  1343 10187362                 HARPER WARREN                      187500        187,500.00      980810
  1344 10187401                 JORDAN EDDIE C.                     21600         21,593.50      980731
  1345 10187664                 HENLINE PEGGY                      106250        106,250.00      980814
  1346 10189223                 PARKER DONNIE                       92700         92,700.00      980818
  1347 10189424                 PERRY HAZEL L.                      50150         50,150.00      980813
  1348 10189587                 FITZGERALD JAN                     155250        155,250.00      980818
  1349 10190650                 ROCKSON GEORGINA                   168750        168,635.51      980630
  1350 10190670                 NOVAK KELLY                         87550         87,550.00      980803
  1351 10190807                 SANTMYER JOHN                      110000        110,000.00      980804
  1352 10190900                 BYRNE JAMES                        192000        192,000.00      980813
  1353 10190988                 MARQUES LUIS                       108000        108,000.00      980814
  1354 10191169                 KNOX ANNA M                        105700        105,700.00      980818
  1355 10191391                 PRIMAKY EUGENE                     111600        111,600.00      980814
  1356 10191452                 HENDRICKS SHIRLEY                  216750        216,750.00      980817
  1357 10191508                 STARK WENDY A.                      66500         66,500.00      980817
  1358 10191630                 TURMEL KARINE                      106200        106,200.00      980814
  1359 10192253                 YOREK ROBERT B                      27200         27,200.00      980814
  1360 10192313                 AYNESWORTH-DAVI ALLYSON             59500         59,500.00      980807
  1361 10192433                 REED MARK E                        250750        250,750.00      980818
  1362 10192581                 MARTINEZ PORFIRIO G.                48750         48,725.96      980728
  1363 10192637                 HANSEN DARROL                      106250        106,250.00      980817
  1364 10193242                 YENSEN SHANE G.                     73100         73,100.00      980814
  1365 10193250                 LOUALLEN PATRICIA                  127500        127,386.47      980630
  1366 10193266                 GIBBENS JAN                         70200         70,127.36      980630
  1367 10193282                 DIETER CALLIE                       38150         38,125.49      980625
  1368 10193479                 HUNTER MARK                         76050         76,050.00      980818
  1369 10193634                 JORDAN RONALD                      348300        348,300.00      980814
  1370 10193739                 STACY DAVID                        204000        204,000.00      980812
  1371 10193799                 STEVENS RON                        261000        261,000.00      980813
  1372 10193830                 RUIZ LAURA                         229500        229,500.00      980804
  1373 10193870                 PARUNGAO KATHRINA                  136977        136,977.00      980814
  1374 10193875                 MAGANA RIGOBERTO                    75000         75,000.00      980811
  1375 10193923                 CUSTODIO ARABELLA                  139500        139,500.00      980814
  1376 10193940                 BEYLIK MELODIE                     171000        171,000.00      980813
  1377 10194008                 DILLON JR. EDGAR                   215900        215,900.00      980818
  1378 10194012                 JONES JOHN                         315000        315,000.00      980811
  1379 10194017                 BOZZO GREGORY                       93200         93,200.00      980806
  1380 10194023                 FAIR REGINALD                      251200        251,200.00      980813
  1381 10194048                 DILLON DAN                          86250         86,250.00      980810
  1382 10194059                 AGBUYA RAYMOND                     224000        223,895.49      980810
  1383 10194072                 HOWARD NICOLE                       78750         78,721.86      980804
  1384 10194099                 FUQUA ANTHONY J.                    90400         90,400.00      980819
  1385 10194178                 SEBERT JR. LOUIS P.                 62000         62,000.00      980818
  1386 10194221                 ATKINSON KEVIN S                    32500         32,500.00      980819
  1387 10194254                 GAVIN JAMES A.                      36400         36,400.00      980803
  1388 10194289                 PERKINS TIMOTHY                     35000         35,000.00      980818
  1389 10194312                 BLACKWELL WILLIE L.                 32000         32,000.00      980811
  1390 10194327                 RETLAND WILLIE J.                   15800         15,800.00      980817
  1391 10194346                 PHELPS RANDALL A.                   32500         32,391.15      980731
  1392 10194357                 EMOND MICHAEL                      433500        433,500.00      980818
  1393 10194358                 HOWARD LARRY                        24750         24,750.00      980803
  1394 10194365                 VELGUTH GEORGE C                   104250        104,250.00      980810
  1395 10194399                 PACKHEISER KENNETH M.               51000         51,000.00      980807
  1396 10194406                 ARLANDSON MICHAEL H                120600        120,600.00      980807
  1397 10194454                 DODD KIMBERLY A.                    48000         48,000.00      980803
  1398 10194493                 ZIOLKOWSKI BRIAN P                  56000         56,000.00      980814
  1399 10194509                 DAY DAWN L                          65800         65,800.00      980812

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1400 10194528                 BROWNE RICHARD F.                   51800         51,800.00      980817
  1401 10194532                 BRIGHAM ERIN                       116025        116,025.00      980806
  1402 10194533                 EVANS DARTHIA A                     35250         35,250.00      980803
  1403 10194559                 CHRISTIANSON RONALD L              163150        163,150.00      980807
  1404 10194566                 JOHNSON GRAYLING                    68000         68,000.00      980814
  1405 10194577                 HOLLIDAY THOMAS R.                  54000         54,000.00      980803
  1406 10194584                 JONES DAVID M.                      30924         30,924.00      980807
  1407 10194587                 FROST JEFFERY L                     35000         35,000.00      980807
  1408 10195624                 HAHN RICHARD                       127500        127,500.00      980817
  1409 10195697                 LORMEUS GESTIN                      69675         69,675.00      980810
  1410 10195736                 GUERRIERO VINCENT                  156000        156,000.00      980810
  1411 10195812                 WALLACE JOHN                       131200        131,200.00      980811
  1412 10195842                 BARD SHARON                        114000        114,000.00      980812
  1413 10195926                 CLARK-WILSON MADELINE              186000        185,929.97      980729
  1414 10195940                 KEITH KENNETH R.                    84500         84,500.00      980812
  1415 10195977                 BORDEAU THOMAS P.                   35000         35,000.00      980818
  1416 10195990                 SMALL BERTHA                        44250         44,250.00      980813
  1417 10196036                 AMADO LINDA                        236385        236,385.00      980814
  1418 10196090                 SOMOGYI EUGENE                     183750        183,750.00      980812
  1419 10196896                 HALL ERIN D.                        60000         60,000.00      980805
  1420 10196914                 DELGADO TRACEY A.                   85600         85,561.31      980804
  1421 10197296                 JONES TONY TYRONE                  125550        125,550.00      980814
  1422 10197566                 BOONE TERRENCE A.                  300000        300,000.00      980814
  1423 10197616                 EDMONDSON JEFFREY                   82500         82,500.00      980817
  1424 10197645                 CALVO MARCO A.                     172000        172,000.00      980810
  1425 10197667                 THOMPSON THERON                     79650         79,650.00      980810
  1426 10197679                 COLLINS EVA M.                     224000        224,000.00      980807
  1427 10197700                 LY JAY                             160000        160,000.00      980812
  1428 10197762                 WILLIAMS HARRIET A.                 64400         64,375.70      980813
  1429 10197767                 DUNN DANIEL A.                      68800         68,691.53      980814
  1430 10197811                 BELL MAX                           230000        230,000.00      980810
  1431 10197821                 STINSON TARNETTA                    37825         37,825.00      980811
  1432 10197825                 GARCIA SAMUEL                      442000        442,000.00      980731
  1433 10197826                 KING ANTHONY J.                     97750         97,750.00      980812
  1434 10197845                 TRUITT STEWART E.                  110700        110,700.00      980812
  1435 10197850                 TREMARCO ANTHONY                    90000         90,000.00      980805
  1436 10197868                 REEVE ALEXANDER T.                  70700         70,700.00      980811
  1437 10197883                 SINGLETON STACEY L.                116000        116,000.00      980812
  1438 10197931                 ANDERSON SANDRA T.                  43350         43,350.00      980811
  1439 10197934                 CROOKS JOE                          81000         80,971.11      980804
  1440 10197964                 TAYE DANIEL                        180000        180,000.00      980814
  1441 10197967                 THOMAS FRED L                       86000         86,000.00      980810
  1442 10197968                 KEY ROBERT E.                      140000        140,000.00      980813
  1443 10197969                 KIDDER MARK A.                      64500         64,500.00      980819
  1444 10197972                 SCOTT ADRIANE A.                   199500        199,500.00      980807
  1445 10197977                 LUCERO MANUEL                       90000         89,945.47      980804
  1446 10197979                 PERELLI SERGIO                     141675        141,675.00      980813
  1447 10197994                 BISHOP LOIS B.                      48750         48,750.00      980811
  1448 10198030                 WERNER NICHOLAS K.                  86700         86,700.00      980819
  1449 10198060                 MERSHON UNA L.                     199750        199,750.00      980813
  1450 10198068                 KNOWLTON JOSEPH T.                 189520        189,520.00      980810
  1451 10198071                 SNOOK MELVIN E.                    256500        256,500.00      980813
  1452 10198084                 WALLER DOUG M.                     128000        128,000.00      980813
  1453 10200622                 HEARN DAVID                         45000         45,000.00      980813
  1454 10200625                 ROSENTHAL NORMAN                    85000         85,000.00      980812
  1455 10200680                 MORRIS WILLIAM                     108550        108,550.00      980819
  1456 10200691                 BARNHILL KENNETH                   129625        129,625.00      980807
  1457 10200734                 BRADY WILLIAM                       58650         58,650.00      980817
  1458 10200798                 HENDERSON FAY                      200000        200,000.00      980812
  1459 10200852                 HOMAN SUSAN                         44000         44,000.00      980812
  1460 10200859                 WILSON ROBERT                       32500         32,500.00      980812
  1461 10201002                 RICHARD STEVEN                      53900         53,900.00      980804
  1462 10201019                 POTVIN ROGER                        73430         73,430.00      980813
  1463 10201046                 SLINGER PAUL                        25600         25,600.00      980812
  1464 10201047                 VOGT JOHN                           95000         95,000.00      980807
  1465 10201207                 BURNS ELLEN                         21000         21,000.00      980807
  1466 10201337                 WHILEY TROY A.                      28800         28,800.00      980814
  1467 10201407                 MILLER GARY R.                     118632        118,576.65      980728
  1468 10201459                 DOMINICK CARLOS                    108000        108,000.00      980812
  1469 10201463                 ADAMSON RANDY E.                    49350         49,350.00      980806
  1470 10201486                 GORMAN DONNA E.                     72800         72,731.78      980630

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1471 10201520                 MENDOZA GLORIA F                    78593         78,593.00      980731
  1472 10201562                 MEZENSKI LESLIE G                  118438        118,438.00      980731
  1473 10201581                 POWELL JAMES                        54400         54,400.00      980812
  1474 10201652                 ECKHOLM CHERYL LYNN                220800        220,712.06      980731
  1475 10201870                 ALDA VICKI SUE                      83850         83,850.00      980814
  1476 10201904                 FERGUSON ANGELA FORD               119200        119,200.00      980817
  1477 10201953                 REEDY JOHNNIE                      679000        679,000.00      980812
  1478 10202067                 GARRISON SR. WILLIE M.              37500         37,500.00      980804
  1479 10203613                 DAVIS CLYDE                         50000         50,000.00      980812
  1480 10203630                 CHERESKO MARILOU                    79200         79,200.00      980818
  1481 10203672                 VEGA-CERCER HECTOR P.               51750         51,750.00      980818
  1482 10203689                 SALAS DEBBIE R.                     70800         70,800.00      980818
  1483 10203693                 FEIOCK WADE                         70320         70,320.00      980814
  1484 10203701                 JAMES GREGORY K.                    89600         89,600.00      980812
  1485 10203716                 BERGSRUD RHONDA A.                 117560        117,560.00      980813
  1486 10203771                 BATEN MANUEL                        96000         96,000.00      980811
  1487 10203812                 ULLOA DANIEL                        64000         64,000.00      980819
  1488 10203819                 MURRIETA MARTIN                     63900         63,900.00      980812
  1489 10203897                 CAVANAUGH CHRIS E.                 135000        135,000.00      980807
  1490 10203900                 MONTANARI CRAIG                    133000        133,000.00      980811
  1491 10203937                 LAW JULIE                           49100         49,100.00      980811
  1492 10203981                 CARLSEN CLAUDIA M.                  89600         89,600.00      980818
  1493 10203987                 MEYER SHARON                       136000        136,000.00      980819
  1494 10204017                 GOSSEN JEFFRY P                    106650        106,650.00      980814
  1495 10204040                 MARTINEZ BAUTISTA                   80231         80,231.00      980811
  1496 10204100                 MOROYOQUI NORMA                     96000         96,000.00      980810
  1497 10205682                 FRANSON JAMES                       46750         46,750.00      980818
  1498 10205707                 CYBULSKI GLENN                     249600        249,600.00      980819
  1499 10205794                 SOEHL PATRICK                      126562        126,562.00      980812
  1500 10205809                 LAFONT PAT                         213775        213,775.00      980810
  1501 10205819                 MURPHY PAUL A                       83990         83,990.00      980807
  1502 10205870                 STREETER ABRAHAM                   131250        131,250.00      980810
  1503 10205881                 BRYANT MAE WILL                     70490         70,490.00      980807
  1504 10205883                 TROUT MICHAEL D                     91190         91,190.00      980731
  1505 10206016                 HILLS JAMES                         44000         44,000.00      980817
  1506 10206050                 COUNCIL LLOYD                       45000         44,982.11      980731
  1507 10206055                 GRIFFIN MICHAEL                     84800         84,800.00      980817
  1508 10206057                 JENSEN RENEE                       117500        117,500.00      980814
  1509 10206072                 GARCIA JOHN                         68000         68,000.00      980811
  1510 10206139                 SATZ BRETT                          62000         62,000.00      980810
  1511 10206182                 HAYES KELVIN                        50000         50,000.00      980817
  1512 10206189                 MITCHELL MARY                       53900         53,900.00      980817
  1513 10206229                 MCCRAY MICHAEL                      51200         51,184.48      980803
  1514 10206234                 FARKAS JOHN                        118400        118,400.00      980811
  1515 10206235                 DIAZ MIRIAM                         49600         49,600.00      980810
  1516 10206242                 HOLLAND WILLARD                     58800         58,800.00      980810
  1517 10206245                 HANSE DAVID                         25000         24,798.19      980730
  1518 10206252                 WATKINS TERRY                       46875         46,875.00      980803
  1519 10206258                 LARGENT PAM                         36105         36,105.00      980810
  1520 10206260                 CLARK MICHELLE                      83000         83,000.00      980806
  1521 10206265                 CHRISTIAN GRACE                     93500         93,500.00      980804
  1522 10206270                 VANCE DEBBIE                        69700         69,700.00      980811
  1523 10206283                 WATSON CLARENCE                     66625         66,625.00      980811
  1524 10206299                 JOSEPH MAX                          58400         58,400.00      980812
  1525 10206302                 GIOVANNETTI CLEMENTINE             197375        197,375.00      980811
  1526 10206314                 MARGISON BRUCE                      40800         40,800.00      980806
  1527 10206323                 FERGUSON JOSEPH                     51800         51,800.00      980814
  1528 10206324                 STONE SHARON                       110925        110,925.00      980807
  1529 10206328                 MOSIMAN CHARLES                     64000         64,000.00      980814
  1530 10206334                 GRASS KENNETH                      307000        307,000.00      980806
  1531 10206336                 JEFFERSON JAMES                     28700         28,700.00      980807
  1532 10206341                 LEE JOAN                            72800         72,800.00      980810
  1533 10206347                 MOULTRIE ELISHA                     77600         77,600.00      980807
  1534 10206358                 GRIER REUBEN                        62910         62,910.00      980812
  1535 10206360                 OLSON DAVID                         37700         37,700.00      980807
  1536 10206363                 WILSON BRIAN                        31200         31,200.00      980810
  1537 10206366                 DOWNING BRIAN                       81600         81,600.00      980814
  1538 10206367                 TOLBERT BARBARA                     29250         29,250.00      980811
  1539 10206368                 MULLINGS ALPHANSO                   63920         63,920.00      980813
  1540 10206376                 BRANDENBURG KEVIN                   34875         34,875.00      980817

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1541 10206381                 JENKINS GERALDINE                   65450         65,450.00      980812
  1542 10206383                 WADSWORTH ANDREW                    99200         99,200.00      980811
  1543 10206398                 DEMETRIADES GEORGE                  97600         97,600.00      980812
  1544 10206407                 LYNCH JACQUELINE                   247992        247,992.00      980810
  1545 10206408                 TRAINA GENO                        123750        123,750.00      980818
  1546 10206409                 KYEI KENNEDY                        78300         78,300.00      980811
  1547 10206414                 PERSER MARIE                       130000        130,000.00      980810
  1548 10206417                 ORTIZ RAUL                          46750         46,750.00      980807
  1549 10206421                 ANDERSON SHERRY                    247500        247,500.00      980817
  1550 10206431                 TAYLOR RAKIEM                       59600         59,600.00      980818
  1551 10206435                 CASADEMONT JUAN                     98400         98,400.00      980807
  1552 10206437                 SPINA ROSEMARY                      26000         26,000.00      980812
  1553 10206438                 BRYAN JERRY                         35000         35,000.00      980818
  1554 10206439                 WOODARD DONNIE                      45000         44,981.25      980804
  1555 10206440                 ANDERSON BARRY                     121600        121,600.00      980819
  1556 10206447                 MCFADDEN TORRENCE                   38400         38,400.00      980805
  1557 10206454                 GAIBOR JOSEPH                       83884         83,884.00      980810
  1558 10206472                 FESPERMAN DONNIE                    59400         59,400.00      980817
  1559 10206473                 BELL MICHAEL                        43916         43,916.00      980817
  1560 10206475                 BATSON CHRISTOPHER                  71315         71,315.00      980810
  1561 10206486                 JUBY BRENDA                        177650        177,650.00      980819
  1562 10206499                 PRIETO CARLOS                       53300         53,300.00      980806
  1563 10206520                 WILLIS OLIN                         35000         35,000.00      980814
  1564 10206524                 BAFFORD CAROL                       49500         49,500.00      980818
  1565 10206535                 DILL DAVID                          93600         93,600.00      980819
  1566 10206539                 BAIN ANTHONY                        32500         32,500.00      980817
  1567 10206540                 STEWART JAMES                       66300         66,300.00      980818
  1568 10206544                 GRESHAM FALONZA                     49600         49,600.00      980812
  1569 10206551                 VENTERS RICHARD                    109600        109,600.00      980817
  1570 10206558                 STEWART JOANN                       46400         46,400.00      980814
  1571 10206566                 HOLCOMBE STEVEN                     53300         53,279.93      980818
  1572 10206567                 DAVISON RICHARD                     40000         40,000.00      980817
  1573 10206574                 SUTHERLAND RONALD                   63000         63,000.00      980814
  1574 10206585                 AGUILERA KRISTI                     77000         77,000.00      980814
  1575 10206589                 BHOLA NAGASAR                       43650         43,650.00      980814
  1576 10206598                 RENDA JOSEPH                        58000         58,000.00      980814
  1577 10206664                 BRUNELLE JR. DAVID L.              146200        146,200.00      980814
  1578 10206671                 MOHAN-BOSQUET ROBIN                 57500         57,500.00      980814
  1579 10206736                 COX GEORGE                          60800         60,800.00      980817
  1580 10206746                 HALL DOROTHY B.                     54800         54,800.00      980814
  1581 10206779                 BARRY MATTHEW                      207900        207,900.00      980803
  1582 10206839                 CORRADO ANTHONY                    173145        173,145.00      980814
  1583 10206846                 KATON JOHNATHON                     91800         91,800.00      980807
  1584 10206864                 KARLIN ERIC J.                      45000         45,000.00      980810
  1585 10206871                 MOSCHEN CHRISTOPHER                119850        119,803.63      980731
  1586 10206909                 COYLE JOHN                          29040         29,040.00      980814
  1587 10206923                 HEADLEY IDA                        191250        191,250.00      980814
  1588 10206977                 MAYO MICHAEL                        61200         61,179.90      980731
  1589 10207005                 MOORE LINDSEY                       60000         60,000.00      980817
  1590 10207049                 RANSIER CHERYL                     188500        188,500.00      980803
  1591 10207160                 STANFIELD SIDNEY                    49000         49,000.00      980812
  1592 10207317                 WALLACE HARLOWS.L                   53550         53,550.00      980811
  1593 10207326                 MARIACHER RICHARD J                 28000         28,000.00      980812
  1594 10207351                 STRACHAN DEBRA                      33000         33,000.00      980819
  1595 10207448                 MACLEOD RICHARD H.                 206250        206,250.00      980811
  1596 10207527                 ISAAC HUGH                          59500         59,500.00      980814
  1597 10207553                 PALFREY ROBERT                      61155         61,124.91      980730
  1598 10207567                 CLAY DEE ANNA                       55800         55,800.00      980805
  1599 10207602                 MORENO CRISPIN                      77400         75,980.00      980804
  1600 10207604                 BARBOUR MARK                        50750         50,750.00      980810
  1601 10207606                 CULTON VIRGINIA I.                  59500         59,500.00      980810
  1602 10207659                 GILMER JAMES L.                     53000         53,000.00      980807
  1603 10207660                 BAKER PAMELA A                      28000         28,000.00      980807
  1604 10207672                 CAMPBELL TEATTE B                   25675         25,665.33      980807
  1605 10207675                 NEGRON HENRY Y.                    104000        104,000.00      980805
  1606 10207691                 JACKSON LARUE F.                    52000         52,000.00      980803
  1607 10207711                 KOSIOREK TIM                        23500         23,500.00      980818
  1608 10207725                 FREDERICK JR. ELIJAH                44000         44,000.00      980818
  1609 10207743                 FRIEDBERG JOHN R.                  380000        380,000.00      980810
  1610 10207755                 RODGERS WILLIAM C                   74700         74,700.00      980818
  1611 10207759                 ISAAC ROD                           65250         65,250.00      980810
  1612 10207760                 FULTON MARK                         34500         34,500.00      980805
  1613 10207768                 NAPOLI JOAN T                      165000        165,000.00      980814
  1614 10207779                 ANDERSON JEFFREY G.                 57000         57,000.00      980806
  1615 10207793                 FEARMAN DARRYL E.                   36000         36,000.00      980818
  1616 10207798                 DEGG DANIEL P.                      23000         23,000.00      980805
  1617 10207821                 DAVIS JEFFREY L.                    37600         37,600.00      980811
  1618 10207825                 GLASCOCK CHERYL L                   41250         41,250.00      980810
  1619 10207867                 BUTCHER TRIZA L.                    39860         39,860.00      980818
  1620 10207879                 EDWARDS JOHN M.                     65450         65,450.00      980813

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1621 10207885                 BRICE RACHEL A.                     35000         35,000.00      980819
  1622 10207893                 LEDESMA GILBERT V                  193500        193,500.00      980805
  1623 10207906                 BOSWELL DREENA                      61250         61,250.00      980804
  1624 10207908                 JETER DARRYL R                      42250         42,250.00      980812
  1625 10207913                 KOPROWSKI ROBERT M.                118800        118,800.00      980810
  1626 10207915                 MAYS TALVIN J                       40800         40,800.00      980803
  1627 10207928                 STROTHER JACQUELINE                 36000         36,000.00      980819
  1628 10207936                 EVANS DAVID                         97200         97,200.00      980819
  1629 10207937                 COOPER JR. FRED                     89250         89,250.00      980814
  1630 10207964                 RYAN CHRIS D.                       35200         35,200.00      980818
  1631 10207967                 LOCKWOOD KEITH W.                   44800         44,800.00      980813
  1632 10207973                 NELSON BRIAN C.                     67200         67,200.00      980810
  1633 10207978                 FILIPOWICZ MARK F.                  28000         28,000.00      980813
  1634 10207981                 MATTINGLY II PAUL EDWARD            42000         42,000.00      980807
  1635 10207983                 SMITH KENNETH W.                    36050         36,050.00      980819
  1636 10207989                 MOREHOUSE ANTHONY B.               274000        274,000.00      980812
  1637 10207999                 CAUDILL DOUGLAS                     90750         90,750.00      980807
  1638 10208000                 FLOREZ MARANDA J.                   39000         39,000.00      980813
  1639 10208002                 PINEAU DONALD A.                    38675         38,675.00      980817
  1640 10208014                 ROBERTS JACKIE                      37200         37,200.00      980807
  1641 10208015                 LAWSON WILLIAM E.                   39950         39,950.00      980817
  1642 10208018                 JOHNSTON STEPHEN D.                 47625         47,625.00      980806
  1643 10208028                 REDMOND FREDERICK A.               215900        215,900.00      980818
  1644 10208034                 POOLE SHIRLEY D.                    26000         26,000.00      980814
  1645 10208042                 DAWSON SR. DANIEL R.                52800         52,800.00      980819
  1646 10208043                 MENCEL EUGENIUSZ                    86250         86,250.00      980813
  1647 10208044                 LAWS DENISE                         48000         48,000.00      980811
  1648 10208053                 ELLIOTT BRENDA                      30800         30,800.00      980819
  1649 10208058                 MARSHALL III WAYMON                 41250         41,250.00      980812
  1650 10208078                 LEIGH-BYERS CAROLE                 108375        108,375.00      980812
  1651 10208086                 UPSHAW CAROL L.                     44200         44,200.00      980814
  1652 10208094                 PORTEN DONALD                      100000        100,000.00      980818
  1653 10208189                 CYPHER ARLENE                       94250         94,250.00      980812
  1654 10208239                 GUERRERO JOSE                    48579.62         48,579.62      980818
  1655 10208430                 RANDOLPH GEORGE                  94498.35         94,498.35      980818
  1656 10208593                 SCHIOPU MARIO                   199901.62        199,901.62      980818
  1657 10208658                 GONZALES MANUEL                    217500        217,500.00      980812
  1658 10208707                 DEO BRIJ                        211883.96        211,883.96      980818
  1659 10208756                 CONATY PETER                       328000        328,000.00      980819
  1660 10208827                 COTTEN JOHN                         79600         79,600.00      980814
  1661 10208838                 MUNOZ MIRIAM                        86250         86,250.00      980819
  1662 10208853                 WILSON JAMES                        64400         64,400.00      980817
  1663 10208862                 POLEJEWSKI PAMELA                   53600         53,600.00      980814
  1664 10208915                 ABDEL-RAZEK AHMED                   87000         87,000.00      980817
  1665 10209074                 DIAZ GABRIEL                        76500         76,500.00      980819
  1666 10209107                 TAMAYO HERNANDO                    314500        314,500.00      980811
  1667 10209139                 MILES TERRY L.                      52000         51,965.81      980729
  1668 10209252                 POWELL CHARLES                     202500        202,500.00      980813
  1669 10209280                 RENARD SANDRA                       98400         98,400.00      980814
  1670 10209285                 WILSON LUTHER                      143500        143,500.00      980814
  1671 10209342                 WIENBERG STEVEN                    240000        240,000.00      980817
  1672 10209348                 KIENEN/STAMISON KIKI                58500         58,500.00      980818
  1673 10209407                 WOOD JACK                           66725         66,725.00      980818
  1674 10209484                 HYDE AMY E.                        125910        125,910.00      980817
  1675 10209524                 HARTLEY BILLY                       79475         79,475.00      980810
  1676 10209628                 DOCKWIELER RHONDA                   59000         59,000.00      980812
  1677 10209699                 MACK MAUREEN L.                    111703        111,703.00      980731
  1678 10209733                 WEBER WILLIAM                       84000         83,900.00      980817
  1679 10209739                 SNIDER EVERETT                      31875         31,866.12      980728
  1680 10209743                 BUTTARS DENNIS                     104000        104,000.00      980813
  1681 10209757                 HAMIT DARWIN                        40250         40,250.00      980818
  1682 10209772                 RIGLI DONALD                        74750         74,750.00      980818
  1683 10209792                 TORRES GILBERTO M                   83290         83,290.00      980731
  1684 10209827                 PRATHER LEARA                       53125         53,125.00      980812
  1685 10209862                 BALLARD SR. ROBERT D.               82400         82,367.25      980731
  1686 10209864                 WEBSTER JAMES K.                   136000        135,959.98      980731
  1687 10209868                 SHAW LINDA M.                      114665        114,665.00      980810
  1688 10209873                 LUCHTERHAND CARL                   123200        123,151.04      980731
  1689 10209892                 SMITHDORSEY PEGGY S.               104540        104,540.00      980731
  1690 10209908                 MOSLEY MARION B.                    94000         94,000.00      980807

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1691 10209922                 FERGUSON MICHELLE                  144000        144,000.00      980813
  1692 10209966                 ROBERTS RAYMOND L.                 375000        375,000.00      980819
  1693 10209978                 BROOKINS STEPHEN                    76415         76,415.00      980818
  1694 10210007                 THACKER JOSEPHINE                  110444        110,382.41      980731
  1695 10210011                 IWATA CHIEKA                       140238        140,238.00      980731
  1696 10210038                 SHEPRARD TIMOTHY O.                101250        101,250.00      980814
  1697 10210040                 WILLIAMS GUY                        34000         34,000.00      980804
  1698 10210060                 ROGERS JAY                         101575        101,575.00      980817
  1699 10210065                 BELL JERRY                          31450         31,450.00      980812
  1700 10210110                 DALE BRIAN F.                       51850         51,850.00      980811
  1701 10210125                 REGAN KERI A.                      228750        228,750.00      980804
  1702 10210127                 PATEL SAVITA                       138000        138,000.00      980807
  1703 10210130                 SHACKFORD JAMES                     83200         83,200.00      980810
  1704 10210146                 MEUSE, JR. JOSEPH                   40600         40,600.00      980804
  1705 10210147                 CHAITKIN JOSEPH D.                 129750        129,750.00      980814
  1706 10210152                 GUTZMER MYRIAM                      49400         49,400.00      980803
  1707 10210160                 JONES DESPIE                       114750        114,750.00      980805
  1708 10210275                 EMERSON LISA                        52800         52,800.00      980805
  1709 10210288                 THOMPSON NOLAN                      84950         84,950.00      980810
  1710 10210294                 STEMPLE JAMES L.                    45500         45,500.00      980819
  1711 10210295                 PEREZ RAYMOND                       40000         40,000.00      980803
  1712 10210301                 TEDESCHI GERARD                    172250        172,250.00      980805
  1713 10210333                 REDDY STEVEN                        86450         86,450.00      980819
  1714 10210337                 FOURNIER JAMES E.                   45000         45,000.00      980813
  1715 10210342                 DUELL MARCIA                       168000        168,000.00      980810
  1716 10210357                 WALKER GLENWOOD                    126000        126,000.00      980819
  1717 10210367                 TETA ROBERT                         80750         80,750.00      980810
  1718 10210399                 DEJONGE DANIEL                     208000        208,000.00      980818
  1719 10210413                 LANDON HARLINE                     144000        144,000.00      980817
  1720 10210425                 DELLIMORE ANDREW                   118800        118,800.00      980807
  1721 10210431                 THEODORIDES BLANCA J.               91400         91,400.00      980810
  1722 10210460                 LACORCIA EDWARD J.                 120000        120,000.00      980817
  1723 10210475                 KWIATKOWSKI DANIEL                  65000         65,000.00      980819
  1724 10210478                 SENATO VALERIE                      75000         75,000.00      980812
  1725 10210507                 LAMM HAROLD                        266887        266,887.00      980814
  1726 10210511                 LAWSON BRADLEY N.                   55250         55,250.00      980819
  1727 10210552                 FEASTER LINDA                       48000         48,000.00      980817
  1728 10210566                 CONKLIN RICHARD                    101250        101,250.00      980807
  1729 10210571                 SARGO LEONARD M.                    59600         59,600.00      980818
  1730 10210587                 CANNON MARGARET                     57000         57,000.00      980803
  1731 10211107                 OLDS CAROLYN KAY                    31200         31,200.00      980807
  1732 10211131                 BRUNO GEORGE                        69700         69,700.00      980810
  1733 10211207                 RAZO CARLOS                        151200        151,200.00      980817
  1734 10211283                 WILLIS JOSEPH  T.                   62800         62,770.70      980804
  1735 10211298                 MULLIN DANIEL C. JR                 52000         52,000.00      980814
  1736 10211339                 WILLIAMS ANTHONY                   122000        122,000.00      980812
  1737 10211386                 GREENHAW JERRY                      30400         30,400.00      980818
  1738 10211403                 THOMAS LARNCH                       56000         56,000.00      980813
  1739 10211408                 GLEASON PAULINE L.                  78750         78,750.00      980817
  1740 10211421                 OUTLAW EFFIE                        82225         82,225.00      980819
  1741 10211428                 HILDERBRANDT MARGARET A             94000         94,000.00      980819
  1742 10211436                 STIVES BARBARA                      99400         99,400.00      980817
  1743 10211443                 BROWN SUSAN C                      144000        144,000.00      980817
  1744 10211444                 CERDA LUIS                          80000         80,000.00      980811
  1745 10211466                 MYERS HOWARD L.                     36450         36,432.99      980804
  1746 10211494                 SMITH BOB H                         50400         50,400.00      980810
  1747 10211538                 ANDREWS JOE R                       63700         63,700.00      980807
  1748 10211568                 BARRERA DOLLY ANN                  148950        148,950.00      980813
  1749 10211651                 MOIMOI PAEA I.                     112760        112,760.00      980814
  1750 10211659                 KADAR ARTHUR                       172000        172,000.00      980814
  1751 10211686                 WHITE DAVID B.                     106500        106,500.00      980818
  1752 10211693                 PUHR RORY M.                        63800         63,800.00      980817
  1753 10211694                 GERVIN JUDITH L.                   191200        191,200.00      980818
  1754 10211700                 CANTON JAMES P.                     52657         52,657.00      980819
  1755 10212116                 HALL ANDRE                          43180         43,180.00      980818
  1756 10212157                 JOHNSON STANLEY                     59000         59,000.00      980813
  1757 10212174                 SCHWAB DINA                         80100         80,100.00      980814
  1758 10212182                 THAMES ALVERINE                    107525        107,525.00      980813
  1759 10212288                 SCHROTH RANDY SCOTT                 93500         93,500.00      980810
  1760 10212346                 DAVIS STEPHEN B.                    33750         33,750.00      980818

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1761 10212350                 THOMPSON KATHRYN M.                 72675         72,675.00      980813
  1762 10212389                 TRAUGHBER MICHAEL R.                19600         19,600.00      980807
  1763 10212413                 WHITMORE DAVID W.                   63000         63,000.00      980819
  1764 10212415                 NOWAK EDWARD V.                     97740         97,740.00      980731
  1765 10212465                 FINCH CAROLYN                       27000         27,000.00      980805
  1766 10212474                 HARPER DEANNA L.                    51040         51,040.00      980814
  1767 10212485                 CHING STACEY                       135990        135,990.00      980807
  1768 10212518                 KVEINIS LEROY                       98250         98,250.00      980812
  1769 10212545                 HARMON CHELSIE                      30000         30,000.00      980807
  1770 10212583                 MILLER RUTH ANN                     95988         95,988.00      980814
  1771 10212585                 MCCANDLESS MARK L.                  94388         94,388.00      980807
  1772 10212619                 BULMAN III THOMAS M                139500        139,500.00      980813
  1773 10212629                 REECE, JR. ROBERT                   67125         67,125.00      980814
  1774 10212633                 WISE CHARLES A                      83200         83,163.11      980731
  1775 10212667                 HARMON ROBERT C                     52000         52,000.00      980806
  1776 10212707                 PISHOTTA SHARON                     86400         86,400.00      980811
  1777 10212708                 WOODS CLINTON                       86400         86,400.00      980807
  1778 10212710                 BRIGHT ALAN H.                     125600        125,600.00      980811
  1779 10212716                 ELLIOTT KEVIN J.                   164700        164,700.00      980811
  1780 10212730                 FERGUSON DALE R.                    58400         58,400.00      980804
  1781 10212744                 DIGGS RENEE K.                      96800         96,800.00      980817
  1782 10212789                 DOMINGUEZ R. NORMAN                225000        225,000.00      980811
  1783 10212804                 VILLA JOHN M.                      141250        141,250.00      980812
  1784 10212825                 GRAHAM EDWARD                      191250        191,250.00      980818
  1785 10212844                 EPPERSON BRANDON L.                111770        111,770.00      980818
  1786 10212927                 GORDON CRAIG                       166950        166,950.00      980819
  1787 10213665                 HUNTER BRIAN                        34100         34,100.00      980804
  1788 10213728                 PAPSUN BRIAN L.                     37700         37,700.00      980807
  1789 10213732                 JACOBSON MICHAEL                   411000        411,000.00      980818
  1790 10213736                 MCGRAW MARTHA                       87425         87,425.00      980811
  1791 10213812                 OTTO DAVID                          55250         55,250.00      980812
  1792 10213822                 FELIX MARIA                        196800        196,712.93      980731
  1793 10213852                 JENSON CHARLES                      73450         73,450.00      980810
  1794 10213893                 HALL MICHAEL E.                     39000         39,000.00      980807
  1795 10213899                 SANDERS JR. JAMES H.                65025         65,025.00      980812
  1796 10213958                 PUTNUM TERESA                       52000         52,000.00      980818
  1797 10213981                 TERRY CLYDE                         96050         96,050.00      980805
  1798 10213983                 WEAVER, JR. ROBERT                  29900         29,900.00      980811
  1799 10213996                 TARNOWSKI TADEUSZ                  118800        118,744.57      980731
  1800 10214036                 DALEY TERESA                        67575         67,575.00      980813
  1801 10214039                 FORD HAROLD                         79100         79,100.00      980803
  1802 10214041                 KENNEDY JOHN L.                     59000         59,000.00      980819
  1803 10214046                 HICKMAN DANNY                       69000         69,000.00      980806
  1804 10214070                 SHOFF FRANK                         30000         30,000.00      980804
  1805 10214083                 HENDRICKSON BRIAN                   96000         96,000.00      980804
  1806 10215122                 SKIDMORE RAYMOND G                  83200         83,200.00      980817
  1807 10215153                 BROWNING GLEN E                     40300         40,300.00      980819
  1808 10215308                 HOLDER PHILLIP E.                   39000         39,000.00      980819
  1809 10215605                 TYLER PAMELA  R.                    38205         38,205.00      980812
  1810 10215614                 SCWARTZ ROBERT S.                  206000        206,000.00      980818
  1811 10215623                 RYAN PATRICIA                       54000         54,000.00      980805
  1812 10215661                 FERGUSON SAMUEL                     42910         42,910.00      980814
  1813 10215693                 COCHRAN CHUCK                      420000        420,000.00      980812
  1814 10215698                 CONTRERAS DAVID                     30600         30,600.00      980806
  1815 10215708                 HUMPHRIES SALLY J                   72900         72,900.00      980814
  1816 10215713                 MILLER ROBERT                       82350         82,350.00      980806
  1817 10215726                 BURKE STEPHEN E.                    68800         68,800.00      980811
  1818 10215760                 HAMRICK FLOYD                       55120         55,120.00      980811
  1819 10215769                 NEGRETE ELLEN J                     75200         75,200.00      980817
  1820 10215777                 FLORES HENRY                       149175        149,112.44      980804
  1821 10215779                 KIRSCHNER CHERYL A.                 44100         44,100.00      980805
  1822 10215780                 CRANFORD BRADLEY                    62050         62,050.00      980807
  1823 10215783                 SMITH JR PORTER FIELD               36000         36,000.00      980819
  1824 10215786                 STEVENS TERRENCE K.                 75600         75,600.00      980807
  1825 10215810                 FILKINS TINA S                      68850         68,823.36      980731
  1826 10215823                 LU TEDDY F.                        268000        268,000.00      980812
  1827 10215829                 PAGE SANDRA                         54000         54,000.00      980807
  1828 10215832                 FLOTT LEO                           42000         42,000.00      980812
  1829 10215833                 ALEXANDER SANDRA J                  25000         24,989.51      980805
  1830 10215854                 ANDERSON DARRELL                    80325         80,325.00      980804

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1831 10215855                 GARCIA JAMES A                     195500        195,500.00      980812
  1832 10215867                 MAHONEY JOSEPH                      96800         96,800.00      980814
  1833 10215939                 BURT FRANCIS  H.                    72600         72,600.00      980819
  1834 10215989                 MAYFIELD III JOHN C.                75000         75,000.00      980819
  1835 10216064                 GRANDBERRY NORBERT                  43200         43,200.00      980818
  1836 10216101                 FAIELLA VINCENT                    131984        131,984.00      980807
  1837 10216102                 JACKSON KENNETH B.                  23200         23,200.00      980805
  1838 10216108                 STRAIN CRAIG                       164000        164,000.00      980818
  1839 10216123                 ANDERS RICHARD H                    52800         52,800.00      980806
  1840 10216125                 ALEXANDER DANIEL L.                 39200         39,200.00      980817
  1841 10216126                 GRIMES TERRENCE                     57720         57,720.00      980803
  1842 10216142                 ERBY MICHAEL                        60000         60,000.00      980812
  1843 10216150                 HOWELL STEVE A.                     65700         65,700.00      980814
  1844 10216151                 SMITH KATHERINE B.                  92650         92,650.00      980812
  1845 10216171                 FEAGIN GAYLA A.                    279200        279,082.91      980731
  1846 10216177                 WILSON CYNTHIA C.                   53550         53,550.00      980814
  1847 10216184                 OSWALD MARGARET                     53990         53,990.00      980807
  1848 10216186                 RUSH VELMA A.                       21450         21,441.92      980803
  1849 10216222                 VAUGHN PHILIP                      200600        200,528.31      980731
  1850 10216249                 SCHUBERT DONALD S.                 209554        209,554.00      980807
  1851 10216261                 MARTINEZ JERRY                      99000         99,000.00      980805
  1852 10216288                 SEVERY DAVID P.                     48685         48,685.00      980814
  1853 10216319                 PERRIN CALVIN G.                   115920        115,920.00      980819
  1854 10216324                 BENDER EDWARD G                     81375         81,375.00      980818
  1855 10216338                 WHITE JOHN W.                      110490        110,490.00      980807
  1856 10216339                 CHOW ALLAN G.                       99000         99,000.00      980818
  1857 10216346                 WERNER LOUIS D.                    227990        227,990.00      980814
  1858 10216353                 FRIEDRICHS RICK W                   87712         87,712.00      980810
  1859 10216358                 HAGLUND WILLARD A.                  50000         50,000.00      980804
  1860 10216380                 MECHALKE JIM                        41600         41,600.00      980807
  1861 10216414                 ISMAIL MOHAMMED Z.                 111120        111,120.00      980810
  1862 10216432                 OCARROLL PATTIE                     57200         57,200.00      980814
  1863 10216433                 BANKS GEORGE                        66300         66,300.00      980806
  1864 10216460                 PEREYDA AL                          28600         28,600.00      980817
  1865 10216473                 O'NEIL LINDA F.                     86700         86,700.00      980818
  1866 10216475                 PAR MENCHITA N.                    268000        268,000.00      980812
  1867 10216476                 ETKINS SIDNEY                      100000        100,000.00      980817
  1868 10216482                 PIERSON JACK                        68000         68,000.00      980817
  1869 10216490                 STOTLAND PHILLIP D.                 82500         82,500.00      980817
  1870 10216504                 TAYLOR TABATHA TOIE                 72900         72,900.00      980819
  1871 10216513                 MALONEY ELIZABETH E.               102000        102,000.00      980814
  1872 10216522                 GROSS HELEN M.                      51316         51,316.00      980805
  1873 10216533                 GASTON RICHARD                     104930        104,930.00      980807
  1874 10216543                 WOLFF MYLEA V.                     126000        125,843.95      980731
  1875 10216566                 SOKOLOSKI DAWN S.                   40000         40,000.00      980814
  1876 10219624                 ROGERS JIMMY                        97750         97,750.00      980818
  1877 10219629                 WRIGHT ALFRED                       63500         63,500.00      980812
  1878 10219633                 MCCROREY JASON                      83000         83,000.00      980818
  1879 10219648                 VAINISI JOHN                        43200         43,200.00      980817
  1880 10219709                 FERGUSON DAVID                      37050         37,050.00      980818
  1881 10219710                 GREGORY SANDRA                      37200         37,200.00      980819
  1882 10220104                 MEDEIROS WILLIAM                    63700         63,700.00      980805
  1883 10220141                 PATE KENNETH T.                     52000         52,000.00      980805
  1884 10220148                 DRINKARD WILLIS                    133200        133,200.00      980810
  1885 10220173                 RUSSELL MARY                        60000         60,000.00      980807
  1886 10220183                 MCDANIELS MATTIE                    20800         20,800.00      980818
  1887 10220210                 BROWN ANITA                         71400         71,400.00      980813
  1888 10220221                 LEMOINE GLORIA                      34800         34,800.00      980813
  1889 10220263                 DEMBY CHARLES                       50700         50,700.00      980810
  1890 10220266                 MILLER RICO                         48000         48,000.00      980814
  1891 10220313                 MOORE CLAUDE                        43875         43,875.00      980810
  1892 10220318                 TAYLOR FELICIA                      31525         31,525.00      980812
  1893 10220325                 JORDAN BOBBY                       123400        123,400.00      980805
  1894 10220327                 RISTUCCIA MICHAEL                   50000         50,000.00      980818
  1895 10220336                 BARNETT SHIRLEY                     54400         54,400.00      980810
  1896 10220353                 JONES MAUREEN                       38250         38,250.00      980811
  1897 10220386                 WENZEL JENNIFER                    141525        141,525.00      980813
  1898 10220391                 LUCIANO FRANK                      113250        113,250.00      980812
  1899 10220398                 BLAIR CHARLES                       46800         46,800.00      980814
  1900 10220404                 SHARROCK SCOTT                      48000         48,000.00      980814

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1901 10220409                 JONES SHEILA                       183920        183,824.65      980803
  1902 10220415                 SERFASS JOHN                       112000        112,000.00      980818
  1903 10220420                 SIMPSON RICHARD                    247000        247,000.00      980810
  1904 10220441                 KEHRLEY ROBERTA F.                  39000         39,000.00      980814
  1905 10220446                 HICKS JR. JAMES A.                  36750         36,750.00      980817
  1906 10220469                 ESTES GARY                          54000         54,000.00      980812
  1907 10220480                 TOKARICK JOHN                       65800         65,800.00      980814
  1908 10220496                 TRAVERS PATRICIA                    40000         40,000.00      980812
  1909 10220545                 YOUNG MICHAEL RAY                   68250         68,250.00      980817
  1910 10220554                 PELLETIER JENNIE                    61200         61,200.00      980818
  1911 10220579                 ETOLL FRED                          57000         57,000.00      980814
  1912 10220580                 DEL VALLE WILLIAM                   46875         46,875.00      980817
  1913 10220593                 MUGGLETON MICHELLE                  20000         20,000.00      980814
  1914 10220627                 RAND ELIZABETH                      61600         61,600.00      980811
  1915 10220642                 VEEDER BETTY A.                     40500         40,500.00      980819
  1916 10220687                 BEDNARCZYK JOSEPH E.                40000         40,000.00      980817
  1917 10220700                 CRAWFORD TRACEY LANITA              41440         41,440.00      980817
  1918 10220716                 RITTERBUSH JANICE I.                45100         45,100.00      980814
  1919 10220719                 GILLIAM CLAUDE H.                   70000         70,000.00      980814
  1920 10220739                 ROBINSON BRYAN W.                   45450         45,450.00      980811
  1921 10220750                 BELL TERRI                         109650        109,650.00      980818
  1922 10220771                 GODA DAVID                         157050        157,050.00      980813
  1923 10220832                 CASTAGNET COLLEEN K                 94500         94,500.00      980814
  1924 10220838                 GETTLER CATHERINE                   44000         44,000.00      980811
  1925 10220860                 BOURN GARY                          89000         89,000.00      980812
  1926 10220865                 KELSEY CONNIE L.                   176000        176,000.00      980813
  1927 10220867                 PIORKOWSKI RAYMOND                 124000        124,000.00      980812
  1928 10220873                 GABA JOHN R.                       133200        133,200.00      980812
  1929 10220914                 MCMINN DONALD J.                   112000        112,000.00      980818
  1930 10220937                 ALVAREZ THOMAS                      68625         68,594.57      980805
  1931 10220938                 COMBS PATRICIA                     102400        102,400.00      980812
  1932 10220939                 MCGEE STELLA                        47000         47,000.00      980817
  1933 10220969                 JONES IRISH A.                      24500         24,500.00      980813
  1934 10220971                 MCKESSON SARAH                      48450         48,450.00      980819
  1935 10220972                 MITCHELL-PAGE SHELLEY               72000         72,000.00      980817
  1936 10221011                 BURKS SHARON                       136000        136,000.00      980818
  1937 10221014                 MOFOR BOKWE G.                     173600        173,600.00      980812
  1938 10221027                 GARSIDE WILLIAM A.                  21250         21,250.00      980813
  1939 10222111                 PAIK YOUNG  K.                     110000        110,000.00      980818
  1940 10222118                 VINCENT WALTER                      20000         20,000.00      980814
  1941 10222245                 SEAGLE THOMAS E.                    61800         61,800.00      980817
  1942 10222248                 SMITH GREGORY STEVEN                48000         48,000.00      980812
  1943 10222257                 SALDIVAR CARLOS A.                  80900         80,900.00      980818
  1944 10222284                 EATON CHARLES                      119250        119,250.00      980819
  1945 10222410                 GRAVES JOHN B.                      20000         20,000.00      980818
  1946 10223609                 CARTNER MARC                        84000         84,000.00      980819
  1947 10223611                 CRIST ROBERT                        30000         30,000.00      980817
  1948 10223647                 KATONA DENNIS                       42250         42,250.00      980810
  1949 10223718                 HERMAN JOSEPHINE                    20000         20,000.00      980819
  1950 10223732                 RANKIN ARLENE J.                    87000         87,000.00      980819
  1951 10223773                 MCCONIHAY FONDA                     56900         56,900.00      980819
  1952 10223798                 MORIN LOUIS J.                     292500        292,500.00      980819
  1953 10223814                 HORN MARLENE                        60000         60,000.00      980819
  1954 10223848                 PARMER BRADLEY                      60000         60,000.00      980819
  1955 10223864                 TRACEY DOREEN                       77200         77,200.00      980814
  1956 10223869                 HOUCK GERARD                        93600         93,600.00      980818
  1957 10224134                 LUCAS ANGELA                        52800         52,800.00      980805
  1958 10224147                 KEPHART TIMOTHY                    123500        123,500.00      980813
  1959 10224162                 WILLIAMS ARDIS                     200000        200,000.00      980818
  1960 10224173                 MARTINEZ REBECCA                   166500        166,500.00      980814
  1961 10224288                 CHAVEZ HORTENCIA                   173385        173,385.00      980813
  1962 10192510                 BROOME JAMES   A.                   37000         36,972.01      980708
  1963 10197916                 DREWRY JO ANNE                     117600        117,532.34      980811
  1964 10211520                 ARMOUR MITCHELL J.                  53600         53,561.32      980805
  1965 10216187                 MCGRATH CHARLENE                    55083         55,083.00      980807
  1966 10216190                 KEVERN, JR. HAROLD LEE             338390        338,390.00      980807
  1967 10216344                 CUEVAS ANTHONY E.                  147982        147,982.00      980814
  1968 10216535                 BORKOWSKI RICHARD                  109640        109,640.00      980814
  1969 10220658                 WATERS SR. WAYNE D.                 89240         89,240.00      980814
  1970 10126711                 GUERRERO STEVEN                    283500        283,500.00      980729
  1971 10205855                 WILLIS HAROLD                      322200        322,200.00      980731
  1972 10209072                 MARTINEZ ANNA                       89950         89,950.00      980814
  1973 10219610                 OLIVER DEBORAH                      63120         63,120.00      980814
  1974 10220693                 MCHUGH ELISABET B.                  45000         45,000.00      980810

========================================================================================================
       Bear Stearns Sale        INV 709                    199,962,729.45    199,898,984.68
========================================================================================================


========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

     1 10012241                 WINCKLER CARL F JR.                 37425         37,405.59      980608
     2 10025060                 EVANS TONYA                         87750         87,706.84      980609
     3 10039264                 SHEAD PERNELL                       64000         63,965.04      980609
     4 10045071                 CARVALHO TERRY CAROLINE            300000        299,747.31      980604
     5 10045337                 COBB JAMES W.                      465000        465,000.00      980713
     6 10045391                 VASCONCELLOS THOMAS                382500        382,330.42      980615
     7 10045392                 AH LOY RONALD D.                   225000        224,900.25      980623
     8 10045414                 AH SAM WALTER W.                   145000        144,902.51      980615
     9 10069147                 O'NEAL, JR. TONEY                   77700         77,700.00      980714
    10 10074856                 FISHER DOUGLAS                   200262.6        200,191.03      980612
    11 10080013                 TAYLOR-TATE PAULA RENEE            100400        100,353.15      980619
    12 10084981                 MARTINEZ ESPERANZA                 131950        131,861.28      980709
    13 10090546                 HICKLE SANDRA K,                   130050        129,987.69      980622
    14 10096430                 DODSON MILTON W.                    72320         72,252.23      980622
    15 10097687                 HINSKE ROBERT                       79050         78,983.42      980604
    16 10101289                 CHAMPION SKIP A.                    74750         74,693.46      980604
    17 10103268                 NICHOLS JUDY A                     127500        127,289.05      980603
    18 10103991                 GRISEL MELVIN                       96000         95,889.77      980602
    19 10104031                 ROJAS GENEVIEVE                    350000        349,808.41      980623
    20 10104052                 RADONICH NADA                      193500        193,402.28      980611
    21 10104059                 WINGET DOROTHY                     216750        216,650.67      980708
    22 10104089                 BOURIS TINA                        180000        179,839.74      980601
    23 10107723                 DREHER JOLEEN K.                    59000         58,924.50      980603
    24 10113021                 HEIM ROBERT                        100100        100,024.28      980626
    25 10113027                 STONE LILLIAN C.                    37100         37,086.76      980615
    26 10113310                 BALLOU KIMBERLY                     81750         81,707.62      980610
    27 10113350                 CLELAND JAMES                      152000        151,824.45      980630
    28 10113816                 RICOTTONE NICO                      66500         66,478.85      980625
    29 10113932                 MOBLEY DAVE                         32000         31,972.68      980609
    30 10114558                 GUEST JAMES E.                      32400         32,389.64      980630
    31 10114559                 GUEST JAMES E.                      32400         32,389.64      980630
    32 10114624                 SANDBERG JAMES                     481600        481,375.31      980707
    33 10114703                 BROWN DEANN                         80000         79,972.99      980626
    34 10114764                 SOLBERG ERIC                       146400        146,319.86      980622
    35 10114878                 BUTLER DAVID   P.                  118000        117,932.11      980622
    36 10114941                 BIDDING JACK K.                     82320         82,257.72      980604
    37 10115695                 CRONE BRAD A.                       43800         43,790.28      980622
    38 10117451                 MOCKENHAUPT EDWARD F.              172800        172,723.39      980623
    39 10119765                 NEWBY BRENDA E.                     98175         98,043.31      980605
    40 10119962                 LUCERO PETE                        138750        138,645.05      980602
    41 10120392                 ARMSTRONG CLARA                     20000         19,993.94      980615
    42 10120889                 MEDINA MARC A.                     450000        449,821.17      980609
    43 10121480                 ABOUL RAHEEM TYRACE H.             112500        112,447.51      980702
    44 10121521                 MANCERA CHRISTINA                   70000         69,934.41      980609
    45 10121589                 HANEY PAUL                         164050        163,915.46      980622
    46 10123249                 SUREL ALAN J.                      113750        113,707.17      980630
    47 10123944                 WILLIAMS DAWNIELLE                 124800        124,800.00      980623
    48 10124032                 LAWRENCE GORDON                    161000        160,905.43      980617
    49 10124342                 MOSES LYNETTE                       67930         67,906.43      980629
    50 10124361                 SMALL STANCIL                       45488         45,473.46      980603
    51 10124461                 EDWARDS FERNANDO                    65000         64,971.24      980702
    52 10124543                 LOVITT KIM M.                      148000        148,000.00      980709
    53 10124561                 BLOW MILFORD S.                     44250         44,196.99      980601
    54 10125637                 BARCI JAMES                        246500        246,318.54      980605
    55 10125713                 O'DELL GREG                         69187         69,128.71      980603
    56 10125900                 DAY KARL W                          63000         62,973.96      980612
    57 10126618                 BLUMBERG CLIFFORD                  227800        227,696.50      980629
    58 10127312                 LEACH JULIUS A.                     72000         71,966.40      980611
    59 10127382                 IRVIN DONNA R                       32750         32,750.00      980709
    60 10127435                 FLARIDA CRAIG   H.                  64850         64,798.23      980630
    61 10127459                 VICTOR CHESTER J.                   40000         39,960.67      980609
    62 10127666                 KRIETER WAYNE                       78750         78,715.08      980625
    63 10127701                 POURABDOLLAH SAEID                 267840        267,721.26      980710
    64 10127744                 UBOIS MARK                         225000        224,799.66      980601
    65 10127753                 MCGAFFEE PERRY                     200000        199,901.62      980625
    66 10127857                 STUART IRVING                       37800         37,730.81      980414
    67 10127925                 HADDOCK SCOTT                      236000        235,870.81      980615
    68 10127960                 STROME FREDERICK                   299000        299,000.00      980714
    69 10127990                 KILHAM ELIZABETH                   260000        259,850.40      980608
    70 10128028                 JACKSON DONALD                     140250        140,250.00      980714

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

    71 10128042                 CHUN RONALD                        280500        280,372.56      980626
    72 10128044                 NANG VUTHEA                        180000        179,878.97      980610
    73 10128086                 JOHNSON WILLIAM                     76075         76,048.60      980706
    74 10128114                 BRUSILOW BRYAN                      40800         40,800.00      980714
    75 10128141                 ZAZZARINO MILDRED                  108000        108,000.00      980707
    76 10128314                 ABBOTT, III JOSEPH                  37500         37,500.00      980629
    77 10128583                 BRUNSON GARY                        82500         82,470.58      980617
    78 10129716                 ANDERSON BARBARA                    34800         34,800.00      980701
    79 10130056                 THOMPSON MICHAEL                    32000         31,977.01      980608
    80 10130631                 SOLOMON JEREMY                     165950        165,786.09      980617
    81 10130759                 MATHISEN JR. ARIL T.               198250        198,179.30      980619
    82 10130810                 KNOLL MICHAEL R.                    94800         94,745.25      980611
    83 10131783                 SMITH RONALD B.                     80000         79,951.53      980601
    84 10131930                 HAYMOND STEVEN                     270000        269,530.55      980610
    85 10131977                 MAYTON OK HWA                       96000         95,911.00      980608
    86 10132075                 MAREK CHRISTINE A.                 187000        186,886.71      980630
    87 10132434                 STURGIS CARL PURNELL                36750         36,750.00      980626
    88 10132796                 QUIHUIS FRANK                       56625         56,604.76      980612
    89 10132818                 GARCIA LUIS                        138000        137,848.35      980604
    90 10132973                 WEIR ANTHONY K.                     52500         52,457.99      980603
    91 10132977                 GALLOWAY THOMAS P.                  75834         75,811.69      980702
    92 10133059                 BLAND DON W.                        82500         82,500.00      980714
    93 10133162                 HOLDON HEIDI                       108000        107,946.87      980605
    94 10133175                 WILSON RONALD                      124000        123,901.01      980610
    95 10133355                 SCOTT WAYNE                     247850.08        247,739.24      980626
    96 10133524                 KAGAN ANATOLY                      136000        135,786.84      980604
    97 10134610                 HALL CATHERINE                      70400         70,377.50      980616
    98 10134929                 CAMPBELL ROGER                   54350.94         54,311.16      980609
    99 10135726                 CARRILLO AUGUSTINE                 110500        110,460.51      980630
   100 10135782                 SHANAHAN DANIEL                    245000        244,859.04      980615
   101 10135803                 TYLER DUNIA                        161000        160,942.58      980626
   102 10135831                 BROWN JOESPH                        42000         41,969.90      980623
   103 10135885                 DAVIS MARTHA                        77350         77,311.71      980716
   104 10135891                 WYNNE GREG                          72000         72,000.00      980716
   105 10136210                 ST. DENIS MARK A.                  110000        109,948.56      980629
   106 10136420                 LUCISANO MARK                       74925         74,901.05      980611
   107 10136464                 GATES JOHN M.                      283500        283,423.27      980626
   108 10136690                 WILLIAMS OTIS T.                    62475         62,451.47      980623
   109 10136896                 BARNES LINDA                        29520         29,508.88      980604
   110 10137672                 EDWARDS DWAYNE K                    28000         27,987.61      980608
   111 10137734                 WILLIS JOHN                         26000         25,990.21      980615
   112 10137900                 EMERY GERALD                        39540         39,540.00      980706
   113 10138027                 PUCKETT DAVID JAY                   18750         18,742.75      980624
   114 10139355                 SCHERR KENNETH                      57600         57,600.00      980715
   115 10140858                 FEIG JOSEPH                        245000        244,866.70      980601
   116 10141041                 MOLINA ROSA                         91000         90,896.29      980603
   117 10141695                 MOWDY JAMES G.                      70200         70,137.50      980603
   118 10141750                 WILKINSON CARL                     102000        101,906.93      980619
   119 10141903                 ADAMS LESLIE                        18525         18,445.88      980602
   120 10142015                 BEATEY CLINTON                      97650         97,579.08      980605
   121 10142236                 AHVAKANA MARY JANE                  99100         99,051.25      980623
   122 10142316                 JOSEPH VINCENT M                   171000        170,924.19      980622
   123 10142321                 CAREW ELIZABETH P                  119900        119,834.37      980623
   124 10142463                 SCHULTE KERRY                       68000         67,935.70      980630
   125 10143643                 TERRY THOMAS                        46800         46,769.94      980603
   126 10143703                 BEIRNE DANIEL                      106250        106,111.12      980708
   127 10143743                 DUNKO PAUL C.                      102600        102,489.95      980601
   128 10143897                 COWAN ELLEN                        110000        109,948.68      980623
   129 10144107                 WAREHIME MICHAEL E.                 95000         94,964.23      980603
   130 10144135                 WHITE ALONZO                        42400         42,400.00      980629
   131 10144188                 POLHAMUS III LAWRENCE A.            45500         45,500.00      980714
   132 10144369                 CULLETON THOMAS                     30100         30,042.69      980630
   133 10144373                 GHANTT RAYDESS                     184000        183,860.82      980605
   134 10144465                 THEODORE FRANK                     168750        168,692.90      980626
   135 10144524                 POWELL ARNELL                       60000         59,976.10      980608
   136 10144569                 HEEMAN DUANE A.                     48000         47,961.67      980623
   137 10145213                 LERNER GLORIA                      127355        127,265.11      980630
   138 10145216                 FERRENTE RALPH                     109800        109,748.77      980630
   139 10145227                 WILLIAMS JENNIFER L.               156000        155,779.07      980707

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   140 10145241                 SNOCK DAVID                         96475         96,475.00      980715
   141 10145639                 LECOUNT BONNIE K.                   45500         45,482.86      980612
   142 10145710                 GIRARD JOSEPH E                     54000         53,963.35      980622
   143 10145725                 SINGLETON LARRY L                   30100         30,090.87      980622
   144 10145985                 CLARK CHERIE L                      30000         29,990.41      980626
   145 10145988                 LAWANI DENISE                       89250         89,219.03      980629
   146 10146001                 BLAKE LISA A                        40600         40,569.28      980601
   147 10146073                 PERINE RICHARD E                    39000         39,000.00      980624
   148 10146085                 ROBISON CARRIE L                    30000         29,982.73      980618
   149 10146125                 SCHULAREKE JAMES GORDON          122882.7        122,805.79      980626
   150 10146147                 BEGAY LORRAINE                      70000         69,972.12      980605
   151 10146270                 WOFFORD NANCY W.                    28800         28,777.00      980625
   152 10146300                 SLUSHER DELMONTE M.                114000        113,893.19      980603
   153 10146319                 KYGAR DANIEL                       130000        130,000.00      980710
   154 10146590                 GOODWIN BRENDA                      72250         72,212.54      980626
   155 10146599                 AGUILERA KARL                      175000        174,922.42      980611
   156 10146619                 ISREAL LAWRENCE                    565000        564,347.49      980630
   157 10146664                 ORTEGA ED                          225600        225,470.20      980630
   158 10147301                 HEATH JOE                          364000        363,767.88      980624
   159 10147306                 DAHLEN MERVIN                      204000        203,902.27      980623
   160 10147336                 NOJIMA JAMES                       199000        198,859.54      980707
   161 10147363                 WALKER STEVEN                      132000        131,847.55      980630
   162 10148706                 DUCIOAME TIMOTHY                    35250         35,237.40      980625
   163 10148932                 BONDS MELVIN                        63450         63,418.78      980629
   164 10148976                 MANTHEI SHARON D.                  111750        111,700.56      980630
   165 10149074                 GONZALEZ FRANCISCO                  97500         97,354.97      980421
   166 10149156                 GOMEZ SOCORRO                       55250         55,228.04      980626
   167 10149170                 MAILLY GUY                         248200        248,089.97      980630
   168 10149511                 WRIGHT WRIGHT D.                    60000         59,965.47      980602
   169 10149584                 GUIDRY CHRISTIE                     47250         47,233.11      980609
   170 10149593                 DELUCA MARY JANE                   169150        168,964.52      980602
   171 10151636                 CASTRO SERGIO                      130500        130,395.82      980601
   172 10151640                 SCHIFF SHARYN                      131750        131,670.18      980608
   173 10151694                 CLAYE WILLIAM                       83700         83,666.74      980619
   174 10151709                 KOSTER WILLIAM                      90400         90,308.82      980602
   175 10151791                 MAJOR SCOTT                         94350         94,232.44      980609
   176 10151838                 FROST ARCHIE                        42000         42,000.00      980630
   177 10151852                 NASCI MILO N.                      126000        125,944.14      980622
   178 10151869                 VANCE BILL J.                       96300         96,223.12      980601
   179 10151906                 BUONO CHARLES L.                    76800         76,800.00      980707
   180 10151955                 TIBSHARAENY GARY                   135000        134,949.17      980615
   181 10151999                 HURTADO RUBEN                       48100         48,052.45      980623
   182 10152090                 KEARNS TROY                        140400        140,337.75      980629
   183 10152637                 WHITE DIANE                         24000         23,983.92      980623
   184 10152733                 JORDAN OLLIE                        57750         57,703.88      980603
   185 10152815                 TEEKASINGH REYNOLD A.              104000        103,945.00      980617
   186 10152828                 RICHARD JEANNE                     135000        134,938.66      980710
   187 10152846                 KELLEY ALBERT                       99790         99,757.22      980616
   188 10152851                 BOLTON WILLIAM C.                  121792        121,748.57      980609
   189 10152887                 NEWKIRK DON N.                      72000         71,971.38      980623
   190 10153000                 CHAMBERS RAYMOND E.                163668        163,595.59      980615
   191 10153035                 WHITE PHYLLIS J.                    45500         45,485.45      980714
   192 10153114                 LUELLEN JOHNEEN                     58500         58,500.00      980707
   193 10153177                 ANDERSEN BLAIR                     585000        584,507.26      980601
   194 10153229                 KWIATKOWSKI JOHN                   119000        118,947.24      980605
   195 10153245                 CARLSON VANCE A.                    55920         55,895.20      980630
   196 10153381                 BAUNHOFER DONALD N.                107300        107,300.00      980630
   197 10153478                 FORT DONALD                         88000         87,956.71      980615
   198 10154602                 WHITE ROCHELLE                     226400        226,124.71      980707
   199 10154624                 HERRERA HERIBERTO                  132000        131,876.32      980610
   200 10154647                 HERTENBERGER JOHN B.               292500        292,315.63      980630
   201 10154708                 KONENCY RICHARD D.               90953.08         90,953.08      980629
   202 10154784                 FLOYD JAMES                        148800        148,578.66      980414
   203 10154813                 ROBERSON DENNIS                    118800        118,586.67      980410
   204 10154998                 BECERRA MARIA M.                    60000         59,957.00      980612
   205 10155114                 STEIGH MICHAEL                     265500        265,362.35      980618
   206 10155142                 OROZCO LIGIA                       142000        141,880.38      980604
   207 10155149                 MAYORGA BERNIS                      75000         74,901.93      980601
   208 10155174                 MOCTEZUMA ALFREDO                   84000         83,828.81      980630
   209 10155206                 DECKER JOE                         161000        160,884.39      980618
   210 10155208                 ELDER ROBERT                       135960        135,818.48      980605

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   211 10155265                 LOVE LARRY                         172000        171,862.68      980604
   212 10155273                 HICKS LISLE                        331500        331,204.83      980609
   213 10155288                 FLORES THOMAS                      210740        210,509.79      980710
   214 10155302                 DOUGLASS DENNIS                    314500        314,242.09      980609
   215 10155303                 GOMEZ RAFAEL                       198400        198,312.04      980604
   216 10155308                 DEVERE DAVID                       216000        215,881.76      980618
   217 10155312                 REILLY EDWARD                      236000        235,754.35      980612
   218 10155314                 MUNDY KANWALJEET                   283500        283,345.14      980706
   219 10155335                 ORTIZ JUAN                          93000         92,961.75      980630
   220 10155339                 HENDRICKS II CLARENCE              468750        468,553.43      980626
   221 10155357                 ALDAMA LOUIE                       280500        280,375.64      980605
   222 10155360                 JOHN RICHARD                       154800        154,592.39      980603
   223 10155366                 MOALA SEMISI                        56250         56,202.62      980623
   224 10155374                 WINTERSTAR JUDITH                  131250        131,113.37      980609
   225 10155377                 MALLMAN JAMES                      269955        269,714.64      980617
   226 10155379                 LOPEZ ISIDRO                       195000        194,898.90      980615
   227 10155391                 WILSON PAUL                         70550         70,517.08      980623
   228 10155392                 SOUZA RON                           50400         50,312.37      980611
   229 10155395                 HUNT ANDRE                         276250        276,114.12      980611
   230 10155403                 TAYLOR BRUCE                       103875        103,720.49      980616
   231 10155428                 LOWERY ROBERT                      251250        250,492.88      980602
   232 10155429                 JR. FLORES APOLONIO                167300        167,213.26      980625
   233 10155449                 JOHNSON BERNICE                    300000        299,860.03      980622
   234 10155454                 MANERS DENNIS                      182400        182,305.44      980615
   235 10155464                 VAN NEAL JERROLD                   417750        417,469.69      980623
   236 10155465                 HARRIS PATRICIA                    140000        139,915.01      980610
   237 10155466                 GOLD NORMA                          88000         87,965.02      980615
   238 10155492                 DONNELLY CYNTHIA                   162000        161,920.31      980630
   239 10155493                 LO CHIN                            488000        488,000.00      980714
   240 10155510                 COFFEE DOUGLAS                      71500         71,473.08      980630
   241 10155513                 THOMAS DANIEL                      318750        318,575.52      980616
   242 10155514                 LAM HUONG                          216000        215,869.14      980609
   243 10155518                 HERRERA GENOVEVA                   159200        159,025.05      980626
   244 10155523                 ZUNIGA LIONEL                       75510         75,476.52      980618
   245 10155535                 GLENN DANIEL                       206400        206,281.25      980610
   246 10155538                 CARNABUCI CHARLES                   77000         76,967.71      980625
   247 10155562                 GARCIA RAYMOND                     138600        138,524.14      980629
   248 10155564                 ALBOR LEONILA                       73100         73,062.10      980619
   249 10155571                 CORNINGSHIELD DAVID                139750        139,561.44      980617
   250 10155578                 TACHIBANA SABURO                   480000        479,723.83      980622
   251 10155579                 LIU JIN                            137600        137,503.33      980630
   252 10155582                 PATCHEN MARK                        37500         37,478.42      980630
   253 10155583                 MORAN PATRICIA                     195200        195,093.15      980615
   254 10155591                 RODRIGUEZ JOSE                     296100        295,994.18      980629
   255 10155614                 ARVIN RON                           41250         41,223.50      980604
   256 10155625                 LAWSON CATHERINE                    71250         71,222.28      980616
   257 10155633                 JACKSON RONALD C                    48750         48,727.25      980617
   258 10155658                 VANDERHOEVEN RAYMOND                83200         83,164.67      980619
   259 10155670                 ALSTON TENASIA                      56250         56,217.64      980625
   260 10155683                 YANTA JAMES R.                      66500         66,468.97      980701
   261 10155703                 WARE ROY                            45000         44,980.00      980624
   262 10155754                 GIRALAMO GINGER                    130500        130,448.14      980630
   263 10155784                 COSEY JACQUES D                    148000        147,930.95      980603
   264 10155889                 DOYLE JOSEPH                        72000         71,959.40      980630
   265 10155961                 ROSS LUCILLE                        46500         46,470.12      980601
   266 10155964                 JOHNSON DELAINE                     81000         80,969.50      980702
   267 10155986                 VANDERHEYDEN TIMOTHY W.             52720         52,701.16      980630
   268 10156021                 HIGGINS MICHELLE                    32500         32,177.15      980706
   269 10156047                 DAVIS JR ISIAH                      62900         62,854.29      980601
   270 10156055                 BASINSKI STEPHEN J                 100100        100,069.73      980701
   271 10156081                 ARGAMASO BALTAZAR                  142800        142,747.68      980615
   272 10156301                 SIDDLE WILLIAM                      83200         83,161.18      980714
   273 10156317                 BYRD RICKY E.                       41250         41,207.82      980603
   274 10156330                 LAVITT MARK                         95400         95,369.51      980629
   275 10156336                 LAVITT MARK                        160550        160,489.55      980629
   276 10156447                 NORTON PATRICK P.                   82500         82,467.22      980610
   277 10156523                 HERN BRUCE                          50000         49,947.96      980623
   278 10156565                 RAINES WILLIAM C.                  175000        174,535.33      980603
   279 10156578                 PRUITT ROBERT L.                    27300         27,289.71      980630
   280 10156586                 BOSTON ROBERT M.                   138750        138,700.53      980615

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   281 10156595                 ARENDSE CLEMENT                     50050         50,031.15      980608
   282 10156705                 ZELAYA JAVIER                       32250         32,220.44      980409
   283 10156788                 WILLIAMS GARY A.                   211500        211,331.16      980630
   284 10156913                 METZGER DENNIS M.                   49200         49,174.49      980618
   285 10157050                 LOPEZ FRANCISCO J.                  85000         84,911.52      980619
   286 10157092                 SMITH TIMOTHY J.                    93075         93,042.70      980604
   287 10157177                 MYSZKOWSKI DEMIAN                  104000        103,912.39      980630
   288 10157236                 BRISTER MAGDALINE                   84750         84,661.78      980601
   289 10157328                 MACKAY RONALD                       99750         99,689.56      980630
   290 10158139                 CHOVANAK TIMOTHY                   135000        134,770.09      980604
   291 10158153                 BAKER DEBRA                        104975        104,932.14      980615
   292 10158206                 ARKANIT SURACHAI                   144000        143,871.79      980601
   293 10158216                 FARRELL SCOTT J.                    59250         59,225.15      980715
   294 10158237                 DANIELS JOAN                        80000         79,958.52      980710
   295 10158257                 GOULD YVETTE L.                     42000         41,960.66      980630
   296 10158270                 PEREZ SABRINA R.L.                 111860        111,815.44      980616
   297 10158297                 HARRIS ALFRIEDA                    149500        149,329.62      980422
   298 10158305                 COWAN GLORIA J.                    216000        215,909.42      980630
   299 10158315                 KEI CHI HAK                        162000        161,932.06      980622
   300 10158391                 BORSKE BRIAN R.                     45000         45,000.00      980716
   301 10158401                 PETTIT WILLIAM                     142500        142,440.24      980630
   302 10158409                 COYLE PERRY J.                      55000         54,852.05      980605
   303 10158448                 PLACKIS ELIZABETH ANN               46750         46,720.78      980605
   304 10158535                 LINDQUIST ERIC                     110500        110,418.65      980609
   305 10158589                 CURRY JEROME                        46700         46,680.42      980612
   306 10158753                 CANN CHARLIE M.                     96000         95,950.23      980706
   307 10158760                 EVANS LEONARD                      106000        105,941.98      980702
   308 10160104                 SMITH DONALD                        73000         72,921.57      980622
   309 10160106                 BAILEY BRADLEY S.                   72000         71,953.76      980601
   310 10160196                 DIAMOND JEFFREY R.                 100000         99,958.06      980611
   311 10160253                 ESCALONA MANUEL G.                  56250         56,204.98      980612
   312 10160254                 BROZYNA ANTIONETTE                 350000        349,868.23      980622
   313 10160352                 DUROCHER RICHARD                    92650         92,650.00      980713
   314 10160607                 HOLLAND DAVID                       95200         95,142.54      980713
   315 10160612                 OBERMILLER JOE L.                   65720         65,696.51      980630
   316 10160652                 MORRICK PATRICK                    102400        102,370.63      980630
   317 10160660                 GROSS ELAINA L.                     84675         84,542.74      980626
   318 10160664                 MCLAIN SHELLY                      105000        104,945.56      980630
   319 10160677                 BROWN JR. RAYMOND E.                72250         72,219.70      980714
   320 10160728                 MAXWELL JAMES                      118400        118,224.79      980611
   321 10160731                 PIEHL DANIEL D.                     64792         64,792.00      980702
   322 10160772                 ELLISON NANCY J.                    91800         91,766.36      980630
   323 10160778                 TOLLIVER BEVERLY                    64500         64,477.00      980612
   324 10160855                 ORIAKU SUNDAY                       28500         28,467.50      980417
   325 10160991                 WATSON DARIUS                       36750         36,736.57      980612
   326 10161095                 ARABO WISAM                        236000        235,857.03      980612
   327 10161114                 ROLL JR. KENNETH C.                 53600         53,574.50      980608
   328 10161150                 SEIBER SUE                          25900         25,354.53      980603
   329 10161189                 BUTLER RANDOLPH                    127500        127,414.56      980615
   330 10161263                 ENGQUIST ROBERT D.                 125100        125,010.17      980602
   331 10161289                 DIMARIA FRANK                      315000        314,688.22      980601
   332 10161300                 GOLDSTEIN ALON M.                  168000        167,858.48      980603
   333 10161313                 WONG STEPHEN C.F.                  150000        149,891.43      980629
   334 10161316                 BURNS JOHN W.                       83000         83,000.00      980716
   335 10161330                 FILLMORE DIANA                     485000        479,967.79      980602
   336 10161393                 WYNGARDE WAYNE                      27200         27,187.94      980615
   337 10161404                 CASTAGNOLI BERTA                    64000         63,926.09      980608
   338 10161411                 QUINTAL CHRISTOPHER P.             364000        363,600.02      980602
   339 10161435                 LEWIS JUDITH                        52875         52,835.00      980602
   340 10161442                 HIPPENSTIEL CHARLES W.             147750        147,618.43      980605
   341 10161450                 QUINTANILLA EDGARDO                211500        211,291.11      980603
   342 10161539                 STRAUSER DON                       440000        439,516.50      980622
   343 10162178                 DELGARDO CURTIS                    147000        146,921.76      980618
   344 10162190                 BATTLE JAMES                       164000        163,927.29      980610
   345 10162191                 ROELLE JAMES                        69275         69,230.27      980707
   346 10162228                 BARISH ROBIN                       126400        126,330.81      980616
   347 10162233                 DOMINICK CLIFFORD                  274500        274,398.96      980630
   348 10162237                 WISDOM ERIC                        148000        147,914.85      980630
   349 10162257                 WHIPPLE DORIS                      120000        119,875.00      980702
   350 10162270                 VANDELAC JOHN                      122500        122,453.88      980626

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   351 10162281                 JOHNSON MICHAEL                    112000        111,932.14      980623
   352 10162309                 MARUM THOMAS                       243000        242,689.03      980629
   353 10162602                 TACKETT JAMES                       79475         79,413.23      980601
   354 10162649                 MYERS PEGGY                         89250         89,218.10      980608
   355 10162680                 FIORENZA JR. JASPER T.              59250         59,227.69      980615
   356 10162751                 MIREE STEVEN                        39960         39,946.51      980629
   357 10162782                 HARVEY CRAIG C                      21000         21,000.00      980709
   358 10162806                 BURCHETT SR. FREDRICK E.            36000         35,986.44      980626
   359 10162919                 WILLIAMS ROGER S.                  119000        118,944.48      980615
   360 10162931                 WALKOWICZ WAYNE R.                 157250        157,184.06      980610
   361 10162936                 KISER PAULETTE                      46400         46,400.00      980714
   362 10162945                 BELLEZZO RONALD                    112400        112,305.32      980630
   363 10163003                 AUSSIEKER BARBARA S.                45000         44,953.15      980601
   364 10163033                 SPECHT DUANE M.                     34200         34,167.95      980615
   365 10163034                 ZETTLER VIRGIL R.                   25600         25,581.60      980610
   366 10163044                 MUHAMMAD ALLEN                      27750         27,740.16      980706
   367 10163074                 CSASZAR JR FREDERICK                62271         62,241.94      980608
   368 10163089                 KOLKOWSKI FRANCIS A.                40000         39,984.93      980608
   369 10163093                 MAISONET JOSE A                    108000        107,963.53      980602
   370 10163141                 COURTNEY WALTER                    204000        203,803.76      980602
   371 10163624                 BURKMAN JASON                       59500         59,469.15      980630
   372 10163626                 DAVIS WALTER                       325000        324,665.25      980608
   373 10163647                 WINCHESTER YOLANDA                  50800         50,769.16      980624
   374 10163696                 LANG JOY                           128740        128,686.59      980615
   375 10163715                 MOODY TAD                           48025         47,980.00      980608
   376 10163730                 LARSEN TERRY                       132000        131,915.82      980720
   377 10163733                 PICANZO NICK                       106400        106,256.44      980602
   378 10163735                 RABANAL ALBERT                     153000        152,924.74      980608
   379 10163741                 CASO LARRY                          34650         34,632.95      980609
   380 10163748                 GARNER DAVID                       264350        264,197.90      980619
   381 10163780                 CROMARTIE JEFFERY                   35425         35,425.00      980706
   382 10163849                 FAUST PETER                        121500        121,435.34      980714
   383 10163884                 ADAMS TERENCE                       64600         64,566.51      980611
   384 10163897                 AGRAWAL MRIDULA                    283500        283,344.82      980622
   385 10163941                 KEARNEY JOSEPH A.                  145800        145,728.12      980630
   386 10163990                 BUTTROSS REGINA                     48000         47,972.66      980619
   387 10164050                 ROBERTS GINA                        76000         75,929.55      980626
   388 10164054                 SCHALL LAWRENCE D.                  80750         80,651.81      980630
   389 10164082                 SCHWARTZ CAROLYN C.                 69000         68,921.95      980630
   390 10164107                 SLONAKER MICHAEL L.              118125.5        118,067.39      980615
   391 10164111                 CYR NEIL E.                         87500         87,458.31      980616
   392 10165120                 HAMMACK LISA                        57050         56,990.61      980608
   393 10165132                 SWAGERTY DAVID                      70500         70,467.10      980630
   394 10165136                 MANNING MICHAEL                    110325        110,231.86      980601
   395 10165162                 LAPIDUS DAVID                      111920        111,867.78      980708
   396 10165165                 WARD DONALD F.                      76500         76,438.93      980602
   397 10165168                 CLEVELAND LAWRENCE                  49000         48,962.93      980612
   398 10165175                 MAGUIRE KATHLEEN                   135000        134,873.52      980609
   399 10165179                 GUTIERREZ LUCILLE T.                61200         61,098.96      980605
   400 10165180                 DEAN MALLORY M.                    171250        170,821.14      980603
   401 10165181                 SCHOOLEY ERNEST                     70400         70,367.15      980714
   402 10165198                 MURO KERRY                         126750        126,580.00      980603
   403 10165226                 WALLER DAVID J.                    109650        109,571.28      980630
   404 10165242                 SOBOSKI STEVEN                      60000         59,946.58      980603
   405 10165269                 ROBINSON TONEY                      88720         88,649.17      980630
   406 10165287                 SAMPSON CONNIE L.                   70000         69,463.47      980611
   407 10165288                 ARANDA NICHOLAS R.                 331000        330,837.19      980709
   408 10165305                 SORIA NICOLE C.                    168000        167,933.23      980625
   409 10165330                 RASHDAN SALEM S.                   107200        107,141.32      980611
   410 10165332                 OJERS WILLIAM JOHN                  84420         84,378.33      980630
   411 10165339                 MCDONALD PATRICK                    56699         56,653.74      980608
   412 10165343                 MOSS MICHEAL D.                    109565        109,455.35      980619
   413 10165352                 WEST THOMAS                         76500         76,458.12      980611
   414 10165386                 MCLAUGHLIN DENNIS                  135920        135,853.14      980605
   415 10165391                 ANTHONY BRIAN J.                   130500        130,366.90      980610
   416 10165395                 ZAVALA ANTONIO                      61200         61,200.00      980630
   417 10165398                 KNIGHT-GILL RICHARD                115200        115,130.21      980625
   418 10165404                 STRANGE GARY L.                    160000        159,912.42      980610
   419 10165419                 CARROLL GARY                        80000         79,956.20      980616
   420 10165452                 HOLDER STEVEN                       96000         95,883.27      980610

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   421 10165460                 WALMAN GERALD                      490000        489,563.71      980605
   422 10165469                 PARSONS NEAL S.                     96400         96,318.79      980605
   423 10165470                 MARTINEZ SONIA                      72250         72,187.50      980604
   424 10165474                 PACE VIRGIL                         97750         97,710.09      980612
   425 10165476                 LOGAN MICHAEL A.                    56210         56,210.00      980623
   426 10165515                 TINDLE WILLIAM                     139200        139,115.67      980622
   427 10165519                 RIVAS ABEL                          35000         34,974.87      980611
   428 10165524                 WINTER JEFF                        131647        131,552.67      980619
   429 10165528                 BRISBON VAN H.                     108000        107,934.34      980605
   430 10165541                 RAY JAMES J.                        75600         75,569.95      980629
   431 10165547                 WALKER ELMO                        126000        125,949.92      980604
   432 10165553                 NEAL PAUL D.                        85050         85,012.29      980714
   433 10165557                 HENDERSON EDWARD                   169000        168,849.53      980605
   434 10165561                 CHAVEZ LEO                          57000         56,923.09      980608
   435 10165563                 OTERO FREDDIE                       51000         50,934.73      980610
   436 10165575                 WHISENANT BENJAMIN                  58650         58,607.88      980608
   437 10165590                 SANTOS ANTONIO                      97750         97,700.22      980630
   438 10165593                 SAUCIER LAURA E.                   109650        109,598.84      980710
   439 10166238                 RODRIGUEZ RUDY  C.               86192.79         86,192.79      980630
   440 10166304                 MUTAFIS EMMANUEL                    99450         99,410.48      980608
   441 10166416                 FOX RODNEY J.                       21900         21,878.78      980422
   442 10166423                 MORANDO RUDOLPH J               108620.52        108,499.25      980717
   443 10166616                 DARAWSHEH MAZEN A.                  51750         51,731.55      980610
   444 10166706                 BROCHU MARK S.                      71400         71,370.84      980617
   445 10166739                 WARREN MARK                         34800         34,763.76      980601
   446 10166771                 OSSERMAN MALKA R.                  193569        193,473.78      980619
   447 10166772                 KING ROBERT                         57850         57,828.22      980615
   448 10166838                 MIDDLEBROOKS SIDNEY                 37800         37,787.91      980608
   449 10166861                 SIMONS JR. WILLIAM                  92650         92,578.00      980602
   450 10166948                 WESNER GARY                        175000        175,000.00      980709
   451 10166962                 SMEAL KENNETH R.                    83980         83,921.43      980625
   452 10167026                 JONES JR. HARRY A.                  60350         60,326.65      980707
   453 10167043                 MCELHENNEY SR. GERARD N.            39000         38,973.53      980601
   454 10167044                 WOOD MATTHEW                        45000         44,982.11      980612
   455 10167101                 SAWYER DOROTHY                      25500         25,489.30      980629
   456 10167103                 FILBECK TONY                        57750         57,727.04      980702
   457 10167131                 MACCARTHY JOHN W.                  146250        146,197.85      980629
   458 10167191                 GIOIELLO JOHN                      218700        218,505.27      980605
   459 10167197                 OLSON DANIEL W.                     56000         55,975.17      980619
   460 10167234                 SKIRKO JOANN                       108000        107,952.12      980629
   461 10167243                 GERE GLENN A.                       39000         38,981.80      980617
   462 10167272                 HAHN LOWELL                         48000         47,952.49      980630
   463 10167277                 BRUMMER DANIEL                     114750        114,697.87      980619
   464 10167292                 FETYKO ANDREW                      122850        122,850.00      980630
   465 10167307                 HAWS CRAIG                         120000        119,944.00      980616
   466 10167309                 BURK RANDALL                        47120         47,062.69      980603
   467 10167332                 MUNSON ROBERT B.                   100000         99,948.15      980714
   468 10167334                 TRUE JAMES A.                       96750         96,697.04      980623
   469 10167343                 HOLMES MARIAN JEAN                  87750         87,723.46      980630
   470 10167376                 RYAN JR CHARLES                     47550         47,527.81      980629
   471 10167413                 MOORE MARY L.                       86400         86,369.12      980714
   472 10167424                 WISE JR. JOHN B.                   155000        154,862.29      980602
   473 10167431                 DOMINGUEZ ANNIE                     68250         68,167.00      980626
   474 10167444                 JOHNSON SR. WILLIE J.              224000        223,753.84      980604
   475 10167467                 WELLS SAMUEL M.                    132750        132,631.79      980603
   476 10167476                 WACKERMAN ROBERT J.                352500        352,307.45      980609
   477 10167490                 KNOPP GARY A.                       75000         74,954.56      980625
   478 10167505                 PATNODE BUDDY                       65000         64,969.67      980611
   479 10167506                 GENTRY STEVEN H.                   332100        331,952.76      980629
   480 10167561                 TAYLOR MILDRED                      60000         59,977.41      980713
   481 10167588                 WILLIAMS HORATIO                   199750        199,530.50      980625
   482 10167589                 BOWER JANA LEE N.                   79100         79,071.72      980616
   483 10167598                 OLIVERA BERNABE                     78300         78,213.96      980611
   484 10168235                 GONZALEZ MANUEL                     58650         58,597.76      980630
   485 10168340                 FINNEY JOHN   C.                    37500         37,471.63      980610
   486 10168382                 BEAR CHRISTOPHER LEE               101360        101,265.04      980604
   487 10168407                 MILLER JERRY                        32925         32,898.71      980603
   488 10168423                 RODARTE JUAN                        48300         48,133.69      980612
   489 10168457                 MIGUN PETER                        113750        113,707.17      980602
   490 10168485                 GREATHOUSE EVA R.                   59400         59,378.75      980714

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   491 10168495                 HANNA LILLIAN                      217000        216,774.13      980608
   492 10168508                 BIGGER NAOMI REESE                  57800         57,779.94      980603
   493 10168532                 CALVIN LISA                      25990.73         25,981.38      980618
   494 10172616                 MARSHALL ISAAC                      52425         52,403.72      980619
   495 10172644                 JOHNSON SOPHIA                     141865        141,802.11      980602
   496 10172710                 WHITESIDE-MOORE ROSIE               84800         84,637.59      980610
   497 10172779                 MONTGOMERY JOSHUA                   52150         52,098.48      980601
   498 10172805                 FISHER KAY                          32000         31,990.31      980619
   499 10172824                 BOOKHARDT KENNYTH                   71250         71,229.57      980611
   500 10172841                 IZATT DAVID M                      157500        157,374.27      980617
   501 10172889                 STOCKELMAN JOHN F.                  76500         76,476.86      980605
   502 10172937                 GLADSON SONNY R                     38920         38,892.86      980604
   503 10172943                 CORINA TIM K.                       81750         81,688.15      980612
   504 10172972                 FRASURE ROBERT                      91500         91,414.27      980604
   505 10172978                 BOYD CHARLES M.                     25350         25,340.45      980612
   506 10173072                 AL-HAMID ABDUL JABAR H.             30000         29,988.70      980612
   507 10173089                 NELSON TIMOTHY                      51000         50,980.27      980715
   508 10173125                 CAYWOOD ANTHONY E                   35100         35,029.23      980701
   509 10173133                 CAUDLE JR. OTIS E.                  24750         24,740.14      980612
   510 10173167                 THOMAS GWENDOLYN L                  45600         45,587.65      980612
   511 10173169                 HANSEN DAVID L                      72250         72,220.50      980624
   512 10173185                 BASSETT ERVIN                       29400         29,388.31      980603
   513 10173218                 SOBERAL RUBEN                       27750         27,723.99      980605
   514 10173258                 JETT NORMAN C.                      67200         67,178.52      980612
   515 10173264                 MCINTYRE MICHAEL C                 216750        216,656.64      980617
   516 10173275                 JAMES TINA M.                       37500         37,500.00      980630
   517 10173279                 DECOSEY JERRY                      108000        107,918.32      980602
   518 10173284                 BROWN MELISSA                       39000         38,986.09      980605
   519 10173291                 BASSO PAUL J.                       32500         32,487.76      980603
   520 10173298                 WOOLRIDGE PARTICIA A.               44000         43,981.04      980608
   521 10173303                 WILLIAMS ROBERT                     23625         23,617.01      980624
   522 10173306                 MCCORMICK JONATHAN W                39950         39,938.24      980615
   523 10173335                 VERNON ANNETTE W                    48000         47,977.50      980603
   524 10173353                 CALBAZA MUNTEAN IOAN               172000        171,838.50      980601
   525 10173363                 FENELON PATRICK                     86250         86,215.72      980624
   526 10173367                 RAMOS LUZ S.                        42000         41,981.38      980603
   527 10173370                 CURRIE ERNESTINE                    73500         73,500.00      980629
   528 10173379                 LIVINGSTON CHARISE                  48800         48,781.93      980616
   529 10173404                 WEAVER MARK                         74750         74,693.46      980609
   530 10173408                 GEORGE SAMUEL                       96000         95,961.85      980630
   531 10173413                 GARDNER MILTON B                    70465         70,413.13      980602
   532 10173418                 SHELTON JERMAINE E.                 56950         56,933.14      980709
   533 10173421                 SCOTT III ROBERT W.                 56250         56,231.00      980616
   534 10173423                 WENDORF LEE M                       66000         65,955.21      980630
   535 10173427                 CASTLE CHARLES S                    92000         91,916.04      980601
   536 10173435                 TOYE JOHN                           92000         91,961.41      980616
   537 10173440                 GUYSICK GEORGE P                    38500         38,409.22      980608
   538 10173465                 GERJOL EDWARD                      102850        102,803.27      980619
   539 10173469                 CASEY HANNAH M.                    207000        207,000.00      980701
   540 10173470                 GAINUSS WILLIAM                     97500         97,461.25      980715
   541 10173471                 MCNARY TSHOMBE                      36000         36,000.00      980701
   542 10173476                 METCALF KEVIN                       56250         56,229.90      980625
   543 10173488                 WALKER PAMELA                       22750         22,732.79      980617
   544 10173491                 MITCHELL ROBIN R                    66400         66,376.26      980622
   545 10173498                 ENGLISH MILTON                      35000         34,986.09      980630
   546 10173499                 SEYMORE JESSICA                     75000         74,921.93      980612
   547 10173505                 MARTZ SHAWNE                        59100         59,055.30      980605
   548 10173508                 MORRIS DARYL J.                    127500        127,461.44      980623
   549 10173511                 ESTRADA JOSE                        24750         24,734.10      980624
   550 10173518                 BEASLEY BONNITA                     66750         66,730.90      980715
   551 10173522                 WATKINS IRA LEE                     25200         25,200.00      980716
   552 10173538                 WIMBUSH CHRISTOPHER                 66000         65,980.03      980626
   553 10173542                 BLACKWELL JOSEPH                    72750         72,750.00      980702
   554 10173553                 FLINN NICHOLAS                      34875         34,862.54      980617
   555 10173558                 KENNEDY PATRICIA ANN                60125         60,102.36      980623
   556 10173571                 LOSTARAKOS MARY L                   75000         74,876.16      980601
   557 10173576                 MILLACARDI LUIGI                   114100        114,100.00      980716
   558 10173587                 WATTS CHRIS E.                      53000         52,860.69      980601
   559 10173598                 MCCLENDON BECKY                     28000         27,988.26      980624
   560 10174172                 TARRANT MONICA                     161500        161,439.19      980609

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   561 10174213                 MCCOY KENNETH                      126000        125,909.66      980602
   562 10174214                 MATTOX, JR. JAMES                   87550         87,550.00      980629
   563 10174234                 SCREEN ANTHONY T.                  106250        106,203.59      980612
   564 10174270                 KUNZ ANGELA                         90000         89,962.25      980612
   565 10174297                 NAGI ALI                           360000        359,755.76      980602
   566 10174361                 MARSHALL MICHAEL J.                 90000         89,933.75      980630
   567 10174376                 PRYOR DORTHY                       103920        103,886.71      980617
   568 10174380                 LOWELL DARWIN                       64000         63,964.47      980622
   569 10174395                 CAGAN LEONARD                      105400        105,350.83      980605
   570 10174399                 KOCHKA ROBERT G.                    59925         59,877.16      980604
   571 10174417                 FLORES MICHAEL                      56800         56,759.20      980619
   572 10174419                 JACKSON SHINENA                     40000         39,969.73      980603
   573 10174446                 WIEBEL GARY                         98600         98,600.00      980714
   574 10174468                 SWAIN LORI                         103600        103,560.99      980713
   575 10174523                 BANKS REBECCA                       48000         47,982.84      980616
   576 10174543                 OSBORNE CHERYL                     152000        151,902.37      980608
   577 10174607                 OIKNINE NICOLE                  364810.77        364,620.08      980708
   578 10174623                 BECKMAN BARRY                      165750        165,598.76      980602
   579 10174667                 KLEIN ROGER H                       97750         97,719.60      980706
   580 10174677                 CALDWELL MELVIN                     57800         57,753.86      980604
   581 10174705                 WIGGINS JAMES                       85500         85,500.00      980713
   582 10174717                 NGUYEN TIEN                        100000         99,901.23      980609
   583 10174724                 MULHOLLAN MARILYN L                196000        195,867.02      980608
   584 10174727                 BREWER LAURA                        80000         79,845.89      980608
   585 10174730                 BEVINGTON JOHN  C.                 122400        122,258.63      980603
   586 10174762                 HOWE MITCHELL J.                    82800         82,800.00      980707
   587 10174825                 BASMAGIAN DANIEL S.                275000        274,441.60      980602
   588 10174887                 RANSOM JO ANN                       48000         47,935.62      980603
   589 10174907                 MAGNESS DAWN                        80000         79,969.81      980706
   590 10174921                 MADDY GENE L.                      193467        193,147.58      980608
   591 10174942                 MILLS DONALD                        18750         18,737.58      980605
   592 10175021                 OLLE DAVID                         195200        195,108.93      980609
   593 10175023                 TAYLOR BYRON                        24050         24,040.94      980626
   594 10175061                 SCHUMPELT CONNIE                    77600         77,563.79      980625
   595 10175079                 BOSTON JEFFREY A                    45500         45,461.67      980608
   596 10175084                 ARANDA JOSE L.                     123255        123,210.95      980626
   597 10175609                 BUCHAMAN RICHARD                    56250         56,250.00      980706
   598 10175620                 CRAWELL GAILEEN                     80000         79,960.64      980616
   599 10175625                 GLASS CHARLES                      100000         99,807.37      980602
   600 10175661                 MEGALI DOMINIC III                 142375        142,307.80      980707
   601 10175675                 GYERMAN TEREZ                       50000         49,947.92      980629
   602 10175691                 CRIST LOUIS W.                      57000         56,956.87      980605
   603 10175730                 BALLENTINE ETHEL                    38250         38,226.10      980625
   604 10175786                 HANSON JOSHUA                       40500         40,482.04      980706
   605 10175793                 LOWERY KENITH W.                    20776         20,768.57      980629
   606 10175796                 AMMONS, JR. ROBERT E.              111555        111,474.89      980625
   607 10175804                 BECKNER VALERIE                     40500         40,485.52      980624
   608 10175806                 KING JAMES G                        91210         91,182.41      980615
   609 10175821                 JACOBSON JASON J.                  112200        112,123.31      980629
   610 10175824                 WESTON SANDRA M.                    43120         43,106.96      980716
   611 10175843                 BOOTH, JR. JOSEPH M.                60000         59,978.60      980609
   612 10175872                 MC COMAS SCOTT A.                  103500        103,461.03      980612
   613 10175888                 MAHONE UNOSEAY                      41250         41,224.91      980608
   614 10175915                 DELPINO RAFAEL D.                79147.31         79,066.39      980609
   615 10175918                 OSORTO IRMA                      76429.35         76,405.65      980629
   616 10175958                 MUNDELL RODNEY C.                   72500         72,474.09      980615
   617 10175973                 MOCKWITZ BOB                       105600        105,524.17      980616
   618 10175979                 BAIN JULIA M.                       60000         60,000.00      980630
   619 10175998                 JENNINGS REX L.                     52000         51,912.29      980619
   620 10175999                 SMITH JOEY R.                      120000        119,940.97      980625
   621 10176029                 CLARK ANTHONY R.                   245000        244,910.22      980610
   622 10176036                 NELSON ERIC                         61200         61,177.58      980623
   623 10176060                 THURMER WILLIAM                     87750         87,696.83      980605
   624 10176065                 SWANSON LUCINDA                     21700         21,691.38      980608
   625 10176070                 WHITE LINDA L.                      65000         64,920.96      980629
   626 10176074                 AUSTIN CRAIG D.                    112000        111,955.49      980609
   627 10176079                 HUNT, SR. ROGER                     90000         89,968.25      980629
   628 10176648                 MARENNA DEBORAH                     91200         91,167.41      980707
   629 10176657                 ENGEL STEVEN                        48000         47,952.49      980623

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   630 10176684                 METAYER MARC                       108000        107,952.12      980630
   631 10176706                 RODRIGUEZ LUIS M.                   67575         67,525.25      980601
   632 10176728                 PEMBERTON PAUL                      44400         44,400.00      980708
   633 10176745                 FURER STEVEN J.                     93750         93,712.74      980603
   634 10176766                 PICARILLO STEVEN                    37450         37,434.30      980626
   635 10176824                 COLLINS PETER                      160000        159,885.37      980605
   636 10176840                 KING ERIK D.                       158100        157,980.41      980616
   637 10176850                 DEDMAN HUGH                        143000        142,946.16      980701
   638 10176862                 BILODEAU STEVEN R.                  68200         68,148.41      980601
   639 10176877                 HARTZ BRUCE                        300000        299,887.05      980706
   640 10176880                 DINUZZI LUIGI                      152750        152,634.46      980609
   641 10176909                 JENSEN ERIC                        138400        138,331.92      980603
   642 10176924                 WALKER DANIEL                      281250        280,972.21      980619
   643 10176928                 KATSINIS THOMAS                     75000         74,970.13      980625
   644 10176936                 BARTENOPE DOMINICK                  58400         58,376.79      980616
   645 10176986                 NAM SANG                           285000        284,686.83      980603
   646 10176988                 SNELL TERRANCE                      65000         65,000.00      980622
   647 10177008                 DIENER JUDD                        192000        191,854.77      980609
   648 10177016                 ROSA MARK                           30000         29,974.71      980601
   649 10177052                 TAYLOR SHARON E.                    43200         43,200.00      980714
   650 10177057                 WATSON JAMES                        84000         83,973.09      980609
   651 10177068                 SANICHAR DEOKIE                    256000        255,795.63      980604
   652 10177087                 ELQAISI ABDELMA                    178750        178,750.00      980715
   653 10177091                 PLAYER KIMBERLY                     70400         70,373.49      980622
   654 10177623                 MCTIERNAN PATRICK                  180000        179,812.64      980623
   655 10177635                 GORSKI MICHAEL                     440000        439,704.17      980709
   656 10177658                 MURILLO ANA                        240000        239,854.60      980626
   657 10177659                 NICOLAS JOCELYNE                   158100        158,026.23      980615
   658 10177663                 ALCOCK RAYMOND                     192100        192,000.41      980707
   659 10177664                 ADAMS JAMES                         88000         87,954.37      980619
   660 10177668                 LEEKLEY PHILIP                     252000        251,888.28      980630
   661 10177675                 WATSON VANESSA                      97500         97,461.25      980611
   662 10177678                 KELLY MICHAEL                      220000        219,688.44      980623
   663 10177685                 ROSALES ALBERT                     234000        233,884.90      980624
   664 10177688                 BLEVINS PATRICK                     78300         78,235.60      980626
   665 10177697                 ARMANINO DAVID                     360000        359,781.91      980612
   666 10177698                 NGUYEN DUYEN                        75600         75,566.48      980629
   667 10177703                 HAGOPIAN ROBERT                    132000        132,000.00      980630
   668 10177705                 JR. HANSEN NORMAN                  240000        239,888.02      980612
   669 10177707                 SR. WETHINGTON SYLVESTER            65000         64,924.93      980615
   670 10177708                 VARNADO LORETTA                    104800        104,742.63      980617
   671 10177721                 CARTER STANLEY                     120750        120,699.36      980611
   672 10177727                 PELTONEN WALTER                    100500        100,450.46      980617
   673 10177730                 MOSCARDINI WILLIAM                 184000        183,818.26      980615
   674 10177736                 LOPEZ SERGIO                       189000        188,896.55      980615
   675 10177764                 ROSE ORANGE                        170000        170,000.00      980626
   676 10177766                 EVANS KERRY                        192000        191,894.90      980623
   677 10177768                 CHUONG RANDY                       215600        215,481.98      980626
   678 10177775                 KENT DAVID                          90000         89,878.56      980625
   679 10177779                 COLLINS DARYL                      135600        135,479.26      980626
   680 10177789                 SHANKLIN CORNELIA                  162400        162,324.23      980629
   681 10177798                 HOWELL ARVELL                      187000        186,912.76      980701
   682 10177803                 HERRERA FRANK                      189900        189,824.54      980623
   683 10177804                 FREELAND JACK                      197600        197,453.35      980619
   684 10177823                 MAXWELL BETTY                      155200        155,200.00      980714
   685 10177824                 BAE MAY                            212000        211,901.09      980622
   686 10177835                 RAUKHMAN VLADIMIR                  340000        339,794.02      980630
   687 10177840                 MOLINA JOHN                        189000        188,902.01      980626
   688 10177852                 LUCIANO ROBERT                     142200        142,143.49      980630
   689 10177872                 CRANDALL FRANK                     111600        111,550.52      980630
   690 10177881                 RUBALCAVA FAUSTINO                 240000        239,781.95      980710
   691 10177893                 WILDE PAULA                        154500        154,411.10      980630
   692 10177907                 GIL DAVID                          108800        108,743.59      980629
   693 10177909                 HUNTER STEVE                       212000        211,871.57      980630
   694 10177929                 BRANCH SAMUEL                       65250         65,224.07      980630
   695 10177932                 VILLALOVOS ELIZABETH               110500        110,378.57      980713
   696 10177935                 BROWN MAKIKO                        57200         57,174.64      980629
   697 10177941                 PITTMAN LIANN                       90000         89,964.23      980629
   698 10177945                 DIAZ JUAN                          152000        151,916.79      980630
   699 10177970                 SHAKYA BIRENDRA                    109950        109,883.25      980629
   700 10177971                 RAMIREZ DOLORES                     52500         52,500.00      980714

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   701 10177976                 DOLPHIN LINDA                      330000        329,819.36      980626
   702 10177999                 REYNOLDS ALBERTO                   172000        172,000.00      980716
   703 10178002                 VILLARUZ ALFREDO                   155000        154,901.16      980707
   704 10178012                 RAEL ANTHONY                       136800        136,725.00      980709
   705 10178023                 OYCO JESSIE                        160200        160,200.00      980716
   706 10178026                 UDO UMOETUK                        121500        121,446.13      980630
   707 10178038                 CARRANZA MARIA                     182000        181,820.23      980709
   708 10178044                 TRENERY RICHARD                    470000        470,000.00      980713
   709 10178046                 ORTEGA BILL                        267750        267,603.43      980715
   710 10178075                 PITTMAN LIANN                       87500         87,500.00      980713
   711 10178103                 KRUEGER MELVIN                      95000         94,901.10      980707
   712 10178110                 ROHLF DONALD E.                     33600         33,585.91      980630
   713 10178124                 SCHMAUTZ ERIKA                     211500        211,395.74      980609
   714 10178135                 CORTINAS CLAUDIO                    85000         84,958.10      980622
   715 10178136                 KENT-BIRO SUSAN M.                  57000         56,971.25      980611
   716 10178137                 KENT-BIRO SUSAN M.                 110500        110,389.14      980611
   717 10178140                 HANSEN JAY                         228000        227,463.16      980611
   718 10178141                 REECE CATHY L.                     120000        119,944.01      980618
   719 10178150                 KELLY JOSEPH                       100000         99,960.26      980630
   720 10178152                 FREEMAN KENNETH L.                 123750        123,627.78      980604
   721 10178153                 FLORETTA DAVID                     170850        170,785.67      980716
   722 10178154                 PIERCE CRAIG B.                    215000        214,882.31      980618
   723 10178159                 GUNDERSON SCOTT K.                  72250         72,193.84      980605
   724 10178167                 SKOGERSON RICHARD P.               288000        287,872.32      980622
   725 10178173                 LOCHRIDGE HARRY                     68000         67,968.27      980626
   726 10178175                 BOOTH ROBERT                       153000        152,934.10      980616
   727 10178183                 COLBERT LEOLA                      110250        110,210.60      980710
   728 10178205                 MARANG TINA                         56000         56,000.00      980715
   729 10178234                 WHITESIDE JEFFREY K.                52500         52,460.29      980612
   730 10178238                 LOTT ALVIN                         108000        107,954.71      980611
   731 10178246                 RODRIGUEZ JAMIE                     59625         59,601.93      980630
   732 10178267                 DILLARD EDNA                       144000        143,878.70      980602
   733 10178269                 LYONS PATRICK                       52000         51,930.24      980604
   734 10178295                 FUJARSKI LEONARD                    92800         92,725.92      980618
   735 10178297                 TAMEZ LEONEL                       156000        155,819.83      980629
   736 10178308                 ANTONIO DONALD M.                  144900        144,828.57      980717
   737 10178316                 VALDEZ FLORENTINO                   36000         35,988.46      980713
   738 10178320                 NEAL MORGAN G.                      66400         66,323.14      980602
   739 10178321                 NATWICK PETER                       84000         83,978.45      980629
   740 10178322                 WILLING RICHARD A.                  51870         51,852.48      980630
   741 10178331                 MOSCARITOLA VINCENT                244000        243,844.09      980616
   742 10178337                 MEDINA STEVE                        33600         33,569.13      980602
   743 10178351                 JONES RYAN L.                      113600        113,523.00      980629
   744 10178353                 BERGER BRIAN JOHN                  197910        197,839.28      980610
   745 10178355                 BENINATI ROBERT J.                  52000         51,971.59      980609
   746 10178361                 TYLER KERRY I.                      55405         55,382.93      980612
   747 10178362                 FRIGEN MONTY                       103500        103,386.27      980617
   748 10178376                 ZIMMERMAN DOUG ALLEN                36400         36,386.29      980619
   749 10178379                 MEREDITH DANIEL                     42700         42,676.62      980603
   750 10178383                 CROSBY STEPHEN L.                  121500        121,397.44      980608
   751 10178394                 DELGADO DONNA                       83700         83,608.02      980608
   752 10178402                 DELA ROSA ARTHUR L.                120000        119,946.91      980618
   753 10178419                 ROBINSON JESSIE                     43500         43,500.00      980702
   754 10178428                 LOVINCEY PETER                     118915        118,814.44      980602
   755 10178434                 VAVALIS TIMOTHY                    155000        154,861.08      980626
   756 10178435                 BOHL DAVID A.                       20000         19,966.67      980619
   757 10178441                 JENKINS RICKY                       90000         89,919.87      980622
   758 10178443                 BENDER LINDA L.                     76500         76,473.45      980630
   759 10178450                 IDLER DARYL L.                      54250         54,224.63      980622
   760 10178452                 WILSON DONALD                      108500        108,434.13      980611
   761 10178454                 DAVIS JEFFREY D.                   103500        103,386.27      980605
   762 10178479                 HOSKINS TIMOTHY                     41600         41,568.54      980622
   763 10178485                 ANDERSON MICHAEL R.                206100        205,935.48      980702
   764 10178495                 TORIO SHEILA                       131200        131,091.83      980710
   765 10178498                 PAWLOSKI VINCE J.                   65000         64,962.60      980618
   766 10178500                 RINCON NORA R.                      89800         89,720.04      980618
   767 10178501                 DAWSON JR. KEVIN                   250000        249,840.58      980626
   768 10178503                 FETTA WILLIAM E.                    95920         95,879.77      980630
   769 10178518                 MAGALLAN STEVEN A.                  84800         84,743.09      980625
   770 10178537                 BOX EDWARD                          99200         99,143.17      980609

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   771 10178546                 PATTEN DON MICHAEL                 101575        101,539.75      980710
   772 10178549                 SCHOEBERL DANIEL R.                 38522         38,508.63      980616
   773 10178551                 SPURGEON PAUL                       45600         45,581.87      980616
   774 10178552                 HUPPERT ROBERT                     119000        118,866.07      980629
   775 10178556                 LOPEZ VICTOR                        90950         90,950.00      980716
   776 10178561                 HERNANDEZ VERONICA                 108000        107,951.47      980615
   777 10178563                 KATO GLORIA                         94500         94,448.27      980625
   778 10178573                 BARTENI ROSE                        54720         54,720.00      980709
   779 10178575                 VEJIL FRANK                         89250         89,172.79      980623
   780 10178580                 MCCABE ERIC L.                      94400         94,311.54      980618
   781 10178581                 VAZQUEZ JOSE                       123000        122,948.42      980717
   782 10178594                 PERSONS CHARLES K.                 217000        216,926.74      980626
   783 10178595                 TYKODI THOMAS                      255500        255,374.32      980623
   784 10178598                 HAZARD MATHEW                      210600        210,524.73      980625
   785 10178603                 BARFIELD JAMES L.                   74000         73,967.19      980630
   786 10178605                 RAMIREZ ROLANDO                     97750         97,677.62      980610
   787 10178617                 HICKS JIM                          208250        207,882.83      980605
   788 10178670                 ARELLANO FELIPE                    265837        265,742.21      980622
   789 10178679                 ANDERSON WILLIAM A.                 48000         47,955.32      980619
   790 10178697                 HENLEY DAVID                       104000        103,806.98      980619
   791 10178706                 ARMSTRONG PAULETTE                  39200         39,184.07      980602
   792 10178718                 ATILANO MILAGROS                   400000        399,840.70      980629
   793 10178719                 HILLMER STEPHEN H                   83725         83,690.81      980617
   794 10178726                 MASON LINDA                         80100         80,064.48      980622
   795 10178769                 CLARK CHARLES H.                    44100         43,976.69      980626
   796 10178781                 TEAGUE JOHN   C.                    78750         78,709.17      980707
   797 10178792                 NUTTER TONY R.                  127398.23        127,346.67      980709
   798 10178810                 ROBBINS DAN                        238000        238,000.00      980629
   799 10178827                 MARTINEZ JOAQUIN                   146250        146,139.38      980615
   800 10178830                 HIGHTOWER CHARLES                  285000        284,886.74      980610
   801 10178832                 DOCKERY GREGORY                    124000        123,942.02      980616
   802 10178833                 WILSON RONALD L.                 63871.66         63,822.44      980617
   803 10178834                 SMITH MONTES B                      84000         83,970.00      980610
   804 10178838                 GAYNIER JAMES                       40000         39,960.48      980619
   805 10178839                 ROBERSON THOMAS J                   55250         55,159.74      980605
   806 10178847                 MCCULLION JOHN                     160800        160,401.48      980609
   807 10178851                 FORKEL DELIA                        78400         78,318.39      980623
   808 10178866                 EALDER LINDA                        62800         62,778.79      980616
   809 10178867                 WILSON MARCUS A.                   150400        150,336.93      980629
   810 10178873                 CARTER CYNTHIA                   50903.07         50,886.36      980623
   811 10178953                 ESPARZA DEAN                       161000        160,831.93      980604
   812 10178978                 PARKER JOHNEL                       18750         18,742.54      980605
   813 10179005                 SMITH GENEVIEVE                  76406.99         76,359.99      980722
   814 10179024                 WITHLOCK SANDRA JEAN                55875         55,857.10      980601
   815 10179026                 CARLISLE KENNETH                    62800         62,706.59      980602
   816 10179039                 RANDALL HARRY                       38400         38,376.65      980619
   817 10179044                 SANDERS JAMES                      137600        137,448.78      980605
   818 10179054                 FREEMAN MATTHEW D.                 286400        285,926.17      980604
   819 10179078                 SIMS ROBIN L.                      153850        153,409.78      980608
   820 10179084                 ANDERSON TIMOTHY M                  98400         98,337.18      980612
   821 10179090                 THOMPSON 111 ROBERT L              148000        147,881.03      980604
   822 10179110                 MBIANGO KIZITO                     387000        386,854.29      980626
   823 10179117                 KELLY PATRICK                       63200         63,143.73      980630
   824 10179136                 JOHNNY WALKER                      112200        112,125.93      980602
   825 10179137                 HAYMAKER DONNA                     108430        108,393.31      980612
   826 10179148                 DAVIS TROY                          65450         65,427.51      980608
   827 10179155                 LARRY RICHARD                      100800        100,800.00      980623
   828 10179169                 LEGWIN ANITA                        57200         57,178.46      980615
   829 10179179                 OLMEDA MARLA                        42250         42,228.49      980608
   830 10179193                 SOBALBARRO FACUNDO                  82365         82,287.82      980609
   831 10179204                 MARTINEZ NOTIORA                   116800        116,742.55      980610
   832 10179220                 WHITFIELD WILLIAM                  104975        104,945.78      980610
   833 10179230                 HALL H. JOSEPH                     123250        123,201.28      980618
   834 10179232                 DON YEATTS                         109200        109,068.39      980610
   835 10179242                 GRIFFIN PAULA                       39000         38,974.94      980610
   836 10179245                 DUTY RAQUEL                         54600         54,472.40      980603
   837 10179246                 PATTERSON ROBERT                    73100         73,023.91      980605
   838 10179277                 MIROLI ENRICA                       88200         88,133.27      980601
   839 10179281                 GRIMSLEY DENNY                      80000         79,971.41      980616
   840 10179282                 MILLER JULIA                        38000         37,971.25      980617

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   841 10179284                 COVELLI DEBRA                      113400        113,357.30      980721
   842 10179286                 MIMS MELVIN                         53550         53,533.77      980618
   843 10179293                 JOYCE CATHY                        138200        138,076.94      980618
   844 10179310                 KHAN ZAHID                         142120        142,076.92      980601
   845 10179313                 MIDOLO CHARLENE                    123250        123,203.59      980626
   846 10179316                 PLAVNICK KIM                        52000         51,984.23      980616
   847 10179317                 HOLMES BARBARA                      68400         68,374.24      980615
   848 10179319                 THOMPSON JODY                       50850         50,835.45      980615
   849 10179327                 CARRION RAPHAEL                     41600         41,581.55      980609
   850 10179332                 YOUNG RUTH                          43600         43,565.19      980605
   851 10179334                 HEMPSTEAD GERALD                    60800         60,784.87      980601
   852 10179335                 KENDRICK JOHN                       55250         55,234.62      980617
   853 10179349                 DICKSON PAULETTE                    51000         50,977.63      980603
   854 10179351                 SHEPPARD JAMES                      76000         75,972.83      980612
   855 10179352                 CRAVATT SHIRLEY                     45750         45,718.95      980629
   856 10179353                 HARTLEY BRIAN                       75650         75,619.11      980608
   857 10179357                 VOLTAIRE INGRID                    102000        101,959.46      980710
   858 10179359                 FAUST KIM                           52800         52,760.50      980601
   859 10179360                 THOMAS DENNIS                       37700         37,671.47      980612
   860 10179361                 HARRIS MATILDA                      70000         69,967.27      980615
   861 10179364                 WILLIAMS GWENDOLYN                  59800         59,772.10      980615
   862 10179368                 SANTIAGO MIGDALIA                   52500         52,477.80      980619
   863 10179377                 TACCATI DARLENE                     24000         24,000.00      980623
   864 10179381                 PARKER ZELDA                        57520         57,476.49      980619
   865 10179382                 HOPKINS MICHAEL                     91000         91,000.00      980707
   866 10179383                 JONES BARBARA                      140000        139,952.73      980616
   867 10179384                 WISE WILLIAM                       144950        144,840.35      980612
   868 10179385                 HERNANDEZ YOLANDA                   59500         59,452.51      980626
   869 10179386                 BILLUE JIMMIE                       46500         46,485.93      980616
   870 10179387                 HOENIG GREGORY                     126025        126,025.00      980622
   871 10179392                 MCKEITHAN RUTH                      72800         72,775.42      980630
   872 10179394                 DASH CHARLIE                        71200         71,175.96      980610
   873 10179397                 STANCIL ANDRE                       71250         71,250.00      980715
   874 10179407                 WARE SANDRA                        172500        172,431.30      980605
   875 10179414                 DREHER CARL                         50000         49,981.17      980626
   876 10179420                 CASSELL DIANE                       47710         47,673.90      980623
   877 10179424                 JOHNSON TYRONE                      24000         23,990.96      980619
   878 10179429                 TOUSSAINT ELISSON                   55380         55,363.24      980617
   879 10179430                 LITTLE LEWIS                        44000         43,986.66      980604
   880 10179433                 ROBERTS ALEX                       268000        267,918.76      980629
   881 10179437                 DREW DAVID                          72250         72,229.89      980630
   882 10179445                 RODRIGUEZ RAMON                     81250         81,250.00      980713
   883 10179453                 PARKS LARRY                         40950         40,928.91      980622
   884 10179455                 TUCKER BOBBY                        50750         50,735.44      980616
   885 10179461                 LAWSON KENDRA                       63700         63,673.28      980611
   886 10179465                 DAY JOE                            165665        165,618.90      980615
   887 10179466                 WILLIAMS FRANCINE                   44400         44,371.48      980609
   888 10179467                 FREITAG JOHN                        76500         76,445.07      980615
   889 10179468                 JOHNSON NICOLE                      42500         42,484.81      980616
   890 10179472                 JOHNSON VICTOR                      84700         84,672.93      980630
   891 10179473                 JOHNSON DAVID                       59200         59,173.75      980615
   892 10179486                 WILLIAMS KEVIN                      70200         70,173.56      980626
   893 10179487                 PLONK CHRISTOPHER                   27000         26,990.37      980611
   894 10179489                 EDWARDS OTHA                       107100        107,069.29      980617
   895 10179500                 GHIONE MARIA                       106200        106,133.64      980616
   896 10179501                 LYMUS CHRISTINA                     71200         71,200.00      980707
   897 10179504                 HANRAHAN EDWARD                     70000         69,963.70      980617
   898 10179506                 NOBLE JOSEPH                        28800         28,787.23      980708
   899 10179508                 LANNI STEVE                         50000         49,969.71      980622
   900 10179509                 MOTON SHEIREBA                      80750         80,712.32      980622
   901 10179510                 GAYDER GARY                         26712         26,702.98      980713
   902 10179511                 OSORIA LISETTE                      57000         56,978.53      980618
   903 10179514                 MEJIAS LUCRECIO                     60000         59,981.81      980629
   904 10179515                 JENKINS CLINTON                    140000        140,000.00      980715
   905 10179516                 GORDON JOHN                         55260         55,241.34      980623
   906 10179518                 NOEL LOUSELINE                      56550         56,524.98      980623
   907 10179526                 WHITE JOHN                         112450        112,407.66      980617
   908 10179531                 BOMHOLD ROY                        140400        140,330.94      980630
   909 10179539                 DICEMBRINO MARIA                    50000         49,975.40      980708
   910 10179548                 ZEGZDRYN SHEILA                     52700         52,684.02      980618

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   911 10179552                 WEAMERT JAMES                       89000         88,951.38      980623
   912 10179553                 PALADE KAY                          64000         63,977.18      980616
   913 10179554                 D'ONOFRIO RAYMOND                  241600        241,426.53      980630
   914 10179563                 LONG DONALD                        218450        218,293.48      980626
   915 10179564                 MALLETT MARCUS                      90000         89,967.90      980629
   916 10179565                 MIMS TINA                           61200         61,156.06      980630
   917 10179572                 MOORE GILDA                        314500        314,384.77      980626
   918 10179574                 MELENDEZ VICTOR                     70800         70,774.70      980629
   919 10179577                 SMITH JAMES                         84150         84,150.00      980715
   920 10179578                 GIDDINGS ROBERT                     57600         57,578.31      980622
   921 10179579                 HANDY GREGORY                       50400         50,361.79      980625
   922 10179580                 SHARZAMAN MOHAMAD                   77650         77,591.26      980622
   923 10179581                 BLACHER MARK                        75000         74,971.75      980629
   924 10179582                 HARPER JERRY                        47600         47,582.56      980630
   925 10179585                 BURGESS ELMA                        50400         50,383.89      980623
   926 10179589                 MOTTOLA GARY                        50050         50,050.00      980715
   927 10179590                 MOSLEY ALLEN                        78000         77,969.75      980629
   928 10179593                 DAVIS FREDRICK                      44925         44,908.08      980619
   929 10179594                 WALSH DELROY                        56000         55,983.02      980623
   930 10179610                 IKERD TROY S.                       69600         69,578.95      980623
   931 10179613                 BOWERS DARLENE                     108000        107,941.00      980602
   932 10179630                 BIG PETRU                          150450        150,345.11      980630
   933 10179638                 NICHOLS BARBARA L                   31500         31,490.96      980708
   934 10179641                 MITCHELL TEENA C                   118500        118,459.94      980619
   935 10179646                 GLAZE BRIAN                         60350         60,325.36      980603
   936 10179657                 ROBINSON LILLIE                     75780         75,692.10      980618
   937 10179658                 WOOD LORETTA                        35000         34,974.87      980608
   938 10179664                 FURLONG JERRY                       42000         41,980.40      980604
   939 10179667                 MESCHNARK TOM                       45000         44,983.05      980609
   940 10179668                 CLIFTON CHARLES                     45500         45,465.57      980603
   941 10179670                 PICKETT REGINALD N                  70400         70,372.02      980625
   942 10179673                 CORNELL-JOHNSON MARY A              67500         67,477.20      980617
   943 10179674                 LLOYD NANETTE                       89000         89,000.00      980708
   944 10179678                 FREEMAN LAWRENCE E                 137600        137,490.14      980616
   945 10179681                 KRUEGER TODD R                     112000        111,900.27      980622
   946 10179692                 STAFF PAUL                         336600        336,600.00      980630
   947 10179698                 MORRISON BRUNA E                    84000         81,880.01      980601
   948 10179703                 CHIRUMBOLO JOSEPH                  196000        195,913.28      980610
   949 10179712                 ROACH RICHARD                       32000         31,977.01      980629
   950 10179722                 HOFFMAN WILLIAM G                  117600        117,449.50      980605
   951 10179726                 WILLIAMS DENNIS R                   53300         53,259.68      980603
   952 10179734                 COLEMAN JOHN                        76000         75,920.12      980601
   953 10179736                 DONAKOWSKI ROBERT L                 48000         47,984.66      980608
   954 10179739                 MCCONNELL LONNIE                    44800         44,785.33      980622
   955 10179745                 BANKS KENNETH                       45937         45,919.70      980604
   956 10179746                 GOLDSTEIN COREY                     50050         50,050.00      980630
   957 10179760                 LUND MARVIN E.                      90000         89,924.18      980630
   958 10179763                 ERKINS ROSEMARY                    161500        161,439.19      980609
   959 10179765                 FELLER MATTHEW J.                   43800         43,779.52      980713
   960 10179768                 LOGAN KELLY E.                      33600         33,587.99      980708
   961 10179784                 WOODS FREDERICK                     60000         59,952.79      980601
   962 10179793                 CONSTANZA ARMANDO                  165600        165,544.09      980605
   963 10179806                 ARGUETA GLORIA J DE                 81000         80,972.65      980714
   964 10179815                 EVANS DAVID K                      108000        107,952.12      980623
   965 10179817                 FORD SHERRY                         44000         43,977.35      980610
   966 10179818                 HOLTE PETER A.                      84000         83,959.30      980605
   967 10179837                 BELCHER BARBARA                     67500         67,459.88      980615
   968 10179838                 SPENCE LINDA A                      74250         74,222.05      980604
   969 10179850                 DAVIS SANDRA D PRATER               40300         40,284.82      980605
   970 10179861                 COLEMAN JOYCE A                     28000         27,988.87      980605
   971 10179872                 GORDON JOSEPH L.                    52000         51,936.16      980610
   972 10179882                 KOSCIOLEK NORMA J                   82500         82,446.99      980629
   973 10179889                 ADCOCK STEVEN A                     61200         61,171.44      980624
   974 10179898                 VANDERWARF JONATHAN D               30000         29,977.30      980616
   975 10179901                 FOSTER DEBORAH                      34450         34,437.02      980616
   976 10179905                 ZIMMERMAN KIM                       90100         90,067.80      980610
   977 10179911                 ANTHONY ARTHUR A                    52000         51,980.41      980612
   978 10179913                 SALTER ROSE E.                      95250         95,200.62      980630
   979 10179919                 LAWRENCE III JOHNNIE                85000         84,972.07      980615
   980 10179921                 GALARZA GLORIA                      63000         62,976.27      980615

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   981 10179922                 JONES CARL                          22800         22,800.00      980710
   982 10179923                 REESE ISSAC                         69520         69,495.16      980608
   983 10179929                 BARTLEY TONI JO                     23725         23,716.07      980709
   984 10179936                 CORBIN MARK                         31800         31,789.83      980616
   985 10179939                 MILLARD DEBRA                       50000         49,955.48      980605
   986 10179946                 ERVIN JR. CHARLES T.                44000         43,982.97      980713
   987 10179954                 RICHARDSON EDGAR P                 109800        109,762.93      980605
   988 10179965                 WHITMIRE RICHARD                    49000         48,985.14      980615
   989 10179974                 MANUEL JR EUGENE H                  70200         70,176.30      980609
   990 10179976                 BROWNING DAVID                      33750         33,666.41      980618
   991 10179983                 BARNES AMIKA                        35750         35,736.54      980612
   992 10179990                 KINTREN LAURA                       29250         29,193.51      980708
   993 10179991                 ADAMS CAROL S                       19500         19,492.66      980713
   994 10180004                 SIMMS LINDA B                       45600         45,584.60      980609
   995 10180019                 ROGERS BRANDY                       28700         28,674.09      980630
   996 10180027                 HART PHILIP D.                     105000        104,964.55      980629
   997 10180031                 MCLEAN RONALD J.                   148650        148,580.49      980611
   998 10180036                 CHUPICH MICHAEL R                  205200        205,130.72      980612
   999 10180037                 EDWARDS PERRIETTA M                 46800         46,782.38      980626
  1000 10180038                 BOONE PATRICIA                      28500         28,489.81      980619
  1001 10180041                 DUNAWAY MARTIN L.                   64000         63,942.14      980609
  1002 10180042                 BELL TIMOTHY JR                     24375         24,375.00      980701
  1003 10180043                 BELLAH ROBERT NEIL                  27937         27,918.03      980626
  1004 10180044                 ELLIOT LORETTA                      42000         41,986.50      980622
  1005 10180050                 EPPERHEIMER RUSSELL                 95625         95,539.85      980615
  1006 10180054                 HENSLEY THERESE L                  110000        109,956.18      980616
  1007 10180055                 BOYD PATRICIA A                     50700         50,676.34      980622
  1008 10180060                 HAAMID SHAHIDAH U.                  40000         40,000.00      980706
  1009 10180061                 DAVIS DOUGLAS C                     97500         97,440.81      980608
  1010 10180062                 SHELTON ROBERT                      55675         55,656.70      980612
  1011 10180075                 HUTT DIANE M                        36000         35,953.63      980610
  1012 10180079                 GLANDON BRIAN                      116800        116,800.00      980624
  1013 10180082                 ADDISON-WREEN LINDA J               28875         28,865.24      980612
  1014 10180084                 LOFTON C.A.                         75000         74,970.19      980612
  1015 10180087                 MARCHUNT FRANK J                    44250         44,237.33      980617
  1016 10180089                 JASIM MUSTAFA A M                   40950         40,930.89      980622
  1017 10180091                 BRANCH BRUCE                        38350         38,332.10      980629
  1018 10180095                 DZIEDZIC WALTER A                   45000         44,979.01      980622
  1019 10180100                 DISHAUZI STEPHEN                   223550        223,463.52      980617
  1020 10180108                 COMBS PATRICIA A                    85300         85,266.10      980615
  1021 10180110                 FUNK RUSSEL                         61125         61,097.90      980630
  1022 10180112                 HEIN THERESA A.                    105000        104,414.23      980603
  1023 10180116                 KIMBALL KENNETH H.                 106000        105,871.11      980609
  1024 10180125                 KONJAN FOMBA                        66400         66,372.15      980611
  1025 10180127                 CLEMENS TANIA L.                    40300         40,300.00      980716
  1026 10180142                 SCHULTZ KENNETH PAUL JR             70500         70,426.62      980605
  1027 10180157                 RAMIREZ MICHAEL                    157500        157,394.10      980617
  1028 10180158                 SCHUMACHER MIKE C.                  30800         30,789.60      980608
  1029 10180173                 HARDAKER CHARLES A.                132000        131,938.41      980618
  1030 10180211                 SCHROEDER STEVE                    113250        113,184.86      980603
  1031 10180216                 SCHLIDT DAVID M.                   131200        131,150.60      980609
  1032 10180222                 HARVEY JACQUELINE G.               109600        109,502.42      980622
  1033 10180250                 ROGERS ROBERT L.                    52000         51,976.94      980611
  1034 10180266                 WOOLERY JAMES                       57600         57,555.22      980623
  1035 10180269                 MARVULLI CYNTHIA M.                120690        120,565.68      980605
  1036 10180273                 SWANK PHILLIP                       66000         65,969.20      980609
  1037 10180308                 MEEKS ANN N                        148000        148,000.00      980716
  1038 10180322                 BRANYON ANDRE R.                    45000         44,971.08      980630
  1039 10180335                 HERROD IDA                          29625         29,616.50      980612
  1040 10180352                 HILL BRENDA                         94410         94,368.14      980630
  1041 10180357                 BUIS MICHAEL                        98000         97,886.81      980610
  1042 10180372                 MC SHANE DANIEL D                   72250         72,165.39      980603
  1043 10180376                 RAY THOMAS E.                      136000        135,850.56      980603
  1044 10180380                 BROOKS WARD                        124411        124,366.54      980608
  1045 10180385                 BAKER THEODORE                     157250        157,163.92      980611
  1046 10180400                 SANDOVAL LEE E.                    104400        104,296.87      980630
  1047 10180432                 JOHNSON MICHAEL                    104000        103,897.28      980604
  1048 10180440                 EKLUND JASON G                      27750         27,740.63      980603
  1049 10180447                 BULL KENNETH R.                     88000         87,966.86      980612
  1050 10180448                 SALIMA TAPAAU                       61500         61,478.86      980625

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1051 10180491                 LEE KEIR                            92000         91,947.06      980604
  1052 10180507                 MATHIS DEREK D.                     45000         44,965.95      980617
  1053 10180509                 BELL MARNETTA L.                    59215         59,196.07      980609
  1054 10180519                 PETERSON DON W                     106200        106,152.92      980616
  1055 10180525                 STANTON DARYL J II                  46320         46,278.75      980629
  1056 10180557                 GREENFIELD STEVEN C.                26000         25,990.21      980616
  1057 10180568                 MAXWELL LINDA                       96000         95,944.76      980608
  1058 10180570                 KELLUM BOYD                        165000        164,837.04      980608
  1059 10180572                 HARRIS JR. GLENN S.                 39950         39,412.05      980604
  1060 10180584                 HORNSBY WALLACE J.                  35100         35,086.78      980612
  1061 10180604                 PUTRA RAY                          127500        127,500.00      980709
  1062 10180615                 TAHVILDARI FEEROZ                   59500         59,476.36      980629
  1063 10180622                 CRANE JR. HERSCHEL                  48000         47,984.66      980708
  1064 10180623                 NOYES JAMES S.                      98320         98,172.62      980603
  1065 10180625                 MICHEL HECTOR                       70400         70,349.45      980604
  1066 10180631                 MARTIN TOMMY                       177565        177,411.38      980602
  1067 10180634                 STEVENS ROBERT                     110400        110,353.70      980615
  1068 10180640                 SILVA JR. JAMES W.                  64900         64,832.44      980603
  1069 10180678                 LUND CHRIS                          60000         59,545.86      980605
  1070 10180679                 KLEIN TERRY                        261000        260,857.43      980616
  1071 10180684                 EDERY JENNIFER                     108750        108,701.78      980709
  1072 10180692                 SHEPHERD JASON L.                   73600         73,500.69      980604
  1073 10180695                 MAGOUIRK MARY                      112616        112,533.09      980702
  1074 10180700                 KAPLAN MICHAEL                     141950        141,842.64      980603
  1075 10180701                 CAGE ROBERT A.                      56250         56,225.06      980615
  1076 10180704                 MCDONALD CLAY S.                   111300        111,300.00      980714
  1077 10180714                 AUSTIN LEOLA ANN                    88500         88,466.67      980619
  1078 10180715                 SWICEGOOD JERRY D                   51000         50,946.90      980616
  1079 10180716                 MOE RICHARD                         70500         70,455.04      980611
  1080 10180723                 MADORE DANIEL                      157600        157,459.68      980610
  1081 10180728                 LAW CHARLES E.                     112000        111,928.43      980610
  1082 10180730                 MALATY GHAUS W.                    105600        105,333.08      980629
  1083 10180733                 DUNLAP THERESA                      48000         47,952.59      980608
  1084 10180743                 MUELLER JR. WILLIAM                 96000         95,950.23      980615
  1085 10180757                 PHILLIPS MELISSA M.                 79030         79,003.32      980609
  1086 10180764                 CHARLOFF GAIL                       62400         62,341.52      980608
  1087 10180780                 STROPOLI JOHN                       85600         85,515.44      980602
  1088 10180783                 GILLEY CURTIS                      193500        193,168.90      980603
  1089 10180784                 CHURCH AVERY ALLEN                  93750         93,712.66      980626
  1090 10180785                 CHASSE CHRISTOPHER                  61750         61,712.61      980630
  1091 10180788                 CLARK FANK                         112050        111,960.55      980604
  1092 10180796                 MARSHALL VERNON                     74400         74,400.00      980630
  1093 10180797                 ADDINGTON ROBERT                   168000        167,925.52      980616
  1094 10180798                 CRISTALL LINDA                     141750        141,609.99      980626
  1095 10180807                 PREIBUS PAUL H.                     92650         92,608.92      980612
  1096 10180821                 BROWN JOHNNY                        45600         45,600.00      980630
  1097 10180823                 KELLY JOHN R.                      500000        500,000.00      980716
  1098 10180824                 EVANS JEFFERY                       76000         75,968.13      980707
  1099 10180826                 WAGNER RHETT A.                    139500        139,438.15      980626
  1100 10180827                 OLKEN HARVEY                        96750         96,709.43      980630
  1101 10180833                 TOSIELLO MICHELE A.                108000        107,903.84      980611
  1102 10180837                 KENT BILLY                          62475         62,475.00      980714
  1103 10180850                 PARRIS WALTER                       55200         55,180.27      980618
  1104 10180861                 RACHELE SALVATORE                  125100        125,044.54      980626
  1105 10180871                 WHITE DOROTHY M.                   153900        153,824.30      980612
  1106 10180875                 KOTIK NICKOLAS                     144500        144,448.36      980619
  1107 10180896                 SMELL STEVE                        119000        118,956.40      980603
  1108 10180897                 TENA ORALIA                         23600         23,586.42      980618
  1109 10180900                 WHITMAN DEBRA                       72250         72,224.93      980630
  1110 10180923                 BYRD KERRI                          66375         66,375.00      980708
  1111 10180926                 CAMPOS HIGINIO                      54400         54,383.99      980630
  1112 10180930                 LENS JOHN                           95920         95,885.72      980616
  1113 10180931                 PIRIE LYNNE                        425125        424,936.53      980715
  1114 10180934                 LICHTER WALTER H.                  104775        104,699.76      980619
  1115 10180935                 DOUROS JIM                         103950        103,874.52      980630
  1116 10180940                 GULICK DANIEL                       35000         34,764.64      980619
  1117 10180967                 ECKERT CHARLES                      71200         71,174.55      980625
  1118 10180970                 MURRAY ANEDA                       128800        128,684.04      980616
  1119 10180971                 AICHER MARK E.                      90000         89,967.83      980615
  1120 10180975                 THOMPSON DAVID                     378000        377,857.69      980609

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1121 10180976                 MCFADYEN MARK K.                   134250        134,202.03      980615
  1122 10180979                 LOPEZ FELIX                         67500         67,468.51      980630
  1123 10180981                 FISCHER JUSTINE SUSAN              344000        343,863.29      980630
  1124 10181008                 FLUELLYN TRACEY                     56000         55,944.69      980630
  1125 10181018                 JACKSON JAMES B.                   112000        111,957.83      980623
  1126 10181021                 MCQUEEN MELVIN                     393750        393,623.89      980630
  1127 10181033                 ROSS PETER O.                       77600         77,565.59      980618
  1128 10181034                 MOODY CHRISTY L.                    53975         53,957.75      980710
  1129 10181035                 WANEK JOHN                         379570        379,419.16      980619
  1130 10181037                 OWEN ROSEMARY                      117725        117,670.08      980630
  1131 10181038                 PLANK KEITH                        221600        221,356.49      980618
  1132 10181039                 CLANCY ANDREW                      101700        101,618.82      980619
  1133 10181040                 MARRON BALTAZAR                     71100         70,891.36      980630
  1134 10181048                 RICH MICHELLE                      105200        105,129.27      980616
  1135 10181050                 HOEGNER III RUDOLPH                 62625         62,606.05      980709
  1136 10181059                 WATKINS RALPH                      210000        209,911.93      980708
  1137 10181065                 EDMONSON STARLING F.               165600        165,526.58      980702
  1138 10181078                 CRUZE DAVID                         41600         41,584.34      980630
  1139 10181088                 NESS BRUCE                          82500         82,401.56      980707
  1140 10181091                 DIAL BEVERLY                        51210         51,187.29      980626
  1141 10181096                 WILLIAMS DONNELL                   139500        139,434.91      980629
  1142 10181101                 ROACH BRYON                        106400        106,362.05      980608
  1143 10181117                 SALLS JOHN D.                       33800         33,768.33      980605
  1144 10181131                 WRIGHT MARY J.                      27950         27,935.39      980617
  1145 10181133                 PERRY ANNELL                        70125         70,100.67      980617
  1146 10181135                 ROLLINS ERNEST                     200000        199,911.52      980615
  1147 10181141                 DABNEY HAZEL                        58650         58,573.55      980605
  1148 10181175                 CLEVELAND BRADFORD J.               90000         89,972.72      980609
  1149 10181185                 QUIMBY CURTIS LEE                   48750         48,720.36      980630
  1150 10181198                 DE FILIPPIS JAMES                   64800         64,750.98      980701
  1151 10181199                 PITT RODERICK                      139500        139,452.90      980603
  1152 10181248                 DELAWARE BERNIE                    108720        108,665.69      980701
  1153 10181262                 BLASBERG DONALD                    250000        249,905.87      980701
  1154 10181279                 ANDREWS JAMES                       48700         48,680.13      980618
  1155 10181289                 DELLINGER BARBARA                   67500         67,475.88      980625
  1156 10181295                 PALMER WALTON                       27750         27,742.06      980619
  1157 10181300                 SO SOKHOM                          300000        299,860.03      980612
  1158 10181302                 PELLETIER CRAIG                    110415        110,382.52      980616
  1159 10181323                 CAVE CAROL A.                      211250        211,250.00      980629
  1160 10181358                 MCNEELY GARY                       101150        101,114.89      980612
  1161 10181378                 SCHROPP JAMES L.                    33000         32,988.86      980603
  1162 10181384                 JONES SANDRA                        63750         63,721.79      980716
  1163 10181410                 CLOSE KEVIN                         42000         41,876.25      980721
  1164 10181420                 PRUDDEN LINDA                       66000         65,976.46      980616
  1165 10181444                 LEVIN BARBARA                      276250        276,127.78      980603
  1166 10181470                 KALAM RAFIUL                        52500         52,136.87      980601
  1167 10181471                 JACOBS DAVID                        82000         81,957.08      980630
  1168 10181491                 JOSEPH HERBERT                      85500         85,467.81      980622
  1169 10181496                 FERREIRA MICHAEL                   108900        108,856.72      980626
  1170 10181506                 COATES MARSDEN                     178200        178,065.20      980612
  1171 10181507                 KING JOHN W.                        80500         80,472.82      980604
  1172 10181529                 JARVIS BRIAN C.                    133000        132,931.05      980630
  1173 10181550                 BAFRAS ALEXANDROS                  119000        118,882.46      980602
  1174 10181569                 O'BRIEN MARTIN                      69275         69,229.26      980612
  1175 10181570                 HERRON JAMES P.                     52700         52,677.30      980622
  1176 10181578                 ST. FRANCIS JULIE A.                63000         62,959.83      980610
  1177 10181579                 PETRELLO, JR. AMERICO               63665         63,603.85      980619
  1178 10181582                 EPPS RUBY                           70000         69,930.86      980630
  1179 10181587                 CIPKO EDGEWOOD                      52000         51,981.41      980630
  1180 10181605                 HIATT ROD                           88400         88,355.93      980715
  1181 10181606                 SCOTT SURASAK                       59500         59,481.96      980630
  1182 10181613                 BORDEN DOROTHY                      86700         86,700.00      980713
  1183 10181632                 ADAMS DIANE                        363750        363,307.70      980629
  1184 10181644                 DAVIS ELAINE                        63975         63,953.40      980706
  1185 10181655                 BLACKWELL JERRY                    120600        120,600.00      980713
  1186 10181656                 THOMAS JUSTINA                     197200        197,009.10      980630
  1187 10181663                 WHITEHORNE CARLOS                   55250         55,231.84      980626
  1188 10181669                 PETERS ACEY                         60000         60,000.00      980714
  1189 10181671                 WILLIAMS ARTHUR                     82950         82,950.00      980715
  1190 10181678                 PHOMSOPHA SANTI                    100800        100,800.00      980710

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1191 10181681                 MORRIS ELLIOTT                     135900        135,785.52      980626
  1192 10181691                 HOLTZ PERDITA                       80800         80,775.56      980715
  1193 10181695                 MURILLO DANILO                      68250         68,224.30      980629
  1194 10181696                 SCORES JOSEPH                      216650        216,531.41      980629
  1195 10181697                 LENTZ MARTHA                        34400         34,400.00      980715
  1196 10181700                 MARTOGLIO ELIZABETH                 39000         38,985.31      980630
  1197 10181708                 CARRODINE JEROME                    85500         85,500.00      980709
  1198 10181713                 BRADY RUTH                          35100         35,100.00      980710
  1199 10181715                 O'HARA ANNETTE                      60350         60,350.00      980714
  1200 10181717                 TAYLOR BRENDA                       21450         21,450.00      980708
  1201 10181725                 DEVOE BERNARD                       54400         54,400.00      980714
  1202 10181731                 FLETCHER RICHARD                   499000        499,000.00      980710
  1203 10181735                 CUNNINGHAM ROBERT                   99000         98,962.72      980722
  1204 10181743                 MAYFIELD STEPHANIE                  78607         78,607.00      980706
  1205 10181746                 MOSES DORIS                         52700         52,700.00      980709
  1206 10181775                 LANGDON DEE                        205650        205,650.00      980715
  1207 10181790                 BRANCH REGINALD                    132800        132,800.00      980714
  1208 10181799                 BUNKER STEVEN                       44200         44,200.00      980715
  1209 10181803                 RINK SHERI                         103950        103,950.00      980706
  1210 10181805                 STARKS DARRELL                      99200         99,166.50      980710
  1211 10181809                 DAVIS ALTHEA                        54600         54,600.00      980715
  1212 10181811                 HUGHES DANIEL                      382500        382,500.00      980713
  1213 10181813                 DIAZ GEORGE                         90000         89,966.11      980720
  1214 10181816                 MILLER TIMOTHY                     121400        121,340.28      980710
  1215 10181835                 GOMEZ LEON                         154350        154,350.00      980709
  1216 10181837                 WATSON DESHANE                      65000         65,000.00      980710
  1217 10181851                 NICHOLS LINDA                       76000         76,000.00      980714
  1218 10181855                 HERDMANN LAURA                      99450         99,450.00      980713
  1219 10181858                 SPURLEY CYNTHIA                     45500         45,483.77      980714
  1220 10181869                 SUNBURY SUE                         68850         68,850.00      980710
  1221 10181871                 RICH ROBERT                        290000        289,857.05      980720
  1222 10181881                 BUIS ANTHONY                        65000         64,975.52      980713
  1223 10181883                 SEEGOLAM MADHUDRI                   66300         66,272.92      980710
  1224 10181888                 FREET GARIE                         33000         33,000.00      980713
  1225 10181890                 SPEDOON ROBERT                     107440        107,387.04      980710
  1226 10181901                 BROOKS IVAN                         46000         46,000.00      980709
  1227 10181903                 ROMEO SALVATORE                     44200         44,200.00      980715
  1228 10181909                 LOMBARDO CLAUDIA                    42500         42,486.03      980715
  1229 10181919                 SCOTT HAROLD                        33000         33,000.00      980716
  1230 10181928                 SESSIONS LORI                      108485        108,433.02      980710
  1231 10181929                 KAMYK LEO                           56000         55,928.33      980715
  1232 10181957                 MC MILLAN CHARLES                   39000         38,985.31      980720
  1233 10181980                 DOCAMPO ILEANA                      66300         66,275.04      980716
  1234 10181987                 VIRGIL JOSEPH                       58800         58,777.86      980715
  1235 10181994                 EDWARDS DIANE                       50700         50,700.00      980715
  1236 10182003                 SHELTON SCOTT                      101056        101,013.62      980715
  1237 10182028                 STAFFORD CONNIE                     65000         64,975.52      980722
  1238 10182031                 BRANCH REGINALD                     53400         53,400.00      980714
  1239 10182103                 JORDAN JOHN                         36000         35,964.44      980629
  1240 10182104                 BARDGE JOHN J.                     158300        158,225.87      980630
  1241 10182107                 KIRKLAND CURTIS                     25600         25,559.86      980601
  1242 10182115                 SELVAGE LARRY E.                    59500         59,435.61      980601
  1243 10182140                 ALLEN DONALD                        91500         91,465.55      980610
  1244 10182147                 ABDULMASIH FAUD TAWFIG           55124.39         55,105.04      980716
  1245 10182152                 HAGERMAN DARRELL                   157400        157,326.57      980713
  1246 10182164                 MULLINS ROBERT                      23200         23,180.45      980601
  1247 10182202                 LAKE VANDORIA                       21600         21,593.00      980630
  1248 10182205                 PATTON ANTWAN K                     93500         93,460.80      980708
  1249 10182206                 KERMELIS DIMITRI                   336000        335,873.50      980617
  1250 10182231                 WHITE DOROTHY                   131701.18        131,652.46      980618
  1251 10182250                 RAMIREZ ABEL                        99450         99,305.90      980604
  1252 10182258                 JOHNSON JR HOWARD H                104250        104,205.09      980622
  1253 10182262                 ALVERSON JOLEEN                    123750        123,620.15      980605
  1254 10182300                 CARROLL SALLY                       27625         27,604.65      980708
  1255 10182301                 SHERWOOD KENT N.                   487500        487,204.66      980714
  1256 10182310                 IRIAJEN JOHN H.                     64600         64,549.80      980610
  1257 10182322                 AVERY ERVIN                        147050        146,969.68      980608
  1258 10182340                 REYNOLDS THOMAS A                  130400        130,345.31      980617
  1259 10182341                 DRURY DAVID LEE                    101600        101,504.79      980619
  1260 10182349                 MCELROY DONALD                      33704         33,691.30      980623

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1261 10182368                 ZHANG ZHI MIN                      118800        118,671.45      980602
  1262 10182374                 DENT RETHIA R                       67120         67,094.28      980707
  1263 10182376                 CASTANEDA RENE                      44000         43,962.93      980608
  1264 10182431                 MEDINA ELIZABETH R.                355000        354,784.38      980609
  1265 10182445                 RODRIGUEZ SAM                       38350         38,335.55      980616
  1266 10182447                 HANSEN TRAVIS                       76000         75,968.13      980619
  1267 10182451                 FREEMAN MARSHALL                 77322.84         77,268.02      980625
  1268 10182460                 KEY DALTON                         110000        109,902.05      980608
  1269 10182477                 GARCIA ROBERT                       76050         76,007.00      980615
  1270 10182484                 HANSON JO ANN                       42700         42,670.21      980602
  1271 10182486                 KUHN PIERRE                        132400        132,275.94      980602
  1272 10182491                 WELCH PAUL                         176800        176,625.37      980608
  1273 10182494                 DYER WILLIAM D.                    252000        251,882.18      980612
  1274 10182496                 VICKERS GARY V.                     59925         59,840.43      980603
  1275 10182510                 TYREE JOHN O                        80325         80,296.29      980618
  1276 10182513                 DOBROWITSKY JILL A.                198900        198,814.32      980714
  1277 10182521                 JOHNSEN GARY M.                     81600         81,561.52      980626
  1278 10182542                 ACUNA MARIA                         18000         17,986.38      980610
  1279 10182543                 WARNER DAVID                       254000        253,735.62      980630
  1280 10182598                 SHARMA LOMAS                        38400         38,386.30      980605
  1281 10182600                 SMITH DONNELL LAVOLD               126000        125,904.69      980612
  1282 10183102                 HEINEMAN DAVID M.                   74630         74,588.23      980605
  1283 10183103                 BROWN ROBERT M.                    106650        106,650.00      980710
  1284 10183105                 DEERING MICHAEL J                   51000         50,962.45      980610
  1285 10183108                 PAGE DEBRA                         147000        146,820.88      980602
  1286 10183111                 MALONE TRAVIS P.                    75650         75,574.73      980609
  1287 10183122                 BARBER ROBERTA S.                  111350        111,310.29      980617
  1288 10183167                 GLOVER TONI L.                      47250         47,236.45      980619
  1289 10183169                 GALLO EDWARD J.                    499000        498,741.30      980609
  1290 10183194                 KALOUSEK BUTCH J.                   64800         64,775.60      980709
  1291 10183202                 FRENCH STEPHEN H.                  124200        124,144.94      980609
  1292 10183222                 WINTROUB DAVID S.                   68800         68,745.06      980602
  1293 10183232                 MILLER GARY                         46750         46,733.41      980619
  1294 10183245                 DAVIS BRADLEY A.                    42000         41,981.75      980630
  1295 10183249                 BROWN ALVIN                        107990        107,930.89      980605
  1296 10183257                 SHURTE CARL                        220500        220,341.68      980605
  1297 10183264                 WILLIAMS GEORGE                     25000         24,992.00      980602
  1298 10183276                 MIHAL DONNA                         74800         74,770.27      980609
  1299 10183294                 MACHADO EDWARD                     132000        131,924.05      980619
  1300 10183297                 REDMOND AILEEN                      40000         39,975.68      980619
  1301 10183319                 HARRISON DONALD I                  114390        113,773.51      980605
  1302 10183324                 PLEMEL LARRY                        28400         28,388.68      980611
  1303 10183335                 WILLS JERRY J.                      35250         35,235.99      980623
  1304 10183337                 HANES DONNA                        118800        118,750.18      980629
  1305 10183352                 BURGESS DARREN L.                   80250         80,221.32      980608
  1306 10183365                 DAVIS, JR. JOHNSON L.               43250         43,250.00      980630
  1307 10183366                 WIDICK RICHARD S.                   78400         78,378.77      980608
  1308 10183367                 ZASKE COLE                          43750         43,750.00      980706
  1309 10183376                 CRUISE PEGGY                        30300         30,288.92      980617
  1310 10183385                 HARRISON ADAM C.                    36000         35,987.13      980623
  1311 10183396                 HELLAND JASON A                     75750         75,714.66      980604
  1312 10183402                 OVERTON DAVID K.                    85000         84,970.50      980618
  1313 10183450                 GATES RHONDA                        48800         48,727.24      980603
  1314 10183462                 ATKINSON GARY                      208000        207,917.00      980612
  1315 10183464                 CRUM JEFFRY R.                     150000        149,892.29      980610
  1316 10183475                 POINTER ANGELA                      49725         49,699.16      980602
  1317 10183487                 REED ROBERT                         67000         66,926.37      980629
  1318 10183488                 AVALOS HECTOR                       33800         33,782.47      980616
  1319 10183492                 HALES KEVIN                        135000        134,940.15      980623
  1320 10183502                 TILLEY MARY ELIZABETH               25075         25,066.30      980603
  1321 10183544                 LYONS BENNETT                      499950        499,676.34      980630
  1322 10183545                 PARKER JOHN O                      135500        135,413.59      980630
  1323 10183547                 FOOTE PAMELA D.                     47700         47,682.95      980608
  1324 10183549                 DEL VALLE MERCEDES R.              245600        245,497.00      980617
  1325 10183550                 COOPER TERENCE W.                  152957        152,847.18      980617
  1326 10183562                 DANIELS GREGORY                     48750         48,732.58      980612
  1327 10183567                 KRADIN LINDA A.                    384990        384,770.33      980630
  1328 10183571                 RIES FRANK J.                     94347.8         94,261.90      980626
  1329 10183575                 HERMOSILLO RICHARD A.               60365         60,334.03      980612
  1330 10183587                 EDWARDS GEORGE S.                  170000        170,000.00      980629

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1331 10183592                 FOX NITA J.                        100000         99,958.06      980619
  1332 10183593                 SCIALDO MARSHALL                   124000        123,871.95      980603
  1333 10183599                 SPIRO MARCUS                       425000        424,767.37      980619
  1334 10183622                 CUNNINGHAM EMMETT P.               147000        146,888.81      980602
  1335 10183625                 QUICKMIRE BENJAMIN                  62230         62,190.03      980626
  1336 10183630                 CHANDLER KAREN L.                   46800         46,782.38      980616
  1337 10183634                 PEZZO ANTHONY                      157500        157,443.72      980626
  1338 10183657                 LEWIS BILL                          41250         41,236.07      980713
  1339 10183659                 TERISON J. GAIL                    114000        113,961.51      980626
  1340 10183667                 LABAR THOMAS A.                     79950         79,912.69      980619
  1341 10183669                 TISDALE ALGERNON                    27700         27,689.69      980609
  1342 10183671                 GERENCIR THOMAS                     88500         88,458.70      980622
  1343 10183676                 QUINTERO GRACIANO                   67500         67,451.64      980612
  1344 10183680                 LEWIS WILLIAM B.                    90900         90,900.00      980710
  1345 10183685                 BARDEN HERBERT                      60000         60,000.00      980714
  1346 10183686                 O'MALLEY DENIS                      55000         55,000.00      980715
  1347 10183687                 KELLEY KATHRYN                      95400         95,367.79      980610
  1348 10183689                 KNIGHT LAMONA                      116450        116,408.38      980615
  1349 10183706                 FULLER EDWIN A.                     62000         61,967.86      980608
  1350 10183714                 BOUCHARD CATHY                      84915         84,891.00      980615
  1351 10183720                 BLENKER JEFFREY T.                  58000         57,956.13      980630
  1352 10183765                 LLAMETA MAUREEN                     51000         50,985.80      980626
  1353 10183767                 COPPOLA RICHARD L.                 139400        139,350.18      980615
  1354 10183797                 CROWLEY WILLIAM D.                 106400        106,094.39      980630
  1355 10183804                 LEMIEUX RAYMOND                     69375         69,347.36      980608
  1356 10183805                 ISMAEL GHOUSE                      180000        179,498.50      980629
  1357 10183806                 PELLETIER DANIEL                    83330         83,298.63      980629
  1358 10183807                 WATSON SCOTT G.                    104000        103,853.23      980603
  1359 10183817                 HILL WILLIAM                        48000         47,990.20      980608
  1360 10183828                 HALLMAN SCOTT                      153000        152,932.17      980610
  1361 10183829                 SAUNDERS JOHN A.                    90350         90,315.98      980623
  1362 10183838                 BLOOD JOAN A.                       92000         91,930.25      980608
  1363 10183842                 MEDLEY SR. STEVEN E.                37425         37,409.30      980626
  1364 10183859                 FRANKLIN JR. WILLIAM                44000         43,985.14      980610
  1365 10183871                 HIGHTOWER DARREN                    69000         69,000.00      980709
  1366 10183876                 TILLEY RICKIE                       39000         38,963.45      980603
  1367 10183882                 JOHNSON JAQUELYN                    75000         74,974.68      980619
  1368 10183885                 VAUGHAN CORRINE                     94500         94,453.52      980605
  1369 10183895                 CAREY JR. JAMES F.                  63510         63,486.73      980623
  1370 10183899                 PIPINO LUCY                         66500         66,465.78      980605
  1371 10183900                 SEYLHOUWER ROBERT K.               225250        225,169.50      980610
  1372 10183903                 MACKIN II GREGORY T.               372000        372,000.00      980713
  1373 10183904                 RANSOM LESA                         61500         61,448.18      980615
  1374 10183911                 BOWIE LARRY                         60000         59,973.45      980622
  1375 10183915                 SANTOMASSIMO MARK                   88800         88,748.91      980630
  1376 10183921                 FERRARO THOMAS                      71250         71,250.00      980707
  1377 10183926                 ENSLEY SHELIA K.                    60000         59,978.55      980622
  1378 10183959                 BONDS ANNIE L.                      55250         55,216.34      980619
  1379 10183961                 WARD ANITA                          81600         81,544.64      980626
  1380 10183971                 PEACHY CHRISTA A.                  118400        118,360.02      980604
  1381 10183990                 HAMPTON MARTINA                     21375         21,367.39      980605
  1382 10184008                 LANE CLEOPHEUS                      48750         48,731.64      980625
  1383 10184016                 ALVAREZ TANYA                       65025         64,996.16      980616
  1384 10184021                 TURNER CARLTON                     208500        208,412.56      980609
  1385 10184022                 NICHOLS ROBERT A.                   36750         36,736.16      980702
  1386 10184025                 LANG JEFFERY A.                     42500         42,486.03      980605
  1387 10184031                 BONE RUDOLPH                        42000         41,987.95      980603
  1388 10184066                 JOSEPH LYNETTE                     144000        143,936.29      980611
  1389 10184067                 MAXWELL RICHARD                    164900        164,792.05      980601
  1390 10184070                 HOPPE JR. CRAIG H.                 124000        123,901.01      980604
  1391 10184082                 HINES ROBERT M.                    136000        135,943.83      980630
  1392 10184088                 KOZAK DONALD                        87750         87,720.37      980619
  1393 10184104                 HILL BOBBIE J.                      45680         45,624.45      980605
  1394 10184115                 KIRKLAND FRANKIE                    36550         36,550.00      980715
  1395 10184120                 CONTRERAS MARIA                     42000         41,951.30      980619
  1396 10184128                 CALOVE EDGARDO                     207000        206,903.43      980611
  1397 10184134                 WEATHERSPOON MARIA                  63920         63,705.60      980626
  1398 10184149                 AUZENNE HAROLOD                     62000         61,869.50      980612
  1399 10184163                 WEBB A. GAYLE B.                    76000         75,971.38      980713
  1400 10184165                 IVES M. KEITH                      188820        188,716.65      980630

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1401 10184171                 NITZ ERIC H.                        74900         74,871.80      980611
  1402 10184172                 ARMSTRONG DOUGLAS W                 90000         89,935.37      980604
  1403 10184180                 GARCIAGODOY CECILIA MARIA           55000         54,962.50      980616
  1404 10184182                 TINSLEY DEAN                        38400         38,387.72      980623
  1405 10184205                 WASHINGTON VERNIDA                  28000         27,989.45      980617
  1406 10184206                 BARNES JAMES H.                     80800         80,769.57      980710
  1407 10184220                 ESTES CECILLIA                      50400         50,367.63      980602
  1408 10184226                 ETHIER TIMOTHY S.                  157250        157,176.63      980630
  1409 10184229                 KING TOMMY J.                       98320         98,211.96      980622
  1410 10184252                 STARKOVICH LAWRENCE J.              47120         47,080.29      980616
  1411 10184269                 DAUGHERTY CLIFFORD M.              119250        118,990.14      980601
  1412 10184272                 RIGDON  SR. BOBBY  L.              138800        136,793.24      980706
  1413 10184275                 GOODRIDGE MICHAEL                   50000         49,874.58      980706
  1414 10184286                 PEREZ ELVIA OFELIA                  49350         49,316.52      980715
  1415 10184293                 GARCIA JESUS                        82400         82,337.68      980630
  1416 10184295                 LEE DAVID M                         81600         81,369.27      980701
  1417 10184299                 SERAILLE RAYMOND                   105400        105,363.43      980619
  1418 10184301                 ROBINSON RICKY LEE                  56000         55,973.87      980616
  1419 10184302                 ONTIVEROS LOUIE                    108000        107,952.12      980616
  1420 10184310                 WRIGHT DUANE D.                     85000         84,920.37      980610
  1421 10184312                 JUNIEL JAMES                        32000         31,981.92      980611
  1422 10184313                 SPIES CHRISTOPHER                  116100        115,996.59      980612
  1423 10184322                 COTTEN SCOTT D.                    134385        134,336.97      980601
  1424 10184324                 ESCARCIGA DANIEL                   234000        233,729.76      980608
  1425 10184325                 MAYEUX, JR. JAMES L.                91800         91,748.64      980601
  1426 10184326                 OEHME SAEED S.                     131250        131,120.35      980618
  1427 10184332                 BOX RICHARD W                       79450         79,383.07      980615
  1428 10184347                 FALCON MICHELLE                     57600         57,573.12      980610
  1429 10184354                 RICHARDSON WANDA S.                 52000         51,978.19      980609
  1430 10184358                 JONES JACK                         270000        269,880.30      980626
  1431 10184364                 EASLER MICHAEL                     356000        355,872.78      980622
  1432 10184368                 ROBINSON JAMES D                   138600        138,500.47      980626
  1433 10184395                 ROCISSONO RAMSAY B.                 87550         87,515.20      980616
  1434 10184396                 BLACK   JR. WARREN                  46800         46,766.47      980619
  1435 10184401                 IBARCENA CARMEN V                  499000        498,507.15      980617
  1436 10184403                 POLLARD SEAN                        79900         79,842.62      980611
  1437 10184420                 GREER PATRICK                      117000        116,915.98      980609
  1438 10184427                 WAKRIM HOUCINE                      75600         75,532.68      980611
  1439 10184429                 ROUTH, SR. WALLACE E.              126000        125,952.56      980622
  1440 10184431                 WASHINGTON ALICE                    33600         33,575.87      980611
  1441 10184432                 MAGEE LONA  K.                      47250         47,250.00      980709
  1442 10184444                 MATCHETTE CAROLE                   499000        498,489.83      980602
  1443 10184453                 PARKS TRACI L                       66000         64,925.50      980624
  1444 10184454                 ORMAN RANDY                        121500        121,391.81      980608
  1445 10184458                 SHELTON ARTHUR  W.                 108750        108,624.40      980616
  1446 10184471                 ANDERSON VICKY L                    79600         79,568.36      980630
  1447 10184477                 PLEASANT BENNY                      49500         49,462.55      980601
  1448 10184480                 YOUNG CAREY M.                     104000        103,953.89      980610
  1449 10184482                 BOWEN JODI A                       212000        211,811.24      980625
  1450 10184487                 CASTANEDA CLORINDA   D.             92800         92,717.36      980619
  1451 10184488                 HAMILTON BROOKS                    123250        123,206.05      980617
  1452 10184498                 RUBALCAVA DIANA                     36000         36,000.00      980707
  1453 10184511                 MERCADO SUSANA                      52125         52,104.28      980619
  1454 10184526                 MARTIN WINDI F                     126000        125,918.95      980610
  1455 10184530                 MORALES RUBEN                       61500         61,472.73      980706
  1456 10184531                 MEDINA JR. JAIME                    68310         68,310.00      980709
  1457 10184537                 JONES ICIE B.                       30600         30,567.33      980630
  1458 10184540                 ATWELL DAVID A.                     45000         44,960.01      980605
  1459 10184543                 ROE WALTER A                        28800         28,787.23      980618
  1460 10184544                 CHORON THOMAS M                     34000         33,973.57      980610
  1461 10184545                 JONES ICIE B.                       42573         42,554.50      980630
  1462 10184551                 JONES ICIE B.                       41400         41,355.78      980630
  1463 10184558                 WON HELEN                          121600        121,491.73      980604
  1464 10184562                 CROSSON LARRY D                    138000        137,935.61      980630
  1465 10184563                 CULBRETH STEPHEN M                  69300         69,270.94      980612
  1466 10184568                 CARROL JR. JOHN W.                 213350        213,236.46      980619
  1467 10184573                 CUELLAR RONALD                      39920         39,878.44      980615
  1468 10184579                 CRABTREE NEIL                      100000         99,580.53      980618
  1469 10184585                 PIERCE JACQUELINE                   41600         41,582.55      980616
  1470 10184597                 PHILLIPS DEAN A.                   104550        104,503.65      980630

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1471 10184598                 MURRAY JAMES P                     488750        488,539.48      980616
  1472 10184605                 SMIT CONSTANCE                      62475         62,423.76      980609
  1473 10184612                 CATELLO CHRISTOPHER                 71250         71,198.83      980605
  1474 10184619                 DONLON MICHAEL J.                  241600        241,401.57      980612
  1475 10184629                 JAMES RICKY M                       68000         67,968.27      980716
  1476 10184647                 JOHNSON FRED H.                     70400         70,368.85      980625
  1477 10184652                 GOODGAIM IRIS R.                    30000         29,992.32      980630
  1478 10184668                 WHITAKER STEVEN D.                 139500        139,446.69      980617
  1479 10184672                 WALKER LAVERNE                      90000         89,972.78      980623
  1480 10184686                 MASON RHONDA                       144000        143,936.16      980608
  1481 10184689                 HANKINS JESS P.                     67500         67,429.73      980603
  1482 10184708                 HOPP WILLIAM                        50000         49,980.08      980617
  1483 10184716                 CHRISTENSEN JASON                   95200         95,078.16      980626
  1484 10184720                 WINTERS CHRIS                       54000         53,984.51      980605
  1485 10184721                 MCKEEVER MINYONG                    58500         58,476.75      980603
  1486 10184747                 TOSCANO FERNANDO JOSE              263490        263,490.00      980605
  1487 10184756                 NOLAN EVELYN D.                     40800         40,775.20      980605
  1488 10184757                 MORLOCK ROGER D.                    31025         31,006.14      980617
  1489 10184764                 FLETCHER III MARKWELL               66800         66,737.41      980629
  1490 10184767                 ROBERTS CARMEN                      46800         46,782.57      980605
  1491 10184775                 DEVERS MICHAEL                      30550         30,539.10      980609
  1492 10184781                 FATTY MOMODOU L.                    79600         79,562.86      980604
  1493 10184793                 GORIAL PUTRUS                       68000         67,975.75      980615
  1494 10184794                 STANLEY CHRISTINE                   58500         58,481.29      980608
  1495 10184800                 MAKHSOOS MOSTAFA                    21000         20,991.65      980622
  1496 10184801                 CHANCE JEFFREY L                    30000         30,000.00      980622
  1497 10184803                 CRAWLEY GLEN L                     136000        135,885.45      980622
  1498 10184806                 TAYLOR-CANNON REGINA                30750         30,735.04      980629
  1499 10184818                 POWERS GENEVA                       99999         99,949.79      980612
  1500 10184829                 ARAUJO KATHRYN E.                  212000        211,601.93      980623
  1501 10184830                 CONSENTINO JOHN V                  100000         99,958.06      980626
  1502 10184851                 LASHLEY VERNON R.                   51800         51,774.46      980608
  1503 10184857                 PLATT MARK                          63750         63,727.27      980608
  1504 10184861                 NEILL KAREN D.                      56250         56,229.90      980709
  1505 10184864                 MARCH KATHERINE                     96800         96,663.38      980603
  1506 10184869                 CHACON VIOLA R                      70800         70,774.70      980630
  1507 10184886                 WEATHERFORD SANDRA                  80600         80,544.57      980605
  1508 10184888                 BAILLIE MELISSA K.                 102400        102,337.75      980604
  1509 10184898                 FURLOW WILLIAM L.                   86400         86,400.00      980706
  1510 10184901                 LANE VERONICA M.                   102390        102,329.86      980626
  1511 10184904                 CUSHMAN STEWART E                  170000        169,871.42      980605
  1512 10184911                 BARNHILL CHRIS M                    63750         63,727.27      980604
  1513 10184913                 DAVIS LARRY                        156000        155,914.61      980622
  1514 10184914                 GREEN LISA                          46400         46,382.53      980626
  1515 10184918                 BURNLEY KAREN D.                    38500         38,500.00      980714
  1516 10184922                 KLEIN JEFF                         117300        117,249.47      980618
  1517 10184926                 KOONCE BRENDA                       80250         80,226.07      980612
  1518 10184928                 EVANS MARY N.                      204000        203,787.66      980603
  1519 10184937                 JORDAN GLADYS                       37730         37,702.95      980612
  1520 10184941                 RASCON LAURA                        60750         60,701.40      980602
  1521 10184943                 EVANS RANDY                        133500        133,381.14      980615
  1522 10184953                 GALLACHER PATRICK                  103700        103,610.28      980611
  1523 10184955                 WONG YUKI                           56100         56,072.41      980618
  1524 10184958                 EASTBURN DRAKE                     115200        115,136.94      980623
  1525 10184971                 RYNIKER ROBERT L                   100000         99,915.76      980618
  1526 10184972                 FIKRU DANIEL                        33300         33,285.23      980605
  1527 10184984                 ODETTE THOMAS D                     63920         63,866.15      980612
  1528 10185014                 TOWNSEND KATHY                      75200         75,143.12      980528
  1529 10185025                 GREENE LAWRENCE                     43500         43,478.60      980612
  1530 10185029                 JONES KEVIN F.                     102850        102,772.20      980603
  1531 10185034                 ALCANTAR JAVIER S.                  89250         89,215.47      980708
  1532 10185039                 EVANS ROBERT W.                    123250        123,195.36      980623
  1533 10185043                 CAMPBELL DAVID L.                   76400         76,326.03      980608
  1534 10185048                 ROBINSON CURLEE                     93750         93,714.70      980622
  1535 10185065                 DIAZ RAMIRO                         41250         41,238.48      980604
  1536 10185066                 JONES RICHARD L.                    20000         19,987.82      980626
  1537 10185067                 HUNSAKER DENNIS L                   51100         51,100.00      980625
  1538 10185080                 DEWEY PAUL                         462000        462,000.00      980708
  1539 10185084                 OLIVER MICHAEL T.                   52000         51,979.33      980610
  1540 10185085                 STICHA LAWRENCE J.                  86250         86,219.25      980602

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1541 10185092                 HILL WILLIAM K.                     42000         41,983.30      980612
  1542 10185093                 ROGERS DENISE J.                    60000         59,978.55      980609
  1543 10185104                 GATES ALONZO E                      36000         36,000.00      980708
  1544 10185114                 PEREZ AMERICA                       62100         62,057.86      980611
  1545 10185121                 BESLIC IVAN                         87550         87,518.71      980623
  1546 10185135                 LUCK JAMES G.                       62910         62,887.51      980715
  1547 10185138                 RUCKER KYLE                         62400         62,377.70      980701
  1548 10185145                 KELSO STEVE                         92300         92,256.94      980626
  1549 10185146                 EMERY DANA T.                       63000         62,972.62      980701
  1550 10185171                 BOLERJACK JR. RUSSELL P             60000         60,000.00      980715
  1551 10185175                 PUGH JR. EARL L.                    57000         56,910.62      980624
  1552 10185176                 PONZO BRADLEY D                     72000         71,974.27      980616
  1553 10185178                 JONES FAYETTE                       36000         35,985.00      980619
  1554 10185180                 RUECKL TOBIN J.                     59200         59,173.75      980702
  1555 10185185                 THOMAS ROBERT                      140675        140,619.10      980706
  1556 10185190                 VANDENBERG ROGER E                 137800        137,748.12      980629
  1557 10185203                 WEBB LEILANI C.                     33000         32,977.61      980612
  1558 10185204                 WALLACE LELA F                      24000         23,990.92      980630
  1559 10185205                 PIERCE WILLIAM L.                  180000        179,935.56      980623
  1560 10185207                 POLLITT JENNY A.                    74700         74,643.49      980630
  1561 10185210                 GLATZ BRIAN K                       81600         81,600.00      980713
  1562 10185214                 BUFFA JEROME                        39950         39,936.87      980625
  1563 10185215                 PECNICK PAMELA R                    51800         51,756.35      980622
  1564 10185222                 LIVINGSTON TRACY                    58225         58,225.00      980716
  1565 10185228                 WHITAKER JAMES                      20800         20,784.25      980623
  1566 10185235                 TOOMER FREDERICK M.                 63000         62,978.73      980629
  1567 10185236                 ALLISON PRESTON                     43500         43,470.48      980629
  1568 10185247                 DILLON JULIA M.                    120750        120,704.54      980623
  1569 10185249                 VOLM RANDY J                        86320         86,293.89      980709
  1570 10185250                 WEBER CLAY C                        56800         56,779.69      980626
  1571 10185251                 ORAVEC BRIAN G                      74250         74,221.09      980618
  1572 10185254                 BERNAU GREGORY R                   112500        112,457.64      980630
  1573 10185264                 WESTERFIELD TROINA                  44850         44,833.11      980611
  1574 10185271                 GRZYMEK DEBORAH F.                 123200        123,071.76      980619
  1575 10185272                 RAYMOND RICHARD T                   76457         76,407.22      980625
  1576 10185274                 BURTON ELDRICK R                    57000         56,971.77      980629
  1577 10185275                 COVAULT FLOYDE                     108000        107,952.12      980706
  1578 10185281                 BURNETT LEON J                      28000         27,982.97      980615
  1579 10185290                 PIERSON FRANK E                     42400         42,400.00      980708
  1580 10185300                 SMITH PRATHER                       30550         30,537.68      980617
  1581 10185307                 GRANT BARBARA                       54600         54,600.00      980708
  1582 10185311                 KELLY SR ROBERT A                   46500         46,484.30      980625
  1583 10185313                 RETZLER ALLAN                       60000         60,000.00      980713
  1584 10185321                 WICKS GAYNELL                       34450         34,437.02      980707
  1585 10185325                 RANDALL RACHEL                      37425         37,425.00      980713
  1586 10185350                 CRENSHAW DAVID W.                   41599         41,599.00      980707
  1587 10185353                 KELLER DAVID E                      73015         72,955.12      980619
  1588 10185355                 IVERSON PATRICIA A.                105400        105,365.37      980626
  1589 10185361                 MCKNIGHT REVALL                     28000         28,000.00      980701
  1590 10185370                 GREENE DELORES                      31000         31,000.00      980708
  1591 10185372                 ELLIS OPAL L                        57000         56,976.10      980630
  1592 10185373                 DAVIS SHAMAYIM S.                   52000         52,000.00      980708
  1593 10185379                 HOSKINS LAWRENCE A                  40800         40,785.42      980630
  1594 10185392                 RITCHIE EARESTINE M.                45600         45,583.62      980713
  1595 10185393                 MASTERS ERIC                        75650         75,625.15      980708
  1596 10185400                 MOORE JR BOOKER T                   20000         20,000.00      980707
  1597 10185404                 PASKELL GINA L                     128300        128,300.00      980715
  1598 10185405                 KAMP SHERRY G                      110000        109,948.68      980710
  1599 10185408                 CORBIN WANDA J.                     46320         46,320.00      980707
  1600 10185409                 BUTCHER ISAAC                       37500         37,489.24      980714
  1601 10185411                 UPTON DEBORAH                       93500         93,500.00      980715
  1602 10185425                 SNEEZE SHEILA A                     22500         22,500.00      980709
  1603 10185443                 BROWN RONALD W.                     93500         93,500.00      980715
  1604 10185444                 ROBY LISA K                        112500        112,459.79      980626
  1605 10185447                 DAVIS SANDRA                        49500         49,484.60      980626
  1606 10185453                 WILLIAMS TERRANCE L                 33520         33,508.02      980625
  1607 10185460                 SMOLIK DANIEL W.                    40500         40,484.75      980630
  1608 10185467                 AGUILAR CIRIACO R                   81600         81,527.34      980624
  1609 10185472                 MOODY CONNIE S                      20400         20,393.48      980630
  1610 10185473                 MELICK STACY A                      52800         52,769.62      980626

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1611 10185475                 HALL TOI Y.                         70320         70,320.00      980622
  1612 10185476                 MURDOCK TERRENCE R                  39600         39,587.34      980624
  1613 10185478                 ANZALDI SHARON A                   245000        245,000.00      980708
  1614 10185482                 SMITH JOHN W                        41250         41,250.00      980715
  1615 10185495                 PIERCE JANET                       160550        160,489.55      980630
  1616 10185499                 CHAVEZ DIEGO                        29600         29,600.00      980702
  1617 10185507                 REYNOLDS WALTER C.                  47600         47,600.00      980706
  1618 10185514                 TODD JR. ZEMRIAH                    65800         65,800.00      980715
  1619 10185517                 WILKES III WALLACE                  22200         22,200.00      980708
  1620 10185518                 DICKERSON DIONNE                    31200         31,189.46      980630
  1621 10185533                 TELLIS MICHAEL A.                   77350         77,350.00      980709
  1622 10185535                 DUNN RAYNARD E                      39000         39,000.00      980710
  1623 10185545                 FOWLER-COMBS JOANN                  52200         52,151.10      980630
  1624 10185582                 LOR KANG                            42750         42,732.07      980707
  1625 10185586                 JENNINGS SEAN J.                    45500         45,482.86      980701
  1626 10185587                 GIANFRANCESKO MICHAEL J            135900        135,791.50      980624
  1627 10185588                 HOUSTON-PAYNE DAMITA                43500         43,500.00      980715
  1628 10185589                 SMITH JR DALE W                     48750         48,731.64      980630
  1629 10185617                 BUTTERFIELD JR. RICHARD T           43500         43,482.71      980630
  1630 10185622                 PRIM SANDRA                         93600         93,574.66      980629
  1631 10185633                 WOODFORK STANLEY W.                 86000         85,963.93      980612
  1632 10185634                 THOMAS SR. GEORGE E.               144500        144,445.59      980706
  1633 10185636                 CHAVEZ JAVIER                      104400        104,303.71      980616
  1634 10185637                 THRELKELD RICHARD                  190500        190,411.12      980617
  1635 10185638                 RUBIO CRISTOBAL M.                 114750        114,699.12      980707
  1636 10185643                 FRODE-HANSEN SAM                    97240         97,181.08      980622
  1637 10185651                 GOLUB EDWARD                       165750        165,664.07      980616
  1638 10185665                 FRERICHS RONALD                     55000         54,952.40      980707
  1639 10185672                 BACA ANGELO                        122500        122,445.69      980713
  1640 10185684                 NICHOLSON RAYMOND                  105000        104,913.93      980702
  1641 10185696                 HILLIER JOHN J.                    241339        241,339.00      980714
  1642 10185703                 BOYCE ROBERT LEWIS                  87750         87,715.05      980710
  1643 10185706                 ROBBINS JEFFREY                     54000         53,894.76      980625
  1644 10185709                 MONTOYA JR. J. HORACE              102100        102,033.94      980616
  1645 10185720                 HILLS REBECCA L.                    81600         81,559.86      980625
  1646 10185726                 LABRUM JOSEPH R.                   197200        197,117.30      980630
  1647 10185742                 SHUMAN PHILIP                      239717        239,605.16      980630
  1648 10185747                 RAMOS ROGELIO                       91500         91,438.48      980625
  1649 10185758                 SWENSON MITCH                      142500        142,446.34      980713
  1650 10185761                 KARSHNER CHRISTOPHER                66710         66,683.43      980629
  1651 10185764                 CROSS JAMES C.                      92625         92,525.46      980623
  1652 10185766                 HAACKER VICTORIA                   100000         99,807.52      980619
  1653 10185768                 HAMEN GENE                          56250         56,219.21      980618
  1654 10185770                 MERKER GEORGE E.                   250092        249,992.62      980717
  1655 10185777                 DUARTE DAVID                        64500         64,478.22      980623
  1656 10185779                 DUPIN DE ST CYR ELIZABETH          216750        216,659.11      980630
  1657 10185781                 ARBOGAST JIMMY                     154880        154,807.74      980630
  1658 10185785                 VERLEY JON A.                      114300        114,300.00      980708
  1659 10185800                 DAVIS T.D.                         108500        108,456.38      980710
  1660 10185805                 MARES RICHARD E.                   104000        103,962.83      980623
  1661 10185808                 PAHKAMAA II JAMES W.                58500         58,457.99      980630
  1662 10185809                 PETERSON TODD F.                   211500        211,406.43      980625
  1663 10185813                 HOTCHKINS ANNETTE                   65250         65,224.07      980630
  1664 10185815                 FOLEY RICHARD                      272000        271,897.60      980630
  1665 10185823                 PAPANDREA THOMAS A.                124000        124,000.00      980716
  1666 10185834                 MILLER JEFF E.                     148500        148,500.00      980715
  1667 10185835                 KARTES ALEN J.                      81600         81,561.93      980630
  1668 10185839                 TAILLON BEVERLY ANN                 55920         55,920.00      980629
  1669 10185848                 PEREZ MICHAEL M.                   109520        109,470.48      980623
  1670 10185855                 JOHNSON GREG L.                    135600        135,472.95      980625
  1671 10185869                 MENDIOLA DENNIS S.                 106400        106,361.98      980625
  1672 10185876                 NASH CHRISTINA M.                  193500        193,414.21      980706
  1673 10185879                 THOMAS STACI                        46000         45,949.45      980625
  1674 10185896                 BRADLEY RALPH J.                   103550        103,506.58      980630
  1675 10185897                 FERNANDEZ MANUEL                   170000        169,936.00      980630
  1676 10185916                 TULLIS JAMICE                      371250        370,883.32      980626
  1677 10185917                 QUAN WHILING                        94500         94,461.42      980630
  1678 10185921                 LANGE MICHAEL                       52000         52,000.00      980629
  1679 10185922                 HEROLD JAMES                       416500        416,325.33      980629
  1680 10185926                 JONES THOMAS H.                    300000        299,798.70      980629

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1681 10185929                 MADDEN THOMAS P.                   140675        140,605.65      980707
  1682 10185935                 MAGNO ARIEL C.                     146700        146,594.68      980630
  1683 10185955                 WORTHY ROBERT D.                    96250         96,191.69      980630
  1684 10185956                 CLOWES SHIELA K.                    71500         71,425.92      980630
  1685 10185958                 ANEMA VERN                          85000         84,969.62      980630
  1686 10185963                 WINCHESTER JERRY E.                 82450         82,411.53      980710
  1687 10185964                 SCHERR JAMES M.                     93750         93,750.00      980716
  1688 10185968                 CUNNINGHAM DARRYL                   24500         24,490.76      980629
  1689 10185970                 ROSER DAVID                        101600        101,561.75      980630
  1690 10185971                 PELEGRIN JR. GIL F.                300950        300,950.00      980715
  1691 10185980                 GABRIEL PAUL                       182400        182,229.11      980630
  1692 10185998                 CLEMENT GEORGE                     139200        139,150.25      980630
  1693 10186002                 PECK NICHOLE J.                    102600        102,554.51      980630
  1694 10186004                 HICKS MATT                         111600        111,550.52      980702
  1695 10186009                 GAW REYDAVID                       199000        198,712.16      980702
  1696 10186011                 LINCOLN PATRICK T.                  90100         90,100.00      980709
  1697 10186015                 WINNE NORMAN R.                     64875         64,875.00      980707
  1698 10186023                 KNIGHT DANIEL W.                    75200         75,159.67      980707
  1699 10186025                 MCFADDEN FRANCIS                   166831        166,647.68      980630
  1700 10186030                 BADGER FLOYD                       209700        209,700.00      980714
  1701 10186032                 BURGER RONALD L.                   140000        139,910.72      980630
  1702 10186033                 OUTLAND LARRY G.                   254250        254,250.00      980630
  1703 10186037                 STEEL JAMES R.                     140000        140,000.00      980707
  1704 10186042                 ALAALATOA GEORGE V.                120000        119,937.78      980715
  1705 10186047                 TIDWELL JAMES D.                    75650         75,650.00      980708
  1706 10186051                 SOMERA VICENTE ABALOS              300000        299,844.14      980630
  1707 10186052                 BERTRAND PHILIP                    170625        170,625.00      980709
  1708 10186080                 GARCIA PATRICK A.                  255000        255,000.00      980715
  1709 10186086                 PEREZ THERESA                      136500        136,500.00      980715
  1710 10186089                 ZAMANZADEH HASSAN                  221000        220,866.12      980710
  1711 10186092                 CUMMINGS DENISE M.                 148800        148,800.00      980713
  1712 10186097                 HERMES RICHARD W.                  152760        152,676.38      980713
  1713 10186114                 SHARPE ELVIS                       111520        111,480.15      980625
  1714 10186118                 WILSON DWIGHT                       65000         64,925.90      980602
  1715 10186127                 WILSON DWIGHT                       86450         86,351.47      980602
  1716 10186144                 HARRIS EVELYN W.                    30000         29,990.41      980609
  1717 10186145                 LONG CLOTHILDE                     100000         99,953.24      980608
  1718 10186177                 CAMPINHA GUY                        60350         60,254.98      980619
  1719 10186198                 BRICKEY GEORGE                     156825        156,762.68      980622
  1720 10186200                 BARNES KENNETH                      86985         86,952.25      980612
  1721 10186208                 WYNN MICHAEL                        52500         52,352.53      980630
  1722 10186227                 WILLISTON MICHAEL                   42400         42,400.00      980707
  1723 10186240                 MITCHELL VINCENT                    80000         79,970.67      980622
  1724 10186253                 MENDLOWITZ SIDNEY                   48000         47,977.60      980605
  1725 10186256                 SULLIVAN KAREN                      81000         80,958.00      980616
  1726 10186280                 STRYPE GREGORY T.                  139750        139,750.00      980629
  1727 10186291                 SPENCER LORRAINE                    24500         24,492.15      980612
  1728 10186296                 BRYDEN DARREN                      300000        299,653.52      980611
  1729 10186313                 COSTILLO JOSE                       71910         71,861.21      980610
  1730 10186318                 BRATTON LATARSHA L.                 25500         25,491.84      980609
  1731 10186322                 GLOVER CAROLYN A.                   31500         31,469.36      980615
  1732 10186323                 REED LORELEI                        53100         53,082.07      980611
  1733 10186328                 CARMAN JAMES                       403650        403,379.15      980630
  1734 10186331                 MCBRYDE MICHAEL                     58320         58,278.11      980630
  1735 10186334                 BELL TERRANCE D.                    33750         33,735.03      980630
  1736 10186337                 LEWIS PAUL V.                      109000        108,946.38      980629
  1737 10186354                 COLE DERRICK                       101200        101,119.21      980626
  1738 10186365                 DUSANG JACK                        115090        114,995.61      980603
  1739 10186373                 CLAY DANNY                         136000        135,944.47      980612
  1740 10186386                 BARISH ROBERT                      102425        102,357.38      980629
  1741 10186393                 NUTT JOHN P.                        31200         31,188.25      980605
  1742 10186399                 SMITH GWEN                          38100         38,071.17      980603
  1743 10186403                 BENTLEY DINELLA                     63700         63,675.65      980615
  1744 10186408                 GUERRERO ANTHONY                    61875         61,828.19      980611
  1745 10186411                 EDMANDS DONALD N.                   35000         34,986.54      980603
  1746 10186413                 RAMOS ISREAL                        93000         92,887.89      980605
  1747 10186422                 FREDETTE ROBERT                     83200         83,166.93      980615
  1748 10186434                 DOWERY ISABELLA                     55000         54,963.67      980617
  1749 10186454                 PARKS, SR. ELDRIDGE V.             155000        154,869.44      980605
  1750 10186455                 HEINECKER JASON                    132000        131,947.54      980623

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1751 10186459                 PARKS, SR. ELDRIDGE V.              69600         69,541.37      980605
  1752 10186465                 TRYBALSKI BARRIE                    93000         92,976.20      980629
  1753 10186468                 GANESH VIDYARTIE                   162500        162,438.82      980716
  1754 10186481                 DIAL GENE                           24000         23,981.84      980630
  1755 10186482                 GOGGANS TONY                        38325         38,305.08      980610
  1756 10186486                 SMITH JOHN                          68000         67,941.41      980603
  1757 10186503                 MCALLISTER MARC C.                  61600         61,600.00      980709
  1758 10186506                 CHONA GISELE                        60200         60,178.53      980610
  1759 10186508                 REEVES SHAWN                        75000         74,968.55      980611
  1760 10186513                 PEOPLES TYRONE                      37700         37,685.73      980625
  1761 10186514                 HARRELL ROCHELLE D.                 26000         25,990.21      980612
  1762 10186515                 SYKES MICHAEL                       88900         88,866.53      980622
  1763 10186519                 HOLIFIELD HENRY L.                  33150         33,137.52      980625
  1764 10186521                 EDWIN DORIS                         91000         90,965.74      980615
  1765 10186536                 BROWN ARTHUR A.                    141700        141,633.88      980603
  1766 10186543                 BAUR DAVID                          43550         43,517.05      980619
  1767 10186544                 JOVANOSKI ZORAN                    165000        164,845.41      980603
  1768 10186546                 SMALL STEVEN S.                     27885         27,874.49      980619
  1769 10186547                 JONES JAMES E.                      72800         72,771.06      980623
  1770 10186549                 BROWN VIOLETTE                     179350        179,350.00      980707
  1771 10186550                 COX DANNY                           60000         59,977.41      980722
  1772 10186553                 BETOR, III DANIEL                   59400         59,344.35      980605
  1773 10186555                 EISENHART FRANCES H.               280000        279,869.36      980715
  1774 10186556                 LAMBERT RICHARD A.                  35500         35,310.93      980608
  1775 10186577                 DEJESUS CARMEN                      39000         38,985.31      980619
  1776 10186587                 QUINONES JOSE U.                   125000        124,952.93      980617
  1777 10187105                 DOBSON JUDY                         41400         41,370.27      980604
  1778 10187116                 MAGEE DOUGLAS L.                   125900        125,722.34      980610
  1779 10187120                 MONGER TAMMY                        47600         47,600.00      980713
  1780 10187122                 NEWTON FAITH                        30400         30,388.55      980616
  1781 10187136                 YOUNG VIGINIA                       41730         41,694.83      980611
  1782 10187137                 COSSON TIMOTHY                      49300         49,256.10      980603
  1783 10187144                 CANALES FRANK                       72000         71,974.27      980630
  1784 10187149                 LYNAUGH COLLEEN A.                  74625         74,597.65      980618
  1785 10187157                 TOPP CHARLES  W.                   132000        132,000.00      980709
  1786 10187158                 WOMACK JANNIS                       45200         45,172.62      980619
  1787 10187159                 MCMILLAN KARL J.                   225000        224,799.66      980604
  1788 10187160                 WIMBLE NICK                         40625         40,625.00      980706
  1789 10187162                 HORN JEFFI                         175900        175,735.21      980610
  1790 10187163                 OSBORNE BERNICE                     76650         76,615.35      980610
  1791 10187166                 MORRIS KAREN                       131750        131,696.21      980619
  1792 10187168                 LANCASTER LEWIS E                   76415         76,384.63      980622
  1793 10187170                 CHANCELLOR GERALD                   61200         61,046.44      980609
  1794 10187173                 MOORE PAMELA                        63050         63,000.42      980612
  1795 10187177                 CHAN ANSON                          88000         87,968.62      980630
  1796 10187187                 GRIMES DANIEL                       43920         43,901.58      980630
  1797 10187195                 APPLEFIELD LORNA                   242100        241,916.89      980605
  1798 10187199                 FIFFIE PATRICK W                   104400        104,321.03      980609
  1799 10187202                 BONDOC HECTOR                       39200         39,160.89      980622
  1800 10187212                 LEWIS DARRELL  F.                   95000         94,955.68      980707
  1801 10187213                 BARNEBY NANCY                       70000         69,961.68      980602
  1802 10187221                 OLMOS SUZANA                       168000        167,892.87      980630
  1803 10187222                 ESHENBAUGH ROBERT D.                72280         72,183.06      980618
  1804 10187223                 BUTLER SR. BILLY R.                 53600         53,557.18      980617
  1805 10187238                 DUCRE, SR. ERNEST                   44000         43,983.43      980610
  1806 10187240                 HOLLEY RICKY                        36400         36,388.99      980612
  1807 10187254                 BARMORE GEORGE                      34500         34,500.00      980629
  1808 10187257                 FOSTER LINDA J                     136875        136,800.07      980611
  1809 10187263                 SILVERMAN JEFFREY                  364500        364,318.81      980625
  1810 10187276                 TYLER BEN                           73800         73,720.14      980603
  1811 10187288                 CEBALLOS ERNESTO                   124600        124,553.09      980618
  1812 10187289                 BRADLEY JAMES                       55900         55,900.00      980622
  1813 10187300                 NORWOOD ANDY D.                     52500         52,442.31      980602
  1814 10187315                 YOCUM PATRICK                       48750         48,734.38      980716
  1815 10187317                 SHEN DAVID S.                      250750        250,620.00      980611
  1816 10187324                 PITTMAN CAREY                       34500         34,472.46      980629
  1817 10187325                 RAMIREZ MARIA G.                    74800         74,773.33      980610
  1818 10187329                 HANTZOPULOS NICOLAS S.              52650         52,630.18      980617
  1819 10187332                 PENA-MICHES ARISTOTELES             56250         56,230.97      980610
  1820 10187333                 HOUSTON JEANNETT                    59200         59,176.47      980608

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1821 10187335                 WILLIAMS LISA H                     59500         59,453.76      980617
  1822 10187338                 GONZALEZ RODOLFO                    38000         38,000.00      980706
  1823 10187341                 ALEXANDER ERICA                     33915         33,889.75      980610
  1824 10187342                 PERKINS THOMAS                     150300        150,192.09      980605
  1825 10187346                 GARCIA ARMANDO                     117560        117,485.04      980605
  1826 10187347                 MATTHEWS LOWELL C.                  80750         80,718.76      980612
  1827 10187363                 RASH DONNALDLE                      28500         28,490.38      980629
  1828 10187367                 SOUTH MICHAEL L.                    95355         95,274.68      980626
  1829 10187371                 MAYES SAMMIE                        20150         20,143.55      980626
  1830 10187374                 STARNS CHRIS M.                     41650         41,635.11      980625
  1831 10187382                 LONG JAY                           168150        168,071.55      980619
  1832 10187385                 DOTY EDWARD W.                     225000        224,870.55      980609
  1833 10187399                 JONES GRETA M.                   86963.51         86,963.51      980629
  1834 10187407                 DILLARD DANIEL                     103500        103,461.03      980611
  1835 10187412                 HAGGERTY JESSE                      51100         51,077.34      980707
  1836 10187415                 SCARBOROUGH JASON                   47200         47,184.24      980702
  1837 10187417                 HARRISON III PHILLIP               115000        114,949.02      980622
  1838 10187427                 HOLMQUIST LINDA  K.                 96200         86,163.78      980622
  1839 10187438                 ROBERTS NAOMI G.                    82800         82,770.41      980624
  1840 10187460                 KOBAISSI GHALEB                    132000        131,872.50      980618
  1841 10187470                 REIMANN SCOTT                      242900        242,813.20      980618
  1842 10187472                 CORRAL GASTON B.                   228000        227,875.20      980619
  1843 10187481                 WILLIAMS KEN                        84000         83,973.88      980626
  1844 10187483                 JAMES VERONICA                      63750         63,750.00      980623
  1845 10187491                 JAMES GUY                          110250        110,203.77      980710
  1846 10187492                 GARZA ARIEL VALDER                  38500         38,479.03      980617
  1847 10187502                 AREVALO JOSE E.                     85500         85,431.74      980706
  1848 10187506                 SANDERS LEXIX A                    160000        159,824.74      980622
  1849 10187508                 MCCLANAHAN JOHN T.                  38500         38,486.27      980609
  1850 10187511                 NICHOLS ARLEY E                    431250        430,974.22      980708
  1851 10187514                 PROGOSH BEN                         80000         79,902.71      980707
  1852 10187524                 LOPEZ RENE                          55640         55,619.05      980623
  1853 10187525                 NEWMAN HASZEL                       69750         69,722.22      980708
  1854 10187533                 IDUSUYI JOSEPHINE                   56400         56,379.88      980603
  1855 10187537                 PRUETT LEONARD                      72000         71,974.32      980630
  1856 10187542                 KATZMAN DREW                       250000        249,784.75      980604
  1857 10187547                 ZIV YUVAL Y.                       261000        260,925.16      980611
  1858 10187548                 THOMAS JOHN  R.                     30150         30,135.93      980625
  1859 10187559                 BRISTRICAN PAUL J.                 184400        184,313.96      980609
  1860 10187561                 ROSPIGLIOSI JOHN                   108000        107,961.40      980609
  1861 10187564                 SCHLANGER MICHAEL                  101600        101,567.53      980625
  1862 10187566                 CAMP DON O                          26600         26,570.77      980619
  1863 10187575                 OKAFOR ELIZABETH                   327250        327,116.40      980618
  1864 10187576                 THORESEN KEVIN P.                  109500        109,417.19      980615
  1865 10187577                 DENUCCIO MICHAEL                   138600        138,455.73      980715
  1866 10187578                 CARRION RICHARD                     56250         56,227.59      980707
  1867 10187580                 DICKENSON VIRGINA                   71500         71,433.01      980615
  1868 10187581                 MONROY JON F.                      332000        332,000.00      980715
  1869 10187582                 HILL BOBBY J                        29400         29,389.51      980611
  1870 10187583                 STONE ANGELA R.                     28500         28,489.55      980609
  1871 10187594                 GONZALEZ LUIS R.                 58330.31         58,181.34      980630
  1872 10187596                 FLORES STELLA                      127000        126,930.48      980626
  1873 10187597                 EISBACH KARL                        89000         89,000.00      980715
  1874 10189102                 BARTHOLOMEW RICHARD G.              58500         58,457.99      980604
  1875 10189104                 BARR THOMAS                         65000         64,546.24      980630
  1876 10189107                 GAUSE MICHAEL                       82800         82,733.89      980603
  1877 10189112                 BARNETT PETER                      131200        131,100.54      980605
  1878 10189114                 PORTER REBEKAH                     144300        144,232.68      980626
  1879 10189120                 MARTIN JULIE L.                    100000         99,953.34      980622
  1880 10189121                 REUTER REBECCA S.                   58800         58,778.51      980612
  1881 10189123                 GLOVER DIANA M.                     72000         71,928.88      980609
  1882 10189129                 NADLER HAROLD                    22042.95         22,042.95      980630
  1883 10189131                 GULDNER JESSE B.                    55250         55,230.82      980603
  1884 10189135                 HARRINGTON SHARON                   81600         81,538.26      980608
  1885 10189144                 ELIOPOULOS EMILY                    56790         56,790.00      980630
  1886 10189150                 SHORES PAUL W                       79040         78,989.69      980612
  1887 10189152                 TWEED ROY                           36000         35,916.26      980617
  1888 10189153                 RICH WAYNE M.                       81450         81,422.49      980608
  1889 10189161                 WHEELER THOMAS D.                   82800         82,800.00      980715
  1890 10189168                 BURCHETT BOB G                     112190        112,190.00      980605

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1891 10189170                 AVILEZ LEONEL                       25550         25,540.35      980619
  1892 10189173                 HUMPHREY STEVEN L.                  45500         45,469.12      980605
  1893 10189175                 ALLISON MICHAEL SHANE               34380         34,335.04      980615
  1894 10189176                 ROAT JEREMY W.                     144000        143,885.04      980609
  1895 10189180                 FORD JAMES                          47250         47,225.78      980603
  1896 10189185                 FEHLHAFER WILBUR                    42250         42,031.66      980626
  1897 10189189                 NYLEN LESLIE ANN                    85000         84,901.83      980623
  1898 10189191                 WALKER MICHAEL                     113400        113,269.04      980626
  1899 10189193                 BASS SHELIA J.                      38800         38,788.26      980622
  1900 10189201                 LAKASCHUS ROLAND G.                 97325         97,289.34      980630
  1901 10189206                 JOHNSON SHIRLYNE                    72000         71,966.40      980612
  1902 10189212                 STONG GERARD                        73000         72,972.51      980608
  1903 10189213                 BALDWIN DARRELL                     41600         41,588.95      980612
  1904 10189216                 CARRELL DEAN R                     104465        104,418.68      980626
  1905 10189228                 MCCRARY DENNIS R.                   17000         16,988.46      980626
  1906 10189231                 ODUM DEBRA                          25025         25,025.00      980707
  1907 10189237                 RYAN JAMES C.                       59120         59,097.74      980612
  1908 10189241                 BARGLOF MELISSA S.                 145600        145,365.70      980615
  1909 10189245                 GRAY WILLIE C                      112187        112,025.21      980626
  1910 10189246                 BRYAN DELTON                        51100         51,061.35      980622
  1911 10189248                 LOPATI NUUAUSALA                   116100        116,058.50      980618
  1912 10189270                 YEARSLEY DAVID A                   170800        170,573.86      980603
  1913 10189275                 KOUKAL JULIE                        97750         97,658.41      980605
  1914 10189281                 WESSELS MARCIA                      49000         48,958.73      980619
  1915 10189283                 JAACKS KATHY J.                     50150         50,113.65      980612
  1916 10189287                 BALDWIN GREGORY                     58500         58,500.00      980709
  1917 10189288                 WHELTEN CLARK                      131400        128,170.85      980603
  1918 10189294                 HARKER DANIEL A.                    91060         91,010.49      980626
  1919 10189299                 FREEMAN DIANA C.                   166400        166,333.87      980610
  1920 10189305                 HOWELL LARRY                        47200         47,171.30      980622
  1921 10189314                 KULKE CHRISTOPHER                   98175         98,123.77      980629
  1922 10189325                 NICHOLS, JR. BOB                    61625         61,601.16      980630
  1923 10189331                 SCOTT THOMAS H.                     22400         22,393.22      980626
  1924 10189336                 BRADLEY WILLIE                      36750         36,728.80      980612
  1925 10189341                 CRAWFORD RAINEY J.                  56550         56,525.37      980608
  1926 10189343                 GAYNOR LAURA                        56950         56,936.21      980610
  1927 10189348                 MURPHY JAY T.                      220000        219,902.46      980617
  1928 10189356                 INYANG JOSEPH A.                   192555        192,438.34      980605
  1929 10189366                 BOROHOV EDUARD                     114000        113,943.92      980605
  1930 10189370                 KILBOURNE JERRY C.                  79475         79,414.88      980630
  1931 10189371                 MCJUNKIN INEZ O.                    86250         86,083.86      980603
  1932 10189385                 VAUGHN ERIC L.                     112500        112,455.29      980709
  1933 10189394                 BELLOFF DENNIS                      87490         87,451.21      980630
  1934 10189404                 NIXON ANGELO J.                     18750         18,737.26      980612
  1935 10189406                 MONTGOMERY WACHOVIA                 36000         35,978.59      980605
  1936 10189407                 SOYODE ANETTA C.                   182000        181,869.32      980617
  1937 10189409                 CLARK WILLIE                        38000         37,990.27      980610
  1938 10189414                 JOHNSON CHRISTIN                    36750         36,739.45      980612
  1939 10189416                 MOORE MELISSA                      106250        106,100.42      980604
  1940 10189423                 BLACKETT JOSEPH                     73500         73,475.18      980618
  1941 10189429                 BROWN MYRA D.                       43125         43,112.63      980622
  1942 10189430                 CURRY JULIUS                        35925         35,904.28      980618
  1943 10189443                 KERBY CRYSTALL                      62000         61,953.11      980619
  1944 10189453                 SMITH MARC                          68370         68,342.24      980602
  1945 10189455                 PAHNKE DIANA L.                     31500         31,477.40      980608
  1946 10189456                 WRIGHT CURTIS L.                   106845        106,802.53      980602
  1947 10189465                 WIDLUND MARK A.                    112000        111,947.74      980610
  1948 10189471                 GALE JUDITH                         55000         54,971.48      980622
  1949 10189475                 TREADWELL JAMES                     27200         27,190.56      980629
  1950 10189483                 STEWART RANDALL J                  154700        154,627.82      980630
  1951 10189484                 SMITH JR. LOUIS J.                  69590         69,562.64      980626
  1952 10189507                 LANGE STEPHEN                       95550         95,481.39      980618
  1953 10189519                 MORGAN LARRY D.                     54400         54,381.12      980619
  1954 10189523                 MCMURRAY PIERRE                     78750         78,704.60      980618
  1955 10189524                 LINDSEY KEESHA K.                   38500         38,487.64      980611
  1956 10189526                 LENHARDT TERRY                      43925         43,910.10      980630
  1957 10189529                 VAFEADES VERNIECE                  107910        107,823.85      980630
  1958 10189536                 SCHMIDT DONALD                      53900         53,877.87      980619
  1959 10189538                 JEFFERS EARNEST J.                  34300         34,278.69      980715
  1960 10189542                 ULRICH TOM                          80150         80,078.78      980629

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  1961 10189543                 KING SCOTT                         108500        108,449.37      980622
  1962 10189544                 CURRY DIANE                         53340         53,318.75      980612
  1963 10189546                 CARRILLO ANGELINA                   92790         92,790.00      980710
  1964 10189548                 LEWIS BRENDA ANN                    62400         62,362.19      980608
  1965 10189561                 MALLARD ORLANDO L.                  27375         27,364.12      980623
  1966 10189572                 MONCRIEF LESTER                     80000         79,968.20      980615
  1967 10189573                 PENNELL LOUIS J.                    64600         64,575.68      980610
  1968 10189579                 PIHLAJISTO ARTO                     25000         24,982.35      980608
  1969 10189582                 CLAYTON SAAFFGOOTO M.               54750         54,728.06      980611
  1970 10189588                 PASTOR HECTOR                       79760         79,726.54      980626
  1971 10189591                 LAVIN VICTORIA                     200000        199,890.52      980630
  1972 10189593                 NOVY TIMOTHY J.                     75600         75,569.89      980625
  1973 10189595                 JOHNSTON RICHARD S.                114000        113,898.70      980619
  1974 10189599                 CROSSGO PONCE                       36550         36,535.08      980616
  1975 10190108                 MCCARL JAMES                       108500        108,475.19      980630
  1976 10190612                 WEBER DEBRA                         84000         83,897.86      980601
  1977 10190616                 OUTLAW SANDRA                       44040         44,006.68      980603
  1978 10190618                 JAMEEL MUHAMMED                     36000         35,643.41      980609
  1979 10190625                 DECELLE LOWELL                      88315         88,256.69      980630
  1980 10190657                 STEIN PAULA                        105000        104,920.57      980603
  1981 10190665                 SMITH DONALD F.                     74400         74,354.66      980609
  1982 10190666                 LOVE AARON                         109800        109,725.51      980622
  1983 10190667                 HOWELL JOE A.                      102000        101,961.59      980708
  1984 10190669                 WAYMER STEPHANIE                    99000         98,966.58      980618
  1985 10190692                 HINES MARCONO R.                   280000        279,928.34      980622
  1986 10190693                 PARENTI ANITA M.                    74400         74,370.43      980605
  1987 10190694                 BERGER HAROLD                       67600         67,574.54      980617
  1988 10190695                 EDELMAN ALBERT R.                  124800        124,604.40      980610
  1989 10190703                 VILLA MICHAEL                       81600         81,573.19      980609
  1990 10190719                 DAVIS BRIAN                         32175         32,162.23      980608
  1991 10190723                 PIPER PAMELA                       231000        230,719.11      980615
  1992 10190729                 RAMOS MIGUELINA                    112000        111,938.64      980630
  1993 10190733                 CORRENTE LINDA                      60000         59,922.68      980623
  1994 10190736                 HEBERT CRAIG                        52500         52,480.23      980616
  1995 10190746                 JORDAN MICHAEL                      46900         46,887.99      980615
  1996 10190751                 GRAY JUNIOUS                       104000        104,000.00      980716
  1997 10190758                 DUBZAK CHARLOTTE                    78000         77,970.63      980713
  1998 10190759                 ROLFE JR. EDDIE R.                  79200         79,143.12      980617
  1999 10190761                 GOLEMBA VIRGINIA E.                 42500         42,476.22      980612
  2000 10190763                 DAVIS GLENN                         40300         40,300.00      980630
  2001 10190783                 CAPPABIANCA FIONA                   66725         66,680.95      980626
  2002 10190785                 MARTINEZ EDILBERTO                  39900         39,884.14      980626
  2003 10190795                 GOODWIN SONJA D.                    43550         43,533.60      980609
  2004 10190804                 WHITTHORNE MARIE                    42400         42,384.84      980616
  2005 10190813                 MORIN JAMES A.                     128000        128,000.00      980626
  2006 10190814                 IRIZARRY DONNA M.                   71250         71,225.94      980629
  2007 10190816                 WEBB CAMILLE                        78000         77,970.63      980611
  2008 10190840                 LAWRENCE TIMOTHY                   107250        107,209.62      980610
  2009 10190845                 REED DAVID                         123500        123,371.45      980622
  2010 10190846                 SCIBELLI JUDITH A.                  30400         30,391.00      980713
  2011 10190847                 KNIGHT CHRISTINE                    58400         58,376.79      980707
  2012 10190849                 MATZ ALICIA                         45000         44,975.37      980709
  2013 10190850                 MORALES ERIK                       112000        111,938.82      980630
  2014 10190860                 REIMER GREGORY                      78000         77,895.39      980605
  2015 10190882                 CARPO MATIATRIX                    104000        103,958.67      980610
  2016 10190884                 SANTEL DAVID J.                    129600        129,517.66      980629
  2017 10190885                 MASSY KENNETH                       55000         54,971.48      980615
  2018 10190887                 WARD MICHAEL L.                    114400        114,308.66      980611
  2019 10190901                 ARAUJO ANGEL                       112400        112,359.83      980622
  2020 10190905                 ARNTZ JASON                        130000        129,917.10      980609
  2021 10190906                 SMITH HAROLD                        54600         54,600.00      980626
  2022 10190910                 OSTASIEWSKI LEONARD                 75000         74,949.12      980626
  2023 10190923                 BERKHEIMER TROY                     51350         51,330.66      980617
  2024 10190932                 THOMAS PATRICIA                     58950         58,917.80      980617
  2025 10190948                 BLUE JULIUS                        124500        124,453.12      980612
  2026 10190949                 HEATH CURTIS                        46750         46,732.86      980629
  2027 10190951                 TOMA RICHARD                        35750         35,736.54      980610
  2028 10190971                 HEFFNER D. LEE                      87920         86,788.21      980622
  2029 10190987                 LAGASSE LEONARD P.                 100000         99,932.50      980716
  2030 10190990                 CLEMENS JAMES                      112500        112,457.64      980625

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2031 10191006                 MOSLEY DEBORAH                      41600         41,585.13      980617
  2032 10191008                 SOUZA DONALD                        28800         28,790.79      980618
  2033 10191014                 DIPPERY MICHAEL                     33800         33,787.27      980626
  2034 10191018                 PEARSON BARRINGTON                 155700        155,623.42      980626
  2035 10191019                 DOMINECH RENE                       28200         28,185.37      980619
  2036 10191022                 GARRETT BONNIE K.                   74550         74,518.73      980625
  2037 10191025                 WHITE HERSE                         21000         20,985.69      980710
  2038 10191030                 LIZIK LEONARD                       55250         55,227.99      980619
  2039 10191040                 BORER THOMAS J.                    123500        123,466.57      980630
  2040 10191050                 WEINER RANDI                       150000        149,866.45      980615
  2041 10191054                 FAULKNER JEFFREY P.                 65500         65,452.97      980619
  2042 10191055                 CONNOR JODY                        140000        139,527.42      980622
  2043 10191068                 ALTMAN CARL                         33800         33,800.00      980710
  2044 10191083                 LEMCKE LINDA                        71500         71,473.08      980626
  2045 10191126                 MARTIN ALLEN L                      45000         44,980.05      980709
  2046 10191128                 KANGRGA REBECCA                    144000        144,000.00      980710
  2047 10191129                 LEWIS JAMES                        145600        145,507.15      980713
  2048 10191155                 WEHR DANIEL                         59415         59,390.08      980626
  2049 10191200                 FRANK ADAM                         252000        251,775.63      980721
  2050 10191216                 TABISH GEORGE                       84000         84,000.00      980714
  2051 10191264                 OKAMOTO YOSHIHIRO                  247500        247,398.41      980715
  2052 10191383                 CARRADINE LYNN                     102000        101,957.22      980716
  2053 10191478                 PIECHA BEVERLY                     303200        302,996.14      980717
  2054 10191602                 MAJERSKY NICK F.                   172800        172,529.16      980629
  2055 10191605                 PEACOCK CARLA                       78375         78,338.43      980622
  2056 10191611                 MONEY JAMES                         62900         62,876.95      980630
  2057 10191620                 BOWER RAYMOND                       57600         57,575.84      980630
  2058 10191624                 BROWN JOHN S.                       88000         87,962.67      980629
  2059 10191631                 RICH GRANT E.                       71100         71,071.75      980630
  2060 10191639                 MARTINEZ JESUS                      67500         67,475.88      980626
  2061 10191643                 DI DONNA MICHAEL                   159300        159,150.74      980629
  2062 10191644                 MEDINA JOANNE                       68212         68,212.00      980626
  2063 10191645                 JOHNSON RANDALL                    140000        139,919.28      980630
  2064 10191650                 DRAAYER ROBERT                     241280        241,196.28      980630
  2065 10191656                 DIROCCO RANDOLPH                   100000         99,932.76      980622
  2066 10191659                 STONE IRENE                        101275        101,219.56      980630
  2067 10191663                 FRANCO ESTEBAN R.                   71250         71,224.59      980717
  2068 10191670                 WILLIAMS THEODORE                   63600         63,600.00      980623
  2069 10191684                 DOMINGUEZ JUAN                      62050         62,027.26      980630
  2070 10191690                 WHITE KENNETH                       55200         55,200.00      980623
  2071 10191702                 BROWN RONALD S.                     64800         64,772.82      980702
  2072 10191718                 CLAWSON TROY                       144000        143,936.16      980710
  2073 10191726                 STRICKLAND WALTER                   97500         97,446.63      980630
  2074 10191762                 NABOR THOMAS                        80750         80,718.76      980630
  2075 10191769                 EIDSON CHRISTINE E.                 51000         51,000.00      980707
  2076 10191778                 PARKER JENNIFER                    193500        193,394.08      980630
  2077 10191785                 KONGLAN ERIC D.                    156600        156,526.94      980630
  2078 10191793                 BRADY-VALDES KATHLEEN              153550        153,478.35      980715
  2079 10191820                 IVIE TERRIE                         45430         45,409.89      980709
  2080 10191826                 L'ESPERANCE WILLIAM A.             144000        143,939.61      980702
  2081 10191859                 WARNER LISA M                       95000         94,953.26      980702
  2082 10191860                 VOLLENTINE MARK                     47200         47,184.91      980707
  2083 10191861                 GALL TRAVIS                        245000        244,891.61      980710
  2084 10191862                 GILMORE PAUL                        93800         93,762.64      980630
  2085 10191879                 PADILLA BRIAN                      110700        110,648.35      980706
  2086 10191893                 GUADAGNO NORMAN                    168300        168,124.81      980630
  2087 10191895                 GONZALEZ JUANA                      77250         77,212.00      980715
  2088 10191918                 LEONE CHRIS                        107200        107,200.00      980710
  2089 10191934                 VIGIL TIM                          229000        228,821.35      980710
  2090 10191945                 VOGEL LESLEE                       141200        141,107.63      980717
  2091 10191950                 HUMPHREY ROSA M.                    45900         45,900.00      980710
  2092 10191963                 BACA RUBEN                         114800        114,751.85      980709
  2093 10191967                 ADAMS JOHN W.                       51200         51,200.00      980710
  2094 10191969                 SLATER LAWRENCE                    468750        468,750.00      980714
  2095 10191971                 RHODES DANIEL                       85275         85,275.00      980708
  2096 10191976                 WILLIAMS DENISE                     76410         76,410.00      980717
  2097 10191986                 GROSS PAULA                        241200        241,200.00      980714
  2098 10191987                 KELLER JONATHAN                    102500        102,381.63      980702
  2099 10191990                 CRUMP MICHAEL                      117000        117,000.00      980709
  2100 10191998                 ABRIGO CHRISTOPHER                  79110         79,074.92      980715

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2101 10192009                 LOVE PAUL                          315000        314,827.58      980710
  2102 10192013                 DAVIS WALTER                        79900         79,862.72      980710
  2103 10192058                 RUNCO ARMUND                       155700        155,605.67      980715
  2104 10192062                 CLITES CHARLOTTE                    43200         43,181.88      980715
  2105 10192101                 MARTINEZ BRENDA                     39200         39,200.00      980707
  2106 10192106                 EGHBAL AFSANEH S.                  250000        249,926.45      980611
  2107 10192109                 SANTOY JOSE                         45000         44,950.55      980619
  2108 10192111                 KENNEDY LASLO                       34400         34,366.01      980616
  2109 10192113                 PREECE LISA W                      127500        127,449.33      980608
  2110 10192121                 MARVE KIMBEAU                      168000        167,933.23      980618
  2111 10192130                 MOKBAL MOHAMED                     164699        164,573.86      980609
  2112 10192135                 YATES GREGORY ALVIN                135000        134,684.84      980623
  2113 10192148                 BURKETT MIKE                        92000         91,955.92      980630
  2114 10192153                 MUIR JEFF                          136000        135,942.97      980619
  2115 10192169                 LAWSON JAMIE L                      42000         41,983.27      980626
  2116 10192183                 PENA VICTOR                         50000         49,942.23      980615
  2117 10192186                 GUTIERREZ TIBURCIO                 127000        126,943.70      980707
  2118 10192196                 PICKETT DANIEL                      58100         57,956.04      980720
  2119 10192204                 BRANYAN JEFFREY                    131250        131,250.00      980630
  2120 10192214                 FUSON RICHARD J.                   135000        134,933.59      980630
  2121 10192223                 CALHOUN RONITA                      22800         22,787.52      980611
  2122 10192231                 MINK CHRISTOPHER                    49555         49,474.01      980702
  2123 10192241                 MESAROS MARK                      60457.3         60,414.32      980630
  2124 10192245                 STARTZ SHERMAN  S.                 108000        107,913.78      980630
  2125 10192252                 BOWSER LINWOOD R.                  131750        131,696.21      980618
  2126 10192254                 LAUTMAN ANDREW D.                  120000        119,839.40      980609
  2127 10192267                 VILLANUEVA JR. NICK                 46400         46,360.90      980626
  2128 10192278                 DELGADO LEO                        273750        273,750.00      980630
  2129 10192283                 LOONEY BRUCE  R.                    63450         63,307.02      980618
  2130 10192287                 MCKINNEY CHARLES                    56800         56,657.03      980630
  2131 10192302                 ISRAEL MANOCHEHR                    22500         22,490.04      980615
  2132 10192309                 RUBIN KELLY                        374000        374,000.00      980717
  2133 10192317                 SCHECHTER MICHAEL E.               100000         99,906.30      980625
  2134 10192327                 JACKSON ERIC JOSEPH              68222.88         68,222.88      980716
  2135 10192328                 BRANTINGHAM TODD                 141695.2        141,642.66      980707
  2136 10192335                 RUCKETT CYNTHIA A                   59150         59,127.73      980706
  2137 10192341                 ELLIOTT BENNIE J.                   61200         61,144.17      980619
  2138 10192368                 SCHWARTZ MERRILL B.                144000        143,865.07      980619
  2139 10192372                 MILLER CHARLES D                    92000         91,967.19      980626
  2140 10192373                 PENA CESAR                         234000        233,911.90      980630
  2141 10192386                 JALALA FARID                        52000         51,961.65      980618
  2142 10192392                 WASHINGTON VALERIE H               252000        251,888.28      980630
  2143 10192393                 MORAN ALFRED C                     266000        265,850.52      980622
  2144 10192403                 DUNN, SR. DAVID W.                  39100         39,087.16      980622
  2145 10192404                 KEESEE KENNETH C                    80000         79,946.21      980709
  2146 10192410                 MCCLURE IRIS I.                    129500        129,429.26      980619
  2147 10192412                 HEBRON ADRIANNE                     63750         63,726.63      980630
  2148 10192419                 SWEEZY SHARON L.                   135100        134,888.25      980610
  2149 10192424                 CLARK GARY W.                       42000         41,971.51      980622
  2150 10192442                 HSU SHU-I                          272700        272,597.33      980629
  2151 10192448                 DECOSTA ARTHUR                      68000         67,974.40      980630
  2152 10192455                 SCOTT JOHN P.                       86100         86,100.00      980629
  2153 10192476                 DE LA ROSA MARY                     97300         97,300.00      980629
  2154 10192477                 BARBEE LAURA  G.                    49000         48,986.74      980612
  2155 10192479                 HEIDT MICHAEL S.                   115500        115,412.63      980629
  2156 10192482                 HALUM RAED D                       284000        283,893.08      980623
  2157 10192485                 BODIS JOHN                         233750        233,750.00      980708
  2158 10192487                 KEMATS TODD ALAN                    55000         55,000.00      980715
  2159 10192496                 JONES ANDRE  J.                     69300         69,273.90      980611
  2160 10192498                 JOHNSON CHRIS B.                   263925        263,801.86      980717
  2161 10192499                 RAMIREZ JESSE                       60000         59,974.83      980629
  2162 10192512                 FORD ROSALYN                       185045        184,979.02      980702
  2163 10192535                 ADAMS MARK ADAMS                    66000         65,849.63      980629
  2164 10192538                 SAKS DANIEL A.                     187500        187,402.79      980623
  2165 10192546                 RODGERS KENNETH                    125910        125,797.90      980622
  2166 10192560                 ROBINSON GERALD L                  112648        112,592.59      980713
  2167 10192564                 SOWELLS PATRICIA                    47250         47,250.00      980710
  2168 10192567                 ORGERON SHERRIL J.                  89100         89,073.05      980617
  2169 10192568                 FLEMING CHERYL                      62250         61,470.44      980630
  2170 10192569                 GARCIA AUDREY                       84000         83,968.37      980713

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2171 10192583                 HILL II PAUL ALLEN                 301410        301,193.58      980617
  2172 10192588                 GARCIA EDWIN M.                    131200        131,053.11      980618
  2173 10192599                 THIBEAUX DARRELL                    40320         40,281.06      980720
  2174 10192611                 WARREN DONALD                       58500         58,500.00      980710
  2175 10192613                 LOVATO ANNETTE S.                   72800         72,800.00      980715
  2176 10192614                 MC CLOY DELORES                     95500         95,464.04      980629
  2177 10192615                 MC CLOY DOLORES A.                  86400         86,372.38      980629
  2178 10192616                 JOHNSON KENT                        86400         86,326.41      980701
  2179 10193124                 BRYAN MIKE                          52400         52,376.76      980615
  2180 10193132                 BARBER WILLIAM                      97750         97,709.01      980630
  2181 10193133                 VINCENT BRUCE L.                   153600        153,542.17      980629
  2182 10193138                 CASCONE JR. EDWARD J.               67208         67,179.51      980630
  2183 10193140                 MANZANARES CATHERINE P.            123750        123,695.13      980605
  2184 10193141                 MARTIN WILBUR V.                    92240         92,035.24      980717
  2185 10193147                 PETCHINSKY MARK E.                  43200         43,181.88      980630
  2186 10193150                 LONG MICHAEL                       101520        101,472.63      980626
  2187 10193151                 REES STEVEN                        165000        164,927.00      980625
  2188 10193162                 REITER JOHN                        127200        127,140.65      980612
  2189 10193167                 LEGRAIR JOHNNIE                     72000         71,967.40      980611
  2190 10193169                 ORGILL JAIME                       104250        104,197.18      980612
  2191 10193173                 LEON PHILLIP                        58400         58,379.17      980708
  2192 10193179                 HOUSMAN JESSE E.                    36000         35,974.14      980608
  2193 10193181                 VALENCIA GENE E.                    59500         59,477.59      980625
  2194 10193183                 FITZGERALD HANK                    300000        299,867.00      980710
  2195 10193185                 DYAS CHARLES                        56000         55,969.34      980612
  2196 10193192                 FLORES ANA IRMA                     44167         44,133.57      980608
  2197 10193193                 FLOYD CARBIE                        34800         34,788.25      980623
  2198 10193195                 LOVETT ADA                          71500         71,440.52      980615
  2199 10193196                 FRITZ JAMES A.                      69750         69,728.31      980611
  2200 10193202                 LATHROP JAMES                      216000        215,899.01      980617
  2201 10193204                 KAISER IRENE M.                     36000         35,962.52      980617
  2202 10193206                 SHANNON LILLIE                      42800         42,787.05      980622
  2203 10193208                 GATWOOD JOHNNY R.                   80000         79,951.53      980630
  2204 10193212                 NICHOLSON LADONNA                   40400         40,382.13      980612
  2205 10193214                 WARD JAMES                         148750        148,698.39      980629
  2206 10193217                 NEVALA STEVEN                       65250         65,224.07      980626
  2207 10193221                 ALBRECHT III. CHARLES G.            68000         67,945.70      980612
  2208 10193222                 HENDERSON JENNIFER L.               60000         59,978.60      980619
  2209 10193226                 MAMEA KELLY                        113900        113,859.29      980616
  2210 10193228                 MURPHY MELLISSA                     41400         41,369.62      980618
  2211 10193229                 SKIPPER PAULA                       45175         45,157.98      980616
  2212 10193231                 VILLNEAUVE TERRENCE J.              67425         67,396.72      980615
  2213 10193234                 ALLPHIN JAMES W.                    25500         25,490.40      980622
  2214 10193238                 LESNIK DEBORAH                      86100         86,100.00      980629
  2215 10193239                 GAMMON HARRY                        83240         83,240.00      980626
  2216 10193240                 RANDALL PHILLIP                     44000         43,975.33      980619
  2217 10193244                 MEZA ANTONIO                        73600         73,578.94      980619
  2218 10193257                 ROE LORETTA                        105400        105,350.83      980615
  2219 10193263                 CAMPER GARLAND L.                   35700         35,690.06      980617
  2220 10193265                 KRECH PHILIP                        82250         82,225.12      980629
  2221 10193273                 WHITE RUSSELL                       51100         51,086.17      980630
  2222 10193280                 HOGGE DAVID A.                     131750        131,707.89      980617
  2223 10193285                 YEAGER MONICA                      142400        142,340.28      980626
  2224 10193292                 TURNER DAVINA R.                    42375         42,361.45      980629
  2225 10193293                 COLISTER DAVID G.                  242950        242,853.45      980629
  2226 10193303                 PALMER THAD                         54600         54,558.12      980615
  2227 10193311                 CAMPBELL ROY BLASTON                77250         77,219.30      980612
  2228 10193314                 DUSTIN GUY                          39650         39,505.07      980710
  2229 10193322                 MEYER DANIEL M.                     35000         34,972.00      980616
  2230 10193326                 FRUMKIN RONALD                     227000        226,862.48      980630
  2231 10193337                 JACKSON GOLDMAN                    103500        103,449.09      980616
  2232 10193338                 HODGES GILBERT                     104000        103,956.38      980702
  2233 10193340                 SEELY DALE W.                      121550        121,436.10      980619
  2234 10193342                 ASHENFELTER KENNETH G.             171000        170,923.58      980623
  2235 10193344                 RYDEN RANDY C.                     104000        103,921.33      980630
  2236 10193353                 BRADSHAW MICHAEL                   109600        109,543.17      980615
  2237 10193363                 PATTON JOY                          51000         50,979.73      980617
  2238 10193368                 CULPEPPER TOMMY F.                  60000         59,978.60      980623
  2239 10193369                 NICHOLSON PEGGY A.                  32000         31,984.25      980617
  2240 10193375                 HULL WALTER M.                      75750         75,719.89      980612

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2241 10193377                 JORDAN REGGIE J.                    66375         66,351.27      980617
  2242 10193388                 LIFTON PAULETTE V.                 152000        151,864.66      980622
  2243 10193399                 KABA SHELBY                         43200         43,179.84      980629
  2244 10193400                 PICKERING DENNIS                    75200         75,168.46      980706
  2245 10193401                 RICHARDSON MILTON D.                47200         47,177.97      980707
  2246 10193403                 JEFFRIES VICKIE D.                  24000         23,990.46      980626
  2247 10193408                 ROBERTS BRANDY D.                  150300        150,226.07      980623
  2248 10193419                 GRAY ANTHONY A.                     48000         47,781.92      980724
  2249 10193421                 VAQUERA MARIA DEL R.               187000        186,929.59      980626
  2250 10193435                 ROBINSON SHAWN                      97300         97,252.03      980702
  2251 10193438                 CARPENTER JOHN L.                   66300         66,175.86      980612
  2252 10193439                 PURIFOY TODD                        54400         54,382.13      980622
  2253 10193454                 GRANT III CHARLES J.                35000         34,986.82      980710
  2254 10193456                 STEINKE BRUCE                       94500         94,396.37      980616
  2255 10193457                 TAYLOR PATRICK J.                  110500        110,390.85      980623
  2256 10193462                 WELLS DONETTA M.                    52700         52,685.73      980629
  2257 10193467                 PEDERSEN GREG                      138800        138,715.91      980626
  2258 10193468                 SCROGGINS TAMI                      53100         53,100.00      980710
  2259 10193475                 FICHTER FRANK                       43200         43,184.56      980625
  2260 10193480                 TURNER ALEXIS                       39750         39,738.17      980619
  2261 10193482                 BEAMON LAMAR                        22750         22,392.81      980622
  2262 10193493                 JONES, SR. JAMES IVORY              30750         30,750.00      980706
  2263 10193506                 HENDERSON GEORGE H.                 21000         20,990.33      980625
  2264 10193517                 HANSULD HENRY                       30550         30,538.50      980622
  2265 10193525                 MCNULTY KELLY                       43500         43,479.70      980615
  2266 10193538                 WILLIAMS CLINT A.                  119750        119,637.80      980611
  2267 10193539                 MOSIER KATHY L.                     51000         50,950.63      980623
  2268 10193547                 CARRINGTON ROBERT                  128000        127,933.64      980625
  2269 10193549                 TIPA TALO                           99200         99,107.04      980625
  2270 10193550                 CAREY SALLY A                       54000         53,961.22      980626
  2271 10193551                 THOMPSON LINDA D.                   99500         99,445.65      980623
  2272 10193558                 ROGERS JAMES E.                     63750         63,722.54      980622
  2273 10193561                 RUSH GENNIE L.                      52500         52,482.19      980626
  2274 10193565                 TURNER ETHEL                        54000         53,980.70      980622
  2275 10193566                 FINKLE HUGH                         39900         39,878.20      980619
  2276 10193568                 ROSS DONALD                         81250         81,039.74      980622
  2277 10193570                 BARNES SHANNA                       43500         43,485.31      980630
  2278 10193572                 HYDE VINCENT                        82500         82,470.51      980622
  2279 10193576                 VERRILL PHILLIP R.                 334750        334,630.63      980617
  2280 10193581                 JONES LAURA A.                      46400         46,378.35      980708
  2281 10193594                 WILLIAMS DEBRA D.                   53850         53,822.07      980626
  2282 10193595                 YEAGER JIMMY B.                     21450         21,450.00      980716
  2283 10193598                 RAXTEN HECTOR                      349000        348,727.74      980630
  2284 10193599                 BAKER WANDA                         71200         71,156.86      980630
  2285 10193612                 BAKER MICHAEL                      113450        113,450.00      980710
  2286 10193620                 VALANI RIAZ                        184455        184,455.00      980715
  2287 10193636                 PARKS RICHARD                      196000        195,908.55      980713
  2288 10193666                 VERHOEVER NORBERTINA               132586        132,538.62      980710
  2289 10193691                 CARRANZA JAVIER                    103500        103,500.00      980716
  2290 10193786                 JACKSON THOMAS                     472500        472,500.00      980717
  2291 10194105                 ORMAN JAMES A.                      64000         63,974.56      980708
  2292 10194110                 MARCUKAITIS THERESA J.              81600         81,546.13      980701
  2293 10194112                 HEADY JR EDWARD L                   44800         44,800.00      980701
  2294 10194115                 EWING SHARON                        47250         47,250.00      980702
  2295 10194117                 WILLIAMS NANCY E                    32000         31,987.28      980701
  2296 10194118                 SLECHTA SHARON A.                  108000        107,965.48      980626
  2297 10194129                 JOHNSON ALBERT H.                   44200         44,200.00      980706
  2298 10194131                 SMITH JEFFREY W                     35100         35,086.78      980630
  2299 10194132                 KUNA JOSEPH P.                     143000        143,000.00      980717
  2300 10194147                 JANSEN SHAYNA L                     58140         58,140.00      980701
  2301 10194157                 JONES BRIAN K                       32300         32,300.00      980702
  2302 10194166                 WASHBURN SHANE                      23000         22,561.91      980715
  2303 10194186                 LABRIOLA JUDITH                     51000         51,000.00      980713
  2304 10194187                 RAYMOND GAROLD W.                   37500         37,500.00      980713
  2305 10194191                 DAWSON WILLIAM E.                   45000         45,000.00      980717
  2306 10194192                 VIVAS RENE R.                       70400         70,379.85      980706
  2307 10194193                 WEBER DAVID M.                      71400         71,380.13      980707
  2308 10194194                 DERRICKSON PAUL L                   32175         32,162.88      980717
  2309 10194197                 DERRICKSON PAUL L                   28500         28,490.88      980706
  2310 10194204                 WYATT STEPHANIE A.                  28000         28,000.00      980707

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2311 10194212                 WATSON CORTRICE M.                  25125         25,125.00      980710
  2312 10194244                 CASTANEDA JR MARIO L               108000        108,000.00      980717
  2313 10194252                 BOND MICHAEL E                      26625         26,614.98      980630
  2314 10194253                 ALEXANDER BESSIE                    78000         77,970.63      980630
  2315 10194270                 SHERMAN HENRY L                    153000        153,000.00      980717
  2316 10194281                 DALTON JUDY A.                      52000         51,981.41      980710
  2317 10194283                 KOZLOWSKI ALEXANDER                 82800         82,770.47      980630
  2318 10194285                 BLAND GARY M.                       35000         35,000.00      980717
  2319 10194287                 HELLER BARBARA M.                   87750         87,707.97      980630
  2320 10194291                 RUSSELL OLA J.                      41250         41,250.00      980713
  2321 10194300                 GATHINGS CARL                       42600         42,586.38      980717
  2322 10194319                 BANGAYAN NARIZA D.                 363750        363,750.00      980715
  2323 10194320                 JACKSON JR. TERRY J                 30400         30,400.00      980710
  2324 10194331                 MOSS IRMA J.                        42250         42,234.09      980713
  2325 10194350                 BENEFIELD DANIEL H                 100000         99,950.81      980630
  2326 10194356                 THOMPSON CELESTE DENISE             33375         33,361.00      980710
  2327 10194375                 NELSON BRADLEY D.                  105400        105,362.33      980715
  2328 10194378                 KYLES LESLIE C                      30000         30,000.00      980715
  2329 10194382                 PENDLETON CHARLES L.                71400         71,353.90      980714
  2330 10194404                 ARGIANAS JOHN                       33750         33,750.00      980713
  2331 10194415                 BRUNNER DOUGLAS A.                  60720         60,699.50      980715
  2332 10194431                 WILEY DENISE V                      42400         42,400.00      980717
  2333 10194441                 ALLEN HERMAN                        68800         68,775.41      980713
  2334 10194475                 SALGADO FRANCISCO                  119000        118,902.71      980717
  2335 10194497                 CLARK NINA                          74800         74,775.42      980717
  2336 10194522                 LEE MICAH L                         38700         38,700.00      980717
  2337 10194565                 DORMAN JACK B                       22400         22,400.00      980717
  2338 10195605                 RAYBURN STEVE                      141050        140,996.89      980623
  2339 10195616                 BASHAM KENNETH                      55650         55,635.69      980612
  2340 10195618                 CAIN MARGARET                       60450         60,450.00      980623
  2341 10195623                 KALISZ MONICA                       75000         75,000.00      980715
  2342 10195630                 DION, JR. DAVID                     51750         51,750.00      980707
  2343 10195632                 PRICE ROSALIND                      71825         71,777.58      980630
  2344 10195634                 WALKER WILLIAM                      26250         26,250.00      980626
  2345 10195635                 FIELDHOUSE DANIEL                  132000        131,900.15      980615
  2346 10195640                 BEACH DUANE                         94500         94,479.44      980615
  2347 10195647                 MITCHELL ANN                       110250        110,212.77      980612
  2348 10195648                 STEPHENS LISA                       88800         88,736.23      980617
  2349 10195655                 TRAVIS JOSEPH C.                    25200         25,200.00      980717
  2350 10195658                 VIOLET FREDDIE                      46800         46,800.00      980623
  2351 10195665                 HANNIBAL LEONARD                   176000        175,926.19      980618
  2352 10195688                 WELLS-MERLINO DEBORAH              156000        155,941.26      980612
  2353 10195689                 COPPOLA DOMINIC                    160000        159,850.09      980617
  2354 10195703                 KING KEVIN                          71055         71,028.24      980626
  2355 10195704                 RICHBERG KEVIN                     161600        161,431.24      980611
  2356 10195713                 JOYCE JEFFERY                       81600         81,567.57      980626
  2357 10195721                 DAVIS JAMES                        149500        149,386.92      980615
  2358 10195723                 OLIVERI PAULE                      272700        272,591.63      980612
  2359 10195726                 CLARK LISA                          75400         75,400.00      980629
  2360 10195742                 MOORE MARCUS                        46200         46,176.22      980623
  2361 10195744                 DOMBROSKI KENNETH                   45000         44,984.81      980615
  2362 10195775                 O'HALLORAN TERENCE                  51750         51,714.89      980625
  2363 10195781                 SHAW WILLIAM C.                     41400         41,371.90      980625
  2364 10195786                 FREEMAN DANA                        55300         55,300.00      980710
  2365 10195793                 TORRES HERMINIO                     29250         29,240.12      980630
  2366 10195795                 RODRIQUEZ MICHELE                   40000         39,969.73      980623
  2367 10195798                 SALKOVSKY GENE                      35900         35,824.32      980618
  2368 10195800                 PEREIRA ISABEL                      76700         76,671.11      980622
  2369 10195806                 TROUTMAN CARL                       77600         77,568.25      980707
  2370 10195807                 HARDY ALAN                          44000         44,000.00      980713
  2371 10195811                 GOINS JACK                          65600         65,573.93      980629
  2372 10195815                 NEMETH JOLITA                       64800         64,800.00      980629
  2373 10195823                 WRIGHT WILLIE                       63900         63,873.20      980629
  2374 10195824                 LATHAM WANDA                        78000         77,970.63      980702
  2375 10195831                 THOMPSON CALVIN                    250000        249,905.87      980630
  2376 10195835                 BROWN CARLTON                      200000        200,000.00      980708
  2377 10195844                 KING MARY                           32045         32,032.93      980714
  2378 10195857                 CORTON JAMES                        48000         47,981.92      980629
  2379 10195868                 HIRSCH RICHARD                     130500        130,435.67      980630
  2380 10195881                 GOODWICH GLENDA                     80000         79,971.47      980630

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2381 10195885                 BURGESS JUDY                        44900         44,883.09      980717
  2382 10195904                 TAYLOR WILLIAM J.                  128000        127,954.26      980625
  2383 10195911                 FUNICELLI JOSEPH                   129500        129,439.58      980708
  2384 10195924                 RICKS WOOLISE                       46500         46,500.00      980713
  2385 10195942                 BREUNIG DARLENE                     33600         33,587.00      980629
  2386 10195948                 BRODE WILLIAM                       55000         54,958.39      980629
  2387 10195958                 CONSOLI ANTONINA                    82000         81,700.42      980713
  2388 10195968                 CROCKETT DANIEL M.                  61500         61,500.00      980710
  2389 10195989                 SILVERSTEIN F. JERMOME              78000         77,967.29      980722
  2390 10195993                 WITLOW KEVIN                        92400         92,400.00      980625
  2391 10195998                 MONTGOMERY ROBERT J.                51100         51,100.00      980710
  2392 10196047                 DAWSON LISA                         21000         20,993.28      980622
  2393 10196063                 LAWLOR CHAD                        166400        166,237.35      980629
  2394 10196075                 HARRIS RONALD                      480000        480,000.00      980708
  2395 10196082                 LOZIER ROSETTE                      62550         62,523.76      980716
  2396 10196084                 MORAN MICHAEL                      103500        103,456.59      980701
  2397 10196088                 THOMAS ELIAS                        68250         68,250.00      980715
  2398 10196098                 DANIELS GARRIE                     114750        114,750.00      980710
  2399 10196601                 STEEDE THERESA M.                   51120         51,066.78      980617
  2400 10196602                 FRITZ DAWN                         243750        243,630.10      980629
  2401 10196607                 REA TED W.                          70725         70,661.59      980617
  2402 10196610                 SCHOTT GLORIA                       78000         77,943.93      980629
  2403 10196613                 TARWATER BRYAN G.                  105600        105,539.24      980622
  2404 10196616                 CARLISLE GAYNELL                    65000         64,975.52      980619
  2405 10196623                 RAY MONICA                          90000         89,967.83      980622
  2406 10196640                 LASKA COURTNEY                      88855         88,736.71      980717
  2407 10196642                 MITSCH ROBERT                       60000         59,981.85      980716
  2408 10196661                 MURRAY BARBARA                      39920         39,920.00      980715
  2409 10196667                 KREUTZER BLAIN H.                   81500         81,500.00      980714
  2410 10196669                 JOHNSON JERRY                       23925         23,916.92      980629
  2411 10196670                 KELLEY MICHAEL A.                   51000         51,000.00      980706
  2412 10196674                 ROMERO THOMAS J.                   108157        108,120.48      980629
  2413 10196681                 PAPPAS THELMA A.                    84500         84,468.18      980714
  2414 10196682                 RABURN JAMES                        80320         80,320.00      980710
  2415 10196685                 ENSMINGER DONALD F.             139955.26        139,955.26      980716
  2416 10196691                 KEYKPO ANTOINETTE                   76800         76,738.69      980626
  2417 10196692                 MASON DORYCE                        35000         34,933.04      980615
  2418 10196693                 MACKENZIE WAYNE                    200000        200,000.00      980715
  2419 10196695                 WILSON JERRY                        39000         38,983.65      980623
  2420 10196699                 FEY DAVID                           48750         48,695.79      980617
  2421 10196709                 MEEKS JOHN W.                       38400         38,400.00      980707
  2422 10196723                 MOHR SUSAN C.                       22462         22,455.57      980626
  2423 10196724                 METZ JACK                           74175         74,142.11      980626
  2424 10196725                 KARTCHNER KERRY                     71400         71,400.00      980717
  2425 10196729                 GRISSOM RHONDA J.                   43316         43,246.08      980630
  2426 10196732                 GONZALES OSCAR                     128000        127,880.07      980630
  2427 10196751                 TULLOCK DARCI J.K.                 196000        196,000.00      980714
  2428 10196755                 HOLGERSON ERIC C.                   94500         94,500.00      980716
  2429 10196760                 JOHNSON BRUCE W.                    89250         89,178.75      980625
  2430 10196761                 HIGHLAND GILBERT                   108800        108,757.91      980630
  2431 10196763                 WILLIAMS CAROL                      39000         38,986.83      980630
  2432 10196764                 TROTTER JULIE R.                    51000         50,978.13      980630
  2433 10196770                 KEISER HAROLD                       95850         95,805.28      980630
  2434 10196773                 CAMENZIND JOSEPH                   120000        119,963.70      980622
  2435 10196774                 NANCE DOUGLAS                       33300         33,288.09      980710
  2436 10196782                 BOSHERS ROBERT                      44450         44,437.97      980630
  2437 10196784                 MENDOZA SALVADOR C                  89600         89,575.75      980617
  2438 10196790                 WEIR JOHN GREGORY                   63200         63,140.78      980623
  2439 10196797                 PENTZ JOHN T.                       28000         27,945.45      980623
  2440 10196799                 LETEMPT NORMAN E                    45500         45,500.00      980707
  2441 10196802                 WATSON MICHAEL                      70125         70,104.08      980630
  2442 10196803                 WISE LINDA                          38800         38,788.89      980625
  2443 10196810                 JEFFERSON DON LOUIS                 72000         71,960.67      980626
  2444 10196813                 HOLMES RENEE                        59500         59,500.00      980626
  2445 10196816                 BENEDA DOREEN                       49000         49,000.00      980716
  2446 10196821                 LETEMPT NORMAN E                    73500         73,500.00      980707
  2447 10196823                 KING, JR. SIDNEY                    65600         65,571.79      980707
  2448 10196825                 BRIGGS SUSAN                        42750         42,737.14      980626
  2449 10196828                 TONETTE ROBIN                      134300        134,233.94      980623
  2450 10196836                 BARNUM MICHAEL                     176790        176,563.88      980629

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2451 10196839                 BRIODY JOSEPH P SR                 187990        187,990.00      980710
  2452 10196841                 STEPHENS BRUCE                      56525         56,502.53      980717
  2453 10196850                 DEATON CINDY L.                     28600         28,600.00      980708
  2454 10196879                 JURGENS SHANE                       65600         65,570.98      980630
  2455 10196895                 CRIBBS CHARLES                      69120         69,120.00      980630
  2456 10196899                 BOWLING RICHARD                     52500         52,481.23      980626
  2457 10196902                 HARALDSON DENNIS L.                 25360         25,340.80      980625
  2458 10196907                 BELL PATRICIA                       52275         52,242.33      980630
  2459 10196908                 JOHNSON MARTHA                      59075         59,059.01      980630
  2460 10196910                 MOORE JAMES D.                      52500         52,484.94      980707
  2461 10196911                 BECKER ELDON                       155670        155,533.83      980630
  2462 10196915                 KOKENGE RAQUEL                      87080         87,080.00      980706
  2463 10196918                 TURNER CYNTHIA B.                   82350         82,350.00      980717
  2464 10196929                 PETERSON GARY                       88000         88,000.00      980706
  2465 10196933                 DAY BRENT W.                       142200        142,136.96      980630
  2466 10196935                 BURROW DONNA                        28000         27,991.53      980630
  2467 10196936                 EVANS SCOTT                         85125         85,089.30      980630
  2468 10196947                 JAGGERS JOHN                       165740        165,740.00      980710
  2469 10196951                 HIGGINS AARON                       79050         79,018.58      980622
  2470 10196954                 TORRES JUAN DE DIOS                 68000         67,951.28      980629
  2471 10196956                 GAUMITZ GLENN E                     57580         57,580.00      980715
  2472 10196957                 MCCARTHY JOHN                      145800        145,548.23      980626
  2473 10196970                 DECKER ROBERT                       37100         37,088.14      980713
  2474 10196976                 POER SHARON L.                     124000        123,889.58      980630
  2475 10196977                 MLADY DALE                          29050         29,050.00      980706
  2476 10196994                 RODGERS JOHN J.                     45000         44,980.05      980720
  2477 10196998                 HACKETT CARL T.                     50000         49,960.76      980630
  2478 10197003                 DONNICI MICHAEL                     42375         42,350.58      980630
  2479 10197013                 JOHNSON CHARLES W.                  56250         56,250.00      980630
  2480 10197027                 GIERINGER TERESA                    36000         35,976.87      980629
  2481 10197029                 DILLON JUSTIN                       95200         95,142.32      980630
  2482 10197033                 OBRYAN JOHN M JR                   216900        216,775.20      980716
  2483 10197034                 DREYOVICH RICHARD E.                81900         81,858.63      980619
  2484 10197041                 GANT WILLIE D.                      50625         50,625.00      980708
  2485 10197048                 BOW JR. JAMES                       36000         35,988.49      980715
  2486 10197049                 ROGERS MICHAEL R.                   40600         40,578.95      980623
  2487 10197051                 THADDIES CARRIE L.                  33750         33,750.00      980710
  2488 10197052                 HALSTEAD LINDA                      90000         89,901.09      980629
  2489 10197055                 RODHAM JOHN                         84000         83,951.50      980626
  2490 10197059                 ZAMORA-CHIMAN JOSE R.               46750         46,717.39      980625
  2491 10197069                 ORDYNA RONALD T                     75640         75,604.63      980710
  2492 10197094                 PIZZITOLA TONY                      98600         98,572.56      980630
  2493 10197095                 SCHAFFER ROBERT                    117000        116,958.18      980625
  2494 10197097                 HUEZO JUAN C                        94500         94,458.10      980720
  2495 10197098                 LAREW SERENA L.                     32215         32,165.61      980630
  2496 10197101                 SAUNDERS ROBERT C.                  30000         28,675.00      980717
  2497 10197124                 BROWN RICHARD  R.                  165000        164,845.41      980707
  2498 10197129                 DELFINO RACHEL                     137600        137,516.64      980625
  2499 10197131                 HENDEE STEPHANIE                   147200        147,150.30      980709
  2500 10197144                 JONES GREG                          38000         37,967.99      980710
  2501 10197147                 ANDERSON LEON                    71894.66         71,872.96      980630
  2502 10197157                 RAY RONALD                          45000         45,000.00      980707
  2503 10197159                 WHEATFALL BRIDGETTE                 46400         46,379.42      980701
  2504 10197163                 TURNER BRYAN                        65650         65,585.01      980626
  2505 10197165                 JACKSON CHERYL L.                   41310         41,293.58      980717
  2506 10197170                 COX MARY JANE                      136755        136,693.49      980625
  2507 10197178                 BOYD ROBERT                         85500         85,431.74      980626
  2508 10197189                 LAZENBY CHARLES H.                  36750         36,739.48      980629
  2509 10197215                 LAU KITTY                          175500        175,430.26      980618
  2510 10197222                 DUNNE DENISE L.                    120000        119,944.01      980706
  2511 10197240                 RILEY STACY                         29925         29,917.34      980710
  2512 10197244                 CARLTON DAVID                       80000         79,942.57      980715
  2513 10197261                 ILOG CONSTANTINO C.                238500        238,394.26      980623
  2514 10197267                 BONES ALEX A.                       63200         63,176.20      980630
  2515 10197273                 DARBY JESSICA                      107200        107,147.27      980630
  2516 10197278                 PHILLIPS JAMES                      50880         50,842.63      980630
  2517 10197285                 FISHER WILLIAM EDWARD              164800        164,718.94      980619
  2518 10197294                 SUMMERS TIMOTHY                     37200         37,186.70      980713
  2519 10197314                 HOLMES EDDIE                       173000        172,928.66      980702
  2520 10197324                 DORSEY 111 EDWARD                   83300         83,300.00      980706

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2521 10197330                 PEREZ ALFRED                       108750        108,701.78      980708
  2522 10197331                 HENRY SHELDON                       53250         53,230.68      980702
  2523 10197332                 KRAMER RICHARD W.                  132600        132,469.02      980619
  2524 10197334                 TAYLOR STEVE                       108000        108,000.00      980706
  2525 10197340                 JUSTICE MACRON                     116000        115,948.57      980714
  2526 10197341                 RAMSELL CHARLES E.                  40000         39,984.93      980623
  2527 10197342                 RITCHE TARA J                      403750        403,561.63      980707
  2528 10197348                 HEIDELBERG RON                      99000         98,957.99      980706
  2529 10197351                 PURVIS GREGROY                     127500        127,405.19      980710
  2530 10197353                 PHILLIPS MARY                       37800         37,784.15      980626
  2531 10197363                 ABDO KAMEL                         452000        451,777.66      980630
  2532 10197368                 HAMED BASIM                        193500        193,418.85      980721
  2533 10197383                 QUESADA ARMANDO P.                  57200         57,200.00      980706
  2534 10197385                 NICHOLS CONNIS  E.                 142500        142,446.34      980630
  2535 10197392                 FRONTI CARLOS                      200000        199,140.31      980626
  2536 10197398                 GUTIERREZ ANTONIO                  170100        170,011.81      980707
  2537 10197402                 HOLDEN DONALD L                    255000        254,881.03      980630
  2538 10197423                 ARRIOLA ORLANDO                    212500        212,405.79      980625
  2539 10197430                 CLAY JR RBERT                       28800         28,784.23      980625
  2540 10197433                 GRUSZCZYNSKI KRZYSTOF               69200         69,172.50      980629
  2541 10197436                 RIMOLDI SONDRA                      26350         26,342.25      980708
  2542 10197454                 HERNANDEZ ROGELIO                   34000         33,685.74      980702
  2543 10197459                 SRITHAMRONGRAT ANCHULEE            210000        209,916.54      980626
  2544 10197460                 RAMIREZ CECILIA                    120000        119,946.91      980629
  2545 10197471                 BLAND ROLAND                        88200         88,166.78      980708
  2546 10197476                 GIBBS WILLIE                       157250        157,184.06      980721
  2547 10197479                 WONG RANDOLPH C.                   139400        139,334.96      980630
  2548 10197487                 EARLY CHARLES F.                    39000         38,967.16      980626
  2549 10197488                 GOURLEY RANDALL                    112000        112,000.00      980706
  2550 10197517                 FADIL ARMAD                        101500        101,500.00      980629
  2551 10197548                 TOWNSLEY SCOTT J.                  143000        142,865.72      980630
  2552 10197553                 ESTRADA CLAUDIO O.                  57600         57,027.13      980630
  2553 10197556                 SAPIEN JAVIER                      283500        283,387.34      980713
  2554 10197558                 WILSON STEVEN D.                   595000        594,600.77      980630
  2555 10197565                 POTTS DONALD G                      84750         84,750.00      980717
  2556 10197584                 MCDERMITT ANGELA R.                 25000         24,983.13      980713
  2557 10197587                 HART DAN                           131750        131,658.14      980630
  2558 10197608                 DOUGLASS TODD                      110500        110,500.00      980716
  2559 10197613                 WOOD RICHARD JAY.                  273000        273,000.00      980715
  2560 10197620                 WARD ROGER                         368000        368,000.00      980714
  2561 10197627                 BROCKWAY DEBORAH G.                202500        202,500.00      980714
  2562 10197651                 MURRAY JR. GLENN J.                 93500         93,500.00      980715
  2563 10197654                 STANCIL BRENDA                      66750         66,750.00      980714
  2564 10197668                 EGGE JOHN                           84000         84,000.00      980716
  2565 10200601                 KLOHA KENNETH                       42250         42,250.00      980708
  2566 10200621                 MAZZA MICHELE R.                   103920        103,866.12      980626
  2567 10200624                 MURRILL JONI L.                     60800         60,756.34      980630
  2568 10200638                 CLAY ROBERT E.                      76500         76,466.08      980714
  2569 10200661                 TROY TERRY                         338800        338,685.61      980630
  2570 10200678                 DEFEO ANGELO E.                    107250        107,166.41      980622
  2571 10200695                 LUNA NORBERTO                      104000        103,951.47      980629
  2572 10200705                 FRY JASON                           30000         29,985.24      980630
  2573 10200709                 GARCIA REBECA                       87200         87,159.31      980716
  2574 10200714                 KELLEY PATRICIA                     35100         35,086.78      980626
  2575 10200736                 KITTS TIMOTHY W.                    93500         93,458.55      980630
  2576 10200740                 HARINOWO CYRILLUS                  168000        167,825.13      980619
  2577 10200745                 SIMETI SALVATORE                   191250        191,250.00      980713
  2578 10200760                 WALSH LORI                         262500        262,395.46      980630
  2579 10200778                 LOYAL PATRICIA                     152000        151,932.61      980630
  2580 10200781                 TEXTER, SR. JAMES                   46800         46,782.38      980629
  2581 10200782                 AUGUST ANDREW                      101600        101,600.00      980706
  2582 10200783                 WATKINS MARY                        59500         59,500.00      980713
  2583 10200785                 SLOAN MICHAEL                       46900         46,900.00      980714
  2584 10200788                 MUTTER RUSSELL O.                   44200         44,183.36      980630
  2585 10200795                 STANCEL SALLIE                      62050         62,050.00      980714
  2586 10200802                 KORB JAN                            69600         69,569.14      980709
  2587 10200816                 WARNER K. LAMAR                     32000         32,000.00      980708
  2588 10200829                 HEAVEY LINDA                        42250         42,250.00      980717
  2589 10200833                 SULLIVAN GABRIELLA                 161250        161,192.50      980630
  2590 10200843                 BRADY KEVIN                         83300         83,269.48      980716

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2591 10200854                 KRANZ III WILLIAM C.               139750        139,644.29      980630
  2592 10200856                 CONNERS MIKE                       105000        104,810.02      980630
  2593 10200867                 DIXON JR. RALPH W.                  20085         20,077.44      980629
  2594 10200882                 FAIRLEY JOSEPH                     143500        143,456.50      980707
  2595 10200883                 REECE WAYNE                         44100         44,100.00      980715
  2596 10200891                 BOYCE CHAD                          92000         92,000.00      980710
  2597 10200899                 NEWTON INGRID                      180000        180,000.00      980706
  2598 10200911                 DOTSON RICARDO                      67150         67,120.22      980717
  2599 10200916                 ADAMEK LESLIE                      110500        110,448.44      980630
  2600 10200923                 JENKINS ADRIAN                      61750         61,655.51      980630
  2601 10200930                 FORD JOHN                           90000         89,971.23      980630
  2602 10200932                 LEWIS GARY                          64000         63,970.14      980721
  2603 10200936                 CONAWAY CAROLYN                     86250         86,250.00      980707
  2604 10200944                 YOOK RICHARD I.                    180000        180,000.00      980715
  2605 10200963                 WILLIAMS SAMUEL                    114400        114,349.38      980716
  2606 10200994                 GORDINEER EUGENE                    33800         33,764.81      980630
  2607 10200997                 DICKENS ROGELIO                    198000        198,000.00      980708
  2608 10201013                 HOFFNAGLE SCOTT                     52200         52,133.31      980702
  2609 10201014                 LAFFEY JOSEPH                       54275         54,254.21      980715
  2610 10201020                 JONES RONALD                       115200        115,164.18      980710
  2611 10201023                 RUTLEDGE LUTHER                     25350         25,350.00      980630
  2612 10201027                 DENNIS RALPH                       101150        101,150.00      980717
  2613 10201043                 AITKEN DANNA                       110160        110,062.11      980630
  2614 10201074                 WERT WILLIAM                        31200         31,200.00      980713
  2615 10201097                 BUDMAN SCOT                         35000         35,000.00      980710
  2616 10201099                 HORN JIMMY                          71250         71,250.00      980717
  2617 10201106                 JACKSON JOHN L.                     95200         95,164.15      980706
  2618 10201111                 WIMBLEY OLIVER                      82750         82,750.00      980710
  2619 10201114                 PHELPS BRANDY                       32000         32,000.00      980716
  2620 10201118                 KAMPPI KENNETH M                   109650        109,650.00      980707
  2621 10201122                 RODRIGUEZ ANTONIO                   28000         27,877.21      980630
  2622 10201126                 WORDEN RONALD L                    103920        103,837.04      980630
  2623 10201137                 GLYNN CHRISAL M.                   101250        101,205.11      980630
  2624 10201143                 SUNSHINE DAVID S.                  272000        271,885.93      980630
  2625 10201155                 PARKS JERRY                         89250         89,215.47      980629
  2626 10201156                 TYSON THEODORE                      49200         49,186.68      980629
  2627 10201168                 CORDOVA MATTHEW                    140000        139,930.99      980630
  2628 10201172                 ROMERO RAQUEL                       55000         54,950.71      980626
  2629 10201174                 WHITE LONDELL E.                   104925        104,878.48      980629
  2630 10201185                 EGGERSON DEBRA L.                   98625         98,583.42      980708
  2631 10201192                 KOTTWITZ DONALD E.                  26600         26,600.00      980710
  2632 10201196                 HARRIS ANDREA P.                    37425         37,425.00      980710
  2633 10201197                 WILEY CHARLES E.                    96000         95,955.11      980717
  2634 10201198                 DALTON ANGEL                        92250         92,250.00      980709
  2635 10201200                 WILLIAMS JR. ROOSEVELT              90000         89,915.68      980630
  2636 10201209                 CLARKE PHYLLIS N.                  175000        175,000.00      980710
  2637 10201211                 ROSSER FRANCES P.                  101500        101,457.43      980626
  2638 10201236                 HONEBEIN STACEY                    124000        123,889.58      980630
  2639 10201237                 HOWARD, JR. EARL D.                 33600         33,600.00      980630
  2640 10201252                 CHANE MECHELLE                      86250         86,212.53      980715
  2641 10201259                 GUAJARDO VICTOR                    125000        124,968.00      980630
  2642 10201262                 AINSLEY CONNIE                      68000         68,000.00      980710
  2643 10201270                 MOUNSAVATH PHET                    113310        113,203.83      980702
  2644 10201274                 HARRISON KARLA                      98000         97,956.55      980713
  2645 10201287                 LOFTON, JR. JAMES M.                97200         97,149.60      980702
  2646 10201310                 SULLIVAN MELISSA                    44100         44,016.98      980626
  2647 10201317                 ECKERT MAURA                        67425         67,384.97      980629
  2648 10201324                 HENRY GARY R.                       24050         24,040.94      980630
  2649 10201325                 NAYLOR DONALD R.                    82400         82,400.00      980708
  2650 10201338                 GROSS EUGENE                       155000        154,907.06      980716
  2651 10201344                 ARCHIBALD HOLLY                     49500         49,430.13      980626
  2652 10201354                 MILLER MICHAEL G.                  108800        108,636.92      980630
  2653 10201358                 WHEELER MICHAEL D.                  42750         42,750.00      980717
  2654 10201370                 SIMPSON HARDY                       27750         27,750.00      980710
  2655 10201374                 MORRISON ROBYN                     200700        200,501.77      980630
  2656 10201376                 FLECK BETTY J.                      65000         64,962.60      980630
  2657 10201379                 COEN STEVEN                        134400        134,349.40      980708
  2658 10201388                 FOBER TERRY                         96000         95,957.44      980625
  2659 10201397                 GORDON WILLIE L.                    66000         65,973.75      980629
  2660 10201398                 BEVERLY JAMES                       56250         56,227.64      980626

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2661 10201400                 AGOSTO JULIO                        60480         60,312.49      980626
  2662 10201432                 SAPP BERNARD L                      86903         86,903.00      980717
  2663 10201449                 TRIPLETT TERRENCE                   54600         54,600.00      980708
  2664 10201451                 RYAN TIMOTHY                        72800         72,682.52      980629
  2665 10201464                 BROWN DONALD                        90000         89,931.92      980626
  2666 10201465                 SATO RICH M                        104250        104,162.19      980625
  2667 10201471                 MABONE CARL                         97110         97,039.34      980625
  2668 10201481                 MERRITT LAVERNE                     40590         40,590.00      980713
  2669 10201490                 LEBLANC CHRISTOPHER                 91800         91,800.00      980715
  2670 10201491                 MILLS-HAWKINS CAROL                 75200         75,200.00      980713
  2671 10201498                 TOTTON ANNETTE                      53600         53,582.67      980710
  2672 10201513                 SMITH CINDY                         82552         82,504.50      980630
  2673 10201515                 HENRY ROBERT                        83300         83,271.87      980629
  2674 10201518                 SAVAGE, JR. JOHN M.                 78400         78,370.48      980710
  2675 10201530                 WELTON DAVID A.                     41000         41,000.00      980707
  2676 10201535                 NEITZEL REBEKAH A.                  72375         72,344.64      980706
  2677 10201541                 BURT ALLEN                          35350         35,350.00      980709
  2678 10201544                 HOUSE LEON K.                       75000         75,000.00      980708
  2679 10201557                 ROSEMOND DONNA                      84700         84,648.51      980630
  2680 10201559                 TAYAG DAVID Y.                     151200        151,025.37      980710
  2681 10201567                 FENTON JACK D.                      66290         66,290.00      980706
  2682 10201575                 FRIZZELL AMANDA                     92625         92,591.97      980713
  2683 10201597                 STEWART TERRY                      178000        177,929.26      980720
  2684 10201599                 GILGE HEATHER L.                    94500         94,447.34      980707
  2685 10201603                 TINGLE DAVID S.                    164800        164,727.09      980629
  2686 10201604                 BRADLEY BILLIE E.                  123250        123,148.92      980625
  2687 10201616                 MACIAS ISRAEL                      253000        252,084.44      980716
  2688 10201629                 ROJAS GUILLERMO B.                 119000        118,882.22      980630
  2689 10201640                 MULLETTE DWAIN                  111950.35        111,900.29      980702
  2690 10201660                 LESSARD KENNETH R.                  67500         67,480.64      980708
  2691 10201664                 MCBRAYER R.C.                       78400         78,367.92      980630
  2692 10201686                 MITCHELL BRANDON                    46320         46,320.00      980706
  2693 10201706                 BOONE ERIC O.                       49500         49,479.23      980630
  2694 10201718                 GIBSON RALPH E.                     78000         77,965.49      980710
  2695 10201732                 BILANSKI BRENDEN                   128000        127,943.25      980625
  2696 10201745                 ZAMARRIPA MICHAEL                  305100        304,949.93      980707
  2697 10201748                 WILEY DANA                         107250        107,250.00      980717
  2698 10201761                 NORMAN RAYMOND                     101850        101,802.48      980626
  2699 10201764                 VAUGHN RONALD                      127500        127,441.44      980630
  2700 10201773                 TOGAMI SHANE                       215100        215,100.00      980714
  2701 10201780                 APARICIO RUDOLPH                   136000        136,000.00      980715
  2702 10201785                 KNOPP MYRA                         130000        129,951.05      980630
  2703 10201787                 CORCORAN JOHN T.                   149500        149,446.58      980630
  2704 10201793                 MCNAIR, JR. LEMAR                   45560         45,560.00      980713
  2705 10201805                 CASAZZA RALPH M.                   259250        259,056.41      980715
  2706 10201809                 NGUYEN JOHN                        194400        194,318.47      980715
  2707 10201816                 JEANPIERRE SYNTHIA                  82400         82,400.00      980707
  2708 10201824                 SCHRODER ROBERT                    165000        165,000.00      980714
  2709 10201833                 SALAIS JESUS M.                     58000         57,852.82      980626
  2710 10201837                 BOULWARE RONALD L.                  48000         47,840.00      980717
  2711 10201842                 BELL BENJAMIN D                     24375         24,365.82      980716
  2712 10201845                 CLINE STEVE                         86400         86,372.38      980708
  2713 10201847                 BRISCO BARBARA                      52000         51,980.41      980708
  2714 10201848                 LEBARON JR WILLIAM                 234000        233,916.38      980708
  2715 10201884                 SPINDLE CECILIA ANN                 44000         44,000.00      980710
  2716 10201885                 JOHNSON LINDA  K.                   49400         49,381.40      980702
  2717 10201898                 MURRAY LARRY                       110000        109,958.59      980630
  2718 10201907                 THOMPSON MICHAEL                    34875         34,847.09      980706
  2719 10201911                 SMITH JUDY ANN                      36800         36,785.37      980715
  2720 10201925                 EUBANKS JAY                         73755         73,728.64      980714
  2721 10201933                 SMITH CHARLES C.                   116000        115,956.33      980717
  2722 10201946                 ZONE GAIL                          194200        194,107.88      980630
  2723 10201957                 VAUGHN JERRY                        44520         44,501.33      980713
  2724 10201958                 RADEMACHER RICHARD                 126320        126,233.07      980629
  2725 10201963                 COURTNEY RONAELE S.                200000        199,901.62      980710
  2726 10201965                 MENDOZA JOHN A                      29750         29,738.49      980710
  2727 10201982                 DE LATORRE MARTHA MARIA             81000         80,967.81      980715
  2728 10201987                 RUBIN ZION                         243000        242,927.98      980713
  2729 10201988                 RICHARDSON BRUCE                   111920        111,920.00      980707
  2730 10201998                 MARTINEZ CELIA                      39950         39,936.51      980710

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2731 10202000                 ALMAN JACK                         450000        450,000.00      980710
  2732 10202005                 YOUNG CALVIN                       122400        122,400.00      980708
  2733 10202012                 MUNOZ JUAN                         250000        250,000.00      980708
  2734 10202013                 JACOBS STEVEN D.                   227700        227,700.00      980716
  2735 10202025                 RICHARDS TRAMELL                    60800         60,771.49      980702
  2736 10202033                 NATAL CHRISTOPHER                   56695         56,655.46      980701
  2737 10202035                 KALO GEORGE E.                     100300        100,300.00      980709
  2738 10202050                 BENSON MARVIN L.                   381000        380,791.45      980707
  2739 10202074                 IZUAGBE MARIAM                      63000         63,000.00      980710
  2740 10202075                 TUBB KELLIE A.                      68000         67,974.40      980715
  2741 10202094                 JARRELL MONICA                      95200         95,200.00      980715
  2742 10202099                 NIBLACK-SWAN REBECCA L              74375         74,375.00      980713
  2743 10203626                 LOMBARDI THOMAS                    101250        101,207.53      980717
  2744 10203643                 CORTEZ MICHAEL R                    58000         58,000.00      980715
  2745 10203664                 MILOS GHEORGE                      180000        179,916.02      980724
  2746 10203675                 GARZA FRANK                         84103         84,103.00      980715
  2747 10203697                 THOMIS TIMOTHY                     422320        422,112.27      980715
  2748 10203717                 WARREN JOHN                         94400         94,348.32      980716
  2749 10203735                 TRIESCHMAN MARGAUX                 147900        147,847.15      980717
  2750 10203768                 SAN MIGUEL ANTHONY                  57400         57,361.40      980716
  2751 10205601                 BURKHART WILLIAM                   100000         99,969.76      980630
  2752 10205603                 ESTES DAWN                          23800         23,800.00      980717
  2753 10205617                 WESTON DANIEL                      123129        123,074.41      980706
  2754 10205619                 LANCE RANDY RAY                     91000         90,927.18      980630
  2755 10205627                 WATSON MACK E.                      21600         21,600.00      980625
  2756 10205631                 RUCKER EDITH H.                     40125         40,113.51      980710
  2757 10205638                 ENGELHART TERRY J.                  51100         51,100.00      980716
  2758 10205644                 GEESEN JOHN S                       73500         73,441.30      980630
  2759 10205676                 CHAPWESKE GERTRUDE Z                89600         89,600.00      980714
  2760 10205680                 MASTERMAN JAMES E.                 206400        206,400.00      980715
  2761 10205683                 CHAPMAN ALEXANDER L                 84140         84,140.00      980717
  2762 10205684                 WELCHERT RONALD L.                  37100         37,100.00      980717
  2763 10205687                 BURG DANIEL R.                     372000        371,859.94      980717
  2764 10205691                 RODRIGUEZ RICK R.                  245000        244,902.63      980709
  2765 10205694                 EVANS RICHARD                       24000         24,000.00      980710
  2766 10205695                 ROBERTSON MICHAEL                   71600         71,574.46      980714
  2767 10205703                 WEBB MARK                           39360         39,349.92      980706
  2768 10205714                 BROWN JR. JAMES                    345000        345,000.00      980707
  2769 10205728                 ORELLANA NIXON                      50400         50,381.02      980629
  2770 10205745                 BAKER STACEY                        44500         44,466.54      980706
  2771 10205748                 TAYLOR JEFF R.                      92000         92,000.00      980709
  2772 10205754                 MOODY THOMAS                       211250        211,151.44      980716
  2773 10205755                 TAYLOR MARCIA                       45280         45,280.00      980707
  2774 10205769                 FUTRELL DWIGHT                      59250         59,250.00      980713
  2775 10205784                 WELSH VICTOR                       234400        234,400.00      980708
  2776 10205789                 BRISON RAYMON                       33600         33,579.00      980630
  2777 10205805                 KRYPEL JEFFREY PAUL                 50901         50,870.16      980710
  2778 10205808                 MCKEE VICTORIA L.                  102029        102,029.00      980710
  2779 10205825                 CURRY DIANE                         68000         68,000.00      980713
  2780 10205830                 EDLIN ANNE                          60000         59,799.50      980717
  2781 10205831                 STOREY JEFF                        141300        141,240.74      980710
  2782 10205835                 KEYS BELINDA J.                     44800         44,800.00      980717
  2783 10205837                 CORRELL DENICE A.                   65000         65,000.00      980706
  2784 10205843                 FITZPATRICK MICHELLE                64720         64,720.00      980709
  2785 10205851                 SMITH-REED DENISE                   48000         48,000.00      980714
  2786 10205863                 BLOUNT DONALD                       28800         28,800.00      980709
  2787 10205892                 PAGE ROBERTA                        92500         92,500.00      980717
  2788 10205893                 ARNOLD LARRY                        37300         37,300.00      980709
  2789 10205901                 PLUMLEY DENISE                      24700         24,700.00      980713
  2790 10205908                 MORRIS FELIETA A.                   36975         36,962.17      980710
  2791 10205926                 SHEILDS SR. CHARLES J.              42400         42,400.00      980710
  2792 10205930                 TERUEL LEONEL                      116955        116,955.00      980709
  2793 10205932                 FRANCIS, III ROBERT L.              48712         48,712.00      980708
  2794 10205949                 GALANG ESTANISLAO C.               168000        167,921.62      980710
  2795 10205954                 WEBER ALLEN                         54400         54,400.00      980715
  2796 10205958                 GANCMAN ALEK                       318750        318,750.00      980710
  2797 10205961                 GERARD EDMOND                      108750        108,687.43      980707
  2798 10205964                 ROGERS JAMES                        68850         68,825.39      980716
  2799 10205975                 LARSON JAMES M.                     44240         44,240.00      980707
  2800 10205983                 DELEON MICHAEL J.                  199800        199,711.42      980717

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2801 10205994                 HUFFMAN ROCHELLE                    52000         51,973.03      980714
  2802 10205996                 BROOKS ANTONIO                      78750         78,750.00      980709
  2803 10206008                 KIRCHNER MARK P.                   101250        101,250.00      980710
  2804 10206011                 NICHOLSON TOSHIA L.                 44250         44,250.00      980716
  2805 10206021                 BUGENHAGEN TERESA B.                33000         32,986.88      980715
  2806 10206024                 WOMACK ELANIE                       75200         75,200.00      980713
  2807 10206031                 BOOKER KATINA                       36550         36,550.00      980716
  2808 10206066                 BARNES-WADE CYNTHIA                 72250         72,250.00      980716
  2809 10206099                 HODOH BRIDGET                       36000         35,984.90      980716
  2810 10206100                 FOWLER FREDDIE MAE                  38320         38,308.41      980716
  2811 10206611                 JACKSON DARNELL                    115500        115,448.90      980629
  2812 10206616                 BARNES AARON                        38000         38,000.00      980710
  2813 10206636                 SCAFFA DORIS                        50000         49,971.22      980710
  2814 10206644                 THEOFILOS GEORGE                   144500        144,456.30      980702
  2815 10206679                 BENTLEY TERRY                      123500        123,500.00      980713
  2816 10206694                 BAZEMORE ELISHA                    192000        191,910.42      980630
  2817 10206706                 KRUTUL ROBERT                       83000         82,959.17      980714
  2818 10206708                 WONDERLIN BRIAN                     82225         82,225.00      980708
  2819 10206716                 SIMS SHELIA                         50700         50,700.00      980713
  2820 10206721                 MANN DENNIS                        123500        123,500.00      980709
  2821 10206724                 LLOYD CHARLES                      112200        112,200.00      980713
  2822 10206729                 COUTURE GREGORY                     63750         63,726.63      980709
  2823 10206731                 SMITH MICHAEL                      136800        136,736.17      980716
  2824 10206758                 SIMPSON THEODORE                    71250         71,250.00      980715
  2825 10206772                 ROBERTS KENNETH                     33600         33,587.99      980709
  2826 10206785                 SYKES CORY                         150450        150,400.57      980714
  2827 10206812                 HONAKER BOBBY                      101600        101,600.00      980708
  2828 10206830                 BORDNER NADINE                     165750        165,687.59      980709
  2829 10206856                 WINSTON, JR. PAUL R.                34450         34,450.00      980713
  2830 10206859                 PALMA ALESIA B.                    130000        130,000.00      980714
  2831 10206865                 BASS GRACE                          80600         80,600.00      980710
  2832 10206905                 SANCHEZ CHRISTINE J.                96000         96,000.00      980708
  2833 10206914                 FRENCHIK LAURA L.                   80000         80,000.00      980715
  2834 10206959                 NICHOLS LISA                        33600         33,600.00      980715
  2835 10206962                 CURRY APRIL                        113750        113,750.00      980710
  2836 10206967                 HARRISON VERBENA                    39000         39,000.00      980708
  2837 10206975                 TSETTOS JOHN                       102500        102,381.08      980721
  2838 10206979                 MOSLEY MELVIN                      234000        234,000.00      980710
  2839 10206985                 FOSTER WILLIAM D.                  368000        368,000.00      980717
  2840 10207004                 WHITE T ROBINSON                    70000         70,000.00      980713
  2841 10207021                 DUKES BRENDA                        52500         52,482.27      980715
  2842 10207048                 DEHLINGER JOHNNA                   169000        169,000.00      980715
  2843 10207078                 ROBERTSON KEVIN                     79950         79,950.00      980717
  2844 10207086                 KIMBER BOSIE                        82500         82,500.00      980715
  2845 10207100                 WEBB STACEY                         51000         50,983.70      980710
  2846 10207133                 GUEST JUTTA                         58100         58,100.00      980716
  2847 10207141                 MCCORMICK DERRELL                   87750         87,164.55      980717
  2848 10207146                 RICHERSON DAVEY B.                 112000        111,944.91      980713
  2849 10207147                 NAQUIN  SR DARREN  C.               69210         69,210.00      980707
  2850 10207158                 LAMPKIN SHERRELL                   480000        480,000.00      980710
  2851 10207189                 TURNER WILLIAM C.                  323100        323,100.00      980709
  2852 10207199                 HALL ROBERT                         35000         35,000.00      980714
  2853 10207216                 PERDUE ZEBEDEE                      49500         49,500.00      980715
  2854 10207219                 NICHOLS TROY L.                     65625         65,625.00      980713
  2855 10207241                 WASHINGTON KEVIN                    49600         49,600.00      980715
  2856 10207254                 ALVA MARIA L.                      361250        361,250.00      980713
  2857 10207269                 GONZALES RICHARD                   205000        204,875.80      980716
  2858 10207320                 GRABERT DALE                        39000         38,985.31      980714
  2859 10207329                 ARMENTI JACK                        69660         69,629.11      980716
  2860 10207334                 LANE JOHN W.                       135000        134,956.85      980716
  2861 10207336                 HUGHES RON                         168000        168,000.00      980717
  2862 10207344                 HOWERY CALVIN D.                    66725         66,725.00      980713
  2863 10207410                 TUCKER JANICE                       75000         74,959.03      980717
  2864 10207518                 LAMBERT JR. JOHN A.                 60000         59,972.00      980717
  2865 10207520                 CAMPBELL KONSTANTINE               475000        475,000.00      980717
  2866 10207555                 BROWN CORRIAL T.                    60750         60,750.00      980715
  2867 10207578                 JACKS SANDRA  D.                    88650         88,650.00      980717
  2868 10208112                 BEED JOAN                           48000         47,985.00      980717
  2869 10208118                 MAJORS LINDA G.                     60000         59,944.62      980630
  2870 10208119                 INFANTE ABEL                       130000        129,951.05      980702

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

  2871 10208126                 MACKENZIE 11 DONALD P.             102555        102,511.99      980714
  2872 10208154                 HATCHERSON CHARLES                  95920         95,885.72      980630
  2873 10208180                 FAULKNER WILLIAM                 73572.29         73,572.29      980716
  2874 10208200                 TURNER CAROL L.                     60000         59,968.89      980709
  2875 10208215                 YEAGER JIMMY                        23725         23,725.00      980714
  2876 10208248                 CONTRERAS JORGE A.                  35600         35,600.00      980717
  2877 10208296                 GRYDER JAMES B.                  71024.23         71,024.23      980716
  2878 10208298                 DILLEY DEBORAH D.                   54800         54,800.00      980714
  2879 10208315                 SPRINGER NANCY                      43760         43,688.98      980715
  2880 10208333                 HILL MARY                           78000         77,972.12      980714
  2881 10209608                 HANE JASON                          68600         68,581.43      980715
  2882 10209616                 MCQUEEN MELISSA                    115500        115,443.19      980717
  2883 10209627                 TRAEGER CRAIG                       34850         34,850.00      980715
  2884 10209645                 DEROSIER TINA                       31200         31,200.00      980710
  2885 10209647                 SAGER BRADLEY R                     76500         76,500.00      980715
  2886 10209656                 ODUAH MERCY N.                      92000         92,000.00      980717
  2887 10209664                 THOMAS HARVEY L.                    84500         84,500.00      980715
  2888 10209665                 MOORE VELMA M.                      61600         61,600.00      980717
  2889 10209690                 ANGULO RAFAEL                      132175        132,175.00      980715
  2890 10209710                 CLARK WILLIE                        88900         88,900.00      980714
  2891 10209762                 SHORT TIMOTHY D.                    55000         54,979.29      980717
  2892 10209768                 PATEL DIPAN                        117300        117,300.00      980714
  2893 10209773                 SAYAMA DALE H.                     336000        335,816.08      980715
  2894 10209782                 BROWN RAYMOND D. SR.               121500        121,500.00      980715
  2895 10209850                 CAPAROON JAMES                      61000         60,975.75      980714
  2896 10209876                 GREENE JONATHAN                     80500         80,500.00      980714
  2897 10209899                 JONES MONICA BUTLER                 49520         49,520.00      980716
  2898 10209917                 PETERSON MELISSA                    94875         94,875.00      980715
  2899 10209918                 RILEY JAMES R.                      94125         94,125.00      980715
  2900 10209924                 GRAVENSTEIN DERK                    56700         56,682.85      980713
  2901 10209957                 HOWARD JOE                         109710        109,670.79      980716
  2902 10210104                 BROCK ALFRED                        78000         78,000.00      980715
  2903 10210157                 LEWIS MAURICE                       34800         34,791.56      980721
  2904 10210213                 STEWART ANN                         29400         29,400.00      980710
  2905 10210255                 PARHAM WAYNE J.                    100000        100,000.00      980715
  2906 10210277                 SCHMITT MARC                        34300         34,289.60      980722
  2907 10210279                 CHOWDHURY MOHAMMED                 200000        199,920.52      980716
  2908 10210280                 COOK NELSON                         30225         30,225.00      980717
  2909 10210283                 ELIAS LORRAINE                      41600         41,590.49      980715
  2910 10210360                 COOK NELSON                         35940         35,928.50      980717
  2911 10210369                 BOLES RONALD                        52000         51,980.41      980722
  2912 10210373                 MERCADO JAMES                       95400         95,400.00      980717
  2913 10210537                 WARREN THOMAS                      142400        142,400.00      980717
  2914 10212108                 WHITE STEVE                        199800        199,800.00      980717
  2915 10212276                 EIKENBERG KAREN E.                  34860         34,860.00      980715
  2916 10212368                 WALTERS NICK                        81600         81,567.57      980717
  2917 10212416                 SALAZAR ROBERT C.                   98600         98,508.88      980720
  2918 10213616                 COBB MICHAEL                       142400        142,400.00      980717

========================================================================================================
       Bear Stearns Repo        INV 896                    299,644,005.47    299,448,425.73
========================================================================================================

     1 10021961                 FREY ELOISE M                       80000         79,853.55      980407
     2 10039432                 HODGES RUTH                        110400        108,518.48      980331
     3 10045433                 MAHIAI BALBINA W.                  106000        105,935.78      980624
     4 10045459                 ASAM ESTHER                         90000         90,000.00      980729
     5 10045484                 SMITH JAMES                         91700         91,700.00      980728

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

     6 10045485                 MARCINIAK GEORGE A.                427500        427,310.48      980729
     7 10098376                 MOJICA MICHAEL                     102400        102,361.44      980624
     8 10100337                 THOMAS CLIFTON                      28000         27,989.45      980624
     9 10103209                 BUTLER NERMIA J.                    50400         50,400.00      980728
    10 10113065                 JONES ORA M.                        24000         23,981.84      980624
    11 10117454                 RODRIGUEZ RUBEN                     41400         41,350.19      980429
    12 10120644                 BYRNES PAUL                        140000        140,000.00      980727
    13 10127525                 MIRELES ERNESTO                     55755         55,735.07      980728
    14 10127734                 LOPEZ SERGIO                       125630        125,630.00      980730
    15 10127881                 BAIRAN MARLINA                     280000        279,862.27      980729
    16 10132847                 MACFARLANE PETER A.                112000        111,601.45      980331
    17 10135857                 LIDDELL MELVIN                      49000         49,000.00      980724
    18 10135898                 GRIFFIN CLARETHA                    93500         93,500.00      980729
    19 10137026                 WILLIAMS RITA                      109800        109,565.87      980413
    20 10137081                 FOLEY GEROLD E.                     72250         72,214.46      980624
    21 10137156                 ARMSTRONG PAMELA                    78400         78,357.17      980724
    22 10140684                 RODRIGUEZ FRANCISCO                162000        161,677.43      980331
    23 10141085                 KIME MARY ANN                      339500        339,385.37      980724
    24 10141861                 MOORE KELLEY                       123200        123,136.13      980624
    25 10144086                 RODRIGUEZ DELVIS                   108000        107,781.61      980331
    26 10145182                 WILLIAMS WILLIE                     61110         61,110.00      980728
    27 10145212                 SEAN BRITTON                       122400        122,348.67      980710
    28 10145230                 STEWART, II CARLTON LOUIS           96800         96,800.00      980730
    29 10145250                 EMERY MOON                          90672         90,579.69      980731
    30 10146017                 TROUP KAREN                         51800         51,673.16      980406
    31 10146046                 KLIMA DAVE                          55600         55,533.12      980407
    32 10146702                 TOLLIVER MICHAEL T                 287000        287,000.00      980727
    33 10146704                 PHAN TAI                           205500        205,500.00      980727
    34 10146717                 NGUYEN CUONG KIM THI               228750        228,750.00      980724
    35 10147242                 ROWLAND WILLIAM                    189600        189,511.54      980724
    36 10148751                 DAVIS TERRY                         58500         58,429.63      980506
    37 10148868                 STEWART DON                        225000        224,870.55      980624
    38 10148945                 SPURGEON ELDON                     104000        103,916.78      980624
    39 10149294                 KITTELL STEPHEN  M.                 69600         69,567.69      980624
    40 10151611                 SINGH RAYMOND                      110000        109,879.11      980710
    41 10151624                 RIEDEL DAMIAN B.                    92650         92,607.90      980727
    42 10151671                 SILVERSTEIN EDWARDS                176544        176,431.42      980730
    43 10151971                 CARPENTER THEODORE                  50000         49,980.13      980701
    44 10151984                 BALDER MARK                        140250        140,250.00      980731
    45 10153339                 LINDSAY KRISTOPHER                  26000         26,000.00      980728
    46 10155023                 BAUL AUSTIN                        206250        205,999.10      980701
    47 10155196                 DAVID ANGELITO                     153000        153,000.00      980730
    48 10155524                 ABARY MICHAEL                      272000        271,858.99      980624
    49 10155569                 STAMP ANA                          145000        144,928.52      980706
    50 10155606                 GIBSON DAVID                        33000         32,957.19      980403
    51 10155782                 MALESHAFSKE TERRENCE T              77600         77,506.67      980409
    52 10155821                 SMITH BETTY                         55500         55,449.13      980430
    53 10156313                 SENSALE SR. GEORGE M.              227500        227,500.00      980708
    54 10157044                 SPITZENGLE LEE J.                   72995         72,838.46      980331
    55 10158438                 HEIDER DAVID                       161955        161,883.20      980730
    56 10158499                 THOMAS ALBERT                       38250         38,185.00      980506
    57 10158566                 HOFBAUER THOMAS G.                  66000         65,918.65      980624
    58 10160574                 COSTA MIGUEL                        89000         89,000.00      980708
    59 10160983                 KELVIE CHAD A                       68250         68,218.15      980624
    60 10162370                 BENJAMIN BENJAMIN                  118400        118,400.00      980731
    61 10162395                 PIERCE JERRY                       101600        101,467.83      980729
    62 10162413                 JOHNSON CLARENCE                   195000        195,000.00      980730
    63 10162710                 STEWART DONALD                      46400         46,364.90      980702
    64 10162882                 ROBB CYNTHIA                        37800         37,756.80      980429
    65 10163191                 SHEALEY TOMMYCINE                  138975        138,975.00      980730
    66 10163763                 SALMON STEVEN                       61500         61,445.23      980706
    67 10163864                 JOHNSON PATRICIA                    81000         80,927.88      980624
    68 10163951                 STEPHENS CHAD                      105749        105,691.12      980701
    69 10163952                 VARELA MANUEL                      103500        103,436.78      980701
    70 10163968                 KURZ NANCIE                         80550         80,478.28      980624
    71 10164198                 AVERY RICHARD                      216750        216,750.00      980731
    72 10165278                 OMSTEAD GERALD                     121500        121,433.49      980706
    73 10165533                 SHAFFER AARON                       60750         60,729.48      980707
    74 10165567                 MARISCAL MARY LOU                   61200         61,200.00      980729
    75 10166464                 GARCIA DIANE E.                    100000         99,962.27      980708
    76 10166691                 AKINKUNMI ABBIE                    450000        450,000.00      980729
    77 10166722                 LAMARRE CLIFFORD S.                 73600         73,572.28      980728
    78 10166872                 THORSELL PHILLIP                   243750        243,658.22      980728
    79 10167510                 BROWN SCOTT R.                      75600         75,600.00      980727
    80 10170134                 MENDOZA LORIE                       94000         94,000.00      980729

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

    81 10170154                 GARVER LYNDEN L                    195600        195,600.00      980729
    82 10170157                 WALTERS RONALD                      56000         55,976.51      980727
    83 10170161                 PUTNUM ROBERT                      138000        138,000.00      980729
    84 10172743                 THOMPSON DOUGLAS                    46200         46,157.64      980504
    85 10172859                 HAAGLUND MICHAEL R                 105000        104,949.70      980624
    86 10172954                 BRACKIN KATHY J.                    31430         31,407.43      980624
    87 10173081                 LOMBARDI JOSEPH                    102000        101,856.06      980429
    88 10173164                 BARRETT DWIGHT                      37800         37,763.38      980501
    89 10173171                 BARRETT DWIGHT                      36600         36,576.49      980506
    90 10173203                 FARRAR DAVID                        48800         48,781.63      980724
    91 10173583                 KELLER RONALD L.                    73865         73,865.00      980724
    92 10174116                 MILLER DALE M.                      54000         53,941.69      980430
    93 10174366                 HARVEY DAVID                       193200        193,012.97      980430
    94 10174518                 JONES OSCAR                         39750         39,736.58      980624
    95 10174634                 RILEY CLIFF                        191700        191,621.31      980624
    96 10175048                 KING, JR. CALVIN                    93750         93,750.00      980729
    97 10175667                 TRAMS IGOR                         111000        110,741.74      980429
    98 10177618                 NOLASCO ROMEO                      300000        299,687.74      980624
    99 10177755                 SMITH GARY                         175500        175,399.03      980727
   100 10177829                 MILLER DAVID                       154800        154,800.00      980730
   101 10177869                 SOUSA JANICE                       141750        141,623.78      980624
   102 10177898                 BURKHARD AARON                     310500        310,355.13      980624
   103 10177987                 SR. LACHAPELLE NICK                210000        210,000.00      980710
   104 10178001                 VILLAFUERTE RALPH                  234000        233,884.90      980723
   105 10178010                 MICHELETTI MARIO                   118150        118,150.00      980730
   106 10178047                 FEDAIY WIDA                        296250        296,087.84      980727
   107 10178051                 MARTIN EVELYN                       73950         73,915.49      980729
   108 10178059                 WILSON DAVE                        191200        191,084.16      980727
   109 10178067                 LA TUYEN CAM                       180000        180,000.00      980730
   110 10178068                 MEDINA BERNABE                     209100        209,100.00      980727
   111 10178089                 HUERTA TOM                         167120        167,033.36      980728
   112 10178169                 WHITTLE GLENN L.                    58875         58,815.44      980624
   113 10178176                 DALKE JODI R.                       80150         80,150.00      980727
   114 10178264                 THOMAS PHILLIP                      96000         95,957.44      980624
   115 10178461                 HANSEN DORIAN                      144000        144,000.00      980730
   116 10178564                 GOMEZ DAVID A.                      76000         76,000.00      980729
   117 10178591                 VILLEGAS ANTOINETTE                 99600         99,558.23      980730
   118 10178597                 THORNES MICHAEL J.                 172800        172,723.39      980727
   119 10178780                 BRODY LAWRENCE                     393750        393,750.00      980730
   120 10179240                 THOMPSON WINDELL                    38250         38,234.98      980624
   121 10179370                 HOYLE THOMAS                       121500        121,500.00      980727
   122 10179431                 FORERO MERCEDES                     45500         45,481.92      980624
   123 10179458                 SNYDER LAMONT                       73600         73,513.02      980624
   124 10179474                 JACK WALTON                         55485         55,464.05      980702
   125 10179484                 CHENEY NORA                         49300         49,300.00      980707
   126 10179545                 PHILLIPS CYNTHIA                    61200         61,200.00      980707
   127 10179550                 STERNLOFF SCOTT                    116800        116,670.09      980624
   128 10179561                 GARDNER MILDRED                    131750        131,661.34      980624
   129 10179568                 MERCHANT GEREMY                     66500         66,500.00      980701
   130 10179584                 PALACIO MARIA                      151200        151,143.07      980702
   131 10179595                 CROSBY CINDY                        48800         48,722.86      980701
   132 10179597                 SLOSSBERG ADRIENNE                  61750         61,726.75      980624
   133 10179846                 ROBINSON SHARON                     40375         40,360.57      980723
   134 10179893                 TRAVIS CARLA D.                     68250         68,250.00      980723
   135 10180165                 STEWARD DAVID S.                 91446.77         91,446.77      980724
   136 10180482                 BROOKS LORNA L.                    121500        121,446.13      980731
   137 10180488                 BROOKS LORNA L.                     59200         59,178.84      980728
   138 10180668                 BARRAND WALTER L.                   78000         77,914.28      980624
   139 10180672                 CRAWFORD DANNY E.                   73600         73,567.37      980624
   140 10180721                 CARUSO ANTHONY M                    90000         89,960.10      980702
   141 10180747                 MYERS WILLIAM                      138125        137,981.21      980624
   142 10180749                 FOSTER JOHN                        186750        186,673.76      980730
   143 10180771                 GONZALEZ GUADALUPE                  41650         41,633.45      980624
   144 10180835                 WAKEFORD ADDISON                   162500        162,385.31      980729
   145 10180919                 HEWITT JEANETTE                    120000        120,000.00      980727
   146 10180928                 ISHMAEL JOSEPH                      88000         87,966.86      980729
   147 10181016                 HERNANDEZ LUIS                      60000         59,977.41      980729
   148 10181064                 JASPERSON RICHARD H.                93500         93,429.27      980624
   149 10181097                 STEPHENS JAMES G.                  388000        387,845.81      980706
   150 10181098                 HILLMAN WILLIAM                    107100        107,061.73      980701

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   151 10181263                 HARRIS KARL                         78800         78,773.39      980624
   152 10181333                 CATAPANO ANTHONY                   135750        135,704.17      980727
   153 10181352                 ANDERSON JAMES E.                   27000         26,986.25      980706
   154 10181385                 DREW DANNY J.                       73525         73,483.66      980708
   155 10181547                 MCTERNAN DOUGLAS M.                160800        160,696.49      980624
   156 10181556                 KELLY MARTHA                       224250        224,165.47      980701
   157 10181566                 HUDSON TERRY                        68255         68,255.00      980706
   158 10181615                 RYDER WAYNE                        176000        175,913.42      980702
   159 10181619                 ALVEREZ CELIA                       27000         26,989.83      980706
   160 10181624                 BIVINS INEZ                         79900         79,900.00      980707
   161 10181634                 FOSTER RANDALL                     108950        108,950.00      980702
   162 10181637                 GROSS PAUL                         124000        123,962.50      980706
   163 10181641                 WRIGHT EUSTACE                      62400         62,376.50      980707
   164 10181642                 WELLS WILBERT                       65600         65,581.18      980701
   165 10181646                 GATES LARRY                         62900         62,877.52      980701
   166 10181649                 MILLER ROBERT                       25000         24,958.72      980703
   167 10181654                 ALLEN EMMA                          61100         61,076.99      980706
   168 10181673                 GRAY EUGENE                         64000         64,000.00      980727
   169 10181686                 GRUNDON JOHN                        65450         65,450.00      980707
   170 10181687                 HEYNE DANIEL                        48000         48,000.00      980707
   171 10181698                 STOUTE WILLIAM                      58500         58,480.25      980709
   172 10181701                 TROISI AURELLIO                     76500         76,474.17      980723
   173 10181737                 MOSLEY DOROTHY                      47120         47,103.16      980724
   174 10181738                 FRAZEE WILLIAM                      59500         59,500.00      980702
   175 10181752                 BOYD RODNEY                         37700         37,685.80      980701
   176 10181756                 BARRINGER TAMMIE                    82450         82,450.00      980706
   177 10181758                 ROBINSON RONNIE                    108000        108,000.00      980730
   178 10181759                 CANNON RON                         168000        168,000.00      980723
   179 10181780                 FORD DAVID                         128000        128,000.00      980729
   180 10181832                 CUNNINGHAM BARBARA                  24000         23,990.96      980708
   181 10181833                 GOLSTON EARNEST                     31800         31,800.00      980722
   182 10181840                 BUTLER CHARLTON                    166500        166,500.00      980717
   183 10181852                 LUHM FRED                          499990        499,990.00      980729
   184 10181864                 WALIZER ROSS                        61600         61,576.75      980721
   185 10181874                 NELSON KIMBERLY                     53100         53,100.00      980722
   186 10181875                 MALMIN FORREST                      35750         35,736.54      980702
   187 10181878                 WRIGHT PAUL                         54400         54,400.00      980730
   188 10181894                 MCDOWELL BOBBY                      90000         90,000.00      980724
   189 10181902                 SMITH GEORGE                        63750         63,750.00      980728
   190 10181907                 MYERS'BEY WILLO                     72800         72,800.00      980728
   191 10181914                 PAULET EUGENIO                      68250         68,224.30      980728
   192 10181933                 BRABOY DANIEL                       58450         58,450.00      980724
   193 10181934                 BOYLS THOMAS                        66750         66,750.00      980716
   194 10181937                 BARTHELL ALICE                      71250         71,225.94      980724
   195 10181948                 WETHINGTON EVERETTE                 25200         25,200.00      980727
   196 10181949                 BRYCE ZAIDA                         90000         90,000.00      980724
   197 10181951                 PALACIO MAGDALENA                   67500         67,474.59      980730
   198 10181958                 DAVIS WILLIE                        44530         44,530.00      980729
   199 10181966                 RIVERS JANICE                      338000        338,000.00      980727
   200 10181984                 HILLMAN KATIE                       53550         53,550.00      980729
   201 10181992                 COMPTON ERNEST                     176250        176,250.00      980727
   202 10182010                 HOBBS VALERIE                       73800         73,800.00      980729
   203 10182022                 FRITTS PATRICIA                     32100         32,100.00      980729
   204 10182023                 ALBRITTON NORMA                    101250        101,207.53      980727
   205 10182033                 BUSSOLA PHYLLIS                    199750        199,750.00      980729
   206 10182039                 PATTERSON ERIC                      54400         54,400.00      980724
   207 10182049                 DOUGLAS WILLIE                      39120         39,106.01      980723
   208 10182054                 HALL SAMUEL                        243100        242,989.55      980724
   209 10182098                 EDGERTON WILLIAM                    73100         73,100.00      980727
   210 10182158                 JONES DALE M.                       74880         74,809.84      980624
   211 10182283                 PEAVY RODERICK                     125900        125,900.00      980727
   212 10182458                 HARPER ANTHONY C.                   63665         63,641.66      980728
   213 10182459                 DELGADO LUIS ANTHONY            147041.54        147,041.54      980728
   214 10182577                 SIMPSON RICHARD L.                 117600        117,550.68      980701
   215 10183161                 CARLSON RYAN WALTER                 81000         80,901.08      980624
   216 10183560                 SMITH GARY                         215000        214,904.89      980702
   217 10183707                 SHULL CHARLES                       70000         69,979.93      980624
   218 10183835                 CARMICHAEL ROBERT                   70000         69,973.64      980624
   219 10183839                 SIMS STERLING B.                    30550         30,550.00      980706
   220 10183897                 GROSSER ELIZABETH                   24700         24,700.00      980706

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   221 10183918                 NIEVES IRIS                         80000         79,978.35      980724
   222 10183972                 BALLICK DAVID                       31500         31,488.14      980706
   223 10184033                 ACOSTA JORGE                        99675         99,641.34      980728
   224 10184142                 FLOWERS KELVIN D.                38634.64         38,619.14      980727
   225 10184231                 HUANG JULIE C.                     218700        218,621.85      980624
   226 10184244                 STERGO STEVE                       350000        350,000.00      980729
   227 10184362                 JEFFERSON TERRY L                   69280         69,249.29      980624
   228 10184448                 RUZ JESSIE Q                        78400         78,369.67      980701
   229 10184450                 KINCAID RAYMON H                    55000         54,979.29      980624
   230 10184675                 COMBS WILLIAM                       37800         37,787.89      980722
   231 10184862                 TABOR DARYL                         79900         79,870.72      980624
   232 10184944                 BEHRMANN CLAUDE                    193410        193,332.97      980630
   233 10185069                 MAES CHARLES J.                     65700         65,652.83      980624
   234 10185078                 JOYCE MIKE                         132480        132,421.27      980624
   235 10185133                 EDWARDS LINDA D.                    30000         30,000.00      980728
   236 10185213                 MILLER CARL                        144000        144,000.00      980729
   237 10185351                 BOECKMAN GARY L.                    50150         50,133.52      980731
   238 10185399                 WILLIAMS LINDA V.                   59500         59,500.00      980729
   239 10185449                 HITTS TROY                          69000         68,976.70      980729
   240 10185468                 YOPP JESSIE M.                      32500         32,500.00      980723
   241 10185579                 MINIX JERRY B.                     100000        100,000.00      980724
   242 10185618                 BOOTH DONALD C.                    123250        123,250.00      980729
   243 10185632                 FARNWORTH GARY B.                   55500         55,475.39      980624
   244 10185646                 ROWE DAVID                         143550        143,479.39      980701
   245 10185701                 JOHNSON MICHAEL                     57600         57,574.46      980730
   246 10185731                 WHITTENBERGER DAVID E.             104000        104,000.00      980730
   247 10185816                 CROSS PAUL C.                      220000        220,000.00      980729
   248 10185817                 GALLEGOS JOSE A.                    95000         95,000.00      980730
   249 10185862                 LUEBKE BRETT                       130857        130,715.18      980729
   250 10185865                 MOI MOI VILIAMI O.                 165000        164,914.90      980624
   251 10185867                 CROSSWHITE JOYCE N.                 45000         44,953.15      980624
   252 10185894                 SIMPSON EULA                       105000        104,956.46      980710
   253 10185936                 NELSON SHARON VEE                   74250         74,250.00      980624
   254 10185937                 NELSON SHARON V.                    84000         83,981.85      980624
   255 10185961                 WILLIAMS REBECCA K.                111920        111,920.00      980730
   256 10185979                 STINE MARK F.                      172800        172,738.38      980709
   257 10185991                 WITT ROY L.                         90100         90,100.00      980729
   258 10186019                 RAY TERRY L.                       103456        103,456.00      980729
   259 10186024                 HUBBARD SR. DAVID B.               169200        169,200.00      980727
   260 10186036                 BANKS LESLIE K.                    120000        120,000.00      980731
   261 10186085                 GORZE KEITH P.                      45600         45,600.00      980729
   262 10186099                 RUTHERFORD FREDA                   140000        140,000.00      980727
   263 10186241                 VAN ORMAN GLENN C.                 107250        107,199.96      980624
   264 10186244                 SCOTT DERRICK                       29000         29,000.00      980707
   265 10186265                 LICHAA JACK                        137360        137,313.62      980702
   266 10186285                 AULTMON DANIEL                      58500         58,477.97      980731
   267 10186306                 BROWN BURTON                        35275         35,263.41      980624
   268 10186307                 ROGACKI LOUIS S.                    76500         76,460.34      980730
   269 10186370                 BARRETT KENNETH                    131200        131,200.00      980702
   270 10186453                 TUTRONE GILBERT                     56600         56,600.00      980724
   271 10186478                 ROBERTS JOHN C.                    139500        139,500.00      980724
   272 10186479                 STEVENS GEORGE                      58500         58,500.00      980707
   273 10186578                 MARCHESE ANNA                      123250        123,076.96      980701
   274 10186591                 SURIA BLANCA                       133000        132,931.05      980624
   275 10186598                 MINER SR. RICHARD K.                77775         77,738.71      980724
   276 10187258                 AREVALO GLORIA                      40000         39,984.10      980728
   277 10187360                 HOULE MARIA  S.                     45000         45,000.00      980724
   278 10187480                 HE XIANGDONG                       410400        410,218.05      980701
   279 10187497                 LIMA JAVIER                         97600         97,549.39      980624
   280 10187516                 CASTRO MARIO A.                     54800         54,777.01      980724
   281 10187520                 SOLOMON SANDRA K.                   60300         60,003.14      980624
   282 10187565                 PIERCE FRANK D.                     25718         24,894.05      980624
   283 10187570                 COLLINS MARSHALL                    36975         36,975.00      980731
   284 10189115                 STONE WARWICK                      376000        375,805.07      980708
   285 10189119                 GASCOIGNE JERALD D.                 51800         51,800.00      980728
   286 10189261                 LYNCH BRIAN                        160000        159,850.09      980624
   287 10189315                 WALKER CONNIE                       45000         44,981.13      980624
   288 10189361                 WALKER OTHA J.                      76160         76,160.00      980624
   289 10189454                 PEARSON GERALD L.                   63750         63,720.25      980731
   290 10189537                 TAYLOR SHERRY V.                    51750         51,729.43      980630

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   291 10190608                 KRAMER JR. JAMES C.                 92400         92,373.50      980708
   292 10190701                 IANNI BRIAN                         97500         97,500.00      980708
   293 10190710                 WILLEY KERRI                        47125         47,089.34      980624
   294 10190737                 HAWCK, JR. ARTHUR F.               136430        136,390.87      980724
   295 10190782                 HALL KENNETH E.                     37500         37,391.42      980624
   296 10190789                 COTRONEO JOSEPH                     97500         97,426.25      980701
   297 10190797                 PEETE NATHANIEL                     35400         35,388.68      980624
   298 10190842                 LAVO KIPLING                        46400         46,382.49      980624
   299 10190856                 EBANKS DELLY                       107250        107,209.62      980624
   300 10190859                 DUGAN LISA                         100300        100,171.62      980701
   301 10190868                 SHAW LOLA                           41930         41,930.00      980707
   302 10190873                 LAWSON ALICE                        24000         24,000.00      980701
   303 10190880                 FIDELL ALLEN                        39000         39,000.00      980729
   304 10190925                 KANE THOMAS J.                     120000        119,946.91      980723
   305 10191009                 MARIN RAMIRO                        78400         78,376.23      980624
   306 10191060                 KASCHAK DAVID W.                   243750        243,662.89      980624
   307 10191066                 COLLUMS TIM D.                      30000         29,989.27      980702
   308 10191096                 JOHNSON CHARLES                     39900         39,884.98      980730
   309 10191182                 VALLES JOSEPH                       90100         90,100.00      980727
   310 10191243                 DE LEON MARIA A                     88000         87,951.83      980707
   311 10191530                 HINES ROBERT                       328500        328,320.18      980730
   312 10191589                 LOPEZ ROSA M                       132750        132,750.00      980728
   313 10191592                 EWING KEITH                        136850        136,775.25      980729
   314 10191615                 ORTEGA RUBEN                       113900        113,900.00      980730
   315 10191658                 RENO BRANNON                        85400         85,328.05      980702
   316 10191680                 RUSSELL RANDOLA                    100875        100,825.37      980730
   317 10191738                 FOX MARY                            37875         37,859.95      980624
   318 10191815                 GRAHAM KATHERINE                    84500         84,424.77      980701
   319 10191834                 NEUHART HANS J.                    129375        129,314.64      980730
   320 10191840                 GALLEGOS DESI A                     97750         97,750.00      980728
   321 10191841                 GUTIERREZ LOUISE                    65520         65,490.94      980728
   322 10191890                 CARSON RACHAEL TRINA               105592        105,592.00      980731
   323 10191911                 BOUKAS EDITH M.                     36000         36,000.00      980728
   324 10191921                 LEWALLEN CHRISTOPHER               331500        331,299.17      980701
   325 10191929                 OLIVER J. DANIEL                    85000         84,964.35      980727
   326 10191984                 PASSALALPI DARIO MICHAEL           308000        308,000.00      980729
   327 10192004                 GALLEGOS DORA                       61200         61,200.00      980730
   328 10192029                 SHAFFER CINDA                      118900        118,900.00      980730
   329 10192041                 GARCIA CRUCELINA                    45500         45,500.00      980731
   330 10192061                 PANKEY JOYCE                       137250        137,250.00      980727
   331 10192076                 JARAMILLO RONALD M.                108000        108,000.00      980728
   332 10192079                 ADAMS RALPH                         79200         79,200.00      980731
   333 10192083                 WARD PETER M.                      196000        195,903.59      980729
   334 10192089                 WHITE LAMAR                         41400         41,377.34      980729
   335 10192110                 TAHMASBI FRED                       41325         41,286.28      980702
   336 10192133                 PILPA FLORENCIA I.                 398640        398,640.00      980730
   337 10192188                 BURRELL NETA                        48100         48,100.00      980624
   338 10192205                 HERRON EARSUL  D.                  136800        135,616.49      980728
   339 10192211                 LYONS RANDY                         50000         49,953.15      980624
   340 10192280                 HOCKEY GARY                         74375         74,345.92      980730
   341 10192307                 ASHTON LARRY J.                    225600        225,456.14      980727
   342 10192334                 SEVY ROBERT L.                     160000        159,903.06      980706
   343 10192353                 LAWRENCE PAULETTE                   76500         76,474.87      980624
   344 10192432                 VINNETT CAROLYN H.                  96000         96,000.00      980624
   345 10192518                 TANGEMAN MICHAEL                    48875         48,875.00      980730
   346 10192563                 RUGH DOUGLAS                        98250         98,250.00      980727
   347 10192645                 BURKE ELDON L.                      99000         99,000.00      980730
   348 10193103                 TOMPKINS MICHAEL M.                 88500         88,417.07      980624
   349 10193161                 LAMAS EUNICE                        36400         36,386.29      980624
   350 10193175                 THOMAS ALICE E.                     36000         35,984.04      980624
   351 10193198                 PARR STUART G.                      41600         41,580.47      980630
   352 10193201                 PUNDT WESLEY                       148000        147,842.72      980624
   353 10193210                 CUNNINGHAM TROY R.                  72879         72,802.26      980701
   354 10193339                 RUSH LAURIE                         96050         96,050.00      980724
   355 10193345                 PARRISH EILEEN                     145800        145,742.06      980624
   356 10193417                 HOFFMAN JAMES                      378250        378,250.00      980727
   357 10193424                 BARRERE DANIEL                     397000        397,000.00      980708
   358 10193426                 ALLEN LILLIAN L.                    40125         40,125.00      980702
   359 10193463                 WITHERSPOON MARVA                   40000         40,000.00      980708
   360 10193489                 WRIGHT THOMAS B.                    60000         60,000.00      980706

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   361 10193523                 EWING TIFFANY                       48000         47,985.48      980624
   362 10193536                 SMITH MARY J.                       55200         55,200.00      980706
   363 10193543                 ROSSELL DEWEY R.                    93500         93,454.01      980706
   364 10193545                 ROBERTS TONI BOLER                  42750         42,737.73      980624
   365 10193575                 LIST JEFFREY                        24000         24,000.00      980727
   366 10193676                 AUSANO JERRY                       108000        108,000.00      980728
   367 10193716                 BERRYHILL TINA                     168000        168,000.00      980727
   368 10193717                 PRESTO MARCELINO                   220000        220,000.00      980730
   369 10193772                 DEMILLO HARRY                      460200        459,948.10      980730
   370 10193779                 HECHEMA BISHARA                    252450        252,319.12      980729
   371 10193841                 LEPORI DONALD                      150500        150,440.19      980730
   372 10193876                 THOMPSON BILLYE JEAN                81000         81,000.00      980728
   373 10193907                 BENAVIDEZ MEDARDO                  142200        142,200.00      980730
   374 10193909                 TAUFALELE DAVID                    207400        207,400.00      980727
   375 10193913                 DUGYON ISABEL                      252000        251,882.43      980730
   376 10193928                 BERNAL ESTHER                      111000        111,000.00      980727
   377 10193938                 HANSEN JAN                         107600        107,600.00      980728
   378 10193986                 CUCCIA ROBIN                       141750        141,750.00      980730
   379 10194103                 CERONE THOMAS                      147500        147,500.00      980706
   380 10194127                 BARRET LARRY L.                    129600        129,600.00      980731
   381 10194190                 RUFFIN RAMONA Y                     19750         19,750.00      980710
   382 10194267                 BERNARD CATHERINE M.                77700         77,700.00      980731
   383 10194272                 COLE TIMOTHY S.                     27200         27,200.00      980727
   384 10194292                 FORD DEBORAH L.                     33750         33,750.00      980724
   385 10194303                 ADERHOLD JR. CHARLES G.             27300         27,300.00      980731
   386 10194370                 DOREZA LORNA Z                      69750         69,750.00      980724
   387 10194401                 HINES BOBBY D.                      45050         45,050.00      980724
   388 10194410                 BARGER THOMAS A.                    39600         39,585.84      980724
   389 10194411                 SELVA GARY V                       185000        185,000.00      980722
   390 10194438                 FELTON HENRY                        59250         59,250.00      980723
   391 10194439                 AARON RUTH E                        23812         23,805.17      980724
   392 10194460                 STEWART TIM                         32250         32,250.00      980729
   393 10194500                 GAST GRETCHEN E                     18750         18,740.75      980729
   394 10194555                 KELLOGG KERI S.                    116450        116,398.37      980722
   395 10195639                 RIVERA HIPOLITO                     65000         65,000.00      980727
   396 10195645                 CAMMARANO LAURA                    128250        128,179.80      980708
   397 10195735                 BROWN JOHNEL                        42250         42,250.00      980727
   398 10195748                 MICHL FRANCIS                       85800         85,800.00      980727
   399 10195749                 SCOTT SANDRA                        28000         27,978.77      980624
   400 10195756                 MCMANAMON DONALD                   212000        211,906.01      980706
   401 10195829                 BALZANO PATRICIA A.                 35000         35,000.00      980720
   402 10195832                 AMORETTI LAWRENCE                   49000         48,981.55      980727
   403 10195863                 THOMPSON WILLIAM                    46400         46,385.96      980701
   404 10195871                 REID CHRISTOPHER                    34450         34,437.02      980706
   405 10195888                 YOUNG PAUL S.                       38000         37,960.24      980702
   406 10195945                 BRYANT ALVIN L.                     32000         32,000.00      980706
   407 10195963                 DAMICO RONALD                      113750        113,597.82      980624
   408 10195983                 CARR BILLY                          64500         64,500.00      980727
   409 10196000                 LENTO WILLIAM                      132600        132,551.41      980708
   410 10196011                 STEINHOFF PHYLLIS                   71400         71,370.84      980729
   411 10196029                 GOODMAN III THOMAS D.               87750         87,651.88      980624
   412 10196071                 HILL WILLIAM                       110500        110,458.40      980727
   413 10196722                 KALE KORY K.                        80910         80,910.00      980729
   414 10196743                 RITTER CLAUDEEN A.                  74212         74,138.69      980624
   415 10196757                 MARRIOTT SALLY                      87000         86,904.40      980707
   416 10196786                 TANNER TERESA                       45000         44,977.86      980624
   417 10196788                 DUNKLEY GEORGE                      37520         37,520.00      980729
   418 10196807                 THOMPSON EDWARD W.                  39000         39,000.00      980706
   419 10196840                 ROBINSON KAREN R.                   81000         80,948.35      980624
   420 10196875                 BOSLER THOMAS J.                   297500        297,500.00      980707
   421 10196898                 HAKIM RAGAIE                       212000        211,742.23      980624
   422 10196949                 HENDRICKS TYRONE H                 108790        108,739.25      980724
   423 10196980                 TANGHETTI LEONOR S.                 57750         57,721.19      980729
   424 10196981                 CAMBELL DOUGLAS                     52500         52,500.00      980729
   425 10196993                 GRUND DEBORAH A.                    62800         62,777.61      980624
   426 10197019                 AGUILAR JOSEPH T.                  123250        123,198.31      980707
   427 10197117                 NICHOLS ANN M.                     196000        196,000.00      980730
   428 10197196                 SOTO RODOLFE                        74700         74,700.00      980710
   429 10197248                 CHAUVIN BECKY M.                    52000         51,985.12      980729
   430 10197263                 CAMPAGNA MICHAEL                   146115        146,115.00      980729

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   431 10197292                 KAPUSCINSKI LAWRENCE               172000        172,000.00      980727
   432 10197299                 QUINTANILLA RAMIRO                  70000         69,970.64      980730
   433 10197311                 SOLDATE TODD                        32000         32,000.00      980713
   434 10197317                 FERGUSON BARRINGTON                 94500         94,500.00      980727
   435 10197335                 SCRUGGS JOE  M.                     76000         76,000.00      980729
   436 10197349                 ESTONE RANDI B.                    202500        202,354.60      980624
   437 10197370                 FARRAND JAMES E.                    41000         40,965.16      980728
   438 10197378                 GONZALES HENRY                      28700         28,692.23      980724
   439 10197396                 NIPP MARK A.                        70400         70,400.00      980730
   440 10197425                 BUGG TODD M.                       153000        153,000.00      980731
   441 10197452                 TRAHAN OLIVIA                       71400         71,364.88      980701
   442 10197457                 OVERTON ALFRED                      35750         35,735.00      980701
   443 10197573                 AWAD DOREID                         63000         62,977.48      980724
   444 10197589                 ANDERSON WILLIE L.                 423000        423,000.00      980728
   445 10197592                 LOCKHART STEVEN                     34450         34,450.00      980701
   446 10197656                 YANCY COSUNDRA                     297500        297,353.21      980728
   447 10197657                 STEIN DONALD V.                    231000        230,730.58      980729
   448 10197670                 VOLKEL CHARLES                     188000        187,912.28      980728
   449 10197689                 MC LAURIN WILLIAM EDWARD           116025        116,025.00      980729
   450 10197715                 VIVONETTO JACK                  367838.93        367,838.93      980728
   451 10197729                 THURSTON TIMOTHY                    66600         66,600.00      980730
   452 10197735                 DUGAS DANIEL W.                     96000         95,948.91      980727
   453 10197743                 ASSEFAW TAREKE                     108000        108,000.00      980728
   454 10197746                 BLY JACK                           156000        155,884.22      980728
   455 10197747                 BRASMER RICHARD                    168000        167,933.23      980731
   456 10197753                 TAPIA JOSE L.                       55165         55,165.00      980729
   457 10197757                 WARD DANIEL W.                      61600         61,600.00      980728
   458 10197760                 BACHARACH PHYLLIS G.               150000        149,926.06      980728
   459 10197788                 BODELSON CECIL F.                   52020         51,998.76      980730
   460 10197795                 TOSTADO JOSE J.                     55300         55,284.14      980730
   461 10197812                 MUHAMMAD SHARON G.                  88000         87,956.71      980727
   462 10197813                 TRESHAM HOWARD                     155000        154,923.96      980729
   463 10197816                 WOODRASKA MICHAEL D.                54400         54,377.19      980727
   464 10197833                 MALKOV AUATOLIY                    130500        130,439.11      980729
   465 10197853                 FRITZINGER IAN                      52440         52,440.00      980730
   466 10197863                 MAXWELL TANYA M.                    85800         77,172.53      980727
   467 10197876                 GADOW MARTY                         41200         41,200.00      980729
   468 10197913                 MORRIS ROSA E.                      51525         51,525.00      980730
   469 10197918                 ANGLIN LEONIDAS                    203700        203,700.00      980730
   470 10197933                 REDMON LENARD P.                    47200         47,200.00      980729
   471 10197953                 MANNING DENISE                     382500        382,500.00      980730
   472 10197954                 BORRO NAOMI                        143800        143,721.28      980731
   473 10197978                 ERNST BRAD                          44000         43,981.54      980731
   474 10198036                 TIESZEN BRAD                        51680         51,655.88      980730
   475 10200605                 BRUCCOLIERE MICHAEL                131950        131,900.32      980707
   476 10200646                 ETOLUE CHUKWUDUM                   102200        102,200.00      980703
   477 10200682                 PETSCHULAT SANDRA                   37050         37,050.00      980728
   478 10200701                 JONES ROBERTA C.                    30550         30,538.50      980703
   479 10200725                 TOHER ELIZABETH                     70550         70,524.78      980707
   480 10200741                 TALBOT KURT                         75650         75,620.74      980701
   481 10200776                 ALMEIDA JOSEPH                      58500         58,383.26      980702
   482 10200811                 JACKSON ERWIN                       52000         51,980.41      980730
   483 10200813                 TURNER EVERETT                      56000         55,959.79      980702
   484 10200857                 WALTERS GEORGE                      43900         43,883.47      980703
   485 10200878                 BOYLE KAREN                         47600         47,600.00      980707
   486 10200931                 NESBITT DORRIS                      87500         87,463.31      980708
   487 10200940                 SULLIVAN CHRISTOPHER               199750        199,656.80      980701
   488 10200953                 CLAPPER EDMOND                     148500        148,444.09      980731
   489 10200968                 FLUEHMANN MATTHIAS                  82450         82,420.53      980729
   490 10200971                 LOOS KEVIN                         112500        112,500.00      980729
   491 10201010                 CURCIO FRANK                       156000        155,947.33      980729
   492 10201016                 FRANKLIN THELMA                     86850         86,850.00      980731
   493 10201087                 HENRY ROBERT                        62000         61,972.51      980706
   494 10201165                 GREGG JASON M.                     114000        113,949.05      980624
   495 10201175                 ALTHOEN MORGAN                      34760         34,729.05      980624
   496 10201179                 GOLDMAN LACY                        23250         23,243.33      980702
   497 10201201                 WALLEY WAYNE C.                     48750         48,731.64      980624
   498 10201214                 PENRY TONY D.                       41325         41,311.04      980630
   499 10201215                 MOOSMAN CORDIE                      24412         24,402.80      980708
   500 10201224                 BOLYARD DAVID                      102000        102,000.00      980721

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   501 10201235                 SORENSEN JON R                     123240        123,240.00      980710
   502 10201332                 MILLER BRUCE C.                     44000         43,983.43      980701
   503 10201387                 HINES LERICO                        84720         84,678.35      980724
   504 10201403                 STONE KURT                          97200         97,200.00      980710
   505 10201429                 LUND HARVEY                         26400         26,308.78      980727
   506 10201435                 CABALLERO SAMSON D                 101590        101,394.27      980724
   507 10201472                 SINGER CLIFFORD D.                 100300        100,300.00      980713
   508 10201516                 FELDMAN MICHAEL D                  237550        237,550.00      980724
   509 10201525                 STIDHAM JAMES                       30000         30,000.00      980724
   510 10201528                 HALOUSEK BONNIE M                  148000        147,918.99      980710
   511 10201542                 CASTNER AMY L.                      39000         38,983.65      980723
   512 10201572                 STANCIU BOGDAN                      94400         94,320.32      980702
   513 10201591                 HAWTHORNE RAYMOND                   50000         49,976.67      980707
   514 10201592                 CUSHINBERRY ARRON JR               110977        110,922.29      980724
   515 10201647                 GUERRERO BRENDA R.                 164800        164,800.00      980728
   516 10201659                 PATEE GEORGE  F.                    50000         49,975.35      980701
   517 10201662                 COPE ANTHONY                       112500        112,500.00      980730
   518 10201665                 DANIEL MARCUS G.                    48000         47,978.72      980730
   519 10201667                 BAKER WILLIE                       120000        120,000.00      980729
   520 10201700                 WATSON STEVE                       102800        102,800.00      980727
   521 10201728                 MORAD OVADYA                       193500        193,409.72      980730
   522 10201733                 PEDERSON DENNIS E.                 120000        120,000.00      980730
   523 10201768                 ALVAREZ GLORIA                     180000        180,000.00      980729
   524 10201779                 SOULES WAYNE J.                     61600         61,600.00      980709
   525 10201796                 SALTER NORMAN J                    499462        499,462.00      980729
   526 10201832                 ANDERSON KIRBY                      72250         72,229.89      980701
   527 10201899                 RICHEY RUTH J.                      75000         75,000.00      980727
   528 10201919                 MURRAY JUDY C.                      90000         89,950.73      980728
   529 10201927                 BAZEMORE JOHN W.                    48750         48,730.62      980701
   530 10201932                 MANIS GENEVA I.                     32000         32,000.00      980728
   531 10201967                 SHAW BEN   B.                       67120         67,093.32      980706
   532 10201990                 DOTY JOHN                          157250        157,094.90      980724
   533 10202016                 UNDERWOOD SHARON E.                 76500         76,500.00      980730
   534 10202042                 RUSSO BRIAR                        110700        110,700.00      980727
   535 10203610                 PINPIN BIENNENIDO                  124000        124,000.00      980730
   536 10203639                 WHITELAW DUANE                     194400        194,400.00      980728
   537 10203651                 WUAGNEUX EDWARD                    124000        123,960.36      980728
   538 10203654                 DOMINGUEZ LYDIA                     70400         70,400.00      980731
   539 10203674                 DARMANI HOSSEIN A.                 108000        108,000.00      980731
   540 10203676                 GRZELCZYK STANLEY U.                79200         79,200.00      980728
   541 10203696                 STARKEY LOUIS                       63900         63,877.16      980727
   542 10203700                 GARNER BRUCE                       499000        499,000.00      980731
   543 10203714                 FRIDAY IVAN                         53600         53,600.00      980729
   544 10203715                 DIAZ OCTAVIO                        34400         34,400.00      980731
   545 10203718                 ANDERSON BRIDGETTE                  48800         48,779.53      980730
   546 10203746                 DAVIS DEAN R                       123200        123,136.13      980731
   547 10203793                 FRAZIER JAMES P.                    88200         88,200.00      980731
   548 10203813                 NAKAMURA DARYL                     208250        208,250.00      980730
   549 10203846                 HARRIS SARA V.                     228000        228,000.00      980730
   550 10203896                 BROWN THOMAS                        87750         87,750.00      980731
   551 10203899                 LINTON CHRISTOPHER                  99365         99,365.00      980729
   552 10203940                 MORA HENRY T.                      288000        288,000.00      980728
   553 10203955                 GEORGE CHRIS                        80800         80,769.57      980730
   554 10203963                 MORREALE ANTHONY                    91425         91,388.66      980728
   555 10204027                 BRANDT JAMES                        72000         72,000.00      980731
   556 10204033                 AISPURO FLAVIO M                    42500         42,500.00      980731
   557 10204054                 MAXWELL GARY                        84400         84,400.00      980730
   558 10205602                 WOLTI GARY J                        84066         84,066.00      980724
   559 10205605                 GALVAN ALFREDO S.                   33750         33,737.22      980728
   560 10205647                 TOURIGNY EDWARD N.                  60000         59,925.00      980728
   561 10205674                 SCHULTZ WILLIAM                     53200         53,200.00      980709
   562 10205690                 MEYER DAVID                         66750         66,750.00      980728
   563 10205722                 COOK DIANNE E.                      31500         31,490.96      980722
   564 10205730                 MORGAN SLOANE                      104000        104,000.00      980730
   565 10205744                 HAMPTON JR. PERCY                  114300        114,256.97      980707
   566 10205764                 GUENTHER PAUL                      231990        231,990.00      980724
   567 10205790                 HARRIS CHARLIE                      36000         36,000.00      980728
   568 10205817                 JOHNSON LYNNE A                    154690        154,611.47      980724
   569 10205896                 DORR TED                            90100         90,050.83      980727
   570 10205910                 CHRISTENSEN BRETT                   96000         96,000.00      980702

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   571 10205917                 MURRAY JR. JAMES W.                172000        171,908.47      980722
   572 10205933                 HAYDEN SHARON                       44925         44,912.14      980723
   573 10205936                 HUNTER DARRYL                       53200         53,200.00      980728
   574 10205938                 MCCLURE SHANTIELA                   32830         32,830.00      980722
   575 10205948                 KIRBOS STEVEN                      175990        175,990.00      980724
   576 10205963                 DERANI NOUHAD                      102400        102,400.00      980710
   577 10205982                 HOLLOWAY JAMES E.                   51000         51,000.00      980728
   578 10205989                 NICKELSON TODD                      77600         77,600.00      980727
   579 10206015                 GRAHAM WILLIAM M.                   49000         49,000.00      980727
   580 10206035                 DAVIS CHRISTOPHER                   84750         84,750.00      980731
   581 10206048                 BEECHLER RICKY                      39950         39,936.13      980724
   582 10206096                 TREVINO YVETTE                      34875         34,875.00      980728
   583 10206098                 SIEGEL JAY                          73950         73,918.14      980728
   584 10206101                 OWENS RICHARD                      146250        146,250.00      980728
   585 10206102                 NICEWANDER HARVEY                   36125         36,112.08      980722
   586 10206106                 MORRIS HENRY                       151200        151,146.08      980724
   587 10206119                 KALER ROBERT                        40800         40,787.63      980728
   588 10206121                 JUDD PHILLIP                        73525         73,498.06      980727
   589 10206124                 AARON DOYLE                         46800         46,800.00      980724
   590 10206128                 STEPHENS REGINA                     49300         49,267.45      980729
   591 10206146                 RICH MARJORIE                      117650        117,605.70      980727
   592 10206156                 SIMON DEBRA                         81600         81,600.00      980727
   593 10206157                 HALL LOUIS                         277030        277,030.00      980730
   594 10206166                 ENGLE STEVEN                       108800        108,756.76      980728
   595 10206176                 CAMPBELL WILLIE                     48750         48,750.00      980724
   596 10206183                 CUMMINGS EVELYN                    188700        188,700.00      980731
   597 10206188                 SMITH CHERYL                       126000        126,000.00      980729
   598 10206192                 PINK LORETTA                        32175         32,175.00      980729
   599 10206193                 BENEDICT RON                        55250         55,250.00      980729
   600 10206194                 EDWARDS JAMES                       57200         57,200.00      980729
   601 10206200                 ADAMS LUCLETA                       53300         53,300.00      980729
   602 10206202                 COREY KAREN                         61120         61,092.95      980727
   603 10206206                 ASKEW VERA                          56800         56,800.00      980730
   604 10206210                 TANNER CLAY                         38610         38,596.96      980728
   605 10206214                 HODGE ANTHONY                       99365         99,365.00      980728
   606 10206218                 JONES MICHAEL                       62400         62,400.00      980729
   607 10206222                 WILLIAMS ZITA                      102811        102,811.00      980728
   608 10206255                 PARHAM KEITH                     108058.8        108,058.80      980730
   609 10206601                 DOOLEY BRIAN                        54180         54,180.00      980728
   610 10206652                 LEPUS CHERYL                        72000         71,974.32      980728
   611 10206657                 ADAMS ROBERT                       104650        104,610.60      980702
   612 10206665                 DOAK JAMES                          50000         50,000.00      980707
   613 10206681                 GORDY SONJA                         72500         72,500.00      980727
   614 10206697                 DONALDSON ELIZABETH A.              77200         77,200.00      980727
   615 10206698                 RODRIGUEZ MARIA                    123200        123,139.39      980701
   616 10206719                 ROBERTS JONATHAN                    36000         35,987.50      980729
   617 10206726                 SHAHEED NASIR                       28500         28,488.05      980706
   618 10206824                 ICARD TIMMY E.                      67925         67,899.42      980729
   619 10206832                 KINNEY BLAINE                       58435         58,435.00      980730
   620 10206838                 GILLIAM SHARON                      50635         50,635.00      980706
   621 10206840                 BYRD, JR. HERBERT                  420000        420,000.00      980731
   622 10206853                 FLYNN NANCY                        176000        175,684.63      980727
   623 10206917                 EVANS SEPIDEH                      156955        156,877.79      980731
   624 10206933                 NORMANDIN MARY SUE                  60000         59,978.55      980722
   625 10206946                 ELKINS BARBARA                     103700        103,665.93      980727
   626 10207012                 MORIN PAUL                          84000         83,966.61      980724
   627 10207050                 DEANE JOHN                          42300         42,300.00      980724
   628 10207054                 LE KIM                              34800         34,788.87      980728
   629 10207095                 BOGGS LORETTA                       36550         36,550.00      980731
   630 10207116                 HARRIS JAMES G.                     50000         50,000.00      980731
   631 10207163                 POWELL BOBBY R.                    315000        315,000.00      980728
   632 10207170                 FAIN GARY                           33750         33,750.00      980731
   633 10207201                 MUNOZ MARK V.                      126400        126,341.02      980723
   634 10207233                 HARPER REBECCA                      62100         62,077.80      980724
   635 10207296                 FORD CHARLES W.                     45500         45,500.00      980724
   636 10207312                 GRIJALVA RICHARD                    48750         48,727.25      980729
   637 10207330                 BOUDREAUX ALLEN P.                  63000         62,976.27      980724
   638 10207346                 HAWKINS EDDYE                       24000         24,000.00      980727
   639 10207364                 VICARS SANDRA L.                    43040         43,040.00      980724
   640 10207439                 GONZALES DAVID  A.                 209700        209,602.16      980729

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   641 10207511                 BRACHAR AVI                        318750        318,750.00      980723
   642 10207512                 SHAPIRO MARTIN C.                  424000        424,000.00      980728
   643 10207542                 NELSON MARGARET L.                  72000         71,972.89      980730
   644 10207562                 KUNG YUN PING                      191250        191,250.00      980727
   645 10207582                 DE LA PENA CARLOS                  315000        314,860.35      980727
   646 10207584                 BORDERS RICHARD L.                  39975         39,959.11      980724
   647 10207599                 GROSSMAN MARTIN                    134960        134,960.00      980724
   648 10207603                 COLLINS MICHAEL D.                 165600        165,544.09      980730
   649 10207642                 FERENCIK BOBBY A.                   78000         78,000.00      980727
   650 10207651                 JOHNSON JEFFREY L                   63750         63,729.06      980724
   651 10207663                 SHIVELY DONNA L                     34200         34,189.07      980723
   652 10207700                 JOHNSON BARBARA A                   45500         45,500.00      980729
   653 10207702                 TAYLOR LAMONT                       25200         25,191.94      980729
   654 10207716                 DART LONNIE R                       14300         14,300.00      980731
   655 10207721                 JARVIS MICHAEL                     304000        303,865.51      980730
   656 10207764                 WINCHELL MARY A.                    24800         24,692.49      980730
   657 10207790                 BENNETT DEAN W.                     31000         31,000.00      980731
   658 10207801                 GIVENS ROSILAND Y.                  43800         43,800.00      980724
   659 10207815                 ROSE JR. ROBERT E.                  22500         22,492.81      980730
   660 10207895                 PERILLO JR. MICHAEL A.              84575         84,544.78      980727
   661 10208102                 SELNES JAN                          55000         54,841.36      980709
   662 10208145                 BOZEMAN MICHAEL                    208250        208,250.00      980728
   663 10208285                 MAY TIMOTHY C                       78650         78,624.79      980729
   664 10208358                 KENT SHEILA                        169500        169,420.92      980730
   665 10208375                 WRIGHT NANCY L                     113750        113,750.00      980728
   666 10208402                 MOHR DUSTIN L.                      64000         64,000.00      980729
   667 10208420                 CARROCCIO JEANINE A                250000        250,000.00      980730
   668 10208422                 LUCIEN WENDY K                     133250        133,165.03      980729
   669 10208513                 MARRERO CARLOS                     270000        270,000.00      980727
   670 10208596                 FRIAR MARK K.                       42000         41,742.18      980730
   671 10208604                 DEMENDONCA ANTONIO                  84800         84,751.20      980728
   672 10208654                 JASUTA LEONARD W.                  360000        360,000.00      980729
   673 10209605                 HARKIN PATRICK                     136000        135,941.42      980728
   674 10209609                 MITCHELL LEE C.                     41240         41,240.00      980724
   675 10209615                 PAPENHAUSEN JAMES H.                55990         55,990.00      980724
   676 10209619                 HUNT KAREE B.                       74750         74,750.00      980727
   677 10209642                 NASH RHONDA                         56000         55,867.95      980727
   678 10209654                 WATSON DENISE                      130050        130,050.00      980723
   679 10209677                 DAVIS COREY                         74375         74,349.19      980727
   680 10209692                 NORRIS MICHAEL W.                   88790         88,790.00      980724
   681 10209708                 VARNER DOMINIC                      41600         41,600.00      980724
   682 10209729                 RICH JAMES D.                      154776        154,776.00      980730
   683 10209745                 ROBERTS JAMES                       37800         37,800.00      980728
   684 10209754                 RAMSEY MELINDA A.                   40500         40,500.00      980722
   685 10209758                 ZAUSS DARLENE A.                    32300         32,273.91      980724
   686 10209766                 LEWIS ARMA                          46750         46,728.18      980729
   687 10209767                 MASKE MICHAEL W                     36800         36,786.14      980724
   688 10209774                 MACKLIN VERONICA                    65600         65,600.00      980724
   689 10209779                 WOOD FRED                           96000         95,963.85      980721
   690 10209811                 COLLINS ERIC J.                    119000        118,955.19      980727
   691 10209821                 BRYNAT DARRELL                      54750         54,728.24      980727
   692 10209938                 RIGGLE TRACY A.                    112000        112,000.00      980720
   693 10209940                 CHUNN GLORIA                        36000         36,000.00      980724
   694 10209943                 COLLIER DONALD                      61500         61,500.00      980723
   695 10210004                 WATERS RUSSELL                      81600         81,570.10      980729
   696 10210006                 JEFFERSON VANITA                    78750         78,750.00      980724
   697 10210015                 DRURY AVERY H.                      70000         69,973.64      980728
   698 10210041                 BEVERIDGE GLEN K.                   68000         67,964.75      980727
   699 10210043                 NEAL DEBORAH A.                    157500        157,433.95      980727
   700 10210046                 ROBERTS CHANDLER                    22500         22,500.00      980729
   701 10210071                 SHEPARD SHARILYN M.                 31500         31,485.30      980723
   702 10210077                 MADRID JOHN                         58500         58,500.00      980728
   703 10210081                 UZOR OKECHUKWU O.                  139500        139,500.00      980727
   704 10210091                 DIONISI JORENNE D.                  62400         62,400.00      980731
   705 10210132                 PRICE MARVIN                        33150         33,137.52      980727
   706 10210219                 REITER ROSE MARGARET                28800         28,800.00      980729
   707 10210227                 CELOTTO GEORGIANNA                  93600         93,600.00      980727
   708 10210248                 WILLIAMS JR. LEROY                  96000         96,000.00      980723
   709 10210260                 REISS WILLIAM M.                   130900        130,900.00      980729
   710 10210274                 SCHMITT MARC                        34300         34,289.60      980722

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   711 10210281                 MASELOW KEVIN                      212500        212,500.00      980724
   712 10210293                 JONES VALERIE                       36600         36,576.49      980724
   713 10210305                 FIX GEORGE                          52000         51,944.17      980728
   714 10210340                 RICHARDSON THEODORE                128000        128,000.00      980727
   715 10210372                 PURSELL LYNN MARIE                  70000         70,000.00      980727
   716 10210375                 HOWELL A. MICHEAL                   59200         59,200.00      980729
   717 10210376                 BROWN TAMMY                         86800         86,800.00      980727
   718 10210381                 BROADNAX WALTER                     21450         21,450.00      980729
   719 10210383                 SHAPIRO CHANAN                      80500         80,474.27      980730
   720 10210406                 FLAGER MARSHA                       40000         40,000.00      980731
   721 10210437                 SMITH CLIFFORD                      36000         36,000.00      980727
   722 10210498                 FORSHEY WILLIAM                     40300         40,300.00      980727
   723 10210499                 MARTIN REBECCA E.                   63920         63,920.00      980730
   724 10210500                 D'AMICO MICHAEL                     55000         54,979.29      980729
   725 10210501                 SEPP WILLIAM                        43550         43,550.00      980727
   726 10210576                 ANDERSON PAUL                      138720        138,673.16      980729
   727 10211123                 SLUDER RICK  D.                    140000        139,937.93      980727
   728 10211179                 ZAMAN JAMSHID                      499000        499,000.00      980730
   729 10211198                 KAMERLING MARK  J.                 310000        310,000.00      980730
   730 10211201                 DAVIES ROBIN M.                     73710         73,710.00      980730
   731 10211202                 BOURNE ARTHUR K.                    70000         69,965.49      980730
   732 10211211                 ROJAS JUANA                         27950         27,938.48      980727
   733 10211246                 SPIVERY TYNA D.                     89700         89,664.35      980724
   734 10211255                 BETTS CHARLES                      386750        386,569.56      980730
   735 10211289                 ZORRILLA BENITO                     51800         51,800.00      980729
   736 10211313                 CHAPMAN LILLIAN                     21450         21,450.00      980727
   737 10211315                 BRAZELL CLAUDE M.                   17500         17,492.66      980727
   738 10211329                 THOMAS DEBORAH                      53550         53,529.84      980729
   739 10211330                 HAWKINS SUE ANN                     56100         56,100.00      980728
   740 10211347                 ROJAS ROBERT                        88650         88,650.00      980723
   741 10211417                 WILSON WILLIAM                      47250         47,250.00      980724
   742 10211431                 COX CARL                            36000         36,000.00      980728
   743 10211433                 ALESNA STELLA                      189600        189,600.00      980729
   744 10211450                 RHOADS DEBORAH E.                  120000        119,934.31      980730
   745 10211462                 GRAY ROBERT                         72558         72,558.00      980730
   746 10211472                 URENA ANGELICA                      85000         85,000.00      980728
   747 10211482                 COHEN LISA E.                      300000        299,827.39      980724
   748 10211483                 JACKSON WAYNE                      441000        441,000.00      980730
   749 10211497                 HOWELL ERIN                        243750        243,750.00      980724
   750 10211539                 WANG MICHELLE C. C.                185299        185,299.00      980728
   751 10212101                 MC COWN ADRIENNE                    73430         73,430.00      980724
   752 10212128                 ELLSWORTH DIANNE S.                 67500         67,500.00      980727
   753 10212158                 DAVIS ROCHELLE                      70400         70,400.00      980727
   754 10212194                 JOHNSON ARLENE J.                  112500        112,500.00      980727
   755 10212195                 THEODOROPOULIS DIMITRIOS           118800        118,750.18      980722
   756 10212196                 BATCHMAN WENDELL R.                 52650         52,650.00      980727
   757 10212206                 WATKINS, JR. JIMMIE L.              56000         55,797.15      980724
   758 10212215                 LANGSTON MARTHA                    132500        132,500.00      980728
   759 10212229                 FAVRE SCOTT                        384000        384,000.00      980727
   760 10212244                 SCOTT, JR. HAROLD                   35600         35,600.00      980727
   761 10212285                 TOLMAN CLYDE J.                     99920         99,920.00      980727
   762 10212293                 GAYLER TAMMY L.                     91500         91,453.44      980730
   763 10212311                 WHITEHOUSE JEFF D.                  35000         34,990.52      980727
   764 10212334                 ARMIJO BENNY L.                    106250        106,250.00      980729
   765 10212385                 CRAWFORD LAURIE                     39750         39,732.37      980730
   766 10212386                 BALMER DAVID K.                    216000        215,904.24      980729
   767 10212426                 MORGAN JILL                         44000         44,000.00      980731
   768 10212442                 RODNEY VIOLA                        48750         48,750.00      980724
   769 10212453                 CHRISTIAENS TRAVIS M                59500         59,500.00      980729
   770 10212461                 BALCAO DARRYL                       92800         92,800.00      980729
   771 10212549                 WALKER RUSSELL D.                   21250         21,241.99      980730
   772 10212562                 JACKSON OLLIE B.                    27200         27,200.00      980728
   773 10212569                 DAVIS KENT                         115200        115,200.00      980728
   774 10212570                 RIGHTSELL TIMOTHY B.                99200         99,200.00      980728
   775 10212599                 GONZALES DAVID                      68000         67,959.17      980729
   776 10212645                 DUNN KIPPERT                        94410         94,357.74      980731
   777 10213602                 ALLAN CYNTHIA                       57850         57,732.08      980724
   778 10213608                 DAVIDSON ARTHUR                    142500        142,500.00      980724
   779 10213614                 NICHOLS RYAN                       164000        164,000.00      980722
   780 10213620                 LACROIX ALGUILELE                  162000        162,000.00      980728

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

   781 10213621                 ACOSTA RICARDO L.                  192000        192,000.00      980723
   782 10213625                 VAN OMEN LARRY                     130000        129,935.91      980723
   783 10213640                 SMITH EVELYN                        87750         87,750.00      980729
   784 10213658                 TASKER, III ALBERT                 320000        320,000.00      980729
   785 10213659                 PATTERSON DONALD H.                 94250         94,250.00      980728
   786 10213661                 PIERCE MAGGIE                       24700         24,690.70      980728
   787 10213694                 VOISINE CARL                        93500         93,500.00      980806
   788 10213703                 LUNDY CHARLES                      133200        133,140.94      980730
   789 10213714                 DIAMOND TERRY                      123750        123,703.40      980729
   790 10213747                 ALI RASHEED                        168000        168,000.00      980724
   791 10213800                 KOCHER JOSEPH                       22500         22,500.00      980727
   792 10213801                 KOCHER JOSEPH                       27300         27,300.00      980727
   793 10213814                 HEINBAUGH KEITH                     71175         71,175.00      980730
   794 10213833                 WELLS ROBBIE                        72670         72,642.63      980728
   795 10213836                 TUTTLE JOSEPH                       97600         97,600.00      980724
   796 10213837                 BAILEY JAMES H.                     37000         37,000.00      980729
   797 10213851                 BARTON THOMAS                       46750         46,750.00      980730
   798 10213868                 LADUE RONALD                       195000        194,941.03      980728
   799 10213869                 KILLORAN PRISCILLA                  51350         51,350.00      980729
   800 10213873                 CAMARDO MICHAEL                     76700         76,671.11      980729
   801 10213897                 JONES WILLIAM H.                   184000        184,000.00      980723
   802 10216128                 CASTEEL JON D.                      73950         73,922.16      980731
   803 10216180                 DELAY, JR. CHARLES                  31200         31,188.87      980728
   804 10216268                 LANIER BRIAN                       118000        117,947.68      980729
   805 10216539                 FORTT REUBEN J.                    108800        108,800.00      980729
   806 10220116                 MORGAN BLAKE                        88000         87,954.37      980730
   807 10220202                 GLOVER KATHLEEN M.                  26600         26,600.00      980730

========================================================================================================
       First Boston Repo        INV 898                     85,004,797.68     84,966,637.25
========================================================================================================

     1 10021891                 DAILEY DOLORES B                    66000         65,779.08      971229
     2 10043032                 CLARE JEFFREY                       64000         63,774.32      971224
     3 10047248                 SCHNEIDER KAREN M.                 131750        131,190.93      971224
     4 10055033                 GOLDSTEIN ERIC                     316000        314,478.47      970827
     5 10061071                 CASCI KATHLEEN                     157250        156,652.98      971231

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

     6 10061100                 POHAHAU SETALEKI                   154400        153,788.59      971223
     7 10072653                 BROWN DEIDRE                        46400         46,137.19      970912
     8 10084662                 GOMEZ ROLANDO                      130000        129,240.89      971229
     9 10087227                 FOSTER RALPH A.                    123750        123,341.95      971204
    10 10087523                 FINCH LYNDA                        122280        121,870.32      971231
    11 10096594                 HAMAKER VERNAN E.                   76560         76,422.82      980330
    12 10097667                 BETANCOURT EFRAIN                   54400         54,283.98      980305
    13 10097841                 RAGANIT-RISOLI ANGIE                43500         43,329.53      980113
    14 10098589                 WENRICH RICHARD                    340000        338,492.14      971231
    15 10100368                 THOMAS KAREN                        44200         44,067.70      971229
    16 10101167                 SMITH PATRICIA                      23800         23,739.47      971223
    17 10101793                 SCARVILLE IVELAW                    55250         55,100.40      971223
    18 10103328                 POWERS RANDALL                      69700         69,484.42      971230
    19 10103738                 SR. LACKEY TJ                       88000         87,790.92      980304
    20 10103805                 THYRRING JAN                       525000        523,525.90      980313
    21 10105508                 OLAH PETER                         499500        497,420.40      980120
    22 10109661                 MELIA SUSAN                         88985         86,726.17      971224
    23 10113043                 KEEFOVER JAMES                      94500         94,355.76      980309
    24 10113340                 REED WENDY                         160000        159,555.47      980211
    25 10113477                 GARRISON JASON                     112500        112,161.30      980305
    26 10113530                 MILLER DAVID                        64125         64,003.84      980317
    27 10113771                 TREAT DAVID A.                      40500         40,438.19      980306
    28 10114144                 HERNANDEZ JUAN                      65590         65,432.06      980316
    29 10114376                 FARLEY BRADLEY                      32250         32,175.50      980130
    30 10114696                 DAVIS ROMONA                        34125         34,026.91      980122
    31 10116130                 PARKER MELVIN F.                    94850         94,693.39      980428
    32 10117188                 DIAZ ANGEL                         146400        145,696.99      980204
    33 10117371                 AYALA ALMA                          92000         91,723.02      980203
    34 10117409                 WIERENGA PETER A.                  344000        343,373.97      980227
    35 10119638                 SIEGAL MARTHA S.                   352000        351,432.12      980306
    36 10119691                 FIELDS MICHAEL                     107250        107,008.24      980304
    37 10119767                 ROEMMICH KAREN                     123200        122,922.32      980302
    38 10119776                 BACH DAVID S.                      148500        148,206.80      980305
    39 10120652                 RODRIGUEZ LAZARO                    19200         18,854.28      980311
    40 10120658                 RODRIGUEZ LAZARO                    22800         22,380.30      980311
    41 10120936                 BUTLER FRED                         88000         87,827.14      980218
    42 10121030                 MACHMALI HERTZEL                    21000         20,950.18      980313
    43 10121135                 TREYES EDGARDO                      91200         90,998.47      980323
    44 10123112                 LEMBACH TOM                         21900         21,871.55      980320
    45 10125847                 HUTCHERSON JERRY W                  27950         27,897.01      980224
    46 10125858                 MANOUCHEHRI MARKAR                  59250         59,080.34      980227
    47 10126002                 HUNEYCUTT THIMOTY                  153600        153,271.77      980313
    48 10127452                 TORRES JESUS                        50000         49,919.47      980313
    49 10127466                 SCOTT DEWAYNE R.                    36400         36,319.54      980330
    50 10127500                 WATSON MICHAEL T.                   33950         33,910.53      980318
    51 10128482                 FARHAT HAREF O.                     46150         46,061.52      980304
    52 10129811                 LOYSELLE BRYAN C.                   57750         57,670.88      980330
    53 10130334                 TOWNER JAMES JR.                    69700         69,551.29      980227
    54 10130753                 CARROLL JR. WILLIE                 108750        108,463.73      980227
    55 10130950                 MALTAIS MICHAEL                    320000        319,317.46      980306
    56 10131037                 SHEA THOMAS                         75000         74,850.64      980325
    57 10131051                 LAWLOR CHRISTOPHER                  81000         80,811.73      980320
    58 10132267                 WALLACE BRODERICK                   22750         22,706.39      980224
    59 10132393                 HOUCK HASKELL                       48750         48,651.40      980304
    60 10132584                 JONES JAMES                         52200         52,097.43      980225
    61 10133489                 GATHRIGHT CZELL                    165000        164,541.57      980227
    62 10133522                 MCLIN FREDDIE                       72000         71,810.04      980226
    63 10134738                 WALSH WILLIAM                       69000         68,887.57      980227
    64 10134953                 PRICE BERNICE                      174200        173,853.16      980306
    65 10136324                 HARPER JOHN L.                      19600         19,523.51      980227
    66 10136617                 HOLTMEYER TRUDY M.                  32250         32,200.78      980311
    67 10136797                 BELL JAMES                          39500         39,372.26      980316
    68 10136893                 MARTINEZ ANTHONY                    78400         78,297.70      980316
    69 10137099                 AVANZADO EDITH C.                  488000        484,612.67      980306
    70 10137701                 BRIGHTWELL BRUCE                    24400         24,364.72      980320
    71 10137945                 PACHECO EDUARDO                     27000         26,933.86      980310
    72 10138093                 BAUM JEFFREY R                     122400        122,249.41      980325
    73 10139167                 MILES ADELA                         71250         71,058.61      980313
    74 10139387                 CONBOY MARK                         32250         32,203.23      980327
    75 10141881                 HATCHUAL JONATHAN                   69000         68,855.23      980320
    76 10141933                 GAGAN, JR. W.D.                     48000         47,937.58      980326
    77 10142085                 JOLLEY JACKSON                      78000         77,874.37      980330
    78 10144046                 BROWN DAVID                        107950        107,737.46      980313
    79 10144259                 PRICE C.THOMAS                      30000         29,954.19      980320
    80 10146402                 NORFUL CAROLYN                      63000         62,874.56      980316

========================================================================================================
       This is the total cut-off (9/1/98) pool balance for the WMC 1998-B Security

       loanno                   name                      origamt                   cur_bal origdate
========================================================================================================

    81 10146584                 MONIE JAMES W.                      74375         74,281.12      980327
    82 10149303                 WILLARD MARK D.                     99600         99,447.64      980325
    83 10152626                 ROBERTS DALE                        85000         84,851.69      980320
    84 10166394                 KOLBERG DOUGLAS                    152000        151,748.50      980427
    85 10166405                 BOBO DAVID L.                       54600         54,544.04      980423
    86 10168185                 COOPER THOMAS C.                   107250        107,059.00      980428

========================================================================================================
       Nations Bank Repo        INV 899                      9,123,840.00      9,094,381.97
========================================================================================================


       ===================================================
       Total Security $ Amount =           642,680,490.42

       Total Number Of Units =                      6,279
       ===================================================
       10189401                 JENNINGS BONNIE J.                 107233        106,976.18      980626
       ===================================================
    69 10189467                 GUEVIN THOMAS W.                   164484        164,425.22      980626
    70 10189585                 SILVA RAUL                         108000        107,881.32      980629
    71 10190630                 CAPPELLA PAUL                       78000         77,941.00      980629
    72 10190848                 LEWIS THEODORE S.                  150000        149,797.61      980630
    73 10191168                 BEOUGHER JERRY                     108800        108,708.35      980630
    74 10191733                 DANG TRANG L.                      104450        104,341.28      980625
    75 10193354                 PECK GORDEN                        167930        167,802.98      980623
    76 10193496                 DYRDAL MICHAEL                     119700        119,590.80      980625
    77 10196781                 DEVORE JR. ROBERT                   30400         30,372.97      980623
    78 10196827                 LOGAN

                                    EXHIBIT D

                           FORM OF REQUEST FOR RELEASE
DATE:

TO:

RE:       REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
                                            Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

WMC Mortgage Corp.
Authorized Signature

********************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

                  Enclosed Documents:  [ ] Mortgage Note
                                       [ ] Mortgage
                                       [ ] Assignment(s) of Mortgage
                                       [ ] Title Insurance Policy
                                       [ ] Other:_____________________________


_____________________________
Name


_____________________________
Title


_____________________________
Date

                                   EXHIBIT E-1


                          FORM OF INITIAL CERTIFICATION


            WHEREAS, the undersigned is of The First National Bank of Chicago, a national banking corporation, acting in its capacity as trustee (the "Trustee") of a certain pool of mortgage loans (the "Mortgage Loans") heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Pooling and Servicing Agreement") among WMC Secured Assets Corp., as Company, WMC Mortgage Corp., as Master Servicer, and The First National Bank of Chicago, as Trustee; and

            WHEREAS, the Trustee is required, pursuant to Section 2.02 of the Pooling and Servicing Agreement, to review the Files relating to the Mortgage Loans within a specified period following the Closing Date and to notify the Master Servicer, the Seller and the Company promptly of any defects with respect to the Mortgage Loans, and the Seller is required to remedy such defects or take certain other action, all as contemplated in Section 2.02 of the Pooling and Servicing Agreement; and

            WHEREAS, Section 2.02 of the Pooling and Servicing Agreement requires the Trustee to deliver this Initial Certification upon the satisfaction of certain conditions set forth therein.

            NOW, THEREFORE, the Trustee hereby certifies that it has determined that all required documents listed in Section 2.01(b) of the Pooling and Servicing Agreement have been received, and that such documents relate to the Mortgage Loans identified in the Initial Mortgage Loan Schedule.

THE FIRST NATIONAL BANK OF CHICAGO, as Trustee

By:________________________________
Name:
Title:_____________________________

                                   EXHIBIT E-2

                          FORM OF INTERIM CERTIFICATION

                                                        ________ __, 199_
WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

WMC Mortgage Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

            Re: Pooling and Servicing Agreement, dated as of September 1, 1998 among WMC Secured Assets Corp., as Company, WMC Mortgage Corp., as Master Servicer, and The First National Bank of Chicago, as Trustee, regarding WMC Mortgage Pass-Through Certificates, Series 1998-B
                 --------------------------------------------------------------


Ladies and Gentlemen:

            In accordance with the provisions of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan Listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attachment hereto), it has reviewed the documents delivered to it pursuant to the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the above referenced Pooling and Servicing Agreement are in its possession and relate to the Mortgage Loan identified in the Mortgage Loan Schedule and (ii) each such document has been reviewed by it and appears regular on its face, appears to bear original signatures, and has not been mutilated, damaged, torn or otherwise physically altered and relates to such Mortgage Loan. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations or warranties as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above captioned Pooling and Servicing Agreement.

                                 THE FIRST NATIONAL BANK OF CHICAGO, as Trustee

                                 By:________________________________
                                 Name:
                                 Title:


                                      E-2-1

                                   EXHIBIT E-3

                           FORM OF FINAL CERTIFICATION

                                                          ________ __, 199_
WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

WMC Mortgage Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

            Re: Pooling and Servicing Agreement, dated as of September 1, 1998 among WMC Secured Assets Corp., as Company, WMC Mortgage Corp., as Master Servicer, and The First National Bank of Chicago, as Trustee, regarding WMC Mortgage Pass-Through Certificates, Series 1998-B
                 --------------------------------------------------------------


Ladies and Gentlemen:

            In accordance with the provisions of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan Listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attachment hereto), it has reviewed the documents delivered to it pursuant to the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the above referenced Pooling and Servicing Agreement are in its possession and relate to the Mortgage Loans identified in the Mortgage Loan Schedule and (ii) each such document has been reviewed by it and appears regular on its face, appears to bear original signatures, and has not been mutilated, damaged, torn or otherwise physically altered and relates to such Mortgage Loan. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations or warranties as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above captioned Pooling and Servicing Agreement.

                                 THE FIRST NATIONAL BANK OF CHICAGO, as Trustee

                                 By:________________________________
                                 Name:
                                 Title:

                                   EXHIBIT F-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF             )
                     : ss.:
COUNTY OF            )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he/she is [Title of Officer] of [Name of Owner] (record or beneficial owner of the WMC Mortgage Pass-Through Certificates, Series 1998-B Class [R-I][R-II][R-III] (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he/she makes this affidavit and agreement.

            2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [R-I][R-II][R-III] Certificates, and
(iii) is acquiring the Class [R-I][R-II][R-III] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

            3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class [R-I][R-II][III] Certificates to disqualified organizations under the Code, that applies to all transfers of Class [R-I][R-II][R-III] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I][R-II][R-III] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class [R-I][R-II][R-III] Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. That the Owner is aware that the Trustee will not register the transfer of any Class [R-I][R-II][R-III] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

            6. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I][R-II][R-III] Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

            7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I][R-II][R-III] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

            8. The Owner's Taxpayer Identification Number is .

            9. This affidavit and agreement relates only to the Class [R-I][R-II][R-III] Certificates held by the Owner and not to any other holder of the Class [R-I][R-II][R-III] Certificates. The Owner understands that the liabilities described herein relate only to the Class [R-I][R-II][R-III] Certificates.

            10. That no purpose of the Owner relating to the transfer of any of the Class [R-I][R-II][R-III] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

            11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class [R-I][R-II][R-III] Certificate that the Owner intends to pay taxes associated with


                                      F-1-2
holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I][R-II][R-III] Certificate.

            12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [R-I][R-II][R-III] Certificates remain outstanding.

            13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

            14. Either (a) or (b) is satisfied, as marked below:

                  a. Purchaser is not any employee benefit plan subject to the
            Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

                  b. Purchaser will provide the Trustee, the Company and the
            Master Servicer with either: (i) an opinion of counsel, satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Purchaser is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer; or (ii) in lieu of such opinion of counsel, a certification in the form of Exhibit G-2 to the Pooling and Servicing Agreement.


                                      F-1-3

            15. The Purchaser is not a non-United States person or an electing large partnership within the meaning of section 775(a) of the Code.


                                            Very truly yours,

                                            ________________________________
                                            By:
                                            Name:
                                            Title:


                                      F-1-4

            IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                           [NAME OF OWNER]


                                           By:_______________________________
                                           [Name of Officer]
                                           [Title of Officer]
[Corporate Seal]

ATTEST:


________________________________
[Assistant] Secretary



            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

            Subscribed and sworn before me this ____ day of ________________, 199__.



                                        ________________________________
                                        NOTARY PUBLIC

                                        COUNTY OF _____________________________
                                        STATE OF ______________________________
                                        My Commission expires the ____ day of
                                        _______________, 19__.


                                      F-1-5

                                   EXHIBIT F-2

                         FORM OF TRANSFEROR CERTIFICATE


                                                   __________________, 19__


WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670-0126

                  Re: WMC Mortgage Pass-Through Certificates, Series 1998-B, Class [R-I][R-II][R-III]
                           ---------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________________ (the "Seller") to _________________________ (the
"Purchaser") of ___% Percentage Interest of WMC Mortgage Pass-Through Certificates, Series 1998-B, Class [R-I][R-II][R-III] (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1998, among WMC Secured Assets Corp., as company (the "Company"), WMC Mortgage Corp., as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

            1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

            2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-1. The Seller does not know or believe that any representation contained therein is false.

            3. The Seller, at the time of the transfer, has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class [R-I][R-II][R-III] Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

            4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                            Very truly yours,



                                            ________________________________
                                            (Seller)


                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________


                                      F-2-2

                                   EXHIBIT G-1

                     FORM OF INVESTOR REPRESENTATION LETTER


                                            ______________, 19__

WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, Illinois 60670-0126



                  RE: WMC Mortgage Pass-Through Certificates, Series 1998-B, Class [R-I][R-II][R-III]
                           ---------------------------------------

Ladies and Gentlemen:

            _________________________ (the "Purchaser") intends to purchase from
___________________________ (the "Seller") ___% Percentage Interest of WMC
Mortgage Pass- Through Certificates, Series 1998-B, Class ___ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1998 among WMC Secured Assets Corp., as company (the "Company"), WMC Mortgage Corp., as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

            1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

            2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

            3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

            4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Prospectus Supplement, dated ________________, 19__, to the Prospectus, dated ___________, 19___ (collectively, the "Prospectus") relating to the Certificates (b) a copy of the Pooling and Servicing Agreement and (c) such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Prospectus relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Prospectus was provided to it by the Seller, that the Prospectus was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Prospectus, or (b) any information, development or event arising after the date of the Prospectus.]

            5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or


                                      G-1-2
      otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

            6. The Purchaser represents that either (a) or (b) is satisfied, as marked below:

                  a. is not any employee benefit plan subject to the Employee
            Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

                  b. will provide the Trustee, the Company and the Master
            Servicer with either: (i) an opinion of counsel, satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Purchaser is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or
            Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer; or (ii) in lieu of such opinion of counsel, a certification in the form of Exhibit G-2 to the Pooling and Servicing Agreement.

            7. The Purchaser is not a non-United States person or an electing large partnership within the meaning of section 775(a) of the Code.

                                              Very truly yours,

                                              ________________________________
                                              By:
                                              Name:
                                              Title:


                                      G-1-3

                                   EXHIBIT G-2

                       FORM OF ERISA REPRESENTATION LETTER

                           ERISA REPRESENTATION LETTER


                                           ___________________


WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

WMC Mortgage Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, IL 60670

Attention:   WMC Mortgage Pass-Through Certificates, Series 1998-B, Class_____
             -----------------------------------------------------------------

Dear Sirs:

            ________________________ (the "Purchaser") intends to purchase from
_________________________ (the "Seller") $_______________ initial Certificate
Principal Balance of WMC Mortgage Pass-Through Certificates, Series 1998-B, Class _____________________________________ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the"Pooling and Servicing Agreement"), dated as of September 1, 1998, among WMC Secured Assets Corp., as company (the "Company"), WMC Mortgage Corp., as master servicer (the "Master Servicer") and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in either (1) or (2) are accurate:

            (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101; or

            (2) The purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and, with respect to each source of funds ("Source") being used by the Purchaser to acquire the Certificates, each of the following statements are accurate: (a) the Purchaser is an insurance company; (b) the Source is assets of the Purchaser's "general account;" (c) the conditions set forth in Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 issued by the DOL have been satisfied and the purchase, holding and transfer of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60; and (d) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates.

                                          Very truly yours,

                                          [Purchaser]
                                          ________________________________

                                          By:_____________________________
                                          Name:
                                          Title:


                                      G-2-2

                                    EXHIBIT H

                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                                     _________, 19__




WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, Illinois 60670-0126

                  Re: WMC Mortgage Pass-Through Certificates, Series 1998-B, Class [R-I][R-II][R-III]
                           ---------------------------------------

Ladies and Gentlemen:

            In connection with the sale by ________________________________ (the
"Seller") to ________________________________ (the "Purchaser") ___% Percentage
Interest of WMC Mortgage Pass-Through Certificates, Series 1998-B, Class ____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1998 among WMC Secured Assets Corp., as company (the "Company"), WMC Mortgage Corp., as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

            Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state
securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                     Very truly yours,
                                     ________________________________
                                     (Seller)


                                     By:______________________________
                                     Name:
                                     Title:

                                    EXHIBIT I


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


             Description of Rule 144A Securities, including numbers:

             ______________________________________________________
             ______________________________________________________
             ______________________________________________________
             ______________________________________________________


            The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

            1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

            2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement")), dated as of September 1, 1998 among WMC Mortgage Corp., as Master Servicer, WMC Secured Assets Corp. as company and The First National Bank of Chicago as trustee, pursuant to Section 5.02 of the Agreement, as follows:

                  a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                  b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                  c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                  d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                  e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex
      2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

            3. The Buyer represents that either (a) or (b) is satisfied, as marked below:

            _____ a. is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

            _____ b. will provide the Trustee, the Company and the Master Servicer with either: (i) an opinion of counsel, satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the

      Buyer is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer; or (ii) in lieu of such opinion of counsel, a certification in the form of Exhibit G-2 to the Pooling and Servicing Agreement.



            4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

            IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


____________________________                  ________________________________
Print Name of Seller                          Print Name of Buyer

By:________________________________           By:______________________________
     Name:                                        Name:
     Title:                                       Title:

Taxpayer Identification: No._____             Taxpayer Identification: No._____

Date:__________________                       Date:____________________________

                                                            ANNEX 1 TO EXHIBIT I
                                                            --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $---------------------- in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

      ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

      ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

      ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

      ___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

      ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

      ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

      ___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

      ___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

            3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the

Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___       ___     Will the Buyer be purchasing the Rule 144A
  Yes       No      Securities only for the Buyer's own account?

            6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

            7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                            ________________________________
                                            Print Name of Buyer

                                            By:________________________________
                                                  Name:
                                                  Title:

                                            Date:______________________________

                                                            ANNEX 2 TO EXHIBIT I
                                                            --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

              [For Buyers That Are Registered Investment Companies]


            The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                         ________________________________
                                         Print Name of Buyer


                                         By:_____________________________
                                         Name:___________________________
                                         Title:__________________________

                                         IF AN ADVISER:

                                         ________________________________
                                         Print Name of Buyer


                                         Date:___________________________

                                    EXHIBIT J


                      FORM OF SUBSEQUENT TRANSFER AGREEMENT


            Pursuant to this Subsequent Transfer Agreement (the "Agreement"), dated __________, 1998, between WMC Secured Assets Corp., as company (the "Company") WMC Mortgage Corp., as Seller and Master Servicer (the "Seller"), and The First National Bank of Chicago, as Trustee of the WMC Mortgage Pass-Through Certificates, Series 1998-B, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of September 1, 1998, by and among the Company, the Master Servicer and the Trustee (the "Pooling and Servicing Agreement"), the Company and the Trustee agree to the sale by Seller and the purchase by the Company and the sale by the Company and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

            Capitalized terms used and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

            Section 1. CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

            (a) The Seller does hereby sell, transfer, assign, set over and convey to the Company and the Company does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, including all interest due and principal received with respect to the Subsequent Mortgage Loans after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section
2.01 of the Pooling and Servicing Agreement; provided, however that the Seller reserves and retains all right, title and interest in and to interest due and principal received (including Prepayments and Curtailments) due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Seller and the Company, contemporaneously with the delivery of this Agreement, have delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Company by the Seller and to the Trustee by the Company of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Company, the Seller, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Seller to the Company and the Company to the Trust Fund.

            (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Agreement and the Pooling and Servicing Agreement shall be borne by the Seller.

            (c) Additional terms of the sale are set forth on Attachment A hereto. The Subsequent Cut-off Date for each of the Subsequent Mortgage Loans being transferred pursuant to this Agreement is set forth on Attachment A hereto.

            Section 2. REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

            (a) The Seller hereby reaffirms the representations and warranties set forth in Section 3.1(b) of the Mortgage Loan Purchase Agreement with respect to the Subsequent Mortgage Loans as of the related Subsequent Cut-off Date. The Seller hereby confirms that each of the conditions set forth in Section 2.1(c) of the Mortgage Loan Purchase Agreement are satisfied as of the date hereof.

            (b) All terms and conditions of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement.

            Section 3. RECORDATION OF INSTRUMENT.

            To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the Certificateholders entitled to at least 25% of the Voting Rights, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

            Section 4. GOVERNING LAW.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

            Section 5. COUNTERPARTS.

            This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

            Section 6. SUCCESSORS AND ASSIGNS.

            This Agreement shall inure to the benefit of and be binding upon the Seller, the Company and the Trustee and their respective successors and assigns.


                                              WMC SECURED ASSETS CORP.
                                              as Company

                                              By:______________________________
                                              Name:
                                              Title:


                                              WMC MORTGAGE CORP.
                                              as Seller

                                              By:______________________________
                                              Name:
                                              Title:

                                              THE FIRST NATIONAL BANK OF
                                              CHICAGO
                                              as Trustee

                                              By:______________________________
                                              Name:
                                              Title:


Attachments
-----------

      A.    Additional terms of the sale.
      B.    Schedule of Subsequent Mortgage Loans.

              WMC MORTGAGE PASS-THROUGH CERTIFICATES, Series 1998-B
                  ATTACHMENT A TO SUBSEQUENT TRANSFER AGREEMENT
                                  Series 1998-B
                                __________, 1998

A.

     1.  Subsequent Cut-off Date:                             __________, 1998
     2.  Subsequent Transfer Date:                            __________, 1998
     3.  Aggregate Principal Balance of the Subsequent
         Mortgage Loans as of the Subsequent Cut-off Date:    $_____________
     4.  Purchase Price:                                           100.00%

B.
     As to the final transfer of Subsequent Mortgage Loans:

     1.   Weighted average gross margin:
     2.   Weighted average LTV:
     3.   Highest LTV:
     4.   % of 2/28 Loans:
     5.   % of 3/27 Loans:
     6.   % of 5/25 Loans:
     7.   Non-owner occupied Mortgaged Properties:
     8.   % located in California:

                                    EXHIBIT K

                                 ADDITION NOTICE

                                                  __________, 1998


The First National Bank of Chicago
One National Plaza, Suite 0126
Chicago, Illinois 60670

Standard & Poor's, a division of the McGraw-Hill Companies, Inc.
25 Broadway
New York, New York 10004
Attention: Mortgage Surveillance

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

            Re: Pooling and Servicing Agreement, dated as of September 1, 1998 (the "Pooling and Servicing Agreement"), by and among WMC Secured Assets Corp., as Company, WMC Mortgage Corp., as Master Servicer and The First National Bank of Chicago, as Trustee, relating to WMC Mortgage Pass-Through Certificates, Series 1998-B
                  -------------------------------------------------------------

Ladies and Gentlemen:

            Pursuant to Section 2.09 of the Pooling and Servicing Agreement, the Company has designated Subsequent Mortgage Loans to be sold to the Trust Fund on __________, 1998, with an aggregate principal balance of $__________. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

            Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.


                                            Very truly yours,

                                            WMC SECURED ASSETS CORP.,
                                             Company

                                            By:_____________________________
                                            Name:
                                            Title:


                                            WMC MORTGAGE CORP.,
                                            Seller and Master Servicer

                                            By:_____________________________
                                            Name:
                                            Title:

ACKNOWLEDGED AND AGREED:

THE FIRST NATIONAL BANK OF CHICAGO


By:_____________________________
Name:
Title:
Date:

                                    EXHIBIT L


                           FORM OF LOST NOTE AFFIDAVIT



STATE OF  _____________________      )
                                     ) ss.:
COUNTY OF _____________________      )



                  _____________________, being duly sworn, deposes and says:

            That s/he is a ______________ of ______________________________ (the
"Company");

            That, after having conducted a diligent investigation in its records and files, the Company has been unable to locate the following original note and believes that said original note has either been lost, misfiled, misplaced or destroyed:

      A note in the original principal sum of $___________ made by _________________________ to _________________________, and dated
      __________, 19__.

            That the records of the Company do not show that such note was ever released, paid off, satisfied, assigned, transferred, pledged, hypothecated or otherwise disposed of and that such note has been either lost, mislaid, misfiled or destroyed by the Company;

            That the Company is aware that the Trustee, for the benefit of the Certificateholders, is relying upon the statements made herein as to such note having been lost, mislaid, misfiled or destroyed by the Company and never having been released, paid off, satisfied, assigned, transferred, pledged, hypothecated or otherwise disposed of;

            In the event that the Company should ever locate said mortgage note, the Company agrees to provide said note to the Trustee, for the benefit of the Certificateholders; and

            The Company hereby indemnifies and holds the Trustee and the Trust Fund harmless from and against any and all losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from the

Company's breach of any covenant, representation or warranty contained herein or based upon the loss, misplacement or destruction of the lost note.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement dated as of September 1, 1998 among the Company, the Trustee and WMC Mortgage Corp.

            IN WITNESS WHEREOF, the undersigned has executed this instrument on behalf of the Company, this ____ day of ______________, 199__.


                                        _____________________________


                                        By:_____________________________
                                        Name:___________________________
                                        Title:__________________________




STATE OF  ___________________      )
                                   ) SS.
COUNTY OF ___________________      )


            On the ______ day of ________, 199__ before me, a Notary Public in and for said State, personally appeared _______________ known to me to be _____________________ of ______________, the company that executed the within instrument and also known to me to be the person who executed it on behalf of said company, and acknowledged to me that such company executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year first above written.


            _____________________________
                                         Notary Public


                                   My Commission expires ________



                                       L-2